As filed with the Securities and Exchange Commission on June 14, 2013

Registration No. 333-181366

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Green Field Energy Services, Inc.

Hub City Tools, Inc.

(Exact name of registrant as specified in its charter)

Delaware Louisiana	1389 1389	11-3682539 72-0642827
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I. R.S. Employer Identification No.)

4023 Ambassador Caffery Parkway, Suite 200 Lafayette, Louisiana 70503 (337) 706-1700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Earl J. Blackwell Chief Financial Officer 4023 Ambassador Caffery Parkway, Suite 200 Lafayette, Louisiana 70503 (337) 706-1700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

J. Michael Chambers

Ryan J. Maierson

Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002 (713) 546-5400

Approximate date of commencement of proposed sale to the public: As soon as practicable following the effectiveness of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
13% Senior Secured Notes due 2016	$255,948,000	100%	$255,948,000	$29,461.31
Guarantee of Hub City Tools, Inc.	—	—	—	None(2)

(1)	Determined in accordance with Rule 457(f) under the Securities Act of 1933, as amended.
(2)	Hub City Tools, Inc., a wholly owned subsidiary of Green Field Energy Services, Inc. and a co-registrant under this registration statement, has guaranteed the notes being registered. No separate consideration will be received for the exchange of the notes guarantee, and no separate fee is payable pursuant to Rule 457(n) under the Securities Act of 1933, as amended.

Each registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting any offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated June 14, 2013

PROSPECTUS

Green Field Energy Services, Inc.

Offer to Exchange

up to

$255,948,000 13% Senior Secured Notes due 2016

that have been registered under the Securities Act of 1933

for

$255,948,000 13% Senior Secured Notes due 2016

that have not been registered under the Securities Act of 1933

Green Field Energy Services, Inc. (the “Company”) is offering to exchange (this “exchange offer”) up to $255,948,000 aggregate principal amount of its registered 13% Senior Secured Notes due 2016, which are referred to as the “Exchange Notes,” for $255,948,000 aggregate principal amount of its outstanding unregistered 13% Senior Secured Notes due 2016, which are referred to as the “Original Notes.” The terms of the Exchange Notes are identical in all material respects to the terms of the Original Notes for which they would be exchanged, except that the Exchange Notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”) and, therefore, the terms relating to transfer restrictions, registration rights and additional interest applicable to the Original Notes are not applicable to the Exchange Notes, and the Exchange Notes will bear different CUSIP numbers.

The terms of this exchange offer include the following:

•	This exchange offer will expire at 5:00 p.m., New York City time, on , 2013, unless extended (the “expiration date”).

•

All Original Notes that are validly tendered, and not validly withdrawn, will be exchanged. You should carefully review the procedures for tendering the Original Notes beginning on page [81] of this prospectus.

•	You may validly withdraw tenders of Original Notes at any time before the expiration of this exchange offer.

•	If you fail to tender your Original Notes, you will continue to hold unregistered, restricted securities, and your ability to transfer them could be adversely affected.

•	The exchange of Original Notes for Exchange Notes will not be a taxable event for United States federal income tax purposes.

•	Original Notes may be exchanged for Exchange Notes only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

•	We will not receive any proceeds from this exchange offer.

•

No public trading market currently exists for the Exchange Notes. The Exchange Notes will not be listed on any national securities exchange, and, therefore, an active public trading market is not anticipated.

•	The Exchange Notes will be issued under the same indenture as the Original Notes.

Each broker-dealer that receives Exchange Notes for its own account in this exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those Exchange Notes. The related letter of transmittal that is delivered with this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. Accordingly, this prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes the broker-dealer acquired as a result of market-making activities or other trading activities. We have agreed that we will make this prospectus available to any broker-dealer for use in connection with any such resale for a period of 90 days following consummation of the exchange offer. See “The Exchange Offer—Resale of Exchange Notes” and “Plan of Distribution.”

Each holder of Original Notes wishing to accept this exchange offer must effect a tender of Original Notes by book-entry transfer into the account of Wilmington Trust, National Association, at The Depository Trust Company. All deliveries are at the risk of the holder. You can find detailed instructions concerning delivery in the section of this prospectus entitled “The Exchange Offer.”

See “Risk Factors” beginning on page 13 for a discussion of factors that you should consider in connection with participating in this exchange offer.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING LETTER OF TRANSMITTAL AND RELATED DOCUMENTS AND ANY AMENDMENTS OR SUPPLEMENTS CAREFULLY BEFORE MAKING YOUR DECISION TO PARTICIPATE IN THIS EXCHANGE OFFER.

The date of this prospectus is                     , 2013

NOTICE TO NEW HAMPSHIRE RESIDENTS

NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES ANNOTATED (“RSA 421-B”) WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

We have not authorized anyone to provide any information other than that contained in this prospectus or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information we have included in this prospectus is accurate only as of the date of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

This prospectus incorporates important business and financial information about us from other documents that are not included in or delivered with this prospectus. See the section titled, “Where You Can Find More Information.” The information is available to you without charge upon your request. You can obtain the documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address and telephone number:

Green Field Energy Services, Inc.,

4023 Ambassador Caffery Parkway, Suite #200,

Lafayette, LA 70503,

Attention: Chief Financial Officer

(337) 706-1700

Industry and Market Data

The market data and certain other statistical information used throughout this prospectus are based on independent industry publications, government publications or other published independent sources. Some data is also based on our good faith estimates. Although we believe these third-party sources are reliable as of their respective dates and the information is accurate and complete, we have not independently verified the accuracy or completeness of this information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these publications.

Trade Names and Trademarks

This prospectus may also include trade names and trademarks of other companies. Our use or display of other parties’ trade names, trademarks or products is not intended to, and does not imply a relationship with, or endorsement or sponsorship of us by, the respective owners of such trade names, trademarks or products.

To ensure timely delivery of any of our filings, agreements or other documents, you must make your request to us no later than                     , 2013, which is five business days before the exchange offer will expire at 5:00 p.m., New York City time, on                     , 2013.

About This Prospectus

This prospectus is part of a registration statement on Form S-4 that we have filed with the Securities and Exchange Commission (the “SEC”). This prospectus does not contain all of the information found in the registration statement. Before you decide to participate in this exchange offer, please review the full registration statement, including the information set forth under the section titled “Risk Factors” in this prospectus, the exhibits to the registration statement and any additional information you may need to make your investment decision. You should rely only on the information contained in the registration statement, including this prospectus and the accompanying letter of transmittal. We have not authorized anyone to provide you with any other information and if anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus is accurate as of any date other than its respective date as set forth on the front cover. Our business, financial condition, results of operations and prospects may have changed since that date. We will disclose any material changes in our affairs in an amendment to this prospectus or a prospectus supplement.

We are not making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone whom it is unlawful to make an offer or solicitation.

We are not making any representation to you regarding the legality of your participation in the exchange offer under applicable law. You should consult with your own legal advisors as to the legal, tax, business, financial and related aspects of participating in the exchange offer.

Cautionary Statement Regarding Forward-Looking Statements

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, projections of revenue, statements relating to our future financial performance, the growth of the market for our services, expansion plans and opportunities and statements regarding our plans, strategies and objectives for future operations. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology.

Forward-looking statements reflect our current views about future events, are based on assumptions, and are subject to known and unknown risks and uncertainties. Many important factors could cause actual results or achievements to differ materially from any future results or achievements expressed in or implied by our forward-looking statements, including the factors listed below. Many of the factors that will determine future events or achievements are beyond our ability to control or predict. Certain of these are important factors that could cause actual results or achievements to differ materially from the results or achievements reflected in our forward-looking statements, including, but not limited to:

•	general economic conditions and conditions affecting the industries we serve;

•	the level of oil and natural gas exploration, development and production in the U.S.;

•	our future financial and operating performance and results;

•	our business strategy and budgets;

•	changes in technology;

•	our financial strategy;

•	amount, nature and timing of our capital expenditures;

•	changes in competition and government regulations;

•	our operating costs and other expenses;

•	our cash flow and anticipated liquidity; and

•	our plans, forecasts, objectives, expectations and intentions.

These forward-looking statements reflect our views and assumptions only as of the date such forward-looking statements are made. You should not place undue reliance on forward-looking statements. Except as required by law, we assume no responsibility for updating any forward-looking statements nor do we intend to do so. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. The risks included in this section are not exhaustive. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth under the section titled “Risk Factors.”

v

Prospectus Summary

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in the Exchange Notes. You should read carefully the rest of this prospectus and should consider, among other things, the matters set forth under the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our combined financial statements and related notes to those statements and other financial data included elsewhere in this prospectus. Some of the statements in the following summary are forward-looking statements. See the section titled “Cautionary Statement Regarding Forward-Looking Statements.” Unless the context requires otherwise, references in this prospectus to the “Company,” “we,” “us,” “our” or “ours” refer to Green Field Energy Services, Inc., together with its subsidiaries and predecessor entities.

Company Overview

Formed in 1969, we are an independent oilfield services company that provides a wide range of pressure pumping related services to oil and natural gas drilling and production companies to help develop and enhance the production of hydrocarbons. Our traditional oilfield pumping services included cementing, coiled tubing, pressure pumping, acidizing, and other pumping services. We also produce our own TFPs (as defined below). In December 2010, we began providing hydraulic fracturing pumping services as a part of our portfolio of services provided to our customers using our own internally produced turbine-powered hydraulic fracturing units. To support our hydraulic fracturing operations, we have also entered into two long-term leases during 2011 for sand mines in Louisiana and Mississippi. These mines are expected to supply a portion of our fracturing sand needs and provide us with the opportunity to sell fracturing sand to third parties. Our hydraulic fracturing operations utilize turbine-powered hydraulic fracturing pumping equipment that we believe provides several advantages over the diesel-powered pumping equipment generally utilized in the industry. These advantages include lower emissions, a smaller operating footprint, lower operating costs and greater fuel flexibility, including the ability to operate on natural gas. “HP” as used in this prospectus means the maximum horsepower rating on the applicable pump(s).

Each of our turbine-powered hydraulic fracturing units consists primarily of a high pressure hydraulic pump, a turbine engine, a gear box, electrical and hydraulic assemblies, and skids (collectively, a “TFP”) and various hoses, valves, tanks and other supporting equipment that are typically mounted to a flat-bed trailer. The group of hydraulic fracturing units, other equipment and vehicles necessary to perform a typical fracturing job is referred to as a hydraulic fracturing “spread” and we refer to all of our spreads together as our hydraulic fracturing “fleet.”

As of May 20, 2013, we had approximately 159,750 HP of high pressure pumping capacity in our fleet, of which 150,750 HP was turbine powered. During December 2012, we placed into service the first of six planned new coiled tubing units. A second new coiled tubing unit and two new cementing units were also placed into service in April and May of 2013, respectively. We do not anticipate adding more horsepower without additional firm customer commitments in the future and we may also consider reconfiguring or selling some portion of the earlier assembled units in the fleet based on customer commitments and our evaluation of the market over the near terms.

General Corporate Information

Green Field Energy Services, Inc. is incorporated under Delaware law. Our principal executive offices are located at 4023 Ambassador Caffery Parkway, Suite #200, Lafayette, LA 70503, and our telephone number at that address is (337) 706-1700. Our website address is http://gfes.com; however, information contained on our website is not incorporated by reference into this prospectus, and you should not consider the information contained on our website to be part of this prospectus.

Emerging Growth Company Status

We qualify as an emerging growth company as that term is used in the Jumpstart Our Business Startups Act (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. For instance, emerging growth companies are not required to:

•

provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002;

•

comply with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

•	provide certain disclosure regarding executive compensation required of larger public companies; or

•	hold shareholder advisory votes on executive compensation.

We may take advantage of these reduced reporting burdens, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

We will cease to be an emerging growth company upon the earliest of:

•	when we have $1.0 billion or more in annual revenues;

•	when we have at least $700 million in market value of our common stock held by non-affiliates;

•	when we issue more than $1.0 billion of non-convertible debt over a rolling three-year period; or

•	the last day of the fiscal year following the fifth anniversary of our initial public offering.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Exchange Offer

The following summary contains basic information about the exchange offer. It does not contain all the information that may be important to you. For more complete information regarding the exchange offer, please refer to the section of this prospectus entitled “The Exchange Offer.”

On November 15, 2011, we completed a private offering of the Original Notes, and on October 24, 2012, we completed a consent solicitation pursuant to which additional Original Notes were issued as consideration. In connection with these private offerings, we granted registration rights to the holders of the Original Notes, which rights include, among other things, our agreeing to deliver this prospectus to you and to complete and exchange offer. The following is a summary of the exchange offer.

Original Notes	On November 15, 2011, we issued $250 million aggregate principal amount of 13% Senior Secured Notes due 2016. On October 24, 2012, we issued an additional $5.95 million aggregate principal amount of 13% Senior Secured Notes due 2016, Collectively, Notes issued on each date above are referred to as the “Original Notes.”

Exchange Notes	13% Senior Secured Notes due 2016. The terms of the Exchange Notes are identical to the terms of the Original Notes, except that the transfer restrictions, registration rights and provisions for additional interest relating to the Original Notes do not apply to the Exchange Notes.

The Exchange Offer	We are offering to exchange up to $255.95 million aggregate principal amount of Exchange Notes, which have been registered under the Securities Act, for any and all outstanding Original Notes. The term “Notes” refers to both the Original Notes and the Exchange Notes.

To exchange your Original Notes, you must properly tender them, and we must accept them. You may tender outstanding Original Notes only in denominations of the principal amount of $1,000 and integral multiples of $1,000 in excess thereof. We will exchange all Original Notes that you validly tender and do not validly withdraw prior to the withdrawal of the exchange offer. We will issue registered Exchange Notes promptly after the expiration of the exchange offer.

The form and terms of the Exchange Notes will be substantially identical to those of the Original Notes except that the Exchange Notes will have been registered under the Securities Act. Therefore, the Exchange Notes will not be subject to certain contractual transfer restrictions, registration rights and certain additional interest provisions applicable to the Original Notes prior to consummation of the exchange offer.

Upon completion of the exchange offer, there may not be a market for the Original Notes and you may have difficulty selling them.

Resale of Exchange Notes	We believe that, if you are not a broker-dealer, you may offer Exchange Notes (together with the guarantees thereof) for resale,

resell and otherwise transfer the Exchange Notes (and the related guarantees) without complying with the registration and prospectus delivery requirements of the Securities Act if you:

•	acquired the Exchange Notes in the ordinary course of business;

•

are not engaged in, do not intend to engage in and have no arrangement or understanding with any person to participate in a “distribution” (as defined under the Securities Act) of the Exchange Notes; and

•	are not an “affiliate” (as defined under Rule 405 of the Securities Act) of us or any guarantor.

If any of these conditions are not satisfied, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Our belief that transfers of Exchange Notes would be permitted without registration or prospectus delivery under the conditions described above is based on the interpretations of the SEC given to other, unrelated issuers in transactions similar to the exchange offer. We cannot assure you that the SEC would take the same position with respect to the exchange offer.

Broker-Dealers	Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where the Original Notes were acquired by it as a result of market-making activities or other trading activities, may be deemed to be an “underwriter” within the meaning of the Securities Act and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the Exchange Notes. However, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2013, unless we extend it.

Withdrawal	You may withdraw your tender of Original Notes under the exchange offer at any time prior to the expiration date of the exchange offer. We will return to you any of your Original Notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offer. Any withdrawal must be in accordance with the procedures described in “The Exchange Offer—Withdrawal Rights.”

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions which we may assert or waive. The exchange offer is not conditioned upon any minimum principal amount of Original Notes being tendered for exchange. See “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Original Notes	Each holder of Original Notes that wishes to tender Original Notes for Exchange Notes pursuant to the exchange offer must, before the exchange offer expires, either:

•	transmit a properly completed and duly executed letter of transmittal, together with all other documents required by the letter of transmittal, including the Original Notes, to the exchange agent; or

•

if Original Notes are tendered in accordance with book-entry procedures, arrange with The Depository Trust Company (“DTC”), to cause to be transmitted to the exchange agent an agent’s message indicating, among other things, the holder’s agreement to be bound by the letter of transmittal, or comply with the procedures described below under “—Guaranteed Delivery.”

A holder of Original Notes that tenders Original Notes in the exchange offer must represent, among other things, that:

•	the holder is not an “affiliate” of the Company or any guarantor as defined under Rule 405 of the Securities Act;

•	the holder is acquiring the Exchange Notes in its ordinary course of business;

•

the holder is not engaged in, does not intend to engage in and has no arrangement or understanding with any person to participate in a distribution of the Exchange Notes within the meaning of the Securities Act;

•

if the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making or other trading activities, then the holder will deliver a prospectus in connection with any resale of the Exchange Notes; and

•	the holder is not acting on behalf of any person who could not truthfully make the foregoing representations.

Do not send letters of transmittal, certificates representing Original Notes or other documents to us or DTC. Send these documents only to the exchange agent at the address given in this prospectus and in the letter of transmittal.

Special Procedures for Tender by Beneficial Owners of Original Notes	If:

•	you beneficially own Original Notes;

•	those Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian; and

•	you wish to tender your Original Notes in the exchange offer,

you should contact the registered holder as soon as possible and instruct it to tender the Original Notes on your behalf and comply with the instructions set forth in this prospectus and the letter of transmittal.

Guaranteed Delivery	If you hold Original Notes in certificated form or if you own Original Notes in the form of a book-entry interest in a global note deposited with the trustee, as custodian for DTC, and you wish to tender those Original Notes but

•	the certificates for your Original Notes are not immediately available or all required documents are unlikely to reach the exchange agent before the exchange offer expires; or

•	you cannot complete the procedure for book-entry transfer prior to the expiration date,

you may tender your Original Notes in accordance with the procedures described in “The Exchange Offer—Procedures for Tendering Original Notes—Guaranteed Delivery.”

Consequences of Not Exchanging Original Notes	If you do not tender your Original Notes or we reject your tender, your Original Notes will remain outstanding and will continue to be subject to the provisions in the indenture regarding the transfer and exchange of the Original Notes and the existing restrictions on transfer set forth in the legends on the Original Notes. In general, the Original Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Holders of Original Notes will not be entitled to any further registration rights under the registration rights agreement. We do not currently plan to register the Original Notes under the Securities Act.

You do not have any appraisal or dissenters’ rights in connection with the exchange offer.

To the extent that Original Notes are tendered and accepted in the exchange offer, the trading market for Original Notes that remain outstanding after the exchange offer could be adversely affected.

Registration Rights Agreement	You are entitled under the registration rights agreement to exchange your Original Notes for Exchange Notes with substantially identical terms. This exchange offer satisfies that right. After the exchange offer is completed, you will no longer be entitled to any exchange or registration rights with respect to your Original Notes.

U.S. Federal Income Tax Consequences	The exchange of Exchange Notes for Original Notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. Please read “Material U.S. Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any cash proceeds from the exchange offer.

Acceptance of Original Notes and Delivery of Exchange Notes	Subject to the satisfaction or waiver of the conditions to the exchange offer, we will accept for exchange any and all Original Notes properly tendered prior to the expiration of the exchange offer. We will complete the exchange offer and issue the Exchange Notes promptly after the expiration of the exchange offer.

Exchange Agent	Wilmington Trust, National Association is serving as exchange agent for the exchange offer. The address and the facsimile and telephone numbers of the exchange agent are provided in this prospectus under “The Exchange Offer—Exchange Agent” and in the letter of transmittal.

Terms of the Exchange Notes

The Exchange Notes will be identical to the Original Notes, except that the Exchange Notes are registered under the Securities Act and will not have restrictions on transfer, registration rights or provisions for additional interest. The Exchange Notes will evidence the same debt as the Original Notes, and the same indenture will govern the Exchange Notes and the Original Notes. We sometimes refer to both the Exchange Notes and the Original Notes as the “Notes.”

The following summary contains basic information about the Exchange Notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the Exchange Notes, please read the section titled “Description of Notes.”

Issuer	Green Field Energy Services, Inc.

Notes Offered	$255.95 million in aggregate principal amount of 13% Senior Secured Notes due 2016. The form and terms of the Exchange Notes are identical in all material respects to those of the Original Notes except that the Exchange Notes have been registered under the Securities Act and will not contain provisions with respect to transfer restrictions, registration rights or additional interest upon our failure to fulfill our obligations under the registration rights agreement to file, and cause to become effective, a registration statement and consummate the exchange offer. The Exchange Notes will vote together with the outstanding Original Notes not exchanged on all matters on which the holders of Original Notes or Exchange Notes are entitled to vote. We are making this exchange offer for all of the Original Notes. Your participation in this exchange offer is voluntary, and you should carefully consider whether to accept this offer.

Maturity Date	November 15, 2016.

Interest	We will pay interest on the Exchange Notes in cash semi-annually, in arrears, at an annual interest rate of 13%, on May 15 and November 15 of each year.

Guarantees	The Exchange Notes will be fully and unconditionally and irrevocably guaranteed, jointly and severally, on a senior secured basis by each of our existing and future domestic restricted subsidiaries.

Security	The Exchange Notes and the related guarantees will be secured by a security interest on substantially all of our and our domestic restricted subsidiaries’ tangible and intangible assets, including a pledge of the equity of our subsidiaries, subject to certain exceptions. Certain of such assets are secured on a second-priority basis, contractually subordinated to the liens thereon that secure our senior credit facility, pursuant to an intercreditor agreement. See the section titled “Description of Notes—Security” and “Description of Other Indebtedness.”

Ranking	The Exchange Notes and the related guarantees will:

•	rank senior in right of payment to all of our and the guarantors’ existing and future subordinated indebtedness;

•	rank pari passu in right of payment with all of our and the guarantors’ existing and future senior indebtedness; and

•	be effectively subordinated to such senior credit facility to the extent of the value of the collateral secured thereby.

Optional Redemption	On or after November 15, 2014, we may redeem some or all of the Notes at a premium that will decrease over time as set forth in this prospectus, plus accrued and unpaid interest, if any, to the date of redemption.

Prior to November 15, 2014, we may, at our option, redeem up to 35% of the aggregate principal amount of the notes at the premium set forth in this prospectus, plus accrued and unpaid interest, if any, to the date of redemption with the proceeds of certain equity offerings.

In addition, we may, at our option, redeem some or all of the Notes at any time prior to November 15, 2014, at a redemption price equal to 100.000% of the principal amount of the notes redeemed plus a “make whole” premium plus accrued and unpaid interest, if any, to the date of redemption.

See the section titled “Description of Notes—Optional Redemption.”

Change of Control Offer	If we experience certain kinds of changes of control, we must offer to repurchase the Notes at a price in cash of 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase. See the section titled “Description of Notes—Repurchase at the Option of Holders—Change of Control” and “Risk Factors—Risks Relating to the Securities—If we experience a change of control, we may not be able to finance a change of control offer required by the indenture governing the Notes.”

Asset Sale Offer	Upon certain asset sales, we may be required to offer to use the net proceeds of the asset sale to repurchase some of the Notes at 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase. See the section titled “Description of Notes—Repurchase at the Option of Holders—Asset Sales.”

Semi-Annual Offer	We must offer to repurchase a portion of the Notes at 108% of the principal amount thereof, together with accrued and unpaid interest if any, until a compliance date is met and thereafter 103% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of purchase with the Semi-Annual Offer Amount after each of June 30 and December 31 of each year, commencing with June 30, 2013. See the section titled “Description of Notes—Repurchase at the Option of Holders—Semi-Annual Offer.”

Certain Covenants	The indenture governing the Notes contains certain covenants that, among other things, limit our and our restricted subsidiaries’ ability to:

•	incur additional debt or issue disqualified stock;

•	pay dividends or make other restricted payments;

•	prepay, redeem or repurchase capital stock or subordinated debt;

•	transfer or sell assets;

•	make investments;

•	enter into transactions with our affiliates;

•	create or incur liens; and

•	merge or consolidate with any other person.

These covenants are subject to a number of important exceptions and qualifications. See the section titled “Description of Notes—Certain Covenants.”

Intercreditor Agreement	Pursuant to an amended and restated intercreditor agreement dated as of October 24, 2012 we entered into in connection with our senior credit facility, the liens securing the Exchange Notes will be effectively subordinated to all liens that secure our senior credit facility, to the extent of the value of the shared collateral. Pursuant to the amended and restated intercreditor agreement, the second-priority liens on shared collateral securing the Exchange Notes may not be enforced at any time when the obligations secured by the first-priority liens are outstanding, subject to certain limited exceptions. Any release of all first-priority liens upon any shared collateral approved by holders of the first-priority liens shall also release the second-priority liens securing the Notes on the same collateral, subject to certain exceptions. The holders of the first-priority liens will receive all proceeds from any realization on the collateral until the obligations secured by the first-priority liens are paid in full. See “Description of Notes—Security—Intercreditor Agreement.”

Transfer Restrictions; Absence of a Public Market for the Securities	The Exchange Notes generally will be freely transferable, but will also be new securities for which there will not initially be a market. We cannot provide any assurance about:

•	the liquidity of any markets that may develop for the Exchange Notes;

•	your ability to sell the Exchange Notes; or

•	the prices at which you will be able to sell the Exchange Notes.

Future trading prices of the Exchange Notes will depend on many factors, including:

•	prevailing interest rates;

•	our operating results;

•	the ratings of the Notes; and

•	the market for similar securities.

We do not intend to apply for listing of the Exchange Notes on any securities exchange or for quotation of the Exchange Notes in any automated dealer quotation system.

Form of Exchange Notes	The Exchange Notes will be represented initially by one or more global notes. The global Exchange Notes will be deposited with the trustee, as custodian for DTC.

Same-Day Settlement	The global Exchange Notes will be shown on, and transfers of the global Exchange Notes will be effected only through, records maintained in book-entry form by DTC and its direct and indirect participants.

The Exchange Notes are expected to trade in DTC’s Same Day Funds Settlement System until maturity or redemption. Therefore, secondary market trading activity in the Exchange Notes will be settled in immediately available funds.
Trustee, Registrar and Exchange Agent	Wilmington Trust, National Association.

Governing Law	The Exchange Notes and the indenture relating to the Exchange Notes are governed by, and construed in accordance with, the laws of the State of New York.

Use of Proceeds	We will not receive any cash consideration in the exchange offer.

Risk Factors	You should carefully consider all the information set forth in this prospectus and, in particular, the specific factors in the section of this prospectus titled “Risk Factors.”

Organizational Structure

The following diagram depicts our organizational structure and ownership as of March 31, 2013.

RISK FACTORS

You should carefully consider the risks described below, as well as the other information contained in this prospectus, before making an investment decision. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. The actual occurrence of any of these risks could materially adversely affect our business, financial condition and results of operations. In that case, the value of the Securities could decline substantially, and you may lose part or all of your investment.

Risks Related to the Exchange Offer

If you fail to exchange Original Notes, existing transfer restrictions will remain in effect and the market value of Original Notes may be adversely affected because they may be more difficult to sell.

If you fail to exchange Original Notes for Exchange Notes under the exchange offer, then you will continue to be subject to the existing transfer restrictions on the Original Notes. In general, the Original Notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except in connection with this exchange offer or as required by the registration rights agreement, we do not intend to register resales of the Original Notes.

The tender of Original Notes under the exchange offer will reduce the principal amount of the currently Original Notes. Due to the corresponding reduction in liquidity, this may have an adverse effect upon, and increase the volatility of, the market price of any currently Original Notes that you continue to hold following completion of the exchange offer.

After this offering, we will be subject to financial reporting and other requirements for which our accounting, and other management systems and resources may not be adequately prepared.

After this offering we will be subject to reporting and other obligations under the Securities Exchange Act of 1934, as amended, including the requirements of Section 404 of the Sarbanes-Oxley Act. Section 404 will require us to conduct an annual management assessment of the effectiveness of our internal controls over financial reporting and to obtain a report by our independent auditors addressing these assessments. These reporting and other obligations will place significant demands on our management, administrative, operational and accounting resources. We also expect these regulations to increase our legal and financial compliance costs, make it more difficult to attract and retain qualified officers and members of our board of directors and make some activities more difficult, time consuming and costly. We are presently upgrading our systems, implementing financial and management controls and reporting systems; we also have hired additional accounting and finance staff. If we are unable to accomplish these objectives in a timely and effective fashion, our ability to comply with our financial reporting requirements and other rules that apply to reporting companies could be impaired. Any failure to maintain effective internal controls could have a material adverse effect on our business, operating results and stock price. Moreover, effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed.

Risks Relating to Our Business

Our independent registered public accounting firm’s report on our financial statements included an explanatory paragraph regarding our ability to continue as a going concern.

As discussed in Note 2 to our 2012 consolidated financial statements, such financial statements were prepared assuming that we would continue as a going concern. We have recurring operating losses and a networking capital deficiency that raise substantial doubt about our ability to continue as a going concern. Our independent registered public accounting firm included an explanatory paragraph in its report on our 2012 consolidated financial statements regarding the substantial doubt about our ability to continue as a going concern. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including by the sale of our securities or obtaining loans from financial institutions or our controlling stockholders, where possible. If we obtain additional financing, such funds may not be available on favorable terms. To the extent that we raise additional funds by issuing equity securities, our stockholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that restrict our ability to conduct our business. Our continued net operating losses increase the difficulty of our meeting such goals and our efforts to continue as a going concern may not prove successful.

Our business depends on the oil and natural gas industry and particularly on the level of exploration, development and production of oil and natural gas in the United States. Our markets may be adversely affected by industry conditions that are beyond our control.

We depend on our customers’ willingness to make operating and capital expenditures to explore for, develop and produce oil and natural gas in the United States. If these expenditures decline, our business may suffer. Our customers’ willingness to explore, develop and produce depends largely upon prevailing industry conditions that are influenced by numerous factors over which our management has no control, such as:

•	the supply of and demand for oil and natural gas, including current natural gas storage capacity and usage;

•	the prices, and expectations about future prices, of oil and natural gas;

•	the supply of and demand for hydraulic fracturing and other well service equipment in the United States;

•	public pressure on, and legislative and regulatory interest within, federal, state and local governments to stop, significantly limit or regulate hydraulic fracturing activities;

•	the expected rates of decline of current oil and natural gas production;

•	lead times associated with acquiring equipment and products and availability of personnel;

•	regulation of drilling activity;

•	the discovery rates of new oil and natural gas reserves;

•	available pipeline and other transportation capacity;

•	weather conditions, including hurricanes that can affect oil and natural gas operations over a wide area;

•	political instability in oil and natural gas producing countries;

•	domestic and worldwide economic conditions;

•	technical advances affecting energy consumption;

•	the price and availability of alternative fuels; and

•	merger and divestiture activity among oil and natural gas producers.

The level of activity in the oil and natural gas exploration & production (“E&P”) industry in the United States is volatile. In 2009, our industry experienced an unprecedented decline in drilling activity in the United States as rig counts dropped by approximately 57% from 2008 highs. Unexpected material declines in oil and natural gas prices, or drilling or completion activity in the southern United States oil and natural gas shale regions, could have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, a decrease in the development rate of oil and natural gas reserves in our market areas may also have an adverse impact on our business, even in an environment of stronger oil and natural gas prices.

The cyclicality of the oil and natural gas industry in the United States may cause our operating results to fluctuate.

In 2009, significant declines in prices for oil and natural gas, together with adverse changes in the capital and credit markets, caused many E&P companies to reduce capital budgets and drilling activity. This trend resulted in a significant decline in demand for our industry’s services, had a material negative impact on the prices companies were able to charge their customers, and adversely affected equipment utilization and results of operations. Future fluctuations in such prices may result in a decrease in expenditure levels of oil and natural gas companies and drilling contractors which in turn may adversely affect us.

We have operated at a loss in the past and there is no assurance of our profitability in the future.

Historically, we have experienced periods of low demand for our services and have incurred operating losses. In the future, we may incur further operating losses and experience negative operating cash flow. We may not be able to reduce our costs, increase revenues, or reduce our debt service obligations sufficient to achieve or maintain profitability and generate positive operating income in the future.

We may be unable to implement price increases or maintain existing prices on our core services.

We periodically seek to increase the prices of our services to offset rising costs and to generate higher returns for our stockholders. However, we operate in a very competitive industry and as a result, we are not always successful in raising, or maintaining our existing prices. Additionally, during periods of increased market demand, a significant amount of new service capacity may enter the market, which also puts pressure on the pricing of our services and limits our ability to increase or maintain prices. Furthermore, during periods of declining pricing for our services, we may not be able to reduce our costs accordingly, which could further adversely affect our profitability.

Even when we are able to increase our prices, we may not be able to do so at a rate that is sufficient to offset such rising costs. In periods of high demand for oilfield services, a tighter labor market may result in higher labor costs. During such periods, our labor costs could increase at a greater rate than our ability to raise prices for our services. Also, we may not be able to successfully increase prices without adversely affecting our activity levels. The inability to maintain our prices or to increase our prices as costs increase could have a material adverse effect on our business, financial position and results of operations.

Our inability to acquire or delays in the delivery of our new fracturing spreads or future orders of specialized equipment from suppliers could harm our business, results of operations and financial condition.

As of May 20, 2013, we had approximately 159,750 HP of high pressure pumping capacity in our fleet, of which 150,750 HP was turbine powered. During December 2012, we placed into service the first of six planned new coiled tubing units. A second new coiled tubing unit and two new cementing units were also placed into service in April and May of 2013, respectively.

The delivery of the pumps or any other fracturing equipment we have ordered or may order in the future could be materially delayed or not delivered at all. Three equipment suppliers are constructing our hydraulic fracturing pumps to be utilized for our hydraulic fracturing units. These pumps will then be delivered to Dynamic Industries, Inc. (“Dynamic”) for mounting onto the pump skids, and then to Turbine Powered Technology L.L.C. (“TPT”), for the addition of the turbines and completion of the TFPs. Please see the section titled “Certain Relationships and Related Person Transactions—Joint Venture” for additional information. The overall number of hydraulic fracturing equipment suppliers in the industry is limited, and there is high demand for such equipment, which may increase the risk of delay or failure to deliver and limit our ability to find alternative suppliers. Any material delay or failure to deliver new equipment could defer or substantially reduce our revenue from the deployment of this equipment for our fracturing units.

If we cause disruptions to our customers’ businesses or provide inadequate service, particularly by failing to meet our delivery deadlines with Shell, our customers may have claims for damages against us, which could cause us to lose customers, have a negative effect on our reputation and adversely affect our results of operations.

If we fail to provide services under our contracts with our customers, like our contract with Shell Western E&P (“Shell”), we may disrupt such customers’ business, which could result in a reduction in our revenues or a claim for substantial damages against us. In addition, a failure or inability to meet a contractual requirement could seriously damage our reputation and affect our ability to attract new business. Any significant failure of our equipment, or any major disruption in our acquisition of equipment from TPT or our other vendors, could impede our ability to provide services to our customers, have a negative impact on our reputation, cause us to lose customers and adversely affect our results of operations. For example, under our contract with Shell, if we fail to meet the required number of frac stages per month, Shell may terminate the agreement for cause, and we would be required to pay Shell $10 million in liquidated damages within 90 days of the date such termination is effective. The successful assertion of one or more large claims against us in amounts greater than those covered by our current insurance policies could materially adversely affect our business, financial condition and results of operations. Even if such assertions against us are unsuccessful, we may incur reputational harm and substantial legal fees.

If Shell terminates the our agreement under certain circumstances that constitute a change of control, we must pay $100 million to Shell in liquidated damages.

Shell may terminate the Shell agreement upon a change of control. A change of control occurs upon our consolidation or merger, a sale, lease, exchange or other transfer of substantially all our assets, or a combination in which our shareholders immediately before such combination do not hold, directly or indirectly, more than 50% of the voting securities of the combined company, except that no change of control shall have occurred if Michel B. Moreno remains Chairman of the Company and certain other conditions are met. Following a change of control termination, we must pay Shell $100 million in liquidated damages, which would have a significant negative impact on our liquidity.

Delays in deliveries of key raw materials or increases in the cost of key raw materials could harm our business, results of operations and financial condition.

We have established relationships with a limited number of suppliers of our raw materials. Should any of our current suppliers be unable to provide the necessary raw materials (such as proppant or chemicals) or otherwise fail to deliver such raw materials in a timely manner and in the quantities required, any resulting delays in the provision of services could have a material adverse effect on our business, financial condition, results of operations and cash flows. Our industry has faced sporadic proppant shortages associated with pressure pumping operations requiring work stoppages, which adversely impacted the operating results of several competitors. We may not be able to mitigate any future shortages of raw materials, including proppants. In connection with the newly leased sand mines, we have entered into a contract with Alliance Consulting Group, LLC (“Alliance”), an affiliate, to build and operate a wet and dry facility to process and transport sand from our mines. This agreement with is in the process of being assumed by Shale Support Services, LLC (“SSS”). However, there can be no assurance that such equipment will be delivered as anticipated and any such delays or unavailability may adversely impact our ability to produce the estimated quantity of sand at each mine. Failure to achieve our production estimates in a timely manner could have a material adverse effect on any or all of our future cash flows, profitability, results of operations and financial condition.

Inaccuracies in our estimates of sand reserves could result in lower than expected revenues and higher than expected costs.

We base our sand reserves estimates on engineering, economic and geological data assembled and analyzed by our staff and on the data and conclusions in the subsurface sand report prepared by Westward Environmental, Inc. These estimates are also based on the expected cost of production and projected sale prices. There are numerous factors and assumptions inherent in estimating quantities and qualities of sand reserves and costs to mine recoverable reserves, including many factors beyond our control. Estimates of economically recoverable sand reserves necessarily depend upon a number of variable factors and assumptions, all of which may vary considerably from actual results.

For these reasons, estimates of the quantities and qualities of the economically recoverable sand attributable to our sand mines, classifications of sand reserves based on risk of recovery, estimated cost of production and estimates of net cash flows expected from particular reserves as prepared by different engineers or by the same engineers at different times may vary materially due to changes in the above factors and assumptions. Actual production from identified sand deposit areas or properties and revenues and expenditures associated with our mining operations may vary materially from estimates. Accordingly, these estimates may not reflect our actual sand reserves. Any inaccuracy in our estimates related to sand reserves could result in lower than expected revenues and higher than expected costs, which could have a material adverse effect on our financial results.

Our agreement with a sand supplier includes significant take-or-pay obligations and other risks.

In order to secure a sufficient source of sand to perform under our agreement with Shell and other future hydraulic fracturing service arrangements, we have entered into a four-year agreement with a sand supplier that contains provisions under which we are required to take delivery of a certain annual volume of sand or pay the seller for the volume difference between the required quantity and the volume actually purchased. The agreement fixes a price per ton of sand for the four-year period, subject to an annual increase or decrease of not more than 5% if such adjustment is agreed upon by the parties. Please see the section titled “Business—Sand Purchase Agreement” for additional information. If we are unable to generate sufficient cash from operations or obtain alternative financing, our cash position may not be sufficient to pay for the take-or-pay volumes.

Federal and state legislative and regulatory initiatives relating to hydraulic fracturing could result in increased costs and additional operating restrictions or delays.

Hydraulic fracturing is an important common practice, utilized by many of our customers, that is used to stimulate production of hydrocarbons, particularly natural gas, from tight formations, including shales. The process involves the injection of water, sand and chemicals under pressure into formations to fracture the surrounding rock and stimulate production. Federal, state, regional and local legislative and regulatory initiatives relating to hydraulic fracturing could result in increased costs and additional operating restrictions or delays as well as adversely affect our support services. See the section titled “Business— Hydraulic Fracturing Legislation and Regulation.”

The federal Safe Drinking Water Act (the “SDWA”) regulates the underground injection of substances through the Underground Injection Control (the “UIC”) program. Due to a 2005 amendment to the SDWA, hydraulic fracturing generally has been exempt from regulation under the UIC program except for the underground injection of hydraulic fracturing fluids or propping agents that contain diesel fuels. As a result, hydraulic fracturing is typically regulated by state environmental regulators or oil and gas commissions and not pursuant to the SDWA. However, the Environmental Protection Agency (“EPA”) believes that hydraulic fracturing with fluids containing diesel fuel are subject to regulation under the UIC program, specifically as “Class II” UIC wells and can be regulated through the use of Emergency Orders under the SDWA. In addition, the EPA has commenced a study, at the order of the U.S. Congress, of the potential environmental and health impacts of hydraulic fracturing activities, and a committee of the U.S. House of Representatives is also conducting an investigation of hydraulic fracturing practices. As part of these studies, both the EPA and the House committee have requested that certain companies provide them with information concerning the chemicals used in the hydraulic fracturing process. These studies, depending on their results, could spur initiatives for federal regulation of hydraulic fracturing under the SDWA or otherwise. Legislation, which has not passed, has been introduced before.

Congress in the last few sessions to remove the exemption of hydraulic fracturing under the SDWA and to require disclosure to a regulatory agency of chemicals used in the fracturing process. In addition, on October 21,

2011, the EPA announced its intention to propose regulations by 2014 under the federal Clean Water Act to regulate wastewater discharges from hydraulic fracturing and other natural gas production. The adoption of new federal laws or regulations imposing reporting obligations on, or otherwise limiting or regulating, the hydraulic fracturing process could make it more difficult to complete oil and natural gas wells in shale formations, increase our and our customers’ costs of compliance, and adversely affect the hydraulic fracturing services that we render for our E&P customers.

On August 16, 2012, the EPA published final regulations under the federal Clean Air Act, as amended, (the “CAA”) that establish new air emission controls for oil and natural gas production and natural gas processing operations. Specifically, the EPA’s rule package includes New Source Performance Standards to address emissions of sulfur dioxide and volatile organic compounds (“VOCs”) and a separate set of emission standards to address hazardous air pollutants frequently associated with oil and natural gas production and processing activities. The final rule includes a 95% reduction in VOCs emitted by requiring the use of reduced emission completions or “green completions” on all hydraulically-fractured wells constructed or refractured after January 1, 2015. The rules also establish specific new requirements regarding emissions from compressors, controllers, dehydrators, storage tanks and other production equipment. EPA received numerous requests for reconsideration of these rules from both industry and the environmental community, and court challenges to the rules were also filed. EPA intends to issue revised rules in 2013 that are likely responsive to some of these requests. For example, on April 12, 2013 EPA published a proposed amendment extending compliance dates for certain storage vessels. The final revised rules could require modifications to our operations or increase our capital and operating costs without being offset by increased product capture. At this point, we cannot predict the final regulatory requirements or the cost to comply with such requirements with any certainty. In addition, the U.S. Department of the Interior published a revised proposed rule on May 24, 2013 that would updated existing regulation of hydraulic fracturing activities on federal lands, including requirements for disclosure, well bore integrity and handling of flowback water.

In most states, our customers are required to obtain permits from one or more governmental agencies in order to perform drilling and completion activities, including hydraulic fracturing. Such permits are typically required by state and regional governmental agencies, but can also be required by federal and local governmental agencies. The requirements for such permits vary depending on the location where such drilling and completion activities will be conducted. As with all permitting processes, there is a degree of uncertainty as to whether a permit will be granted, the time it will take for a permit to be issued and the conditions that may be imposed in connection with the granting of the permit. In addition, there is an opportunity for public comment or challenge with respect to certain permit applications.

Various state, regional and local governments have implemented, or are considering, increased regulatory oversight of hydraulic fracturing through additional permit requirements, operational restrictions, disclosure requirements, and temporary or permanent bans on hydraulic fracturing in certain environmentally sensitive areas such as certain watersheds. For example, Colorado, Texas and Wyoming have passed laws and regulations requiring the disclosure of information regarding the substances used in the hydraulic fracturing process and other states are considering similar requirements. The availability of information regarding the constituents of hydraulic fracturing fluids could potentially make it easier for third parties opposing the hydraulic fracturing process to initiate legal proceedings based on allegations that specific chemicals used in the fracturing process could adversely affect groundwater.

In addition, a number of states have conducted, are currently conducting, or may in the future conduct, regulatory reviews that potentially could restrict or limit our customers’ access to shale formations located in their states. In some jurisdictions, including New York State and within the jurisdiction of the Delaware River Basin Commission, certain regulatory authorities have delayed or suspended the issuance of permits while the potential environmental impacts associated with issuing such permits can be studied and appropriate mitigation measures evaluated. Permitting delays, an inability to obtain new permits or revocation of our or our customers’ current permits could cause a loss of revenue and potentially have a materially adverse effect on our operations. See the section titled “Business—Environmental Matters.”

The adoption of new laws or regulations imposing reporting obligations on, or otherwise limiting, hydraulic fracturing could make it more difficult to complete natural gas wells in shale formations, increase costs of compliance, and adversely affect the hydraulic fracturing services that we render for our E&P customers. In addition, if hydraulic fracturing becomes regulated at the federal level as a result of federal legislation or regulatory initiatives by the EPA, hydraulic fracturing activities could become subject to additional permitting requirements, and also to attendant permitting delays and potential increases in cost, which could adversely affect our business and results of operations.

Our executive officers and certain key personnel are critical to our business and these officers and key personnel may not remain with us in the future.

Our future success depends upon the continued service of our executive officers and other key personnel, particularly Michel B. Moreno, our Chief Executive Officer, Enrique “Rick” Fontova, our President, and Earl Blackwell, our Chief Financial Officer. If we lose the services of Mr. Moreno, Mr. Fontova or Mr. Blackwell, our other officers or other key personnel, our business, operating results and financial condition could be harmed. Additionally, proceeds from the key person life insurance on any of Mr. Moreno, Mr. Fontova or Mr. Blackwell would not be sufficient to cover our losses in the event we were to lose any of their services.

Reliance upon a few large customers may adversely affect our revenues and operating results.

As of March 31, 2013, 94.8% of our revenues were from our top five customers. It is likely that we will continue to derive a significant portion of our revenue from a relatively small number of customers in the future. If a major customer fails to pay us or decides not to continue to use our services, revenue could decline and our operating results and financial condition could be harmed.

If we are unable to fully protect our intellectual property rights, we may suffer a loss in our competitive advantage over other companies.

Certain technologies used in our business provide us with a competitive advantage over other companies that we believe will increase our market share. We attempt to protect these technologies and competitive advantages by protecting our intellectual property rights via trademark, copyright and trade secret laws, as well as licensing agreements and third-party non-disclosure and assignment agreements. While we do have an exclusive license under a third-party patent application claiming certain TFP technology, we do not have our own patents or patent applications relating to many of our key processes or technology. We attempt to protect these processes and technology as unpatented proprietary technology. Among such technology are trade secrets that we believe provide us with a competitive advantage, including proprietary designs we use in fabricating our hydraulic fracturing units. It is possible that others will independently develop the same or similar technology or otherwise obtain access to the unpatented technology that we license. To protect our trade secrets and other proprietary information, we often require employees, consultants, advisors and collaborators to enter into confidentiality agreements. We cannot assure you that these agreements will provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use, misappropriation or disclosure of such trade secrets, know-how or other proprietary information. Our failure to obtain or maintain adequate protection of our intellectual property rights for any reason or our inability to prevent competitors from replicating our technology could have a material adverse effect on our business, results of operations and financial condition.

We have secured exclusive rights, through our supply agreements with TPT, to certain TFP technology held by TPT relating to the Frac Stack PackTM configuration. Some of this TFP technology is the subject of a non-provisional patent application filed in the United States Patent and Trademark Office on August 25, 2011. Please see the section titled “Business—Intellectual Property Rights” and “Certain Relationships and Related Person Transactions—Joint Venture” for additional information. We cannot assure you that this patent application will be approved. We also cannot assure you that the patents issuing as a result of this or any future domestic or foreign patent applications will have the same scope of coverage as the application as filed. If issued, the patent could be challenged, invalidated or circumvented by others and may not be of sufficient scope or strength to provide us with any meaningful protection. Further, we cannot assure you that competitors will not infringe the patent, or that we will have adequate rights or resources to enforce the patent. Many patent applications in the United States are maintained in secrecy for a period of time after they are filed, and since publication of discoveries in the scientific or patent literature tends to lag behind actual discoveries by several months, we cannot be certain that our licensor was the first creator of the invention covered by the patent application made or that it was the first to file a patent application for the invention. Because some patent applications are maintained in secrecy for a period of time, there is also a risk that we could adopt a technology without knowledge of a pending patent application, which technology would infringe a third party patent once that patent is issued.

If third parties claim that we infringe upon their intellectual property rights, our operating profits could be adversely affected.

We face the risk of claims that we have infringed third parties’ intellectual property rights. For example, our equipment and manufacturing operations may unintentionally infringe upon the patents of a competitor or other company that uses patented components or processes in its manufacturing operations, and that company may have legal recourse against our use of its protected information. Our competitors, many of which have substantially greater resources and may have made substantial investments in competing technologies, may have applied for or obtained, or may in the future apply for and obtain, patents that will prevent, limit or otherwise interfere with our ability to make and sell our services. We have not conducted an independent review of patents issued to third parties. The large number of patents, the rapid rate of new patent issuances, the complexities of the technology involved and uncertainty of litigation increase the risk of business assets and management’s attention being diverted to patent litigation. In addition, because of the recent introduction to the market of TFP technology, claims that its use infringe on the patent rights of others are more likely to be asserted after more widespread use. We also face the risk of claims that we have misappropriated third parties’ trade secret information.

Any claims of patent or other intellectual property infringement, even those without merit, could:

•	be expensive and time consuming to defend;

•	cause us to cease making, licensing or using services and products that incorporate the challenged intellectual property;

•	require us to redesign or reengineer our products, if feasible;

•	divert management’s attention and resources; or

•	require us to enter into royalty or licensing agreements in order to obtain the right to use a third party’s intellectual property.

Any royalty or licensing agreements, if required, may not be available to us on acceptable terms or at all. A successful claim of infringement against us could result in our being required to pay significant damages, enter into costly license or royalty agreements, or stop the sale of certain services and products, any of which could have a negative impact on our operating profits and harm our future prospects.

New technology may cause us to become less competitive.

The oilfield service industry is subject to the introduction of new drilling and completion techniques and services using new technologies, some of which may be subject to patent protection. Although we believe our equipment and processes currently give us a competitive advantage, as competitors and others use or develop new or comparable technologies in the future, we may lose market share or be placed at a competitive disadvantage. Further, we may face competitive pressure to implement or acquire certain new technologies at a substantial cost.

Some of our competitors have greater financial, technical and personnel resources that may allow them to enjoy technological advantages and implement new technologies before we can. We cannot be certain that we will be able to implement new technologies or services and products on a timely basis or at an acceptable cost. Thus, limits on our ability to effectively use and implement new and emerging technologies may have a material adverse effect on our business, financial condition or results of operations.

We are vulnerable to the potential difficulties associated with rapid growth and expansion.

We intend to grow rapidly over the next several years. We believe that our future success depends on our ability to manage the growth we expect to occur and the demands from increased responsibility on our management personnel. The following factors could present difficulties to us:

•	lack of sufficient executive-level personnel;

•	increased administrative burden;

•	long lead times associated with acquiring additional equipment, including potential delays with respect to our on-order fracturing units; and

•	ability to maintain the level of focused service attention that we have historically been able to provide to our customers.

In addition, we may in the future seek to grow our business through acquisitions that enhance our existing operations. The success of any completed acquisition will depend on our ability to integrate effectively the acquired business into our existing operations. The process of integrating acquired businesses may involve unforeseen difficulties and may require a disproportionate amount of our managerial and financial resources. Our operating results could be adversely affected if we do not successfully manage these potential difficulties.

We may be unable to employ a sufficient number of skilled and qualified workers.

The delivery of our services and products requires personnel with specialized skills and experience who can perform physically demanding work. As a result of the volatility in the energy service industry and the demanding nature of the work, workers may choose to pursue employment in fields that offer a more desirable work environment. Our ability to be productive and profitable will depend upon our ability to employ and retain skilled workers. In addition, our ability to expand our operations depends in part on our ability to increase the size of our skilled labor force. The demand for skilled workers in our geographic areas of operations is high, and the supply is limited. A significant increase in the wages paid by competing employers could result in a reduction of our skilled labor force, increases in the wage rates that we must pay, or both. If either of these events were to occur, our capacity and profitability could be diminished and our growth potential could be impaired.

Our operations are subject to hazards inherent in the energy services industry.

Risks inherent to our industry, such as equipment defects, vehicle accidents, explosions and uncontrollable flows of the chemicals we use in hydraulic fracturing as well as gas or well fluids, can cause personal injury, loss of life, suspension of operations, damage to formations, damage to facilities, business interruption and damage to, or destruction of property, equipment and the environment. These risks could expose us to substantial liability for personal injury, wrongful death, property damage, loss of oil and natural gas production, pollution and other environmental damages. The existence, frequency and severity of such incidents will affect operating costs, insurability and relationships with customers, employees and regulators. In particular, our customers may elect not to purchase our services if they view our safety record as unacceptable, which could cause us to lose customers and substantial revenues.

Our operational personnel have experienced accidents which have, in some instances, resulted in serious injuries. Our safety procedures may not always prevent such damages. Our insurance coverage may be inadequate to cover our liabilities. In addition, we may not be able to maintain adequate insurance in the future at rates we consider reasonable and commercially justifiable or on terms as favorable as our current arrangements. The occurrence of a significant uninsured claim, a claim in excess of the insurance coverage limits maintained by us or a claim at a time when we are not able to obtain liability insurance could have a material adverse effect on our ability to conduct normal business operations and on our financial condition, results of operations and cash flows.

We participate in a capital-intensive industry. We may not be able to finance future growth of our operations or future acquisitions.

Historically, we have funded the growth of our operations and equipment purchases from bank debt, capital contributions from our equity sponsors and cash generated by our business. If we do not generate sufficient cash from operations to expand our business, our growth could be limited unless we are able to obtain additional capital through equity or debt financings or bank borrowings. Our inability to grow our business may adversely impact our ability to sustain or improve our profits.

Our industry is highly competitive and we may not be able to provide services that meet the specific needs of oil and natural gas E&P companies at competitive prices.

Our industry is highly competitive. The principal competitive factors in our markets are generally technical expertise, fleet capability and experience. We compete with large national and multi-national companies that have longer operating histories, greater financial resources and greater name recognition than we do and who can operate at a loss in the regions in which we operate. Several of our competitors provide a broader array of services and have a stronger presence in more geographic markets. Our competitors may be able to respond more quickly to new or emerging technologies and services and changes in customer requirements. As a result of competition, we may lose market share or be unable to maintain or increase prices for our present services or to acquire additional business opportunities, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, competition among oilfield service and equipment providers is affected by each provider’s reputation for innovation, safety and quality. Our reputation for safety and quality may not be sufficient to enable us to maintain our competitive position.

MMH has significant influence over us, including influence over decisions that require stockholder approval, which could limit your ability to influence the outcome of key transactions, including a change of control.

MMH holds 88.9% of our outstanding common stock as of March 31, 2013. As a result, MMH has significant influence over our decisions to enter into any corporate transaction regardless of whether others believe that the transaction is in our best interests.

As long as MMH continues to hold a large portion of our outstanding common stock, it will have the ability to influence the vote in any election of directors and over decisions that require stockholder approval. In addition, the concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our Company, could deprive stockholders of an opportunity to receive a premium for their common stock as part of a sale of our Company and might ultimately affect the value of our common stock.

MMH is also in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with us. MMH may also pursue acquisition opportunities that are complementary to our business, and, as a result, those acquisition opportunities may not be available to us.

We engage in transactions and enter agreements with entities affiliated with or controlled by our stockholders, which could have a material adverse effect on our ability to raise capital or to do business.

We engage in transactions and enter agreements with entities affiliated with or controlled by our stockholders. We believe that the transactions and agreements we have entered into with these affiliated entities are on terms that are at least as favorable as could reasonably have been obtained at such time from third parties. However, these relationships could create, or appear to create, potential conflicts of interest when our board of directors is faced with decisions that could have different implications for us and these affiliated entities. The appearance of conflicts, even if such conflicts do not materialize, might adversely affect the public’s perception of us, as well as our relationship with other companies and our ability to enter into new relationships in the future, which could have a material adverse effect on our ability to raise capital or to do business.

Weather conditions could materially impair our business.

Our current and future operations, which may extend into Louisiana and parts of Texas, may be adversely affected by hurricanes and tropical storms, resulting in reduced demand for our services. Adverse weather can also directly impede our own operations. Repercussions of severe weather conditions may include:

•	curtailment of services;

•	weather-related damage to facilities and equipment, resulting in suspension of operations;

•	inability to deliver equipment, personnel and products to job sites in accordance with contract schedules;

•	increase in the price of insurance; and

•	loss of productivity.

These constraints could also delay our operations, reduce our revenues and materially increase our operating and capital costs.

Climate change legislation or regulations restricting emissions of greenhouse gases could result in increased operating costs and reduced demand for our services.

On December 15, 2009, the EPA published its findings that emissions of carbon dioxide, methane and other greenhouse gases (“GHGs”) present an endangerment to public health and welfare because emissions of such gases are, according to the EPA, contributing to the warming of the earth’s atmosphere and other climate changes. Based on these findings, the EPA has begun to adopt and implement regulations that would restrict emissions of GHGs under existing provisions of the federal Clean Air Act (the “CAA”). The EPA recently adopted two sets of rules regulating GHG emissions under the CAA, one of which requires a reduction in emissions of GHGs from motor vehicles and the other of which will require that certain large stationary sources obtain permits for their emissions of GHGs. The EPA has also adopted rules requiring the reporting of GHG emissions from certain large GHG emission sources, on an annual basis, beginning in 2011 for emissions occurring after January 1, 2010. Further GHG regulation of our business could have an additional impact on our financial results.

In addition, both houses of Congress have actively considered legislation to reduce emissions of GHGs, and more than one-third of the states have already taken legal measures to reduce emissions of GHGs, primarily through the planned development of GHG emission inventories and/or regional GHG cap and trade programs. Most of these cap and trade programs work by requiring either major sources of GHG emissions or major producers of fuels to acquire and surrender emission allowances, with the number of allowances available for purchase reduced each year until the overall GHG emission reduction goal is achieved.

Any new federal, regional or state restrictions on emissions of carbon dioxide or other GHGs that may be imposed in areas in which we conduct business could result in increased compliance costs or additional operating restrictions on our customers. Such restrictions could potentially make our customers’ products more expensive and thus reduce demand for them, which could have a material adverse effect on the demand for our services and our business. Finally, some scientists have concluded that increasing concentrations of GHGs in the earth’s atmosphere may produce climate changes that have significant physical effects, such as increased frequency and severity of storms, droughts, and floods and other climatic events. If any such effects were to occur, they could have an adverse effect on our results of operations.

We, and our customers, are subject to extensive and costly environmental, health and safety laws and regulations that may require us to take actions that will adversely affect our results of operations.

Our business, and our customers’ business, is significantly affected by stringent and complex federal, state and local laws and regulations governing the discharge of substances into the environment or otherwise relating to protection of the environment or human health and safety. As part of our business, we emit, handle, transport, and dispose of a variety of fluids and substances used by our customers in connection with their oil and natural gas E&P activities. We also generate and dispose of hazardous waste. The emission, generation, handling, transportation, and disposal of these fluids, substances, and wastes are regulated by a number of laws, including the CAA, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the SDWA, and analogous state laws and regulations. Failure to properly handle, transport, or dispose of these materials or otherwise conduct our operations in accordance with these and other environmental laws and regulations could expose us to liability for governmental penalties, third-party claims, cleanup costs associated with releases of such materials, damages to natural resources, and other damages, as well as potentially impair our ability to conduct our operations. We could be exposed to liability for cleanup costs, natural resource damages and other damages as a result of our conduct that was lawful at the time it occurred or the conduct of, or conditions caused by, prior operators or other third parties. We could also be subject to private party tort claims in connection with actual or alleged environmental impacts associated with our operations.

Environmental laws and regulations may, among other things, require the acquisition of permits to conduct our operations; restrict the amounts and types of substances that may be released into the environment or the way we use, handle or dispose of our wastes in connection with our operations; cause us to incur significant capital expenditures to install pollution control or safety-related equipment at our operating facilities; limit or prohibit construction or drilling activities in sensitive areas such as wetlands, wilderness areas or areas inhabited by endangered or threatened species; impose specific health and safety criteria addressing worker protection; require investigatory and remedial actions to mitigate pollution conditions caused by our operations or attributable to former operations; and impose substantial liabilities on us for pollution resulting from our operations. Environmental laws and regulations have changed in the past, and they are likely to change in the future. If existing regulatory requirements or enforcement policies change, we may be required to make significant unanticipated capital and operating expenditures.

Any failure by us to comply with applicable environmental, health and safety laws and regulations may result in governmental authorities taking actions against our business that could adversely impact our operations andfinancial condition, including the:

•	issuance of material administrative, civil and criminal penalties;

•	modification, denial or revocation of permits or other authorizations;

•	imposition of limitations on our operations; and

•	performance of site investigatory, remedial or other corrective actions.

The oil and gas industry presents environmental risks and hazards and environmental regulation has tended to become more stringent over time. Environmental laws and regulations may restrict the rate of oil and natural gas production below the rate that would otherwise be possible. The regulatory burden on the oil and natural gas industry increases the cost of doing business in the industry and consequently affects profitability. In addition, an increase in regulatory requirements on oil and gas exploration and completion activities could significantly delay or interrupt our customers’ operations.

More stringent trucking regulations may increase our costs and negatively impact our results of operations.

As part of the services we provide, we operate as a motor carrier and therefore are subject to regulation by the United States Department of Transportation (the “DOT”), and by other various state agencies. These regulatory authorities exercise broad powers, governing activities such as the authorization to engage in motor carrier operations and regulatory safety, and hazardous materials labeling, placarding and marking. There are additional regulations specifically relating to the trucking industry, including testing and specification of equipment and product handling requirements. The trucking industry is subject to possible regulatory and legislative changes that may affect the economics of the industry by requiring changes in operating practices or by changing the demand for common or contract carrier services or the cost of providing truckload services. Some of these possible changes include increasingly stringent environmental regulations, changes in the hours of service regulations that govern the amount of time a driver may drive in any specific period, onboard black box recorder devices or limits on vehicle weight and size.

Interstate motor carrier operations are subject to safety requirements prescribed by the DOT. To a large degree, intrastate motor carrier operations are subject to state safety regulations that mirror federal regulations. Such matters as weight and dimension of equipment are also subject to federal and state regulations.

From time to time, various legislative proposals are introduced, including proposals to increase federal, state or local taxes, including taxes on motor fuels, which may increase our costs or adversely impact the recruitment of drivers. We cannot predict whether, or in what form, any increase in such taxes applicable to us will be enacted.

Risks Relating to the Notes

Our level of indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to plan for and reach to changes in the economy, our industry or our business and prevent us from meeting our obligations on the Notes.

As of March 31, 2013, our total indebtedness was $307.0 million. Our significant leverage could have important consequences for you, including the following:

•	it may make it difficult for us to satisfy our obligations under the Notes and our other indebtedness and contractual and commercial commitments;

•	it may limit our flexibility in planning for, or reacting to, changes in our business and the industries in which we operate;

•

it may require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

•	it may restrict us from making strategic acquisitions or exploiting business opportunities;

•	it may place us at a competitive disadvantage compared to our competitors that have less debt;

•	it may limit our ability to borrow additional funds;

•	it may prevent us from raising the funds necessary to repurchase the Notes tendered to us if there is a change of control, which would constitute a default under the indenture governing the Notes; and

•	it may decrease our ability to compete effectively or operate successfully under adverse economic and industry conditions.

We may not be able to generate sufficient cash to service all of our indebtedness, including the Notes, and any future defaults under our debt instruments could interfere with our ability to service the Notes.

Our ability to make scheduled payments or to refinance our obligations with respect to our debt will depend on our financial and operating performance and our ability to generate cash flow in the future, which, in turn, are subject to prevailing economic conditions and to certain financial, business and other factors beyond our control. If our cash flow and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay scheduled expansion and capital expenditures, sell material assets or operations, obtain additional capital or restructure our debt. We cannot assure you that our operating performance, cash flow and capital resources will be sufficient for payment of our debt in the future. Our ability to repay debt, including the Notes, is also subject to certain contractual restrictions. In the event that we are required to dispose of material assets or operations or restructure our debt to meet our debt service and other obligations, we cannot assure you that the terms of any such transaction will be satisfactory to us or if, or how soon, any such transaction could be completed. If we cannot make scheduled payments on our debt, we will be in default, and, as a result, our debt holders could declare all outstanding principal and interest to be due and payable and we could be forced into bankruptcy or liquidation, which could result in you losing your investment in the Notes.

We may be able to incur substantially more debt. This could increase the risks associated with the Notes.

We may incur substantial additional indebtedness in the future. The indenture governing the Notes contains restrictions on our ability to incur indebtedness. These restrictions, however, are subject to a number of qualifications and exceptions, and under certain circumstances we could incur substantial additional indebtedness in compliance with these restrictions. For example, since we entered into the indenture we have incurred additional indebtedness of $91.0 million in connection with an amended and restated credit facility with Shell, which we refer to as the “Shell Credit Facility.” The liens on the collateral securing such senior credit facility are contractually senior to the liens on such collateral that secure the Notes pursuant to the terms of our intercreditor agreement. See “Description of Other Indebtness” and “Description of Notes—Security—Intercreditor Agreement.” Any increase in our level of indebtedness will have several important effects on our future operations, including, without limitation:

•	we will have additional cash requirements in order to support the payment of interest on our outstanding indebtedness;

•

increases in our outstanding indebtedness and leverage will increase our vulnerability to adverse changes in general economic and industry conditions, and could put us at a competitive disadvantage against other less leveraged competitors that have more cash flow to devote to their businesses;

•	depending on the levels of our outstanding indebtedness, our ability to obtain additional financing for working capital, capital expenditures, general corporate and other purposes may be limited; and

•	our level of indebtedness may limit our flexibility in operating our business and prevent us from engaging in certain transactions that might otherwise be beneficial to us.

Any of these factors could result in a material adverse effect on our business, financial condition, results of operations, business prospects and ability to satisfy our obligations under the Notes.

The indenture governing the Notes imposes (and we anticipate that the agreements governing any of our future indebtedness will also impose) restrictions on us that may limit the discretion of management in operating our business and that, in turn, could impair our ability to meet our obligations.

The indenture governing the Notes contains various restrictive covenants that limit management’s discretion in operating our business. In particular, these covenants limit our ability to, among other things:

•	incur or guarantee additional indebtedness or issue certain preferred stock;

•	pay dividends on our capital stock or redeem, repurchase or retire our capital stock or subordinated indebtedness;

•	transfer or sell assets, including the capital stock of our subsidiaries;

•	make investments;

•	incur liens;

•	incur dividend or other payment restrictions affecting certain of our subsidiaries;

•	change the business we conduct;

•	enter into transactions with our affiliates; and

•	merge or consolidate with other companies or transfer all or substantially all of our assets.

In addition, agreements governing any of our future indebtedness may also contain similar or additional restrictive covenants as well as maintenance covenants. A breach of any of these covenants could result in a default under a future senior facility. Upon the occurrence of an event of default under a future senior facility, the lenders could elect to declare all amounts outstanding thereunder to be immediately due and payable and if we were unable to repay those amounts, the lenders thereunder could proceed against the collateral granted to them to secure that indebtedness. In addition, an event of default under our senior credit facility or any future senior credit facility may also trigger an event of default under the indenture governing the Notes. Under the terms of our intercreditor agreement or a future intercreditor agreement, the lender under our senior credit facility or the lenders under another future senior credit facility will get paid out first in the event that any action is taken to foreclose on the collateral, with the Notes receiving the proceeds of the sale of any collateral only after all outstanding borrowings under such credit facility have been paid in full. As a result, if the lenders under such credit facility accelerate the repayment of borrowings, we cannot assure you that we will have sufficient assets to repay such credit facility and our other indebtedness, including the Notes, or borrow sufficient funds to refinance such indebtedness. Even if we are able to obtain new financing, it may not be on commercially reasonable terms or terms that are acceptable to us.

Federal and state statutes allow courts, under specific circumstances, to void the Notes and the guarantees and the security interests that secure the Notes and the guarantees and require noteholders to return payments received from us or the guarantors.

Our issuance of the Notes and the related guarantees may be subject to review under U.S. federal or state fraudulent transfer laws. If we become a debtor in a case under the U.S. Bankruptcy Code or encounter other financial difficulty, a court could avoid our obligations under the Notes. The court might do so if it finds that when we issued the Notes, (a) we received less than reasonably equivalent value or fair consideration and (b) we either (1) were or were rendered insolvent, (2) were left with inadequate capital to conduct our business or (3) believed or reasonably should have believed that we would incur debts beyond our ability to pay. The court could also avoid the Notes, without regard to the factors described in clauses (a) and (b) above, if it finds that we issued the Notes with actual intent to hinder, delay or defraud our creditors.

Similarly, if one of our guarantors becomes a debtor in a case under the U.S. Bankruptcy Code or encounters other financial difficulty, a court might cancel its guarantee if it finds that when such guarantor issued its guarantee (or in some jurisdictions, when payments become due under the guarantee), factors (a) and (b) above applied to such guarantor, such guarantor was a defendant in an action for money damages or had a judgment for money damages docketed against it (if, in either case, after final judgment the judgment is unsatisfied), or if it found that such guarantor issued its guarantee with actual intent to hinder, delay or defraud its creditors.

In addition, any payment by us or that guarantor pursuant to the Notes or a guarantee or any realization on the pledge of assets securing the Notes or such guarantee could be voided and required to be returned to us or such guarantor, or to a fund for the benefit of the creditors of us or such guarantor. In any such case, your right to receive payments in respect of the Notes, the guarantees or the pledges from any such guarantor would be effectively subordinated to all indebtedness and other liabilities of us or such guarantor. The indenture governing the Notes contains a “savings clause,” which, for each guarantor that is a subsidiary of ours, limits the liability on such subsidiary’s guarantee to the maximum amount that such guarantor can incur without risk that its guarantee will be subject to avoidance as a fraudulent transfer. We cannot assure you that this limitation will protect such guarantees from fraudulent transfer challenges or, if it does, that the remaining amount due and collectible under the guarantees will suffice, if necessary, to pay the Notes in full when due. Furthermore, in Official Committee of Unsecured Creditors of TOUSA, Inc. v. Citicorp North America, Inc., the U.S. Bankruptcy Court in the Southern District of Florida held that a savings clause similar to the savings clause that will be used in the indenture was unenforceable. As a result, the subsidiary guarantees were found to be fraudulent conveyances. We do not know if that decision will be followed. However, if the TOUSA decision were to be followed or upheld, the risk that the guarantees would be deemed fraudulent conveyances would be significantly increased. If a court declares the Notes or guarantees to be void, or if the Notes or guarantees must be limited or voided in accordance with their terms, any claim a noteholder may make against us for amounts payable on the Notes could, with respect to amounts claimed against us or the guarantors, be subordinated to our indebtedness and the indebtedness of the guarantors, including trade payables.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets; or

•

if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that the guarantor, after giving effect to its guarantee of these Notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

In addition, any future Note guarantees may be avoidable by the debtor in possession or by its trustee in a bankruptcy if a bankruptcy proceeding is commenced within 90 days following the entry into such guarantee.

Your right to receive payments on the Notes will be structurally subordinated to the rights of creditors of any of our subsidiaries whose guarantees are invalidated.

As described above, there are federal and state laws that could invalidate the guarantees of our subsidiaries that guarantee the Notes. If that were to occur, the claims of creditors of those subsidiaries would rank structurally senior to the Notes. In the event of any distribution or payment of assets of such subsidiaries in any dissolution, winding up, liquidation, reorganization or other bankruptcy proceeding, the claims of those creditors must be satisfied prior to making any such distribution or payment to us in respect of our direct or indirect equity interests in such subsidiaries. Accordingly, after satisfaction of the claims of such creditors, there may be little or no amounts left available to make payments in respect of the Notes.

A financial failure by any subsidiary may hinder payment on the Notes, as well as the enforcement of remedies under any subsidiary guarantees.

If any of the subsidiary guarantors subsequently becomes a debtor subject to insolvency proceedings under the bankruptcy code, it is likely to result in delays in the payment of the Notes and in the exercise of enforcement remedies under the Notes or any subsidiary guarantees. Provisions under the bankruptcy code or general principles of equity that could result in the impairment of your rights include the automatic stay, avoidance of preferential transfers by a trustee or a debtor-in-possession, limitations of collectability of unmatured interest or attorneys’ fees and forced restructuring of the Notes.

There may not be sufficient collateral to pay all or any portion of the Notes.

We cannot assure you that the value of the collateral securing the Notes and the guarantees will be sufficient to pay any amounts due under the Notes following their acceleration. No appraisals of any collateral have been prepared in connection with this offering. The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the collateral. The value of the assets pledged as collateral for the Notes could be impaired in the future as a result of changing economic conditions, competition or other future trends.

In the event of a foreclosure, liquidation, bankruptcy or a similar proceeding, we cannot assure you that the proceeds from any sale or liquidation of the collateral will be sufficient to pay the obligations under the Notes, in full or at all, after first satisfying the obligations in full under contractually senior claims or other claims that may have legal priority over the holders of the Notes. If the proceeds of any sale of collateral are not sufficient to repay all amounts due on the Notes, the holders of the Notes (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim against the remaining assets and, in the context of a bankruptcy case by or against us, the holders of the Notes may not be entitled to receive interest payments or reasonable fees, costs or charges due under the Notes, and may be required to repay any such amounts already received by such holder.

In addition, we may not perfect the liens on all of the collateral that is to secure the Notes and the guarantees on or prior to the closing of this offering. Accordingly, there may not be sufficient collateral to pay all or any of the amounts due on the Notes. Any claim for the difference between the amount, if any, realized by holders of the Notes from the sale of the collateral securing the Notes, the guarantees and the obligations under the Notes will rank equally in right of payment with all of our unsecured senior indebtedness and other obligations, including trade payables.

The lien ranking provisions set forth in our intercreditor agreement limits, and any future intercreditor agreements will limit, the rights of the holders of the Notes with respect to the collateral securing the Notes and related Note guarantees.

The rights of the noteholders with respect to the collateral securing the Notes are substantially limited by the terms of the lien ranking provisions of the intercreditor agreement among us, Hub City Tools, Inc., an affiliate of Shell, as first priority agent, and Wilmington Trust, National Association, as second priority agent, and will be under any future intercreditor agreement. Under the terms of the indenture, almost any action that may be taken in respect of the collateral, including the rights to exercise remedies with respect to or challenge the liens on, the collateral securing the Notes will be at the direction of the holders of the obligations secured by first-priority liens, and the collateral agent, on behalf of the holders of the Notes, will not have the ability to control or direct such actions, even if the rights of the holders of the Notes are adversely affected. See the section titled “Description of Notes—Security—Intercreditor Agreement”.

The collateral will be subject to casualty risks.

We are obligated under the indenture and collateral agreements governing the Notes to maintain adequate insurance or otherwise insure against hazards as is customarily done by companies having assets of a similar nature in the same or similar localities. There are, however, certain losses that may be either uninsurable or not economically insurable, in whole or in part. As a result, it is possible that the insurance proceeds will not compensate us fully for our losses. If there is a total or partial loss of any of the pledged collateral, we cannot assure you that any insurance proceeds received by us will be sufficient to satisfy all of our secured obligations, including the Notes.

Rights of holders of Notes in the collateral may be adversely affected by bankruptcy proceedings.

The right of the collateral agent for the Notes to repossess and dispose of the collateral securing the Notes and the guarantees upon acceleration is likely to be significantly impaired by federal bankruptcy law if bankruptcy proceedings are commenced by or against us prior to or possibly even after the collateral agent has repossessed and disposed of the collateral. Under the U.S. Bankruptcy Code, a secured creditor, such as the collateral agent for the holders of the Notes, is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from a debtor, without bankruptcy court approval. Moreover, bankruptcy law permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral and may include cash payments or the granting of additional security, if and at such time as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the collateral agent would repossess or dispose of the collateral, and whether or to what extent holders of the Notes would be compensated for any delay in payment of loss of value of the collateral through the requirements of “adequate protection.” Furthermore, in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the Notes, the holders of the Notes would have “undersecured claims” as to the difference. U.S. federal bankruptcy laws do not permit the payment or accrual of interest, costs and attorneys’ fees for “undersecured claims” during the debtor’s bankruptcy case. Additionally, the collateral agent’s ability to foreclose on the collateral on your behalf may be subject to the consent of third parties, prior liens and practical problems associated with the realization of the collateral agent’s security interest in the collateral. Moreover, the debtor or trustee in a bankruptcy case may seek to void an alleged security interest in collateral for the benefit of the bankruptcy estate. It may successfully do so if the security interest is not properly perfected or was perfected within a specified period of time (generally 90 days) prior to the initiation of such proceeding. Under such circumstances, a creditor may hold no security interest and be treated as holding a general unsecured claim in the bankruptcy case. It is impossible to predict what recovery (if any) would be available for such an unsecured claim if the issuer or parent became a debtor in a bankruptcy case. While U.S. bankruptcy law generally invalidates provisions restricting a debtor’s ability to assume and/or assign a contract, there are exceptions to this rule which could be applicable in the event that we become subject to a U.S. bankruptcy proceeding.

Rights of holders of Notes in the collateral may be adversely affected by the failure to perfect liens on the collateral or on collateral acquired in the future.

Certain security interests in the collateral may not be in place on the completion of this offering and certain security interests in the collateral may not be perfected at such time. The failure to properly perfect liens on the collateral could adversely affect the collateral agent’s ability to enforce its rights with respect to the collateral for the benefit of the holders of the Notes. In addition, applicable law requires that certain property and rights acquired after the grant of a general security interest or lien can only be perfected at the time such property and rights are acquired and identified. There can be no assurance that the trustee or the collateral agent will monitor, or that we will inform the trustee or the collateral agent of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired collateral. The trustee and the collateral agent for the Notes have no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interests therein. Such failure may result in the loss of the practical benefits of the liens thereon or of the priority of the liens securing the Notes against third parties. If we were to become subject to a bankruptcy proceeding after the issue date of the Notes, any liens recorded or perfected after the issue date of the Notes would face a greater risk of being invalidated than if they had been recorded or perfected on the issue date. If a lien is recorded or perfected after the issue date, it may be treated under bankruptcy law as if it were delivered to secure previously existing debt. In bankruptcy proceedings commenced within 90 days of lien perfection, a lien given to secure previously existing debt is materially more likely to be avoided as a preference by the bankruptcy court than if delivered and promptly recorded on the issue date of the Notes. Accordingly, if we were to file for bankruptcy after the issue date of the Notes and the liens had been perfected less than 90 days before commencement of such bankruptcy proceeding, the liens securing the Notes may be especially subject to challenge as a result of having been delivered after the issue date of the Notes. To the extent that such challenge succeeded, you would lose the benefit of the security that the collateral was intended to provide.

In addition, the security interest of the collateral agent for the Notes is subject to practical challenges generally associated with the realization of liens and security interests in collateral. We and/or the collateral agent may need to obtain the consent of other third parties and we and/or the collateral agent may need to make additional filings for collateral. If we and/or the collateral agent are unable to obtain these consents or make these filings, the liens and security interests may be invalid and the holders of the Notes will not be entitled to the collateral or any recovery with respect to the collateral. We or the collateral agent may not be able to obtain any such consent. Further, the consents of any third parties may not be given when required to facilitate a foreclosure on such collateral. Accordingly, the collateral agent may not have the ability to foreclose upon those assets, and the value of the collateral may significantly decrease.

There are circumstances other than repayment, defeasance or discharge of the Notes under which the collateral securing the Notes and guarantees will be released automatically, without holders’ consent or the consent of the trustee under the indenture governing the Notes.

Under various circumstances, some of the collateral securing the Notes will be released automatically, including:

•	sale, transfer or other disposal of such collateral in a transaction not prohibited under the indenture governing the Notes;

•	with respect to the collateral held by a guarantor, upon the release of such guarantor from its guarantee and;

•	to the extent required in accordance with any intercreditor agreement.

In addition, a guarantee will be automatically released in connection with a sale of such guarantor or a sale of all or substantially all of the assets of that guarantor, in each case, in a transaction not prohibited under the indenture governing the Notes.

The indenture governing the Notes will also permit us to designate one or more of our restricted subsidiaries that is a guarantor of the Notes as an unrestricted subsidiary. If we designate a subsidiary guarantor as an unrestricted subsidiary, all of the liens on any collateral owned by such subsidiary or any of its subsidiaries and any guarantees of the Notes by such subsidiary or any of its subsidiaries will be released under the indenture governing the Notes. Designation of an unrestricted subsidiary will reduce the aggregate value of the collateral securing the Notes and the related guarantees to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released. In addition, the creditors of the unrestricted subsidiary and its subsidiaries will have claims to the assets of the unrestricted subsidiary and its subsidiaries that are structurally senior to any claims of the holders of Notes.

The indenture governing the Notes permits liens in favor of third parties to secure additional debt, including purchase money indebtedness and capital lease obligations, and any assets subject to such liens will be automatically excluded from the collateral securing the Notes and the guarantees. Our ability to incur purchase money indebtedness and capital lease obligations is subject to the limitations specified in the indenture. In addition, certain categories of assets are excluded from the collateral that will secure the Notes and the guarantees. If an event of default occurs and payment of the Notes is accelerated, the Notes and the guarantees will rank equally in right of payment with the other unsubordinated and unsecured indebtedness of the relevant entity with respect to such excluded assets.

The pledge of the capital stock of our subsidiaries that will secure the Notes will automatically be released from the lien on them and no longer constitute collateral when the pledge of such capital stock would require the filing of separate financial statements with the SEC for that subsidiary.

The Notes and the guarantees are secured by a pledge of the stock of our subsidiary guarantor. Under the SEC regulations in effect as of the date of this prospectus, if the par value, book value as carried by the Company or market value (whichever is greatest) of the capital stock of a subsidiary pledged as part of the collateral to secure the Notes is greater than or equal to 20% of the aggregate principal amount of the Notes then outstanding, such a subsidiary would be required to provide separate financial statements to the SEC. Therefore, the indenture governing the Notes and the related collateral agreements provide that any capital stock of such subsidiaries will be excluded from the collateral to the extent that the pledge of such capital stock would cause such companies to be required to file separate financial statements with the SEC pursuant to Rule 3-16 of Regulation S-X (as in effect from time to time).

As a result, holders of the Notes could lose a portion or all of their security interest in the capital stock of those subsidiaries. It may be more difficult, costly and time-consuming for holders of the Notes to foreclose on the assets of a subsidiary that guarantees the Notes than to foreclose on its capital stock so the proceeds realized upon any such foreclosure could be significantly less than those that would have been received upon any sale of the capital stock of such subsidiary. See the section titled “Description of Notes—Security—General.”

The value of the collateral securing the Notes and related Note guarantees may not be sufficient to secure post-petition interest.

In the event of a bankruptcy proceeding against us or the guarantors, noteholders will be entitled to post-petition interest under the U.S. Bankruptcy Code only if the value of their security interest in the collateral is greater than their pre-bankruptcy claim. Noteholders may be deemed to have an unsecured claim if our obligations under the Notes equal or exceed the fair market value of the collateral securing the Notes. Noteholders that have a security interest in the collateral with a value equal to or less than their pre-bankruptcy claim will not be entitled to post-petition interest under the U.S. Bankruptcy Code. The bankruptcy trustee, the debtor-in-possession or competing creditors could possibly assert that the fair market value of the collateral with respect to the Notes on the date of the bankruptcy filing was less than the then-current principal amount of the Notes. Upon a finding by a bankruptcy court that the Notes are under collateralized, the claims in the bankruptcy proceeding with respect to the Notes would be bifurcated between a secured claim and an unsecured claim, and the unsecured claim would not be entitled to the benefits of security in the collateral. Other consequences of a finding of under collateralization would be, among other things, a lack of entitlement on the part of noteholders to receive post-petition interest and a lack of entitlement on the part of the unsecured portion of the Notes to receive other “adequate protection” under U.S. federal bankruptcy laws. In addition, if any payments of post-petition interest were made at the time of such a finding of under collateralization, such payments could be re-characterized by the bankruptcy court as a reduction of the principal amount of the secured claim with respect to Notes. No appraisal of the fair market value of the collateral securing the Notes has been prepared in connection with this offering of the Notes and, therefore, the value of the collateral trustee’s interest in the collateral may not equal or exceed the principal amount of the Notes. We cannot assure you that there will be sufficient collateral to satisfy our and the guarantors obligations under the Notes.

If we experience a change of control, we may not be able to finance a change of control offer required by the indenture governing the Notes.

If we were to experience a change of control, the indenture governing the Notes will require us to offer to purchase all the Notes then outstanding at 101% of their principal amount, plus unpaid accrued interest to the date of repurchase. If a change of control were to occur, we cannot assure you that we would have sufficient funds to purchase the Notes. The inability to repay such debt, if accelerated, and to purchase all of the tendered Notes following a change of control, would constitute an event of default under the indenture and the events that constitute a change of control under the indenture may also be events of default under a future senior facility. These events may permit the lenders under such future senior facility to accelerate the indebtedness outstanding thereunder. If we are required to repurchase the Notes and repay certain amounts outstanding under such future senior facility if such indebtedness is accelerated, we would probably require third-party financing. We cannot be sure that we would be able to obtain third-party financing on acceptable terms, or at all. If the indebtedness under such future senior facility is not paid, the lenders thereunder may seek to enforce security interests in the collateral securing such indebtedness, thereby limiting our ability to raise cash to purchase the Notes, and reducing the practical benefit of the offer to purchase provisions to the holders of the Notes.

One of the circumstances under which a change of control may occur is upon the sale or disposition of all or substantially all of our capital stock or assets. However, the phrase “all or substantially all” will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or disposition of “all or substantially all” of our capital stock or assets has occurred, in which case, the ability of a holder of the Notes to obtain the benefit of an offer to repurchase all of a portion of the Notes held by such holder may be impaired.

We face risks related to rating agency downgrades.

If one or more rating agencies reduce the ratings assigned to the Notes, the market price of the Notes would be adversely affected. In addition, if any of our other outstanding debt is rated and subsequently downgraded, raising capital will become more difficult, borrowing costs under our credit facilities and other future borrowings may increase and the market price of the Notes may decrease.

The Notes were issued with OID for U.S. federal income tax purposes.

Because the issue price of the Original Notes was less than the principal amount of the Original Notes, the Notes were issued with original issue discount (“OID”) for U.S. federal income tax purposes. Accordingly, U.S. holders will generally be required to include amounts representing OID in gross income as ordinary income on a constant yield to maturity basis for U.S. federal income tax purposes in advance of the receipt of cash payments to which such income is attributable (regardless of such U.S. holder’s regular method of accounting for U.S. federal income tax purposes). For a discussion of these and other U.S. federal income tax consequences of the acquisition, ownership and disposition of the Notes, see the section titled “Material U.S. Federal Income Tax Considerations.”

If an active trading market does not develop for the Notes, you may not be able to resell them.

The Exchange Notes are a new issues of securities for which there are no active trading markets, and we cannot assure you that an active trading market will develop. If no active trading market develops, you may not be able to resell your Exchange Notes at their fair market value or at all. Future trading prices of the Exchange Notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. We do not intend to apply to list the Exchange Notes on any securities exchange. You may not be able to sell your Exchange Notes at a particular time or at favorable prices. As a result, we cannot assure you as to the liquidity of any trading market for the Exchange Notes or, in the case of any holders of the Original Notes that do not exchange them, the trading market for the Original Notes. You may be required to bear the financial risk of your investment in the Notes indefinitely. Future trading prices of the Notes may be volatile and will depend on many factors, including:

•	our operating performance and financial condition;

•	in the case of the Notes, our ability to complete the offer to exchange the Notes for the exchange notes;

•	the interest of securities dealers in making a market for the Notes; and

•	the market for similar securities.

In addition, the market for non-investment grade debt historically has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Notes. The market for the Notes, if any, may be subject to similar disruptions that could adversely affect their value.

Use of Proceeds

We will not receive any cash proceeds from the issuance of the Exchange Notes. In consideration for issuing the Exchange Notes, we will receive in exchange a like principal amount of Original Notes. The Original Notes surrendered in exchange for the Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any change in our capitalization.

Management’s Discussion and Analysis of

Financial Condition and Results of Operations

The following discussion and analysis should be read in conjunction with our audited consolidated financial statements and related notes included elsewhere in this prospectus. This discussion contains forward-looking statements based on our current expectations, assumptions, estimates and projections about our operations, the hydraulic fracturing services industry and the broader oil and natural gas exploration and production industry. These forward-looking statements involve known and unknown risks, uncertainties and other facts outside of our control that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: general economic and competitive conditions, changes in market prices for oil and natural gas, the level of oil and natural gas drilling and corresponding increases or decreases in the demand for our services, the level of capital expenditures by our existing and prospective customers, regulatory changes and other uncertainties, as well as those factors discussed below and elsewhere in this prospectus, particularly in the sections titled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.” We undertake no obligation to update any forward-looking statements, even if new information becomes available or other events materially impact any of the forward-looking statements contained in this prospectus.

Overview

Formed in 1969, we are an independent oilfield services company that provides a wide range of pressure pumping related services to oil and natural gas drilling and production companies to help develop and enhance the production of hydrocarbons. Our traditional oilfield pumping services included cementing, coiled tubing, pressure pumping, acidizing, and other pumping services. In December 2010, we began providing hydraulic fracturing pumping services as a part of our portfolio of services provided to our customers using our own internally produced turbine-powered hydraulic fracturing units. To support our hydraulic fracturing operations, we have also entered into two long-term leases during 2011 for sand mines in Louisiana and Mississippi. These mines are expected to supply a portion of our fracturing sand needs and provide us with the opportunity to sell fracturing sand to third parties.

Beginning in March of 2013, we have begun a new service to manufacture and sell equipment for use in the power generation equipment industry. Our initial sales of power generation equipment were to an affiliate of our chief executive officer, Michel B. Moreno. We currently provide our services to a diverse group of major and large independent oil and natural gas companies throughout North America.

During May 2011, we redeemed through a series of transactions, all of the then existing members’ ownership for cash payments of $2.2 million, an obligation to pay $30.7 million and contingent consideration of up to $30 million, subsequently amended to $35.7 million, based on revenues that are earned from our turbine driven equipment. A new member was admitted for a cash contribution of $0.7 million. This series of transactions resulted in a change of control of the Company which required that a new basis of accounting be established as of the date of the change in control. Due to this, certain of the consolidated financial statements and certain disclosures are presented in distinct periods to indicate the application of the two bases of accounting. The term “Predecessor” refers to the Company prior to the change in control and the term “Successor” refers to the Company following the change in control.

Even though the Company’s operations did not significantly change as a result of the change in control, during the Successor period, the Company’s operations were impacted by the significant growth in its hydraulic fracturing services. Therefore, comparisons of the financial position and results of operations to those of the Predecessor may not be meaningful. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included.

How We Generate Our Revenues

Prior to December 2010, our revenue had been derived from our traditional well services, including cementing, coiled tubing, pressure pumping, acidizing, and other pumping services. Since December 2010, in response to the introduction of shale fracturing to the industry, we began providing an additional pressure pumping service, hydraulic fracturing, to our established customer base to provide us with additional pressure pumping service revenue. As was the case in the year ended December 31, 2012, we expect that a majority of our revenue will be derived from our hydraulic fracturing product offering.

Hydraulic Fracturing Services. We provide hydraulic fracturing and other services to our customers through three different types of customer arrangements:

•	per-stage payments for the committed hydraulic fracturing spreads under long-term agreements, such as our agreement with Shell;

•	contracts providing minimum monthly service fees; and

•	spot market arrangements to provide hydraulic fracturing services at prevailing market rates.

Under any of these arrangements, the fees we charge per fracturing stage will be based on the equipment and personnel required for the job, the flow rate and pressures in the hydraulic fracturing pumps, market conditions in the region in which the services are performed as well as the type and volumes of chemicals and proppants that are consumed during the fracturing process. With respect to our turbine-powered hydraulic fracturing fleet, in September 2011 we entered into a two-year agreement with Shell to provide Shell with hydraulic fracturing services. We delivered our first hydraulic fracturing unit pursuant to our Shell agreement during the first quarter of 2012.

Our long-term contracts require that we provide our hydraulic fracturing equipment, the crew to operate that equipment and the required fuel, chemicals and proppant, and our customers are generally be charged per fracturing stage completed. Our contracts for minimum monthly services are for multiple-year terms, and our customers agree to pay us on a monthly basis for a specified number of fracturing stages, whether or not those stages are actually fractured. To the extent customers utilize more than the specified contract minimums, we are paid an agreed-upon amount per stage actually fractured. Although we have entered into the Shell agreement and will seek additional term contracts for our remaining hydraulic fracturing fleet, we have the flexibility to pursue short-term engagements with multiple customers. We charge prevailing market prices per stage for this work. We believe our ability to provide services in the spot market allows us to take advantage of any favorable pricing and allows us to develop new customer relationships.

Under the long-term contracts and for spot market work, we also charge fees for set up and mobilization of equipment, depending on the job.

We have entered into a lease for two sand mines and expect to generate revenue from third-party sales of sand. The sand from these mines satisfies a portion of our own fracturing sand needs as well as provides us the opportunity to sell fracturing sand to third parties. We have also entered into an agreement with Alliance, an affiliate, to build and operate a wet and dry processing plant that will perform the mining, processing and transportation of raw fracturing sand from these mines to support a portion of our own fracturing sand needs as well as demand from other consumers of fracturing and other types of sand. We pay Alliance $29 per ton for these services and as of March 31, 2013 had prepaid Alliance $4.5 million which will offset future costs. The Company’s agreement with Alliance is in the process of being assumed by SSS.

We have received inquiries from a number of oilfield service companies, including some subsidiaries of E&P companies, regarding possible sale or lease arrangements for our TFPs. We may consider entering into selective sale or lease arrangements to generate near-term cash flow and profitability while we continue to build out our fracturing operations. We expect that we would enter into such an arrangement only in situations in which we would not have the opportunity to provide such services or if our customer agrees that it will not develop or use turbine fracturing technology other than ours for a reasonable period of time.

Well Services. Our revenue from our traditional well pumping services has been, and we believe will continue to be, derived from prevailing market rates for such services, together with associated materials charges. We intend to expand our well services capacity and, to that end, plan to add new cementing and coiled tubing units to our fleet. We placed into service the first of six new coiled tubing units in December 2012 and, in addition, expect to take delivery of and place into service five coiled tubing units and four cementing units during 2013.

Our cementing, coiled tubing, pressure pumping, acidizing and other pumping services are provided in the spot market at prevailing prices per job. We may also charge fees for set up and mobilization of equipment in certain circumstances. The set-up charges and project rates vary with the type of service to be performed, the equipment and personnel required for the job, the distance of the project from our equipment and market conditions in the region in which the service is to be performed. We also charge customers for the materials, such as stimulation fluids, nitrogen, acids and cement, that we use in each job. Materials charges reflect the cost of the materials plus a markup and are based on the actual quantity of materials used in the project. We have entered into Master Service Agreements (“MSAs”) with approximately 90 oil and natural gas companies that enable us to provide well services to those companies on request.

How We Manage Costs and Secure Critical Equipment

The principal expenses involved in conducting our business are the costs of acquiring, maintaining and repairing our equipment, labor and related personnel expenses, product and material costs and fuel costs. Additionally, we will incur costs to deliver and stage our hydraulic fracturing spreads to the worksite.

We purchase our hydraulic fracturing components, including turbine engines, pumps, skids, instrumentation and gear boxes, from third-party vendors, and we then oversee the assembly of the components into TFPs, which we believe provides us access to end products in a timely and more cost-effective manner than purchasing fully constructed components from third parties. Certain installation services necessary for the manufacture of TFPs is provided by TPT under the terms of our installation agreement with it. Please see the section titled “Certain Relationships and Related Person Transactions—Joint Venture” for additional information.

A critical element of our ability to accurately predict and manage the costs of assembling our TFPs is an exclusive agreement TPT has with a vendor that provides remanufactured turbine engines previously used in U.S. military applications. Under our equipment purchase agreement with TPT, we have negotiated a fixed price for up to 200 turbine engines and have taken delivery of 72 turbine engines including 24 held in inventory as of March 31, 2013. The 200 turbines will be sufficient to produce approximately 450,000 HP for use in our TFPs. We believe the reliability of our turbine supply will be a key aspect of our future success as we continue to grow our hydraulic fracturing fleet.

Preventative maintenance on our equipment is an important factor in our profitability. If our equipment is not maintained properly, our repair costs may increase and, during periods of high activity, our ability to operate efficiently could be significantly diminished due to having equipment out of service. Our maintenance crews perform regular inspections and preventative maintenance on each of our trucks and other mechanical equipment. Our management monitors the performance of our maintenance crews at each of our service centers by monitoring the level of maintenance expenses over time and comparing those expenses to budgeted maintenance expenses. A rising level of maintenance expenses over time relative to budgeted amounts can be an early indication that our preventative maintenance schedule is not being followed or that certain of our equipment is in need of major repair or replacement. In this situation, management can take corrective measures to help reduce maintenance expenses as well as ensure that maintenance issues do not interfere with operations. With respect to our hydraulic fracturing fleet, because our TFPs will be assembled using newly remanufactured turbine engines and other new components, we anticipate that our down time for maintenance and repair will initially be lower than our competitors whose hydraulic fracturing equipment has been in use for some time.

We incur significant fuel consumption in connection with the operation of our hydraulic fracturing fleet and the transportation of our equipment and products. However, the ability of our TFPs to utilize natural gas, diesel or biofuel allows us to select the lowest-cost fuel in each market in which we operate.

Raw fracturing sand is an essential element of the proppant used in the fracturing process. We have entered into a lease for two sand mines and expect to generate revenue from third-party sales of sand once we invest in new mining and refining equipment and develop the infrastructure to transport the raw fracturing sand from the mines to the final point of sale. We believe our sand operations will provide a reliable, cost-effective source of raw fracturing sand for certain of our jobs. We expect the sand from these mines to satisfy a portion of our own fracturing sand needs as well as provide us the opportunity to sell fracturing sand to third parties. Based on a report prepared by Westward Environmental, Inc., our mines in Mississippi and Louisiana have an estimated 11 million tons and 7 million tons of proven reserves, respectively, that fall within the sieve size range traditionally used in fracturing operations.

Depreciation and amortization represented approximately 14.4% of our revenues for the three months ended March 31, 2013. Direct labor costs represented approximately 13.6% of our revenues for the three months ended March 31, 2013. Other direct costs, including proppant, chemical and freight costs, represented approximately 75.0% of our revenues for the three months ended March 31, 2013. Indirect costs represented approximately 6.2% of our revenues for three months ended March 31, 2013.

How We Manage Our Operations

Our management team uses a variety of tools to monitor and manage our operations in the following three areas: (1) asset utilization; (2) customer satisfaction; and (3) safety performance.

Asset Utilization. With respect to hydraulic fracturing services, we will measure our activity levels by the total number of hydraulic fracturing stages completed per month by each of our hydraulic fracturing spreads. With respect to our well services, we measure our activity levels by the total number of jobs completed per month. We may also track the number of wells we have serviced in connection with analyzing our fracturing stage count. We also monitor the number of requests we receive for our services and equipment, as well as the number of times either we or our customers decline a job request because of pricing or equipment availability. By consistently monitoring the activity level, pricing and relative performance of each of our spreads and jobs, we can more efficiently allocate our equipment and personnel to maximize our revenue generation and profitability.

As of May 20, 2013, we had approximately 159,750 HP of high pressure pumping capacity in our fleet, of which 150,750 HP was turbine powered. During December 2012 we placed into service the first of six planned new coiled tubing units. A second new coiled tubing unit and two new cementing units were also placed into service in April and May of 2013.

During the three months ended March 31, 2013, we completed 556 fracturing stages and generated average revenue per fracturing stage of approximately $106,258. During this period we also completed 477 well services jobs, generating average revenue per job of approximately $10,319.

Customer Satisfaction. We value our longstanding relationships with our producer customers. We regularly review changes in our revenue per customer to assess each customer’s level of demand for, and satisfaction with, our services. Our management also uses this information to evaluate our position relative to our competitors in the various markets in which we operate.

Safety Performance. Maintaining a strong safety record is a critical component of our operational success. Many of our customers have safety standards we must satisfy before we can perform services for them. We maintain a safety database which allows management to identify negative trends in operational incidents so that appropriate measures can be taken to maintain and enhance our safety standards. We believe our outstanding safety record and proactive behavior-based safety program are significant contributors to our ability to maintain strong customer relationships and gain new work.

Our Challenges

We face many challenges and risks in the industry in which we operate. Although many factors contributing to these risks are beyond our ability to control, we continuously monitor these risks, and we have taken steps to mitigate them to the extent practicable. In addition, we believe that given sufficient capital, we are well positioned to capitalize on the current growth opportunities available in the hydraulic fracturing market. However, we may be unable to capitalize on our competitive strengths to achieve our business objectives and, consequently, our results of operations may be adversely affected. Please read the section titled “Risk Factors” in this prospectus for additional information about the risks we face.

Going Concern Consideration. As discussed in Note 2 to our 2012 consolidated financial statements, we have recurring operating losses and a net working capital deficiency that raise substantial doubt about our ability to continue as a going concern. Our independent registered public accounting firm included an explanatory paragraph in its report on our 2012 consolidated financial statements regarding the substantial doubt about our ability to continue as a going concern. Refer to Note 2 in our 2012 consolidated financial statements for the disclosures describing our plans in regard to these matters.

Attracting and Retaining Operational Personnel. Our ability to provide services profitably and to expand our operations depends on our ability to attract and retain experienced, knowledgeable and skilled operational employees. The demand for skilled workers in our geographic areas of operations is high, resulting in intense competition among oilfield services companies for skilled workers. In addition, we are likely to face increased competition for skilled personnel as new and existing oilfield services companies enter or expand their operations in the hydraulic fracturing sector. We believe that the following elements will help us meet this challenge:

•	the fact that our TFPs require fewer employees per job than conventional diesel-powered hydraulic fracturing equipment;

•	the appeal of operating and being associated with equipment that utilizes the Frac Stack Pack™ technology;

•	our competitive compensation and benefits package; and

•	the ease of operating our turbine-powered hydraulic fracturing equipment relative to conventional diesel-powered equipment.

Hydraulic Fracturing Legislation and Regulation. Hydraulic fracturing generally has been exempt from federal regulation under the SDWA since 2005 except for the underground injection of hydraulic fracturing fluids or propping agents that contain diesel fuels. Our hydraulic fracturing operations do not include the underground injection of hydraulic fracturing fluids or propping agents that contain diesel as a constituent. Legislation has been introduced before Congress in the last few sessions to provide for federal regulation of hydraulic fracturing and to require disclosure of the chemicals used in the fracturing process. Although the federal legislation did not pass, if similar federal legislation is introduced and becomes law in the future, the legislation could establish an additional level of regulation that could lead to operational delays or increased operating costs. The EPA commenced a study, at the order of Congress, of the potential environmental and health impacts of hydraulic fracturing activities, and a committee of the U.S. House of Representatives is also conducting an investigation of hydraulic fracturing practices. EPA issued a Progress Report in December 2012 and a final draft is anticipated by 2014 for peer review and public comment. On October 21, 2011, the EPA announced its intention to propose regulations by 2014 under the Clean Water Act to regulate wastewater discharges from hydraulic fracturing and other natural gas production. The EPA is also using administrative Emergency Orders under the SDWA to regulate certain hydraulic fracturing activities. In addition, various state, regional and local governments have implemented, or are considering, increased regulatory oversight of hydraulic fracturing, and Texas and other states have adopted legislation that requires disclosure of information regarding the substances used in the hydraulic fracturing process to state regulators and the public.

On August 16, 2012, the EPA published final regulations under the federal Clean Air Act, as amended, (the “CAA”) that establish new air emission controls for oil and natural gas production and natural gas processing operations. Specifically, the EPA’s rule package includes New Source Performance Standards to address emissions of sulfur dioxide and volatile organic compounds (“VOCs”) and a separate set of emission standards to address hazardous air pollutants frequently associated with oil and natural gas production and processing activities. The final rule includes a 95% reduction in VOCs emitted by requiring the use of reduced emission completions or “green completions” on all hydraulically-fractured wells constructed or refractured after January 1, 2015. The rules also establish specific new requirements regarding emissions from compressors, controllers, dehydrators, storage tanks and other production equipment. EPA received numerous requests for reconsideration of these rules from both industry and the environmental community, and court challenges to the rules were also filed. EPA intends to issue revised rules in 2013 that are likely responsive to some of these requests. For example, on April 12, 2013 EPA published a proposed amendment extending compliance dates for certain storage vessels. The final revised rules could require modifications to our operations or increase our capital and operating costs without being offset by increased product capture. At this point, we cannot predict the final regulatory requirements or the cost to comply with such requirements with any certainty. In addition, the U.S. Department of the Interior published a revised proposed rule on May 24, 2013 that would updated existing regulation of hydraulic fracturing activities on federal lands, including requirements for disclosure, well bore integrity and handling of flowback water.

In addition, the EPA has implemented its Tier 4 regulations, which, among other things, set emission standards for certain off-road diesel engines that are used to power equipment in the field. Field tests regarding operation of our current turbine-powered hydraulic fracturing units have demonstrated compliance with the Tier 4 standards with respect to NOx and carbon monoxide emissions. Further emissions controls may be required with respect to other emissions regulated by Tier 4 standards, including particulate matter. We believe our turbine-powered fleet’s fuel flexibility provide us with significant advantages relative to many of our competitors inmeeting any newly proposed standards.

In most states, our customers are required to obtain permits from one or more governmental agencies in order to perform drilling and completion activities, including hydraulic fracturing. Such permits are typically required by state and regional governmental agencies, but can also be required by federal and local governmental agencies. The requirements for such permits vary depending on the location where such drilling and completion activities will be conducted. As with all permitting processes, there is a degree of uncertainty as to whether a permit will be granted, the time it will take for a permit to be issued and the conditions that may be imposed in connection with the granting of the permit. In addition, there is an opportunity for public comment or challenge with respect to certain permit applications.

Various state, regional and local governments have implemented, or are considering, increased regulatory oversight of hydraulic fracturing through additional permit requirements, operational restrictions, disclosure requirements, and temporary or permanent bans on hydraulic fracturing in certain environmentally sensitive areas such as certain watersheds. For example, Colorado, Texas and Wyoming have passed laws and regulations requiring the disclosure of information regarding the substances used in the hydraulic fracturing process and other states are considering similar requirements. The availability of information regarding the constituents of hydraulic fracturing fluids could potentially make it easier for third parties opposing the hydraulic fracturing process to initiate legal proceedings based on allegations that specific chemicals used in the fracturing process could adversely affect groundwater.

In addition, a number of states have conducted, are currently conducting, or may in the future conduct, regulatory reviews that potentially could restrict or limit our customers’ access to shale formations located in their states. In some jurisdictions, including New York State and within the jurisdiction of the Delaware River Basin Commission, certain regulatory authorities have delayed or suspended the issuance of permits while the potential environmental impacts associated with issuing such permits can be studied and appropriate mitigation measures evaluated. Permitting delays, an inability to obtain new permits or revocation of our or our customers’ current permits could cause a loss of revenue and potentially have a materially adverse effect on our operations. The adoption of new laws or regulations imposing reporting obligations on, or otherwise limiting or regulating, the hydraulic fracturing process could make it more difficult to complete oil and natural gas wells in shale formations, increase our and our customers’ costs of compliance, and adversely affect the hydraulic fracturing services that we render for our E&P customers. In addition, if hydraulic fracturing becomes regulated at the federal level as a result of federal legislation or regulatory initiatives by the EPA, fracturing activities could become subject to additional permitting or regulatory requirements, and also to attendant permitting delays and potential increases in cost, which could adversely affect our business and results of operations.

Equipment Supply. The overall number of hydraulic fracturing equipment suppliers in the industry in which we operate is limited, and there has historically been high demand for this equipment. We do not foresee difficulties in obtaining needed equipment to complete our planned additions of operating equipment or the parts needed to maintain existing operating equipment.

As of May 20, 2013, we had approximately 159,750 HP of high pressure pumping capacity in our fleet, of which 150,750 HP was turbine powered. During December 2012 we placed into service the first of six planned new coiled tubing units. A second new coiled tubing unit and two new cementing units were also placed into service in April and May of 2013. We do not anticipate adding more horsepower without additional firm customer commitments in the future and we may also consider reconfiguring or selling some portion of the earlier assembled units in the fleet based on customer commitments and our evaluation of the market over the near term.

Since March 2013, we have manufactured and sold approximately $1.0 million of equipment for use in the power generation equipment industry to an affiliate of our chief executive officer, Michel B. Moreno. We may continue to engage additional similar equipment sales to this customer or others in the future, but there is no guarantee that we will do so.

Financing Future Growth. Historically, we have funded our growth through capital contributions, borrowings from our equity holders and third parties, and cash generated from our business. The successful execution of our growth strategy depends on our ability to raise capital as needed to, among other things, finance the purchase of additional hydraulic fracturing equipment and provide working capital. As discussed in Note 2 of the financial statements, we expect the required capital to be provided through a combination of (i) a short-term credit facility, (ii) additional equity raised, (iii) cost reduction and revenue improvement initiatives, (iv) extending services into the manufacturing and sale of turbine driven equipment, and (v) securing amendments to our primary debt facility. If we are unable to generate sufficient cash flows, obtain additional capital on favorable terms or at all, and secure amendments to our primary debt, we may be unable to fund further growth and future operations. However, we see increased demand for our services and turbine driven equipment fueled by natural gas and believe we are well positioned to achieve our working capital and capital expenditure requirements to serve that demand.

Recent Capital Raising Transactions

Amended and Restated Shell Credit Facility and Consent Solicitation. In October 2012, the Company entered into an amended and restated credit facility with Shell pursuant to which Shell agreed to provide up to an aggregate $95.0 million of senior secured term loans, which loans may not be reborrowed once repaid. As of September 30, 2012, there was approximately $24 million outstanding under the then-existing credit facility with Shell, and, upon closing of the Shell Credit Facility, there was approximately $94 million outstanding thereunder. The Shell Credit Facility is secured by a first priority lien on all of the Company’s motor vehicles and equipment. In connection with the Shell Credit Facility, an affiliate of Shell and the trustee under the indenture governing the Notes entered into an amended and restated intercreditor agreement setting forth the relative priority and interests with respect to the Company’s motor vehicles and equipment as between Shell and the trustee, on behalf of the Note holders. Repayments, which will total 25 monthly installments and commenced November 15, 2012, are to be $2.0 million per month through October 2013, $4.0 million per month for the next six months, $7.5 million per month for the next six months and one payment of $1.0 million in the final month.

The Company initiated a successful consent solicitation (the “Consent Solicitation”) offer to modify certain of the covenants contained in the indenture governing its outstanding Notes to effectuate the above and to provide it with additional operating and financial flexibility. Specifically, the company obtained the required consents from the Note holders in order to, among other things:

•

permit the one-time incurrence of up to $95.0 million in senior term loans secured by a first priority security interest in all of the Company’s motor vehicles and equipment under a credit agreement with Shell, for the purpose of financing the purchase of additional motor vehicles and equipment;

•	permit the deferral until August 2013 of the Company’s semi-annual obligation to make an offer to repurchase Notes from the holders thereof; and

•	add an obligation we issue shares of preferred stock, or arrange for other capital contributions at certain times, yielding gross proceeds of up to $15.0 million in the aggregate.

In connection with the Consent Solicitation, the Company agreed to pay the Note holders a consent fee in the amount of 2.5% of the principal amount of any Notes with respect to which consents were validly delivered. This consent fee was payable in the form of new Notes issued under and governed by the terms and conditions of the Company’s indenture, as supplemented. Upon receipt and acceptance of consents for all the Notes then outstanding, the Company issued $5,948,000 in aggregate principal amount of new Notes, for an aggregate principal amount of $255,948,000.

Further, also in connection with the Consent Solicitation:

•	the Company amended its warrant agreement in order to grant its Warrant holders tag-along rights with respect to certain sales of the its common stock; and

•

the Company amended its registration rights agreement in order to provide that the new Notes issued as the consent fee for its consent offer benefit from the registration rights applicable to the existing Notes.

Private Stock Offering. In October 2012, the Company issued non-voting, non-convertible preferred stock that is not entitled to dividends to its existing shareholders in exchange for $10.0 million in gross proceeds and secured a commitment to purchase from time to time additional shares of preferred stock at a price per share equal to the fair market value of such shares yielding gross proceeds to us equal to the amount by which $10.0 million exceeds the aggregate cash on hand for the Company and its consolidated subsidiaries as at the last business day of any fiscal quarter; provided that in no event will such shareholders be required to purchase more than $15.0 million in additional shares in the aggregate.

Effects of Inflation

Inflation did not have a material impact on our results of operations for the years ended December 31, 2011 or 2010. Although the impact of inflation has been insignificant in recent years, it is still a factor in the United States economy and may increase the cost to acquire or replace property, plant and equipment. It may also increase the costs of labor and supplies. In particular, during the year ended December 31, 2012 we experienced unusually high costs for certain of the chemicals used in our services, namely guar, as a result of weather related shortages and high demand, but these costs have since abated significantly. To the extent permitted by competition, regulation and our existing agreements, we generally have and will continue to pass along increased costs to our customers in the form of higher fees.

Critical Accounting Policies

Certain accounting policies require the application of judgment by management in selecting appropriate assumptions for calculating financial estimates, which inherently contain some degree of uncertainty. Management bases its estimates on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the reported carrying values of assets and liabilities and the reported amounts of revenue and expenses that may not be readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. We believe the following are some of the more critical accounting policies and related judgments and estimates used in the preparation of its consolidated financial statements.

Fair Value Measurement. Fair value is defined as the exchange price that would be received to sell an asset or paid to transfer a liability in a principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date, using assumptions market participants would use when pricing an asset or liability. An orderly transaction assumes exposure to the market for a customary period for marketing activities prior to the measurement date and not a forced liquidation or distressed sale. Fair value measurement and disclosure guidance provides a three-level hierarchy that prioritizes the inputs of valuation techniques used to measure fair value into three broad categories:

Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs such as quoted prices for similar assets and liabilities in active markets, quoted prices for similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. This includes certain pricing models, discounted cash flow methodologies, and similar techniques that use significant unobservable inputs.

Fair value may be recorded for certain assets and liabilities every reported period on a recurring basis or under certain circumstances, on a non-recurring basis.

The fair value of the contingent consideration is determined using the estimated cash flows related to the Company’s revenue that is projected to be earned from the Company’s frac turbine units. These cash flows are discounted using a discount rate that reflects the nature of the investment and the risk of the cash flows associated with the contingent consideration. The liability for contingent consideration is reported at fair value on a recurring basis at each reporting period.

Business Combination Accounting. Acquisitions are accounted for under ASC 805, Business Combinations, which requires the use of the purchase method of accounting. All identifiable assets acquired and liabilities assumed are recorded at fair value. In connection with the Company’s change in control during May 2011, the Company recognized all assets and liabilities at their fair value as of the date of the change in control.

In accordance with ASC 805, estimated fair values are subject to adjustment up to one year after the acquisition date to the extent that additional information relative to closing date fair values becomes available. Material adjustments to acquisition date estimated fair values are recorded in the period in which the acquisition occurred and, as a result, previously reported results are subject to change. During the second quarter of 2012, we finalized our fair value assessment related to the change in control transaction. We had preliminarily estimated the portion of revenue attributable to turbine driven equipment, which is used to determine the fair value of the liability for contingent consideration. We updated this preliminary estimate based on actual jobs performed during 2012, which reduced the portion of the revenue attributable to the use of turbine driven equipment. This change in estimate resulted in a decrease in the fair value of contingent consideration at the change in control rate of approximately $5.8 million. In addition, we finalized the valuation of intangible assets acquired, which reduced the fair value of intangible assets by $2.0 million. The aggregate effect of these adjustments reduced goodwill recorded in the transaction by $3.8 million.

Impairment of long-lived assets, including intangible assets. Long-lived assets, which include property, plant and equipment, goodwill, and other intangible assets comprise a significant amount of our total assets. Long-

lived assets to be held and used, including amortizable intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. Goodwill is reviewed for impairment on an annual basis or when events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recorded in the period in which it is determined that the carrying amount is not recoverable. Such impairment assessments require us to make judgments and estimates, including long-term forecasts of its future revenues and costs related to the assets subject to review. These forecasts require assumptions about demand for our products and services, future market conditions and technological developments. Significant and unanticipated changes to these assumptions could result in an impairment change in future periods.

See the Notes to our audited and unaudited consolidated financial statements included elsewhere in this prospectus for additional information on accounting policies affecting our financial condition and results of operations.

Results of Operations

In the near term, we expect that our revenues and results of operations will be positively impacted by increased utilization of our operating equipment, improved pricing for our services, the service revenues generated by growth in our fleet of hydraulic fracturing and well services equipment, and less volatility in the price we pay for certain chemicals such as guar.

Results for the Three Months Ended March 31, 2013 Compared to the Three Months Ended March 31, 2012

The following table summarizes the change in our results of operations for the three months ended March 31, 2013 when compared to the three months ended March 31, 2012 (the “Current Quarter” and “Prior Quarter”, respectively):

	THREE MONTHS ENDED MARCH 31, 2012	THREE MONTHS ENDED MARCH 31, 2013	$ CHANGE
Statement of Operations Data:
Revenue	$6,277	$68,375	$62,098
Operating costs:
Costs of revenue	11,212	64,873	53,661
Selling and administrative expenses	5,515	6,501	987
Depreciation and amortization	3,085	9,849	6,764

Total operating costs	19,812	81,224	61,412

Income (loss) from operations	(13,534)	(12,849)	685
Other income (expense):
Interest expense	(5,517)	(12,975)	(7,458)
Other income (expense)	(6)	(111)	(105)

Net other expense	(5,523)	(13,086)	(7,563)

Income (loss) before income taxes	(19,057)	(25,935)	(6,878)
Income tax expense (benefit)	(2,476)	(759)	1,717

Net income (loss)	$(16,581)	$(25,176)	$(8,595)

			(thousands)

Revenue

Revenue increased $62.1 million, or 989.2%, to $68.4 million for the Current Quarter as compared to $6.3 million for the Prior Quarter. The increase was primarily due to an increase in operating activity resulting from the two hydraulic fracturing spreads that were placed into service in May 2012 and in July 2012. During the Current Quarter we placed into service a fourth hydraulic fracturing spread which was not significantly utilized in the quarter. Of our four spreads in service, only two were highly utilized during the Current Quarter. The remaining spread, which was placed into service in 2012, was idle during the Current Quarter as it was being readied for relocation and to receive up-fitting to enable certain of its TFP’s to utilize field gas as fuel. During the Current Quarter we completed 556 hydraulic fracturing stages with average revenue per stage of $106,258, and our well services equipment completed 477 jobs with average revenue per job of $10,319. During the Prior Quarter one active hydraulic fracturing spread in service completed 14 stages with average revenue per stage of $121,267 and our well services equipment completed 521 jobs with average revenue per job of $8,545. The Current Quarter’s increase in the number of fracturing stages completed is primarily a result of an increase in number and utilization of our hydraulic fracturing spreads in service during the Current Quarter versus the Prior Quarter. The decrease in average revenue per fracturing stage in the Current Quarter as compared to the Prior Quarter resulted primarily from the variations in our customers’ specifications for fracturing their wells. The Current Quarter’s decrease in well services job count and increase in average revenue per job as compared to the Prior quarter is primarily a result of normal variations in the mix of jobs performed.

Costs of Revenue

Costs of revenue increased $53.7 million, or 478.6%, to $64.9 million for the Current Quarter as compared to $11.2 million for the Prior Quarter. This increase was primarily due to an increase in operating activity resulting from the addition of additional hydraulic fracturing spreads during 2012 and increased utilization of our hydraulic fracturing fleet. The most significant increases were in the costs of products (such as sand and chemicals), direct labor, repairs and maintenance, freight, fuel and oil, and lodging. As a percentage of revenue, costs of products (such as sand and chemicals), direct labor, repairs and maintenance, freight, fuel and oil, and lodging represented 51.4%, 13.6%, 9.4%, 8.1%, 1.7% and 2.9%, respectively in the Current Quarter as compared to 44.7%, 39.4%, 31.8%, 16.8%, 8.9% and 5.6%, respectively in the Prior Quarter. The increase in product costs as a percentage of sales is reflective of a drastic increase in fracturing revenues relative to well services revenues in the Current Quarter as compared to the Prior Quarter. In addition, fracturing operations typically require a higher proportion of products to complete a stage for the shale areas in which we service our customers and thus a greater amount of products are used on average to complete a fracturing stage relative to the amount of product used to complete well services jobs. Other than product costs, the remaining costs detailed above decreased as a percentage of revenue in the Current Quarter as compared to the Prior Quarter primarily as a result of improved utilization of the hydraulic fracturing fleet. The net effect of the increase in utilization of the in service hydraulic fracturing fleet was a decrease in our costs as a percentage of revenue to 94.9% for the Current Quarter as compared to 178.6% for the Prior Quarter.

Gross Margin

In March of the Current Quarter certain pricing adjustments became effective with one of our major customers and we continue our ongoing efforts to reduce our costs of operations. In addition, management believes that improved utilization of hydraulic horsepower will occur which should improve our margins for hydraulic fracturing services. We would also expect an improvement in margins in the event our capital expansion plan is restarted as expansion of our fleet of hydraulic fracturing spreads would allow for increased revenues and the leveraging of our operating overhead costs. Our ability to continue to expand our fleet of operating equipment is dependent on our liquidity and capital constraints - see the Liquidity and Capital Resources section below for additional information.

Selling and Administrative Expenses

Selling and administrative expenses increased $1.0 million, or 17.9%, to $6.5 million for the Current Quarter as compared to $5.5 million for the Prior Quarter. This increase was primarily due to an increase in costs associated with the overall growth of our organization and asset base. The most significant increases were in professional fees, travel expenses and wage and benefits costs which increased $0.3 million, $0.3 million and $0.2 million, respectively, for the Current Quarter as compared to the Prior Quarter. As a percentage of revenue, selling and administrative expenses decreased to 9.5% for the Current Quarter as compared to 87.9% for the Prior Quarter as a result of increased revenues.

Depreciation and Amortization

Depreciation and amortization expense increased $6.8 million, or 219.3%, to $9.9 million for the Current Quarter as compared to $3.1 million for the Prior Quarter. During the Current Quarter the increase in depreciation and amortization expense was primarily due to the increased level of operating assets in service as compared to the Prior Quarter. As a percentage of revenue, depreciation and amortization decreased to 14.4% for the Current Quarter as compared to 49.1% for the Prior Quarter as a result of increased revenues.

Interest Expense

Interest expense increased $7.5 million, or 135.2%, to $13.0 million for the Current Quarter as compared to $5.5 million for the Prior Quarter. The increase included a $0.8 million fair value adjustment related to a revaluation of earn-out payable as compared to a $0.7 million fair value adjustment to the earn-out payable valuation recorded in the Prior Quarter. The fair value adjustments resulted in an increase to interest expense for both the Current Quarter and Prior Quarter.

Excluding the fair value adjustments recorded in both Quarters, interest expense for the Current Quarter would have increased $6.7 million, or 139.6%, to $11.5 million, as compared to $4.8 million for the Prior Quarter. The increase was primarily due to a higher level of outstanding borrowings and the discontinuation of capitalized interest recorded during the Current Quarter as compared to the Prior Quarter. We did not capitalize interest during the Current Quarter as a result of the suspension of our fixed asset construction program during the Current Quarter.

Other Expense

Other expense increased $0.1 million for the Current Quarter as compared to $0.0 million for the Prior Quarter. Other expenses for the Current Quarter relate primarily to a loss on the sale of assets disposed in the Current Quarter.

Income Tax Expense (Benefit)

Income tax benefit decreased $1.7 million to $0.8 million for the Current Quarter as compared to $2.5 million for the Prior Quarter. As a result of our net loss of $16.6 million during the Prior Quarter, we recorded additional federal net operating losses that resulted in a net deferred tax amount at March 31, 2013. As a result of our cumulative losses incurred, we have determined that is its more likely than not that a portion of our net deferred tax amount is not recoverable. Accordingly, we established a full valuation allowance for our net deferred tax amount during the Prior Quarter. In addition, during the Current Quarter, we reduced our estimated state tax expense by $0.8 million based on our expected filing elections.

Net Income (Loss)

As a result of the foregoing factors, net loss increased by $8.6 million, or 51.8%, to $25.2 million for the Current Quarter as compared to a net loss of $16.6 million for Prior Quarter.

Results for the Year Ended December 31, 2012 Compared to Year Ended December 31, 2011

As discussed in “Business—Corporate Reorganization”, our 2011 results represent two distinct accounting periods due to the change in control transaction and the resultant change in accounting basis. For comparative purposes, we have combined in the table below and in the discussion of our results of operations the Predecessor and Successor periods. As a result, the combined results may not agree with the amounts presented in our financial statements due to this basis of presentation.

The following table summarizes the change in our results of operations for the year ended December 31, 2012 when compared to the year ended December 31, 2011:

	PREDECESSOR	SUCCESSOR	COMBINED PREDECESSOR/ SUCCESSOR	SUCCESSOR
	FOUR MONTHS ENDED APRIL 30, 2011	EIGHT MONTHS ENDED DECEMBER 31, 2011	YEAR ENDED DECEMBER 31, 2011	YEAR ENDED DECEMBER 31, 2012	$ CHANGE
Statement of Operations Data:
Revenue	$14,446	$18,625	$33,071	$144,783	$111,712
Operating costs:
Costs of revenue	9,815	15,601	25,416	147,113	121,697
Provision for doubtful accounts	—	109	109	6,304	6,195
Selling and administrative expenses	2,002	11,545	13,547	22,286	8,739
Depreciation and amortization	1,724	9,396	11,120	21,170	10,050

Total operating costs	13,541	36,651	50,192	196,873	146,681

Income (loss) from operations	905	(18,026)	(17,121)	(52,090)	(34,969)
Other income (expense):
Interest expense	(364)	(4,522)	(4,886)	(23,864)	(18,978)
Other income (expense)	44	(1,476)	(1,432)	(278)	1,154

Net other expense	(320)	(5,998)	(6,318)	(24,142)	(17,824)

Income (loss) before income taxes	585	(24,024)	(23,439)	(76,233)	(52,794)
Income tax expense (benefit)	63	2,530	2,593	(1,637)	(4,230)

Net income (loss)	$522	$(26,554)	$(26,032)	$(74,596)	$(48,564)

				(in thousands)

Revenue

Revenue increased $111.7 million, or 337.8%, to $144.8 million for the year ended December 31, 2012 as compared to $33.1 million for the year ended December 31, 2011. The increase in revenue was primarily due to an increase in the number of hydraulic fracturing stages performed and an increase in the average revenue per well services job. During the year ended December 31, 2012, three hydraulic fracturing spreads completed 1,152 stages with average revenue per stage of $104,195 and our well services equipment completed 2,496 jobs with average revenue per job of $9,629. During the year ended December 31, 2011, one hydraulic fracturing spread in service completed 45 stages with average revenue per stage of $145,304 and our well services equipment completed 2,888 jobs with average revenue per job of $9,183. The increase in the quantity of hydraulic fracturing stages performed is primarily a result of the increase in the number of hydraulic fracturing spreads in service for the year ended December 31, 2012 as compared to the prior year. The decrease in average revenue per stage for the year ended December 31, 2012 resulted primarily from the fact that two of the three hydraulic fracturing spreads in service during this year were under long-term contractual agreements, as compared to the year ended December 31, 2011 during which the stages completed were based on spot market pricing existing at that time which was generally higher than our 2012 long-term contracts. For the year ended December 31, 2012 as compared to the year ended December 31, 2011 the decrease in well services job count is primarily a result of a reduced level of activity for pump down services and the increase in average revenue per well services job resulted primarily from variations in the sales mix for jobs performed.

Costs of Revenue

Costs of revenue increased $121.7 million, or 478.8%, to $147.1 million for the year ended December 31, 2012 as compared to $25.4 million for the year ended December 31, 2011. The increase in costs of revenue was primarily due to an overall increase in operating activity and unusually high unit prices for chemicals such as guar. Relative to the average price paid for guar during 2011, average prices paid for guar during 2012 were 143% higher. The most significant increases were in costs of products (such as sand and chemicals), direct labor, repairs and maintenance, freight, fuel and oil, and lodging which represented 45.4%, 16.2%, 14.0%, 8.7%, 5.5% and 3.7% of revenue, respectively for the year ended December 31, 2012 as compared to 12.6%, 20.6%, 13.7%, 1.8%, 8.2% and 2.5% of revenue, respectively for the prior year ended December 31, 2011. These increases in cost result primarily from increased hydraulic fracturing activity during the year ended December 31, 2012 as compared to the prior year. The net effect of the increase in costs of revenue, limited utilization of the hydraulic fracturing spread placed into service in July 2012 along with a limited ability to pass on the increased costs of certain chemical to our customers was that costs as a percentage of revenue increased to 101.6% for the year ended December 31, 2012 compared with 76.9% for the year ended December 31, 2011.

Provision for Doubtful Accounts

Provision for doubtful accounts increased $6.2 million to $6.3 million for the year ended December 31, 2012 as compared to $0.1 million for the year ended December 31, 2011. The increase was primarily due to customer disputes related to charges incurred in providing hydraulic fracturing services performed in 2012. As a result, the provision for doubtful accounts increased as a percentage of revenue to 4.4% for the year ended December 31, 2012 as compared to 0.3% for the year ended December 31, 2011.

Selling and Administrative Expenses

Selling and administrative expenses increased $8.7 million, or 64.5%, to $22.3 million for the year ended December 31, 2012 as compared to $13.5 million for the year ended December 31, 2011. This increase was primarily due to an increase in costs associated with senior management, sales and administrative personnel additions and the overall growth of our organization and asset base during the year ended December 1, 2012. The most significant increases were in wage and benefits costs, travel related costs, and insurance expenses which increased $4.0 million, $1.7 million and $1.2 million, respectively, for the year ended December 31, 2012 as compared to the prior year. Selling and administrative expenses decreased as a percentage of revenue to 15.4% for the year ended December 31, 2012 compared to 41.0% for the year ended December 31, 2011 as a result of growth in our revenues.

Depreciation and Amortization

Depreciation and amortization increased $10.1 million, or 90.4%, to $21.2 million for the year ended December 31, 2012 as compared to $11.1 million for the year ended December 31, 2011. The increase was primarily due to the increase in the level of assets in service throughout the year ended December 31, 2012 as compared to the level of assets in service at the prior year end and was offset partially by a $3.5 million reduction in amortization expense as compared to the prior year. The $3.5 million reduction to amortization expense relates primarily to loan costs that were fully amortized in the year ended December 31, 2011. As a percentage of revenue, depreciation and amortization decreased to 14.6% for the year ended December 31, 2012 as compared to 33.6% for the year ended December 31, 2011 primarily as a result of the increase in revenues and the relatively fixed nature of depreciation and amortization.

Interest Expense

Interest expense increased $19.0 million, or 388.4%, to $23.9 million for the year ended December 31, 2012 as compared to $4.9 million for the year ended December 31, 2011. The increase included a $2.1 million fair value adjustment related to a revaluation of earn-out payable for the year ended December 31, 2012 which resulted in a decrease to interest expense.

Excluding the fair value adjustments recorded in both years, interest expense for the year ended December 31, 2012 would have increased $21.7 million, or 430.6%, to $26.0 million from $4.3 million for the year ended December 31, 2011. This increase in interest expense was primarily due to an increase in the amount of outstanding borrowings for the year ended December 31, 2012 as compared to the amount of outstanding borrowings at the prior year ended December 31, 2011. We did not experience any increase in interest expense due to a change in interest rates.

During December 2012, we suspended the assembly of further hydraulic fracturing spreads. As a result, in 2013, interest expense recorded by us will reflect higher interest expense as a result of our no longer capitalizing any interest relating to our construction in progress.

Other Income (Expense)

Other expense decreased $1.1 million, or 79.8%, to $0.3 million for the year ended December 31, 2012 as compared to $1.4 million for the year ended December 31, 2011. The decrease was primarily due to a reduced level of borrowing fees expensed during the year ended December 31, 2012 as compared to the year ended December 31, 2011.

Income Tax Expense (Benefit)

Income tax expense decreased $4.2 million, or 163.1%, to an income tax benefit of $1.6 million for the year ended December 31, 2012 as compared to an income tax expense of $2.6 million for the year ended December 31, 2011. As a result of our net loss of $74.6 million for the year ended December 31, 2012, we recorded additional federal net operating losses that resulted in a net deferred tax amount of $28.2 million at December 31, 2012. As a result of our cumulative losses incurred, we have determined that is its more likely than not that a portion of our net deferred tax amount is not recoverable. Accordingly, we established a full valuation allowance for our net deferred tax amount. Included in our income tax expense (benefit) for the years ended December 31, 2011 and 2012 are $0.1 million and $0.8 million of expense relating to state taxes. The increase in state tax expense is primarily attributable to the increase in the number of hydraulic fracturing spreads in service for the year ended December 31, 2012 compared to the year ended December 31, 2011.

Net Income (Loss)

As a result of the foregoing factors, net loss increased by $48.6 million, or 167.8%, to a net loss of $74.6 million for the year ended December 31, 2012 as compared to a $26.0 million net loss for the year ended December 31, 2011.

Results for the Year Ended December 31, 2011 Compared to Year Ended December 31, 2010

The following table summarizes the change in our results of operations for the year ended December 31, 2011 when compared to the year ended December 31, 2010:

	PREDECESSOR	PREDECESSOR	SUCCESSOR	COMBINED PREDECESSOR/ SUCCESSOR
	YEAR ENDED DECEMBER 31, 2010	PERIOD FROM JANUARY 1 TO APRIL 30, 2011	PERIOD FROM MAY 1 TO DECEMBER 31, 2011	YEAR ENDED DECEMBER 31, 2011	$ CHANGE
Statement of Operations Data:
Revenue	$28,362	$14,446	$18,625	$33,071	$4,709
Operating costs:
Costs of revenue	16,615	9,815	15,601	25,416	8,801
Provision for doubtful accounts	201	—	109	109	(92)
Selling and administrative expenses	3,831	2,002	11,545	13,547	9,716
Depreciation and amortization	4,602	1,724	9,396	11,120	6,518

Total operating costs	25,249	13,541	36,651	50,192	24,943

Income (loss) from operations	3,113	905	(18,026)	(17,121)	(20,234)
Other income (expense):
Interest expense	(1,034)	(364)	(4,522)	(4,886)	(3,852)
Other income (expense)	(468)	44	(1,476)	(1,432)	(964)

Net other expense	(1,502)	(320)	(5,998)	(6,318)	(4,816)

Income (loss) before income taxes	1,611	585	(24,024)	(23,439)	(25,050)
Income tax expense (benefit)	78	63	2,530	2,593	2,515

Net income (loss)	$1,533	$522	$(26,554)	$(26,032)	$(27,565)

			(in thousands)

Revenue

Revenue increased $4.7 million, or 16.6%, to $33.1 million for the year ended December 31, 2011 as compared to $28.4 million for the year ended December 31, 2010. The increase in revenue was primarily due to an increase in average revenue per fracturing stage and per well services job as well as an increase in hydraulic fracturing activity. During the year ended December 31, 2011, one hydraulic fracturing spread in service completed 45 stages with average revenue per stage of $145,304 and our well services equipment completed 2,888 jobs with average revenue per job of $9,183. During the prior year ended December 31, 2010 our hydraulic fracturing equipment completed 24 stages with average revenue per stage of $72,936 and our well services equipment completed 3,262 jobs with average revenue per job of $8,157.

Costs of Revenue

Costs of revenue increased $8.8 million, or 53.0%, to $25.4 million for the year ended December 31, 2011 as compared to $16.6 million for the year ended December 31, 2010. The primary increase in costs of revenue was due to an overall increase in operating activity. The most significant increases were in direct labor, costs of products (such as sand and chemicals), repairs and maintenance, fuel and oil, and indirect labor costs which represented 27.6%, 50.4%, 13.0%, 10.3% and 8.0% of revenue, respectively for the year ended December 31, 2011 as compared to 25.5%, 35.1%, 9.3%, 7.4% and 7.3% of revenue, respectively for the prior year ended December 31, 2010. As a result of the foregoing and an under-utilization of our operating equipment in service, costs as a percentage of revenue increased to 76.9% for the year ended December 31, 2011 compared with 58.6% for the year ended December 31, 2010.

Provision for Doubtful Accounts

Provision for doubtful accounts decreased $0.1 million, or 45.8%, to $0.1 million for the year ended December 31, 2011 as compared to $0.2 million for the year ended December 31, 2010. The decrease was primarily due to insignificant changes to our provision for doubtful accounts. As a result, the provision for doubtful accounts decreased as a percentage of revenue to 0.3% for the year ended December 31, 2011 as compared to 0.7% for the year ended December 31, 2010.

Selling and Administrative Expenses

Selling and administrative expenses increased $9.7 million, or 253.6%, to $13.5 million for the year ended December 31, 2011 as compared to $3.8 million for the year ended December 31, 2010. This increase was primarily due to increases in personnel costs and travel related costs along with significant professional fees all resulting from the growth of our business operations. As a result, selling and administrative expenses increased as a percentage of revenue to 41.0% for the year ended December 31, 2011 compared to 13.5% for the year ended December 31, 2010.

Depreciation and Amortization

Depreciation and amortization increased $6.5 million, or 141.6%, to $11.1 million for the year ended December 31, 2011 as compared to $4.6 million for the year ended December 31, 2010. The increase was primarily due to the effect of a full year of depreciation incurred during the year ended December 31, 2011 for the first spread of fracturing equipment which entered service during the fourth quarter of the year ended December 31, 2010. As a percentage of revenue, depreciation and amortization increased to 33.6% in 2011 from 16.2% in 2010 as a result of less than full utilization of the first spread of fracturing equipment during 2011 and the relatively fixed nature of depreciation and amortization.

Interest Expense

Interest expense increased $3.9 million, or 372.5%, to $4.9 million for the year ended December 31, 2011 as compared to $1.0 million for the year ended December 31, 2010. The increase included a $0.6 million fair value adjustment related to a revaluation of earn-out payable for the year ended December 31, 2011 which resulted in an increase to interest expense.

Excluding the fair value adjustment, interest expense for the year ended December 31, 2011 would have increased $3.3 million, or 330.0%, to $4.3 million. This increase was primarily due to an increase in the amount of outstanding borrowings for the year ended December 31, 2011 as compared to the amount of outstanding borrowings at the prior year end. We did not experience any increase in interest expense due to a change in interest rates.

Other Income (Expense)

Other expense increased $1.0 million, or 206.0%, to $1.4 million for the year ended December 31, 2011 as compared to $0.5 million for the year ended December 31, 2010. The increase was primarily due to lender’s facility fees of $1.5 million at December 31, 2011 as compared to $0.5 million at December 31, 2010.

Income Tax Expense (Benefit)

Income tax expense increased $2.5 million for the year ended December 31, 2011 as compared to $0.1 million for the year ended December 31, 2010. The increase in taxes primarily to the recording of a $2.5 million deferred tax liability during 2011.

Net Income (Loss)

As a result of the foregoing factors, net income decreased by $27.6 million, or 1,798.1%, to a net loss of $26.0 million for the year ended December 31, 2011 as compared to net income of $1.5 million for the year ended December 31, 2010.

Liquidity and Capital Resources

Our historical sources of liquidity have been capital contributions and borrowings from our equity holders, the proceeds from the private offering of the Notes and other indebtedness, and cash generated from our business prior to 2012. Our primary uses of capital have been the acquisition of equipment, debt service, and cash used by operations as we have expanded our business. Primarily as a result of under-utilization of our hydraulic fracturing spread placed into service during the third quarter of 2012, an escalation in the price of certain chemicals we use in the delivery of our services and market factors, the Company experienced negative cash flows from operations throughout 2012.

Sources of cash to cover the negative cash flow from operations and the expansion of our fleet of operating equipment were secured as a result of our entering into a supplemental indenture dated October 24, 2012. The supplemental indenture permitted the funding of the remaining $70 million under the Shell agreement, allowed us to secure an additional $30 million line of credit secured by receivables and inventory and requires up to an additional $13 million of preferred stock to be issued in addition to the $12 million that has been issued previously.

We entered into an agreement, effective September 2, 2011, with Shell to provide Shell with the exclusive right to use a minimum of two high pressure hydraulic fracturing units, with additional units to be made available at Shell’s option. If a termination for cause event occurs, Shell may terminate the agreement and we must pay Shell $10 million in liquidated damages within 90-days after the date such termination is effective. A termination for cause event includes, but is not limited to, (i) failure to deliver the first or second hydraulic fracturing unit on or before its scheduled delivery date, plus, in each case, a 60-day cure period, (ii) failure to achieve certain performance targets or (iii) failure to achieve certain start-up milestones. Shell may also terminate upon a change of control. A change of control occurs upon our consolidation or merger, a sale, lease, exchange or other transfer of substantially all our assets, or a combination in which our shareholders immediately before such combination do not hold, directly or indirectly, more than 50% of the voting securities of the combined company, except that no change of control shall have occurred if Michel B. Moreno remains Chairman of the Company and certain other conditions are met. Following a change of control termination, we must pay Shell $100 million in liquidated damages. Should we be required to pay Shell liquidated damages under a termination for cause event or a change of control, such costs will have a negative impact on our liquidity and capital resources. See “Business—Shell Agreement.”

In April 2012 we entered into an amendment to the Shell agreement to add a senior credit facility and amend the provisions of the security agreement contained in the Shell agreement. The amendment committed Shell to provide advances to the Company in four tranches. In October 2012, the Company entered into a Second Amendment to the Shell agreement pursuant to which Shell agreed to provide up to an aggregate $95.0 million of senior secured term loans, which loans may not be reborrowed once repaid. This credit facility, which we refer to as the “Shell Credit Facility,” is secured by a first priority lien on all of the Company’s motor vehicles and equipment. In connection with the Shell Credit Facility, an affiliate of Shell and the trustee under the indenture governing the Company’s Notes entered into an amended and restated intercreditor agreement setting forth the relative priority and interests with respect to the Company’s motor vehicles and equipment as between Shell and the trustee, on behalf of the Note holders. Repayments, which will total 25 monthly installments and commenced November 15, 2012, are to be $2.0 million per month through October 2013, $4.0 million per month for the next six months, $7.5 million per month for the next six months and one payment of $1.0 million in the final month. As of March 31, 2012, we had approximately $84.0 million outstanding under the Shell Credit Facility.

Effective October 28, 2011, we have made arrangements to acquire 300,000 tons of northern white sand per year for four years from Great Northern Sand LLC (“GNS”) for our own use in our hydraulic fracturing operations and for sales to customers. During this period we pay GNS a monthly fee per ton of sand delivered. To the extent we fail to purchase our contracted amount in any given year, we will pay GNS liquidated damages calculated based on a dollar amount per ton we did not order for that year. Our obligation to purchase a contracted amount annually could have an adverse impact on our liquidity. See “Business—Sand Purchase Agreement.”

Our agreement with Alliance requires us to pay a fixed rate for sand processing services until certain tonnage or time measures are met, regardless of prevailing market rates for such services or market prices for our sand. If market prices for our sand decline, our liquidity could be negatively impacted by lower margins due to the fixed rate we pay for sand processing services. In addition, we are wholly dependent on Alliance for sand processing services. If Alliance refuses to provide sand processing services to us, our liquidity could be negatively impacted. This agreement with Alliance is in the process of being assumed by SSS.

In February 2013, we entered into a new agreement to purchase chemicals from Chemrock Technologies, LLC, a chemical company, in which MMR, one of our stockholders, had a 50% ownership interest. The contract calls for market pricing and may result in payments that could exceed $40.0 million dollars over eighteen months. The agreement requires a prepayment of $3.9 million to Chemrock which will be applied against future purchases. As of March 31, 2013, $1.0 million of the required prepayment amount has been paid. We may also purchase chemicals from unrelated vendors, however we have agreed to purchase at least $40.0 million dollars worth of product over the term of the agreement, or pay a penalty equal to the average lost profit to Chemrock for the amount not purchased. Our obligation to purchase a contracted amount over the term of this agreement could have an adverse impact on our liquidity.

Ongoing and increased exploration and production of unconventional oil and natural gas fields has led to increased demand for hydraulic fracturing services. Two technologies—horizontal drilling and hydraulic fracturing—are critical to recovering oil and natural gas from unconventional resource formations. Because of the correlation between horizontal drilling and the need for hydraulic fracturing, pumping, coiled tubing and other related services, we view the horizontal rig count as one indicator of the overall demand for our services. According to Baker Hughes, the horizontal rig count has increased from 108 in 2004 to 1,136 as of February 1, 2013. In addition to an increase in rig count, the percentage of active drilling rigs used to drill horizontal wells, has increased from 17.3% in 2006 to 57.4% in 2011. While the aggregate rig count has exhibited growth, the number of rigs drilling for natural gas has recently declined to its lowest level in 13 years as a result of low natural gas prices, while the number of rigs drilling for oil has more than offset this decline as a result of relatively high prices for oil. To the extent that the recent fluctuations in global crude oil prices develop into a prolonged decline, this drop could result in a reduction in the growth rate of active oil rigs and a decline in the number of active oil rigs from current levels. Should oil and gas prices continue to exhibit instability and should demand for both commodities to decline simultaneously, we may experience a negative impact on our liquidity and capital resources.

Our ability to satisfy debt service obligations and to secure required capital will depend upon our ability to implement our financial plan as discussed in Note 2 of the 2012 consolidated financial statements. We expect the required capital to be provided through a combination of (i) a short term credit facility, (ii) additional equity raised, (iii) cost reduction and revenue improvement initiatives, (iv) extending services into the manufacturing and sale of our turbine driven units, and (v) securing amendments to our primary debt facility. If we are unable to generate sufficient cash flows or to obtain additional capital on favorable terms or at all, we may be unable to finance further growth and operations. We expect that operations will begin to generate cash as a result of improved pricing, improvements in the spot market prices for hydraulic fracturing services and improvement in the utilization of our hydraulic fracturing services equipment during 2013. In addition, we see increased demand for our services and hydraulic fracturing fleet fueled by natural gas and believe we are well positioned to finance our required working capital and capital expenditures to serve that demand. However, spot prices are subject to change based on changes in market factors.

Capital Expenditures

The oil and natural gas hydraulic fracturing and well services business is capital-intensive, requiring significant investment to expand, upgrade and maintain equipment. Our capital requirements consist primarily of:

•	growth capital expenditures through 2013, such as those to acquire equipment and other assets to grow our business; and

•	maintenance capital expenditures, which are capital expenditures made to extend the useful life of partially or fully depreciated assets.

We have made capital expenditures of approximately $10.0 million for the three month period ending March 31, 2013.

Our capital budget may be adjusted as business conditions warrant. However, if oil and natural gas prices decline significantly, we could defer a significant portion of our non-contracted budgeted capital expenditures until later periods to prioritize capital projects that we believe have the highest expected returns and potential to generate near term cash flows. We routinely monitor and adjust our capital expenditures in response to our projected needs for new equipment while seeking to maintain our targeted liquidity.

Additionally, we will continually monitor service offerings and technologies that may complement our businesses and opportunities to acquire additional equipment to meet our customers’ needs. We actively review acquisition opportunities on an ongoing basis. Our ability to make significant acquisitions for cash would likely depend on our ability to obtain additional equity or debt financing, which we may not be able to obtain on terms acceptable to us or at all.

Financial Condition and Cash Flows

The following table summarizes the change in our statement of cash flows for the three months ended March 31, 2013 when compared to the three months ended March 31, 2012 (the “Current Period” and “Prior Period”, respectively):

STATEMENT OF CASH FLOWS	THREE MONTHS ENDED MARCH 31, 2012	THREE MONTHS ENDED MARCH 31, 2013
Cash flows provided by (used in):
Operating activities	$(27,890)	$9,932
Investing activities	(44,079)	(7,270)
Financing activities	2,694	(5,560)

Change in cash and cash equivalents	$(69,276)	$(2,898)

		(thousands)

Net Cash Flows (Used in) Provided by Operating Activities

Net cash provided by operating activities increased $37.8 million, to $9.9 million, for the Current Period compared to net cash used in operating activities of $27.9 million for the Prior Period. This increase in net cash flows are primarily due to a $14.5 million increase in accounts payable and accrued expenses and a $21.0 decline in inventory purchases between periods. This was partially offset by a decrease in net loss, net of non-cash items, of $0.1 million for the Current Period.

Net Cash Flows Used in Investing Activities

Net cash used in investing activities decreased $36.8 million, to $7.3 million, for the Current Period compared to $44.1 million for the Prior Period. This decrease was primarily due to a $34.3 million decrease in purchases of property and equipment and a $2.5 million increase in proceeds from the sale of property. For the Current Period, net cash used in investing activities consisted primarily of purchases of property, plant and equipment of $10.0 million and was partially offset by $2.7 million of net cash provided by proceeds from the sale of our Weatherford, Texas district office in the Current Period. Equipment expenditures generally include various vehicles, auxiliary equipment, components needed for the manufacture and assembly of turbine-powered hydraulic fracturing equipment and well services equipment. Refer to the Liquidity and Capital Resources section for discussion of our plans regarding future investing activities.

Net Cash Flows Provided by (Used in) Financing Activities

Net cash used in financing activities increased $8.2 million, to $5.6 million of net cash used in financing activities for the Current Period compared to $2.7 million of net cash provided by financing activities for the Prior Period. The decrease was primarily due to a $7.1 million increase in debt repayments, a $2.9 million decrease in borrowings and a $1.6 million increase in proceeds from the issuance of preferred stock. For the Current Period net cash provided by financing activities consisted primarily of a $1.6 million in proceeds from the sale of preferred stock and $0.1 million in proceeds from the issuance of debt. Net cash used by financing activities consisted primarily of net repayments of debt of $7.1 million.

As discussed above, our 2011 results represent two distinct accounting periods due to the change in control transaction and the resultant change in accounting basis. For comparative purposes, we have combined in the table below and in the discussion of our financial conditions and cash flows the Predecessor and Successor periods. As a result, the combined results may not agree with the amounts presented in our financial statements due to this basis of presentation.

The following table sets forth historical cash flows information for each of the years ended December 31, 2012, 2011 and 2010:

	PREDECESSOR	PREDECESSOR	SUCCESSOR	COMBINED PREDECESSOR/ SUCCESSOR
STATEMENT OF CASH FLOWS	YEAR ENDED DECEMBER 31, 2010	PERIOD FROM JANUARY 1, TO APRIL 30, 2011	PERIOD FROM MAY 1 TO DECEMBER 31, 2011	YEAR ENDED DECEMBER 31, 2011	YEAR ENDED DECEMBER 31, 2012
Cash flows provided by (used in):
Operating activities	$3,085	$2,054	$(39)	$2,015	$(81,527)
Investing activities	(2,421)	(256)	(120,333)	(120,589)	(98,100)
Financing activities	(46)	(1,006)	205,860	204,854	100,942

Change in cash and cash equivalents	$618	$792	$85,488	$86,280	$(78,685)

					(in thousands)

Net Cash Flows Provided by (Used in) Operating Activities

Net cash used by operating activities increased $83.5 million, to $81.5 million for the year ended December 31, 2012 compared to $2.0 million net cash provided by operating activities for the year ended December 31, 2011. The decrease in net cash flows provided primarily reflect an increase in net loss, net of non-cash items, of $35.3 million, and $56.2 million of net cash used to support increased levels of working assets such as accounts receivable, inventory and prepaid expenses for the year ended December 31, 2012. These amounts were partially offset by $7.9 million of net cash provided by operating activities for the year ended December 31, 2012 resulting primarily from an increase in accounts payable.

Net cash provided by operating activities decreased $1.1 million, to $2.0 million for the year ended December 31, 2011 compared to $3.1 million for the year ended December 31, 2010. The decrease in net cash flows primarily reflects an increase in net loss, net of non-cash items, of $18.1 million which was partially offset by $17.0 million of net cash provided by operating activities resulting primarily from decreased levels of accounts receivable and other receivables and increased levels of accounts payable for the year ended December 31, 2011.

Net Cash Flows Provided by (Used in) Investing Activities

Net cash used in investing activities decreased $22.5 million, to $98.1 million, for the year ended December 31, 2012 compared to $120.6 million for the year ended December 31, 2011. This decrease was primarily due to a $21.4 million decrease in purchases of property and equipment. During the year ended December 31, 2012, net cash used in investing activities consisted primarily of purchases of property, plant and equipment of $98.5 million related to the capital expenditure plan in progress and was partially offset by $0.4 million of net cash provided by proceeds from the sale of property. Equipment expenditures generally include various vehicles, auxiliary equipment, components needed for the manufacture and assembly of turbine-powered hydraulic fracturing equipment and well services equipment.

Net cash used in investing activities increased $118.2 million, to $120.6 million, for the year ended December 31, 2011 compared to $2.4 million for the year ended December 31, 2010. This increase was primarily due to $120.0 million in purchases of property, plant and equipment related to hydraulic fracturing and well service equipment additions. Expenditures included the construction of a new district office in Weatherford, Texas and various support equipment and components needed to grow our fleet of hydraulic fracturing and well service equipment.

Net Cash Flows Provided by (Used in) Financing Activities

Net cash provided by financing activities decreased $103.9 million, to $101.0 million, for the year ended December 31, 2012 compared to $204.9 million for the year ended December 31, 2011. The decrease was primarily due to $241.6 million of net cash provided by proceeds from the issuance of senior notes during the year ended December 31, 2011. Net cash provided by financing activities during the year ended December 31, 2012 consisted primarily of $100.0 million of net proceeds from advances by Shell under the revolver agreement, $10.0 million from the sale of preferred stock, $1.9 million of net proceeds from Ford Motor Credit and $2.5 million in financed insurance premiums. Net cash used by financing activities during the year ended December 31, 2012 consisted primarily of net principal repayments of $12.9 million of which $10.0 million was repayment to Shell on the revolving credit facility and $0.7 million used to pay financing fees.

Net cash provided by financing activities increased $204.9 million to $204.9 million, for the year ended December 31, 2011 compared to $0.0 million for the year ended December 31, 2010. The increase was primarily due to net cash provided by financing activities relating to the offering of the Original Notes which provided $241.6 million in net cash proceeds from the issuance of 250,000 units at a price of $990 per unit with each unit consisting of $1,000 principal amount of 13% senior secured notes due 2016 and one warrant to purchase .988235 shares of the Company’s common stock. Shareholders also provided $1.2 million in capital contributions. This was partially offset by net cash used in financing activities consisting primarily of net repayments of $29.6 million under our prior senior secured facilities, $14.0 million in debt issuance costs, and $0.2 million to repay owners and affiliates.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Business

Company Overview

Formed in 1969, we are an independent oilfield services company that provides a wide range of pressure pumping related services to oil and natural gas drilling and production companies to help develop and enhance the production of hydrocarbons. Our traditional oilfield pumping services included cementing, coiled tubing, pressure pumping, acidizing, and other pumping services. We also produce our own TFPs. In December 2010, we began providing hydraulic fracturing pumping services as a part of our portfolio of services provided to our customers using our own internally produced turbine-powered hydraulic fracturing units. To support our hydraulic fracturing operations, we have also entered into two long-term leases during 2011 for sand mines in Louisiana and Mississippi. These mines are expected to supply a portion of our fracturing sand needs and provide us with the opportunity to sell fracturing sand to third parties. Our hydraulic fracturing operations utilize turbine-powered hydraulic fracturing pumping equipment that we believe provides several advantages over the diesel-powered pumping equipment generally utilized in the industry. These advantages include lower emissions, a smaller operating footprint, lower operating costs and greater fuel flexibility, including the ability to operate on natural gas.

Each of our turbine-powered hydraulic fracturing units consists primarily of a TFP and various hoses, valves, tanks and other supporting equipment that are typically mounted to a flat-bed trailer. The group of hydraulic fracturing units, other equipment and vehicles necessary to perform a typical fracturing job is referred to as a hydraulic fracturing “spread” and we refer to all of our spreads together as our hydraulic fracturing “fleet.”

As of May 20, 2013, we had approximately 159,750 HP of high pressure pumping capacity in our fleet, of which 150,750 HP was turbine powered. During December 2012 we placed into service the first of six planned new coiled tubing units. A second new coiled tubing unit and two new cementing units were also placed into service in April and May of 2013. We do not anticipate adding more horsepower without additional firm customer commitments in the future and we may also consider reconfiguring or selling some portion of the earlier assembled units in the fleet based on customer commitments and our evaluation of the market over the near terms.

Our current well services customers include Shell, Anadarko Petroleum Corporation, Apache Corporation, Encana Corporation, EOG Resources, Inc. and Denbury Resources Inc. We have entered into MSAs to provide our services to approximately 90 oil and natural gas companies.

In 2011 we entered into a two-year agreement with Shell to provide hydraulic fracturing services. We began providing hydraulic fracturing services to Shell under this agreement in January 2012. Shell has dedicated resources, including technical staff, to work with us to ensure timely completion of hydraulic fracturing equipment that satisfies its technical and safety standards. Please see the section titled “Business—Shell Agreement.”

Corporate Reorganization

Conversion

The Company was formerly a Louisiana limited liability company under the name Hub City Industries, L.L.C. In September 2011, we changed our name to Green Field Energy Services, LLC, and in October 2011, we converted into a Delaware corporation.

Equity Redemptions and Repurchases

In May 2011, we entered into agreements with certain of our members to repurchase all of their equity interests in us for cash. These redemption agreements required upfront payments to be made to certain parties as well as earnout payments to be made to all parties over time based on the gross revenues of our hydraulic fracturing services. As of September 30, 2011, payment of the repurchase obligations with respect to the equity interests of two members, Moody Moreno & Rucks, L.L.C. (“MMR”) and Egle Ventures, L.L.C. (“Egle”), remained outstanding and were classified as debt on our balance sheet as of that date. On October 13, 2011, the Company and MMR, an entity in which our Chief Executive Officer indirectly holds a 40% ownership interest, agreed to rescind the redemption agreement applicable to the equity interests previously held by MMR, thereby eliminating the approximate associated $27.9 million debt obligation reflected on the Company’s balance sheet. On October 14, 2011, the Company paid $0.7 million of its outstanding obligation to Egle and MOR MGH Holdings, L.L.C. (“MMH”) assumed the remainder of that obligation, in the amount of $3.0 million, thereby eliminating the associated approximate $3.7 million debt obligation reflected on the Company’s balance sheet. Egle is owned by our prior chief executive officer, John Eglé. Please see the section titled “Certain Relationships and Related Person Transactions.” Following these redemptions and repurchases, as of October 17, 2011, MMH owned, on a undiluted basis, 88.9% of our common stock and MMR owned, on an undiluted basis, the remaining 11.1%. This series of transactions resulted in a change of control of the Company in May 2011 which requires a new basis of accounting be established as of the date of the change in control. Due to this, the consolidated financial statements and certain disclosures are presented in distinct periods to indicate the application of the two bases of accounting. The term “Predecessor” refers to the Company prior to the change in control and the term “Successor” refers to the Company following the change in control.

Stock Split

In November 2011 we amended our certificate of incorporation to, among other things, effect a stock split on a 1,400 for 1 basis. The stock split was effected simultaneously for all our then-issued and outstanding common stock and the exchange ratio was the same for each share of issued and outstanding common stock. The stock split affected all of our stockholders uniformly and did not affect any stockholder’s percentage ownership interest in us. Shares of common stock issued pursuant to the stock split are fully paid and nonassessable.

Our Service Lines

We currently conduct our operations through the following service lines:

Hydraulic Fracturing Services

Our customers utilize our hydraulic fracturing services to enhance the production of oil and natural gas from formations with restricted natural flow of hydrocarbons. The fracturing process consists of pumping a fluid into a perforated well casing or tubing at a sufficient pressure and rate to cause the underground formation to crack, allowing the oil or natural gas to flow more freely. Sand, bauxite, resin-coated sand or ceramic particles, each referred to as a proppant or propping agent, are suspended in the fracturing fluid and prop open the cracks created by the hydraulic fracturing process in the underground formation. The extremely high pressure required to stimulate wells in many of the regions in which we operate presents a challenging environment for achieving a successfully fractured horizontal well. As a result, an important element of the services we provide to oil and natural gas producers is designing the optimum well completion, which includes determining the proper fluid, proppant and injection specifications to maximize production. Our contracted engineering staff also provides technical evaluation, job design and fluid recommendations to our customers as an integral element of our hydraulic fracturing service.

Our TFPs are powered by remanufactured turbine engines previously used in U.S. military applications. These turbine engines have a reputation for reliability and durability. We believe our TFPs are more cost effective to operate and maintain than conventional diesel-powered equipment. Prior field tests regarding operation of our current TFPs have demonstrated compliance with respect to emissions of nitrogen oxides (“NOx”) and carbon monoxide under the United States Environmental Protection Agency (“EPA”) Clean Air Nonroad Diesel Tier 4 (“Tier 4”) standards that regulate emissions from certain off-road diesel engines. Further emission controls may be required with respect to other emissions regulated by Tier 4 standards, including particulate matter. We conducted further Tier 4 emissions testing in the second quarter of 2012 on certain of our new TFPs.

The following table compares our current turbine-powered pressure pumping equipment against conventional diesel-powered pressure pumping equipment.

	TURBINE-POWERED	CONVENTIONAL DIESEL-POWERED
Multi-Fuel Capability	Natural gas, diesel or biofuel	Diesel or biofuel
Emissions (using diesel)	Lower than typical diesel emissions: Have met Tier 4 standards for NOx and carbon monoxide	Requires catalytic converter to meet Tier 4 standards (reduces HP, additional cost)
HP per trailer	4,500 HP (2 pumps)	2,250 HP (1 pump)
Major Engine Repair	Generally onsite repair or exchange	Generally requires trip to repair shop

We intend to provide hydraulic fracturing and other services to our customers through long-term agreements, such as our agreement with Shell, agreements providing minimum monthly service fees and spot market agreements.

Sand Reserves

Raw fracturing sand is an essential element of the proppant used in the hydraulic fracturing process. In 2011 we entered into a long-term lease arrangement for two open-pit sand mines, referred to as “wet pit” mines, in Mississippi and Louisiana to secure access to sand for use in our hydraulic fracturing operations as well as to market and sell to other providers of hydraulic fracturing services. The lease expires on September 30, 2041. The base cost for the lease of the Mississippi mine and the Louisiana mine over the lease term is approximately $1.5 million and $2.0 million, respectively. Additionally, we pay royalty fees per ton that vary based on the type of sand, gravel, or clay and other earthen materials extracted. The lease also contains options to purchase the mines in various segments. All of such options expire within the first three years of the lease period. Our mine in Louisiana is referred to as the “Hickory Mine,” and our mine in Mississippi is referred to as the “Nicholson Mine.” As of April 26, 2013, we had a total of 11.0 million tons of proven recoverable mineral reserves at our Nicholson mine and 7.0 million tons of proven recoverable mineral reserves at our Hickory mine.

Prior to our lease, the mines had been operated by other operators that primarily extracted aggregate used for construction materials. Since acquiring the lease we have entered into an agreement with Alliance, an affiliate and the designated operator of the mines, to build and operate a wet and dry processing plant and to perform the dredging of our mines and the processing and transportation of the materials from our mines. Under that agreement Alliance has begun to renovate and upgrade the production capabilities of the Hickory Mine to enable it to produce multiple products through various wet processing methods, including suction dredging, washing and screening. The Company’s agreement with Alliance is in the process of being assumed by SSS. We plan to similarly develop the Nicholson Mine in the future. Once the dredged and processed material on site, certain types of sand and aggregate will be marketed to other consumers. The operator will transport our fracturing sand from our site to a dry processing facility for further processing. We will use this further processed sand to support a portion of our own fracturing sand needs as well as the demand from other consumers of fracturing sand.

We created a wholly owned subsidiary, Proppant One, Inc., to market the sand from these mines. We believe our sand operations will provide a reliable source of raw fracturing sand. We have also made arrangements to acquire 300,000 tons of sand annually for four years to partially meet our hydraulic fracturing service obligations pursuant to the Shell agreement and other future arrangements. See the section titled “Business—Sand Purchase Agreement.”

We believe that our mines provide us with a large and useful quality of sand reserves. “Reserves” are defined by SEC Industry Guide 7 as that part of a mineral deposit that could be economically and legally extracted or produced at the time of the reserve determination. Industry Guide 7 divides reserves between “proven (measured) reserves” and “probable (indicated) reserves” which are defined as follows:

•

Proven (measured) reserves. Reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes; grade and/or quality are computed from the results of detailed sampling and (b) the sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth and mineral content of reserves are well-established.

•

Probable (indicated) reserves. Reserves for which quantity and grade and/or quality are computed from information similar to that used for proven (measured) reserves, but the sites for inspection, sampling, and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven (measured) reserves, is high enough to assume continuity between points of observation.

We categorize our reserves as proven in accordance with these SEC definitions. We estimate that we had a total of approximately 18.0 million tons of proven recoverable mineral reserves as of April 26, 2013. The quantity and nature of the mineral reserves at each of our properties are estimated first by third-party geologist and mining engineering firm Westward Environmental, Inc. (“Westward”) who prepared an estimate of our proven mineral reserves at our Hickory and Nicholson facilities, and we internally track the depletion rate on an interim basis.

To opine as to the economic viability of our reserves, Westward considered the ratio over overburden to minable material, also known as the stripping ratio; the percent of the reserve which can be recovered and sold as a commercial product; and the presence of a market demand for the product. Based on its review of those factors and its extensive experience with similar operations, and taking into account possible cost increases associated with a maturing mine, Westward concluded that our mines contained a total of 18.0 million tons of proven fracturing sand reserves. The cutoff grade used by Westward in estimating our reserves considers only sand that will pass through a #20 mesh and are retained on a #70 mesh screen as proven reserves, meaning only sands with mesh sizes between #20 and #70 are included in Westward’s estimate of our proven reserves.

Fracturing Sand Production Facilities

The following table provides information regarding our existing fracturing sand production facilities as of April 26, 2013.

Mine/Plant Location	Proven Reserves(1)	Probable Reserves(1)	Primary Reserve Composition	Lease Expiration Date(2)	Mine Area(3)
	(millions)	(millions)			(acres)
Hickory	7.0	16.2	14–60 mesh	September 30, 2041	133
Nicholson	11.0	2.1	50–15 mesh	September 30, 2041	185

(1)	Reserves are estimated as of April 26, 2013 by third-party independent engineering firms based on core drilling results and in accordance with the SEC’s definitions of proven reserves.
(2)	Our leases are subject to a limited option to purchase at the end of the lease term.
(3)	Reserves estimate for Nicholson are based on current MDEQ permitted acres; total acres leased total 406 and may be also be minable although not currently permitted.

Hickory Mine

In response to our own needs and customer demand for fracturing sand for use in hydraulic fracturing operations, we leased a sand mining facility in Pearl River, Louisiana known as the Hickory Pit in October 2011, and have not yet commenced operations. We lease the surface mining rights to a 300-acre mine site that, as of April 26, 2013, contained approximately 7.0 million tons of proven recoverable reserves between 20 and 70 mesh. The mineral reserves at our Hickory mine are secured under a property lease that expires in 2041. Pursuant to the lease agreement we have made payments to secure the lease and will pay royalties for each ton of sand and gravel extracted. We also pay the operator $29 per ton for saleable frac sand that has been processed through a wet and dry facility. Our royalty payments are (1) $3.50 per ton for #67 or larger gravel; (2) $2.50 per ton for gravel smaller than #67; (3) $2.50 per ton for specialty sand to include but not limited to masonary sand, blasting sand, and API certified fracturing sand; and (4) $1.25 per ton for other clay or earthen material removed including fill and concrete sand. However, our total royalty payment for material extracted from all of our properties will never exceed $30 million dollars, and we have a limited option to purchase the property.

The Hickory Mine lies above the Deweyville Allogroup-Mitchell Hammock alloformation. This area forms terraces lying between modern floodplains and the surface of the Prarie Allogroup found along the valley walls of the nearby coastal river systems. These terrace segments occur over a range of about 15 feet in elevation and are characterized by oversized relict meander loops, and exhibits well-preserved relict channels. The Alliance wet plant facility on the property is currently under construction and will be a completely new facility which will rely primarily on industrial grade suction dredging and aggregate processing equipment to dredge, wash and process up to 250 tons of aggregate per hour of which wet frac sand would represent approximately 100 tons per hour. The dry plant sits inside a metal enclosed building and contains a 175 ton per hour fluid bed dryer as well as five high capacity mineral separators. The dryer is capable of producing approximately 1.0 million tons per year of dry fracturing sand in varying gradations, including 20/40, 30/50 and 40/70 mesh. The dredge used for our mine is operated with diesel fuel and the on-site processing plant will utilize electric power from a local utility, while the dry plant facility runs on electricity and natural gas, and we obtain the necessary water from natural sources on the property.

Our Hickory lease and the aggregate processing facility are located approximately 18 miles south of the Alliance dry plant and are accessible through a 1.5 mile gravel road and a 16 mile paved county/state road that provides us with year-round trucking access. Once produced and dried, sand from our Hickory facility will be stored in one of four on-site silos with a combined storage capacity of 24,000 tons. Outgoing shipments of fracturing sand will be loaded onto rail cars operated by the mine operator on rail spurs they lease or own. Those rail cars are then are pulled on a rail line owned by Burlington Northern Sante Fe Railroad. Because of the cost efficiencies of shipping frac sand by rail, the dry processing plant’s strategic location adjacent to a Burlington Northern Santa Fe rail line provides our customers with the ability to transport fracturing sand from the Alliance dry processing facility to all major unconventional oil and natural gas basins currently producing in the United States.

We have spent $1.3 million on lease payments and equipment and $4.6 million in advance payments to Alliance for wet mine operating and dry plant processing fees. We are currently planning no new capital expenditures on the property.

Nicholson Mine

Our Nicholson mine is located in Nicholson, Mississippi, originally commenced mining operations in 2009 and has established road access, electrical utilities provided by the local utility company with water sources occurring naturally on site. We leased the surface mining rights to a 406-acre mineral deposit that is currently not being mined and does not have the necessary dredging equipment or wet processing plant necessary to begin mining operations. There are currently no definitive plans to begin capital expenditures necessary to commence mining operations. As of April 26, 2013, the Nicholson mineral deposit contained approximately 11.0 million tons of proven recoverable reserves. The property contains 406 acres of open land approximately four miles southwest of Picayune, Mississippi. We are not currently producing sand at our Nicholson Facility, as our needs and the needs of our hydraulic fracturing customers do not require us to operate this mine. Should we choose to begin operations at the Nicholson facility, we will be obligated to make payments of (1) $3.50 per ton for #67 or larger gravel; (2) $2.50 per ton for gravel smaller than #67; (3) $2.50 per ton for specialty sand to include but not limited to Mason sand, Blasting sand, and API Certified Frac Sand; and (4) $1.25 per ton for other clay or earthen material removed including fill and concrete sand, for royalties on the material extracted from the property. However, our total royalty payment for material extracted from all of our properties will never exceed $30 million dollars, and we have a limited right to purchase the property.

Our Nicholson Mine lies above three surfact geology zones: the Holocene backswamp, the Holocene meander belts, and the Pleistocene Praire Allogroup undifferentiated. These areas are part of the modern Pearl River deltaic and flood plains, and reflect the infilling of an entrenched valley during the late Pleistocene low level sea stands. The equipment necessary to begin mining operations at the Nicholson Facility includes various improvements such as suction dredging, washing and screening equipment. These facilities run on diesel fuel and electricity, and we obtain the necessary water from wells on the property. Heavy equipment would be used to mine sand from an open-pit in phases lasting from one to three years in duration. The previously mined area of our Nicholson property covers approximately 66. We have spent $0.7 million on lease payments for the property and currently are planning no new capital expenditures on the property.

Any production from the Nicholson facility in the future will be transported by trucks that access the mine site from adjoining county and state roads and delivered to the Alliance dry processing plant approximately five miles from the Nicholson mine.

Well Services

Our well services include (i) cementing, (ii) coiled tubing, (iii) pressure pumping, (iv) acidizing and (v) other pumping services. This suite of well services complements our turbine-powered hydraulic fracturing services while providing stable cash flow and an additional source of growth.

The following table summarizes our well services fleet in service as of December 31, 2011 and 2012.

	2011	2012
SERVICE UNITS
Hydraulic fracturing units (TFP’s)	8	55
Cementing units	3	3
Coiled tubing units	4	5
Pressure pumping units	5	4
Acidizing units	10	8
Nitrogen & other pumping units	8	8

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Cementing involves the use of pressure pumping equipment to deliver a slurry of liquid cement that is pumped down a well between the casing and the borehole to isolate fluid zones and to minimize potential damage to hydrocarbon bearing and surrounding formations. In addition, the cement provides structural integrity for the casing by securing it to the earth. Cementing is also done when recompleting wells, where one zone is plugged and another is opened.

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Coiled Tubing involves the insertion of a flexible steel pipe into wells to perform various well servicing operations. Coiled tubing typically has a diameter of less than three inches and is manufactured in continuous lengths of thousands of feet. Due to its small diameter, coiled tubing can be inserted into existing production tubing and used to perform a variety of services to enhance the flow of oil or natural gas without using a larger, more costly workover rig. The principal advantages of using coiled tubing in a workover include the ability to (i) continue production from the well without interruption, (ii) move continuous coiled tubing in and out of a well significantly faster than conventional pipe, (iii) direct fluids into a wellbore with more precision, (iv) provide a source of energy to power a down-hole motor or manipulate down-hole tools and (v) enhance access to remote fields due to the smaller size and mobility of a coiled tubing unit.

•	Pressure Pumping involves the use of pressure pumping equipment for well injection, cased-hole testing, workover pumping, mud displacement and wireline pumpdowns.

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Acidizing involves the injection of highly reactive, low pH solutions (such as hydrochloric acid) into the area where hydrocarbons enter the wellbore. Acidizing is the most common means of reducing near-wellbore damage, as it dissolves and dilutes contaminants that have accumulated and may restrict the flow of hydrocarbons from a reservoir toward the wellbore, thus increasing well productivity.

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Other Pumping Services involve the use of nitrogen, an inert gas, in various pressure pumping operations. When provided as a stand-alone service, nitrogen pumping is used to displace fluids in various oilfield applications.

Industry Overview

The pressure pumping industry provides hydraulic fracturing and other well stimulation services to oil and natural gas companies. Hydraulic fracturing involves pumping a fluid down a perforated well casing or tubing under high pressure to cause the underground formation to crack, allowing the oil or natural gas to flow more freely. A propping agent is suspended in the fracturing fluid and props open the cracks created by the hydraulic fracturing process in the underground formation. Proppants generally consist of sand, bauxite, resin-coated sand or ceramic particles.

The two main factors influencing demand for hydraulic fracturing services in North America are (1) the level of horizontal drilling activity by oil and natural gas companies and (2) the fracturing requirements of the well being drilled, including the number of fracturing stages and the type and volume of fluids, chemicals and proppant pumped per stage. When drilling a horizontal well, the operator drills vertically into the formation and “steers” the drill string to create a horizontal section of the wellbore inside the target formation, which is referred to as a “lateral.” This lateral is divided into “stages” which are isolated zones that focus the high-pressure fluid and proppant being pumped into the well into distinct portions of the wellbore and surrounding formation.

We believe the primary factors increasing the demand for our services are the following:

Ongoing, Sustained Development of Existing and Emerging Unconventional Resource Basins. Over the past decade, exploration and production (“E&P”) companies have focused on exploiting the vast resource potential available across many of North America’s unconventional resource plays through the application of horizontal drilling and completion technologies, including multi-stage hydraulic fracturing. We believe long-term capital for the continued development of these basins will be provided in part by the participation of large, well-capitalized domestic and international oil and natural gas companies that have made and continue to make significant capital commitments through joint ventures and direct investments in North America’s unconventional basins. We believe that these companies are less likely to materially alter their drilling programs in response to short-term commodity price fluctuations.

Increased Horizontal Drilling and Greater Service Intensity in Unconventional Basins. Because of the correlation between horizontal drilling and the need for hydraulic fracturing, pumping and other related services, we view the horizontal rig count as one indicator of the overall demand for our services. According to Baker Hughes Incorporated, the U.S. horizontal rig count has risen from approximately 335 rigs at the beginning of 2007 to 1,136 rigs as of February 1, 2013. Development of horizontal wells has evolved to feature increasingly longer laterals and more fracturing stages, which has increased the requirement for advanced hydraulic fracturing and stimulation services.

Increased Drilling in Oil- and Liquids-Rich Formations. There is increasing drilling activity in oil- and liquids-rich formations in the United States, such as the Eagle Ford, Bakken and Niobrara Shales. According to Baker Hughes Incorporated, the oil- and liquids-focused rig count increased from a low of 20.9% of 876 total active rigs in June 2009 to 53.4% of 2,007 total active rigs as of December 31, 2011. Although the E&P industry is cyclical and oil prices have historically been volatile, we believe that many of the oil- and liquids-rich plays are economically attractive even if oil prices fall below current prices and drilling activity in these areas will continue to support sustained growth in demand for our services.

Constrained Supply of Hydraulic Fracturing Fleets, Proppants and Other Products. The supply of hydraulic fracturing fleets, proppants, replacement and repair parts and other products has not kept up with the increased demand for such products due primarily to increased drilling in unconventional formations. Moreover, individual fracturing stages have become more intensive, requiring more fluids, chemicals and proppant per stage. As drilling in unconventional formations continues and becomes more intensive, we expect the supply and demand imbalance for hydraulic fracturing fleets, proppants and other products to continue throughout 2012 and into 2013.

Utilization of Hydraulic Fracturing for the Redevelopment of Conventional Fields. Oil and natural gas companies have begun to apply the knowledge gained through the extensive development of unconventional resource plays to their existing conventional basins. Many of the techniques, including hydraulic fracturing, applied in unconventional development, when applied to conventional wells either through workover or recompletion, have the potential to enhance overall production or enable production from previously unproductive horizons and improve overall field economics. As a result, hydraulic fracturing services are increasingly being deployed in more mature, traditionally oil-focused basins like the Permian and the Granite Wash basins.

Our Competitive Strengths

We believe that the following competitive strengths position us well within the oilfield services industry:

Differentiated Turbine-Powered Fracturing Equipment. Our TFPs have multiple benefits over conventional diesel-powered fracturing equipment, including:

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Greater fuel flexibility—our TFPs can operate on natural gas, diesel fuel or biofuel, whereas conventional fracturing equipment can generally operate on only diesel or biofuel. We believe our ability to operate our TFPs with various types of fuels, particularly natural gas, will provide significant value for our customers through, among other things, potential cost savings and ease of permitting.

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Smaller footprint—the Frac Stack PackTM configuration, for which we have an exclusive license, allows us to provide two pumps (4,500—5,000 total HP) on a single trailer, whereas conventional configurations allow for only a single diesel-powered pump (1,800—2,500 total HP) on a trailer.

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Lower emissions—our current TFPs, even when running on diesel fuel, produce lower emissions than conventional diesel-powered fracturing equipment and have met the Tier 4 standards for NOx and carbon monoxide gas emissions. If we operate our TFPs on natural gas, emissions will be even lower than when we use diesel as a fuel.

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Easier major engine repair or replacement—because our turbine engines are much smaller and lighter than conventional diesel engines, we have the option to repair or replace turbine engines onsite, whereas a repair or replacement of a diesel engine generally requires a trip to a repair shop.

Increasing Interest in Turbine Fracturing Pumps. We have entered into a two-year agreement with Shell to provide hydraulic fracturing services to Shell’s onshore U.S. E&P business using our TFPs. Shell has dedicated resources, including technical staff, to assist us with producing equipment that satisfies its technical and safety standards. We began providing hydraulic fracturing services to Shell during the first quarter of 2012. We believe that Shell’s interest and investment in our TFP technology, and its status as a premier E&P company with high standards for its well services providers, will allow our specialized TFPs to more quickly gain acceptance by other customers.

Complementary Well Services. We have been providing a wide range of well services to the oil and natural gas industry for over 40 years. These services include: (i) cementing, (ii) coiled tubing, (iii) pressure pumping, (iv) acidizing and (v) other pumping services. We believe that we have developed a reputation for providing quality and reliable services and that our reputation and existing customer base will benefit us as we expand our hydraulic fracturing services. In addition, we believe that our well services diversify our revenue-generating operations and provide an additional source of cash flow.

Secured Sources of Critical Equipment Components. As of March 31, 2013, we had approximately $63.2 million of components for hydraulic fracturing spreads and well services equipment on order with multiple reliable vendors. The key components of our hydraulic fracturing spreads on order include the pumps, turbines, gearboxes, electrical and hydraulic assemblies and skids. We believe we have secured access to high quality equipment through our strong supplier relationships and contractual agreements.

Highly Experienced Management Team. Our management team has extensive industry experience. Our Chairman and Chief Executive Officer, Michel B. Moreno, beneficially owns 93.3% of the common stock of the Company. Mr. Moreno is the founder and Chief Executive Officer of Moreno Group, LLC, a global, full-service construction company serving the upstream and downstream oil and gas sectors, co-founder of Dynamic Offshore Resources, LLC, an oil and gas company focused on acquiring and developing producing properties in the Gulf of Mexico, and Chief Executive Officer of Dynamic Industries, LLC, a leading fabricator and related field services provider serving the upstream and downstream oil and gas sectors. Our President, Enrique “Rick” Fontova, has over 32 years of oil and natural gas experience, the last nine of which have been spent in the oilfield services industry following 22 years with Shell Oil Company. Our senior management team has an average of more than 25 years of experience in the energy services industry.

Our Strategy

We plan to build upon our competitive strengths to grow our business through the following strategies:

Capitalize on Growth in Development of Shale and Other Resource Plays. The U.S. Energy Information Administration (the “EIA”), forecasts that production from shale gas sources will account for approximately 47% of U.S. dry gas production in 2035, up from 16% in 2009. We intend to focus our services on shale development and similar onshore resource basins with long-term development potential and attractive economics. We intend to focus our operations on regions that include the Eagle Ford, Marcellus, Utica, Permian and other basins. We also plan to expand our business to include other unconventional oil and natural gas formations, including the Marcellus Shale and Utica Shale in the Appalachian Basin in Pennsylvania, Ohio and West Virginia, and the Haynesville Shale in northern Louisiana, as we increase our fracturing fleet and enter into new agreements with our customers.

Selective Lease or Sale of Turbine Fracturing Equipment. We have received inquiries from a number of oilfield service companies, including Baker Hughes and subsidiaries of some E&P companies, regarding possible sale or lease arrangements for our TFPs. We may consider entering into selective sale or lease arrangements to generate near-term cash flow and profitability while we continue to build out our hydraulic fracturing operations. We expect that we would enter into such an arrangement only in situations in which we would not have the opportunity to provide such services or if our customer agrees that it will not develop or use turbine fracturing technology other than ours for a reasonable period of time.

Continue to Expand our Existing Service Offerings. We continue to evaluate opportunities to grow our existing well services through acquisitions and organic growth opportunities that complement or expand our existing hydraulic fracturing and well services businesses.

Continued Vertical Integration of our Fracturing Services. We believe that continued vertical integration of our hydraulic fracturing services represents an opportunity to reduce our operating costs and improve our financial performance. We have recently entered into a long-term lease arrangement for two sand mines in Mississippi and

Louisiana to secure access to sand, the principal proppant used in hydraulic fracturing, which we also plan to market and sell to other providers of hydraulic fracturing services. We are actively considering various opportunities to implement our vertical integration strategy into other components of the hydraulic fracturing supply chain, including through the opportunistic acquisition of a chemical provider.

Shell Agreement

We entered into an agreement, effective September 2, 2011, with Shell to provide Shell with the exclusive right to use a minimum of two high pressure hydraulic fracturing units, with additional units to be made available at Shell’s option. The first hydraulic fracturing unit was delivered during the first quarter of 2012 and the second is expected to be delivered later that year. Shell prepaid us for the purchase, mobilization, modification and preparation of equipment and services provided under the agreement. We used a portion of the proceeds of the private offering of the Original Notes to repay that prepayment in full. Michel B. Moreno and his spouse provided personal guarantees to secure the performance of our obligations pursuant to the agreement.

The Shell agreement terminates on July 11, 2014, subject to Shell’s right to terminate at any time with 180 days’ written notice. Shell may, at its sole discretion, deliver up to five one-year extensions. In addition, if a termination for cause event occurs, Shell may terminate the agreement and we must pay Shell $10 million in liquidated damages within 90-days after the date such termination is effective. A termination for cause event includes, but is not limited to, (i) failure to deliver the first or second hydraulic fracturing unit on or before its scheduled delivery date, plus, in each case, a 60-day cure period, (ii) failure to achieve certain performance targets or (iii) failure to achieve certain start-up milestones.

Shell may also terminate upon a change of control. A change of control occurs upon our consolidation or merger, a sale, lease, exchange or other transfer of substantially all our assets, or a combination in which our shareholders immediately before such combination do not hold, directly or indirectly, more than 50% of the voting securities of the combined company, except that no change of control shall have occurred if Michel B. Moreno remains Chairman of the Company and certain other conditions are met. Following a change of control termination, we must pay Shell $100 million in liquidated damages.

The agreement may also be terminated by Shell upon a force majeure event.

In April 2012 we entered into an Amendment to the Shell agreement (the “Amendment”), to add a senior credit facility and amend the provisions of the security agreement contained in the Shell agreement. The Amendment commits Shell to provide advances to the Company in four tranches. The first three tranches are of $30 million each and the last tranche is of $10 million. The first tranche was advanced in May 2012. Please see the section titled “Description of Other Indebtedness” for additional information.

In October 2012, we entered into an amendment and restatement of the Shell Agreement (the “Shell Credit Facility”) pursuant to which Shell agreed to provide up to an aggregate $100.0 million of senior secured term loans, which loans may not be reborrowed once repaid. As of March 31, 2012, we had approximately $84.0 million outstanding under the Shell Credit Facility. The Shell Credit Facility is secured by a first priority lien on all of our motor vehicles and equipment except for the vehicles securing the Ford Motor Credit loans and the Nations Equipment Finance capital leases. In connection with the Shell Credit Facility, an affiliate of Shell and the trustee under the indenture governing our Notes entered into an amended and restated intercreditor agreement setting forth the relative priority and interests with respect to our motor vehicles and equipment as between Shell and the trustee, on behalf of our Note holders. Repayments, which will total 25 monthly installments which commenced November 15, 2012, are to be $2.0 million per month through October 2013, $4.0 million per month for the next six months, $7.5 million per month for the next six months and one payment of $1.0 million in the final month.

Sand Purchase Agreement

We have made arrangements to acquire 300,000 tons of northern white sand per year from GNS, with monthly deliveries through June 2016. We have agreed to make an aggregate of $15 million of advance payments towards the purchase price of the sand through four equal payments of $3.75 million, the first two of which were paid in November 2011 and February 2012. The last two payments are scheduled for April 2012 and thereafter upon certain conditions being satisfied. Beginning in September 2012, or the first month thereafter in which we receive our first delivery of sand, we will pay GNS a monthly fee per ton of sand delivered.

To the extent we fail to purchase our contracted amount in any given year, we will pay GNS liquidated damages calculated based on a dollar amount per ton we did not order for that year. If we pay liquidated damages during a contract year, we may apply any liquidated damages as a payment towards excess tons ordered in the subsequent year and the contract will be deemed to be extended by the period of time necessary to take delivery of sand in an amount equal in value to the liquidated damages paid. GNS may terminate the agreement by written notice if we (i) fail to make timely payment, (ii) fail to perform any other provision of the agreement (following a 30-day cure period after receipt of written notice from GNS) or (iii) become insolvent or engage in an act that reasonably causes GNS to deem itself insecure.

Alliance Consulting Group Agreement

In January 2012 we entered into an agreement with Alliance an affiliate, to build and operate a wet and dry processing plant that will perform the mining, processing and transportation of raw fracturing sand from these mines to support a portion of our own fracturing sand needs as well as demand from other consumers of fracturing and other types of sand. We will pay Alliance $29 per ton for these services and as of September 30, 2012 had prepaid Alliance $4.5 million which will offset future costs. We project that the annual raw fracturing sand output will be approximately one million tons.

Shale Support Services, LLC

In January 2013, the Company began procuring raw fracturing sand from SSS on an open account basis. SSS is controlled by the Company’s Chairman and Chief Executive Officer, Michel B. Moreno. As of March 31, 2013 the Company owed SSS $394,455. The Company’s agreement with Alliance Consulting Group, LLC is in the process of being assumed by SSS.

Chemrock Technologies Agreement

In February 2012, we entered into an agreement to purchase chemicals from Chemrock Technologies, LLC, a chemical company, in which MMR, one of our stockholders, had a 50% ownership interest. The contract called for preferred pricing to the Company. Chemrock provided us $0 and $29,987,749 in chemical products for the years ended December 31, 2011 and December 31, 2012, respectively. The agreement was cancelled in January, 2013. At December 31, 2012, we had no amount owed to Chemrock.

On February 28, 2013, we entered into a new agreement to purchase chemicals from Chemrock Technologies, LLC. The contract calls for market pricing and may result in payments that could exceed $40.0 million dollars over eighteen months. The agreement requires a prepayment of $3.9 million to Chemrock which will be applied against future purchases. As of March 31, 2013, $1.0 million of the required prepayment amount has been paid. We may also purchase chemicals from unrelated vendors. The chemicals we purchase from Chemrock include clay controllers, acid corrosion inhibitors, hydrochloric acid, foaming agents, friction reducers, iron control agents, gel stabilizers, soda ash, and acid anti-sludge agents, among other products. These chemicals have a number of uses in hydraulic fracturing including reducing corrosion rates, aerating water sensitive reservoirs, and neutralizing the pH levels of the fluids in the well.

Customers

Our customers primarily include independent oil and natural gas exploration and production companies. For the year ended December 31, 2012, our top five customers accounted for 88% of total revenues with Shell representing 79% of total revenues. During the year ended December 31, 2011, our top five customers accounted for 52% of total revenues with EXCO Resources, Navidad Resources, L.L.C. and Shell accounting for 17%, 12%, and 11% of total revenues, respectively. During the year ended December 31, 2010, our top five customers accounted for 38% of revenues with EXCO Resources and Chesapeake Operating, Inc. accounting for 11% and 11% of total revenues, respectively.

Suppliers

We purchase the materials used in our hydraulic fracturing and well services, such as coiled tubing and cementing, from various suppliers. We purchase equipment and components for our hydraulic fracturing and well service spreads from a number of suppliers, including Advanced Turbine Services, FMC Technologies-Fluid Control Division, Yantai Jereh Petroleum Equipment & Technologies Co., Ltd., EBR Services, L.L.C., National Oilwell Varco L.P. and Keystone Oilfield Fabrication, L.L.C.

In September 2011 we formed TPT as a joint venture with MTT. TPT purchases the turbine-engines used in our TFPs and assembles the TFPs. Under the joint venture arrangements, we have the exclusive right to purchase turbines and accessory equipment from TPT until October 2016. Our royalty-free perpetual license to use purchased equipment will survive the termination of the exclusivity period. Following the termination of the exclusivity period, we will also have a perpetual right of first offer on all TFPs sold by TPT. Along with the equipment purchase arrangements, we have entered into installation and maintenance agreements with TPT. Under these agreements, TPT provides all labor and professional supervisory and managerial personnel as are required for installation of turbine engines on trailers or into skids and maintains and repairs all turbine-powered equipment, accessory equipment, and all gearboxes and accessory gearboxes that we purchase. Under such agreements, we pay costs plus agreed upon markups to TPT.

Where we currently source materials from a single supplier, we believe that we will be able to make satisfactory alternative arrangements in the event of interruption of supply, except with respect to our agreement to obtain TFPs exclusively from TPT. However, given the limited number of suppliers of certain of our raw materials, we may not always be able to make alternative arrangements should one of our suppliers fail to deliver or timely deliver our materials.

During the year ended December 31, 2011, we purchased more than 5% of our materials or equipment from each of, Dynamic Industries, Inc., Yantai Jereh Petroleum Equipment & Technologies Co., Ltd., FMC Technologies, Inc., Rush Truck Center of Texas, L.P. and Marine Turbine Technologies, L.L.C. During the year ended December 31, 2012, we purchased 5% or more of our materials or equipment from each of, ChemRock Technologies, L.L.C., Advanced Turbine Services, FMC Technologies-Fluid Control Division, Inc., Rush Truck Center of Texas, L.P., Turbine Powered Technologies, L.L.C. and EBR Services, L.L.C. During the three months ended March 31, 2013, we purchased 5% or more of our materials or equipment from each of, ChemRock Technologies, LLC, Independence Oilfield Chemicals, LLC, Pel-State Bulk Plant, LLC, Thomas Petroleum, LLC and Preferred Resin Holding Company, LLC.

Equipment

As of May 20, 2013, we had approximately 159,750 HP of high pressure pumping capacity in our fleet, of which 150,750 HP was turbine powered. During December 2012 we placed into service the first of six planned new coiled tubing units. A second new coiled tubing unit and two new cementing units were also placed into service in April and May of 2013. We do not anticipate adding more horsepower without additional firm customer commitments in the future and we may also consider reconfiguring or selling some portion of the earlier assembled units in the fleet based on customer commitments and our evaluation of the market over the near terms.

Competition

The competition for our services includes multi-national oilfield service companies as well as regional competitors. Our major multi-national competitors include Halliburton Company, Schlumberger Ltd. and Baker Hughes. Our multi-national competitors typically have a more diverse product and service offerings than we do. In addition, we compete against a number of smaller, regional operators, which offer products and services, other than products and services related to our TFPs, similar to the products and services we offer.

Seasonality

Our results of operations have not historically reflected any material seasonal tendencies, and we currently do not believe that seasonal fluctuations will have a material impact on us in the foreseeable future.

Properties

Our primary corporate office is located at 4023 Ambassador Caffery Parkway, Suite #200, Lafayette, LA 70503. We currently lease the corporate office under a lease agreement that expires on May 31, 2014. We also own or lease several other facilities. Our leases, other than our lease with respect to sand mines, generally have terms of one to three years. We believe that our existing facilities are adequate for our operations and their locations allow us to efficiently serve our customers. Other than our sand mine facilities, we do not believe that any single facility is material to our operations and, if necessary, we could readily obtain a replacement facility. As of March 31, 2013, we maintained the following properties in addition to our primary corporate office:

LOCATION	USE OF FACILITY	EXPIRATION OF LEASE OR OWN
4700 NE Evangeline Thruway Carencro, LA 70520	District office—storing and repairing equipment and general office purposes	December 14, 2017

11441 State Hwy 43 South Marshall, TX 75670	District office—storing and repairing equipment and general office purposes	Own

301 Duhon Rd Lafayette, LA 70506	Storing and repairing equipment and general office purposes	July 31, 2013

1600 Stout St, Ste 1370 Denver, CO 80202	Sales office	October 15, 2014

3700 Ambassador Caffery, Unit 2045, Lafayette, LA 70503	Storage unit	Month-to-month

301 Commerce St, 21st Floor Fort Worth, TX 76102	Vacant office space	April 30, 2016

3116 Jackson Landing Rd. Nicholson, MS 39463	Sand mine	September 30, 2041 lease expiration, subject to limited option to purchase

69761 LA Industries Pit Rd. Pearl River, LA 70452	Sand mine	September 30, 2041 lease expiration, subject to limited option to purchase

99 Pullin Rd Pleasanton, TX, 78064	District Office	January 1, 2016

200 Egg Rd Carrizo Springs, TX 78834	Man camp(owned) and field lodging (non-owned)	Own

12914 West County Rd 91 Midland, TX 79707	District Office	January 31, 2016

3221 Veterans Memorial Blvd., Ste B Abbeville, LA 70510	Warehouse	October 31, 2013

10777 Westheimer Rd., Ste 170 Houston, TX 77042	Sales office	January 31, 2016

Permits

In order to conduct our sand operations, we are required to obtain permits from various local, and state government agencies. The various permits we must obtain address such issues as mining, construction, air quality, water discharge and quality, noise, dust and reclamation. Prior to receiving these permits, we must comply with the regulatory requirements imposed by the issuing governmental authority. In some cases, we also must have certain plans pre-approved, such as site reclamation plans, prior to obtaining the required permits. A decision by a governmental agency to deny or delay issuing a new or renewed permit or approval, or to revoke or substantially modify an existing permit or approval, could have a material adverse effect on our ability to continue operations at the affected facility. Expansion of our existing operations also is predicated upon securing the necessary environmental and other permits and approvals.

Our Hickory Mine does not require a permit from the Louisiana Department of Environmental Quality (“LADEQ”), but is subject to regulations promulgated by that agency. Our Hickory Mine is in full complaince with Louisiana state laws and the regulations of the LADEQ. Our mine is also in compliance with Part 46 of the Mine Saftey and Health Administration regulations.

Our Nicholson Mine requires a surface mining permit from the Mississippi Department of Environmental Quality (“MDEQ”). This property has historically been mined under such a permit and bond, which we plan to re-file when we plan to resume operations on the mine. In addition, this mine requires an Army Corps of Engineers 404 permit along with wetlands delineation due to navigable waterways running through the property. We plan to file this permit in connection with resuming operations at the mine.

Risk Management and Insurance

Our operations are subject to hazards inherent in the oil and gas industry, including accidents, blowouts, explosions, craterings, fires, oil spills and hazardous materials spills. These conditions can cause:

•	personal injury or loss of life;

•	damage to, or destruction of property, equipment, the environment and wildlife; and

•	suspension of operations.

In addition, claims for loss of oil and natural gas production and damage to formations can occur in the well services industry. If a serious accident were to occur at a location where our equipment and services are being used, it could result in us being named as a defendant in lawsuits asserting large claims.

Because our business involves the transportation of heavy equipment and materials, we may also experience traffic accidents which may result in spills, property damage and personal injury.

Despite our efforts to maintain high safety standards, we from time to time have suffered accidents, and there is a risk that we will experience accidents in the future. In addition to the property and personal losses from these accidents, the frequency and severity of these incidents affect our operating costs and insurability, and our relationship with customers, employees and regulatory agencies. Any significant increase in the frequency or severity of these incidents, or the general level of compensatory payments, could adversely affect the cost of, or our ability to obtain, workers’ compensation and other forms of insurance, and could have other material adverse effects on our financial condition and results of operations.

We maintain insurance coverage of types and amounts that we believe to be customary in the industry including workers’ compensation, commercial general liability, business auto, property, umbrella liability and excess liability insurance all subject to certain limitations, deductibles and caps. As discussed below, our MSAs provide, among other things, that our customers generally assume liability for underground pollution and pollution emanating from the wellbore as a result of an explosion, fire or blowout. We retain the risk for any liability not indemnified by our customers in excess of our insurance coverage. Our insurance coverage may be inadequate to cover our liabilities and our customers may be unable or unwilling to fulfill their indemnity obligations to us under the MSAs. In addition, we may not be able to maintain adequate insurance in the future at affordable rates.

We enter into MSAs with each of our customers. Our MSAs delineate our and our customer’s respective indemnification obligations with respect to the services we provide. With respect to our hydraulic fracturing services, our MSAs typically provide for knock-for-knock indemnification for all losses, which means that we and our customers assume liability for damages to our respective personnel and property without regard to fault. For catastrophic losses, our MSAs generally include industry-standard carve-outs from the knock-for-knock indemnities, pursuant to which our customers (typically the exploration and production company) assume liability for (i) damage to the hole, including the cost to re-drill; (ii) damage to the formation, underground strata and the reservoir; (iii) damages or claims arising from loss of control of a well or a blowout; and (iv) allegations of subsurface trespass.

Our MSAs typically provide for industry-standard pollution indemnities, pursuant to which we assume liability for surface pollution associated with our equipment, and our customer assumes liability arising from all other pollution, including, without limitation, underground pollution and pollution emanating from the wellbore as a result of an explosion, fire or blowout.

The description of our insurance and our indemnification provisions set forth above is a summary of their material terms. Future MSAs or insurance policies may change as a result of market and other conditions.

Intellectual Property Rights

We currently have no foreign or domestic patents or pending patent applications but protect our unpatented proprietary technology under a combination of trade secret laws and third-party nondisclosure and assignment agreements. In addition, we currently have an exclusive license from TPT under its technology relating to the Frac Stack Pack™ to make and commercialize our TFPs and use the Frac Stack Pack™ trademark. Ted McIntyre II, filed a non-provisional patent application with the United States Patent and Trademark Office on August 25, 2011 claiming certain aspects of the technology which he subsequently transferred to TPT. Mr. McIntyre is currently the Manager and Chief Executive Officer of TPT. Please see the section titled “Certain Relationships and Related Person Transactions—Joint Venture” for additional information.

Legal Proceedings

We are from time to time a party to various claims and legal proceedings related to our business. We maintain insurance coverage to reduce financial risk associated with certain of these claims and proceedings. It is not possible to predict the outcome of these claims and proceedings. However there are no current material claims or legal proceedings pending against us that, in the opinion of our management, are likely to have a material adverse effect on our business, financial condition, results of operations or liquidity.

Environmental Matters

Our business, and our customers’ business, is significantly affected by stringent and complex federal, state and local laws and regulations governing the discharge of substances into the environment or otherwise relating to protection of the environment or human health and safety. As part of our business, we emit, handle, transport, and dispose of a variety of fluids and substances used by our customers in connection with their oil and natural gas E&P activities. We also generate and dispose of hazardous waste. The emission, generation, handling, transportation, and disposal of these fluids, substances, and wastes are regulated by a number of laws, including the CAA, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the SDWA, and analogous state laws and regulations. Failure to properly handle, transport, or dispose of these materials or otherwise conduct our operations in accordance with these and other environmental laws and regulations could expose us to liability for governmental penalties, third-party claims, cleanup costs associated with releases of such materials, damages to natural resources, and other damages, as well as potentially impair our ability to conduct our operations. We could be exposed to liability for cleanup costs, natural resource damages and other damages as a result of our conduct that was lawful at the time it occurred or the conduct of, or conditions caused by, prior operators or other third parties. We could also be subject to private party tort claims in connection with actual or alleged environmental impacts associated with our operations.

Environmental laws and regulations may, among other things, require the acquisition of permits to conduct our operations; restrict the amounts and types of substances that may be released into the environment or the way we use, handle or dispose of our wastes in connection with our operations; cause us to incur significant capital expenditures to install pollution control or safety-related equipment at our operating facilities; limit or prohibit construction or drilling activities in sensitive areas such as wetlands, wilderness areas or areas inhabited by endangered or threatened species; impose specific health and safety criteria addressing worker protection; require investigatory and remedial actions to mitigate pollution conditions caused by our operations or attributable to former operations; and impose substantial liabilities on us for pollution resulting from our operations. Environmental laws and regulations have changed in the past, and they are likely to change in the future. If existing regulatory requirements or enforcement policies change, we may be required to make significant unanticipated capital and operating expenditures.

Any failure by us to comply with applicable environmental, health and safety laws and regulations may result in governmental authorities taking actions against our business that could adversely impact our operations andfinancial condition, including the:

•	issuance of material administrative, civil and criminal penalties;

•	modification, denial or revocation of permits or other authorizations;

•	imposition of limitations on our operations; and

•	performance of site investigatory, remedial or other corrective actions.

The oil and gas industry presents environmental risks and hazards and environmental regulation has tended to become more stringent over time. Environmental laws and regulations may restrict the rate of oil and natural gas production below the rate that would otherwise be possible. The regulatory burden on the oil and natural gas industry increases the cost of doing business in the industry and consequently affects profitability. In addition, an increase in regulatory requirements on oil and gas exploration and completion activities could significantly delay or interrupt our customers’ operations.

Climate Change

On December 15, 2009, the EPA published its findings that emissions of carbon dioxide, methane and other GHGs present an endangerment to public health and welfare because emissions of such gases are, according to the EPA, contributing to the warming of the earth’s atmosphere and other climate changes. Based on these findings, the EPA has begun to adopt and implement regulations that would restrict emissions of GHGs under existing provisions of the CAA. The EPA recently adopted two sets of rules regulating GHG emissions under the CAA, one of which requires a reduction in emissions of GHGs from motor vehicles and the other of which will require that certain large stationary sources obtain permits for their emissions of GHGs. The EPA has also adopted rules requiring the reporting of GHG emissions from certain large GHG emission sources, on an annual basis, beginning in 2011 for omissions occurring after January 1, 2010. In November 2010, the EPA expanded its existing GHG reporting rule to include onshore and offshore oil and natural gas production and onshore processing, transmission, storage and distribution facilities, which may include certain of our facilities, beginning in 2012 for emissions occurring in 2011. Further GHG regulation of our business could have an additional impact on our financial results.

In addition, both houses of Congress have actively considered legislation to reduce emissions of GHGs, and more than one-third of the states have already taken legal measures to reduce emissions of GHGs, primarily through the development of GHG emission inventories and/or regional GHG cap and trade programs. Most of these cap and trade programs work by requiring either major sources of emissions or major producers of fuels to acquire and surrender emission allowances, with the number of allowances available for purchase reduced each year until the overall GHG emission reduction goal is achieved.

Any new federal, regional or state restrictions on emissions of carbon dioxide or other GHGs that may be imposed in areas in which we conduct business could result in increased compliance costs or additional operating restrictions on our customers. Such restrictions could potentially make our customers’ products more expensive and thus reduce demand for them, which could have a material adverse effect on the demand for our services and our business. Finally, some scientists have concluded that increasing concentrations of GHGs in the earth’s atmosphere may produce climate changes that have significant physical effects, such as increased frequency and severity of storms, droughts, and floods and other climatic events. If any such effects were to occur, they could have an adverse effect on our results of operations.

Employees

As of March 31, 2013, our workforce consisted of 422 employees, including 7 part-time employees. We are not a party to any collective bargaining agreements. We consider our relations with our employees to be good, and we have not had any major labor-related issues such as business interruptions during the past several years.

Management

Directors and Executive Officers

NAME	AGE	TITLE
Michel B. Moreno	44	Chairman and Chief Executive Officer
Enrique “Rick” Fontova	55	President and Director
Earl J. Blackwell	71	Chief Financial Officer
Charlie Kilgore	53	Director
Mark Knight	55	Director

Set forth below is the description of the backgrounds of our directors and executive officers.

Michel B. Moreno has been a beneficial equity holder and an advisor to the Company since June 2006. Upon our corporate reorganization in October 2011, Mr. Moreno became the Chairman of our Board of Directors and our Chief Executive Officer. He intends to devote 90% of his professional time to discharge his duties as an officer of the Company. Mr. Moreno beneficially owns 81.63% of the common stock of the Company. He is also the founder and former Chief Executive Officer of Moreno Group, LLC, a global, full-service construction company serving the upstream and downstream oil and gas sectors and owns Dynamic Cranes LLC, an offshore crane rental company. He is also a non-controlling owner and former Chief Executive Officer of Dynamic Industries, Inc., a leading fabricator and related field services provider serving the upstream and downstream oil and gas sectors. He co-founded and subsequently sold Dynamic Offshore Resources, LLC, an oil and gas company focused on acquiring and developing producing properties in the Gulf of Mexico. In addition, he founded and grew several other companies until their sale including: Moreno and Associates, a safety consulting company for the offshore oil and gas industry, and Pure Water Solutions, an equipment rental company for the offshore oil and gas industry.

Enrique “Rick” Fontova was our Chief Executive Officer from May 2011 until our corporate reorganization in October 2011, at which time Mr. Fontova became our President and a Director. He intends to devote all of his professional time to discharge his duties as an officer of the Company. Mr. Fontova has over 31 years of oil and natural gas experience, the last nine of which have been spent in the oilfield services industry following 22 years with Shell Oil Company. Mr. Fontova joined Moreno Group, LLC as president of Dynamic Power, LLC in February of 2009, and previously served as Senior Vice President of International Sales and Operations of Eventure Global Technology, which provides solid expandable casing services.

Earl J. Blackwell has been our Chief Financial Officer since 2009. He was previously involved with the Company through his position as Managing Director of Moody Moreno & Rucks L.L.C., a private equity firm that invests in companies in the environmental, energy, communications, and oil and gas industries and which invested in a predecessor of the Company in 2005. He intends to devote all of his professional time to discharge his duties as an officer of the Company. Mr. Blackwell has extensive experience as a Certified Public Accountant for 15 years including as Senior Partner at Broadhurst, Blackwell & Gardes, a Certified Public Accounting Firm. He also has 25 years experience as Chief Financial Officer or Chief Operating Officer in several industrial waste and property development companies.

Charlie Kilgore became a director upon our corporate reorganization in October 2011. In 1997 Mr. Kilgore founded and currently serves as Chief Executive Officer of Kilgore Marine Services, an industrial marine transportation company servicing the Gulf of Mexico. He has 26 years of experience in operating marine transportation service companies, and previously worked as a Drilling Engineer for Conoco Inc.

Mark Knight became a director upon our corporate reorganization in October 2011. Since 2003, he has served as President and Chief Executive Officer of Knight Oil Tools Inc., which provides rental tools, fishing services, well services, saw services, and manufacturing packages to the oil and gas industry. Mr. Knight is also a board member for the Boys and Girls Club of Acadiana, Acadiana Symphony, Evangeline Area Council of the Boy Scouts of America, Our Lady of Fatima School Board, and currently serves on the St. Thomas More Foundation Board.

Board of Directors

Our Board of Directors is currently comprised of Michel B. Moreno, Enrique “Rick” Fontova, Charlie Kilgore, and Mark Knight. Each of our directors is elected or appointed to hold office until the next annual meeting of stockholders and until his successor has been elected and qualified.

Executive Compensation

Summary Compensation Table

The following table sets forth summary information concerning the compensation awarded to, paid to or earned by each of our named executive officers during the fiscal years ended December 31, 2011 and 2012.

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)		All Other Compensation ($)	Total ($)
Michel B. Moreno	2012	475,000		—		15,923	490,923
Chairman and Chief Executive Officer	2011	303,066	(2)	765,727	(3)	—	1,068,793

Enrique Fontova	2012	375,000		—		14,492	389,492
President and Director	2011	186,984	(4)	200,000		7,200	394,184

Earl Blackwell	2012	273,077		—		—	273,077
Chief Financial Officer	2011	205,323		48,125		—	253,448

(1)	As of December 31, 2012, we have not determined to pay any annual bonuses for 2012. The Company expects that any annual bonus determinations for 2012 will be made in the second or third quarter of 2013. For a complete description of the annual bonus program, see the “Narrative to Disclosure to Summary Compensation Table—Annual Bonuses” section below.
(2)	Mr. Moreno became our Chairman of the Board and Chief Executive Officer, effective October 6, 2011, in connection with our corporate reorganization. The amount shown for 2011 in the “Salary” column for Mr. Moreno represents his base salary earned for the period from his date of hire on May 1, 2011 through December 31, 2011.
(3)	Mr. Moreno’s bonus amount shown in 2011 was comprised of an annual bonus of $355,149 and a one-time special bonus of $410,578. The one-time special bonus was earned as of December 31, 2011 and was paid by the Company in January 2012 to reward Mr. Moreno for exceptional performance in completing the offering of our Notes in November 2011.
(4)	Mr. Fontova served as our Chief Executive Officer effective from May 16, 2011 until October 6, 2011, at which time, he became our President and Director, effective October 6, 2011, in connection with our corporate reorganization. The amount shown in the “Salary” column for Mr. Fontova represents his base salary earned for the period from his date of hire on May 16, 2011 through December 31, 2011.

Narrative Disclosure to Summary Compensation Table

Employment Agreements

We have entered into employment agreements with each of our named executive officers in connection with the executive’s employment with us. The principal elements of these employment agreements are summarized below.

Messrs. Moreno, Fontova and Blackwell

Effective as of October 6, 2011, we entered into employment agreements with each of Messrs. Moreno and Fontova that provide for Mr. Moreno’s employment as our Chief Executive Officer and Mr. Fontova’s employment as our President, respectively. Effective as of May 1, 2011, we entered into an employment with Mr. Blackwell that provides for his employment as our Chief Financial Officer. The employment agreements with Messrs. Moreno and Fontova have a term of four years beginning on October 6, 2011 and ending on October 6, 2015, and the employment agreement with Mr. Blackwell has a term of three years beginning on November 1, 2011 and ending on November 1, 2014, in each case, subject to automatic one-year extensions thereafter, unless either party provides at least 30 days’ prior notice of non-renewal.

As of December 31, 2012, the annual base salaries of the executives remained unchanged relative to the annual base salaries in effect as of December 31, 2011. As of December 31, 2011, the annual base salaries of the executives pursuant to their employment agreements were $475,000 for Mr. Moreno, $375,000 for Mr. Fontova and $275,000 for Mr. Blackwell, in each case, subject to annual review by the Company. Mr. Fontova’s annual base salary was increased to $375,000 from $100,000 effective July 16, 2011. Mr. Blackwell’s annual base salary was increased to $275,00 from $154,500 effective May 1, 2011. In addition to annual base salary, Messrs. Moreno and Fontova are eligible for an annual bonus of 50% to 100% of their respective annual base salaries, and Mr. Blackwell is eligible for an annual bonus without reference to a specified percentage of annual base salary. During their employment, Messrs. Moreno, Fontova and Blackwell are eligible to receive the same benefits generally made available our employees, as well as four weeks of paid vacation time each year.

The employment agreements with Messrs. Moreno, Fontova and Blackwell provide that in the event that the executive’s employment is terminated by the Company either (i) upon our determination to cease the Company’s business operations or (ii) upon the sale of a majority interest in the stock or ownership interests of the Company, or all or substantially all of the Company’s assets, in each case, at our election, the executive will be entitled to receive a cash payment equivalent to six months of the executive’s base salary payable within seven business days after the date of termination. If the executive’s employment is terminated due to the expiration of the then-current term of the employment agreement, the executive will be entitled to payment of any target annual bonus payable within seven business days after the date of termination. If the executive’s employment is terminated by reason of his death or disability, he will be entitled to receive a cash payment equivalent to one year’s base salary, in the case of Messrs. Moreno and Fontova, or six months’ base salary, in the case of Mr. Blackwell, of the executive’s base salary payable within seven business days after the date of termination.

The employment agreements with Messrs. Moreno, Fontova and Blackwell contain certain non-competition and non-solicitation covenants that apply during the term of the employment agreements and for a two-year period thereafter and a confidentiality covenant that applies indefinitely.

Perquisites and other Personal Benefits

We provide our named executive officers with limited perquisites and personal benefits, which serve as an important recruiting and retention tool. Each of Messrs. Moreno and Fontova is entitled to a monthly automobile allowance of $1,500 and $1,200, respectively, which are paid bi-weekly. Mr. Moreno’s auto allowance commenced in February 2012. Mr. Fontova’s auto allowance commenced in July 2011.

Annual Bonus

We do not have a formal bonus plan, but we have historically paid discretionary cash bonuses to our named executive officers as we believe annual cash bonuses motivate employees. While the employment agreements with each of Messrs. Moreno and Fontova provide for a target annual bonus expressed as a percentage of annual base salary, the employment agreement with Mr. Blackwell does not refer to a specified percentage of annual base salary. Mr. Moreno, as Chief Executive Officer, determines the actual annual bonus amounts based on an evaluation of the Company’s performance, the executive’s contributions to the Company’s performance and the executive’s individual performance. As of the date of this filing, annual bonus amounts for 2012, if any, have not yet been determined. We expect any such determination to be made during the second quarter of 2013 based on the foregoing considerations.

Outstanding Equity Awards at Fiscal Year-End

None of our named executive officers held any outstanding equity awards as of December 31, 2012.

Retirement Benefits

We currently maintain a 401(k) plan pursuant to which employees, including our named executive officers, may contribute a portion of their eligible compensation, subject to the maximum allowed under the Internal Revenue Code. We provided employer matching contributions under the plan totaling $1,036,880 during 2012. We did not provide any employer matching contributions under the plan during 2011.

Additional Narrative Disclosure

For a description of the material terms of the severance provisions of the employment agreements with our named executive officers, please see the “Narrative Disclosure to Summary Compensation Table—Employment Agreements” section above. Our named executive officers were not entitled to any change in control protections during 2012.

Director Compensation

We did not pay or award any compensation to our non-employee directors during 2012.

Director Independence

Three of the five members of our Board of Directors are non-management directors. We believe such non-management directors are “independent” as defined in the currently applicable listing standards of the New York Stock Exchange. Prior to the effective date of this registration statement, our Board of Directors will affirmatively determine whether or not such non-management directors are independent under such standards.

Audit Committee of the Board

We do not have a separately-designated standing audit committee. The entire Board of Directors performs the functions of an audit committee, but no written charter governs the actions of the Board when performing the functions that would generally be performed by an audit committee. The Board of Directors approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the Board of Directors reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

Code of Ethics

Due to our small size and the limited number of persons comprising our management, we have not adopted a generally applicable code of ethics. However, under our employment agreements with our Chief Executive Officer, our President, and our Chief Financial Officer, such officers have agreed to a code of ethics and behavior consistent with our corporate philosophy.

Beneficial Ownership

The following table presents the number and percentage of shares of common stock of the Company that are beneficially owned as of March 31, 2013 by (i) each person or group that is known to us to be the beneficial owner of more than 5% of such common stock, (ii) each of our named executive officers and directors and (iii) our executive officers and directors as a group.

The amounts and percentages of common units beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic interest. To our knowledge, each of the security holders listed below has sole voting and investment power as to the securities shown unless otherwise noted and subject to community property laws where applicable.

NAME(1)	NUMBER OF SHARES OF COMMON STOCK	PERCENTAGE OWNERSHIP
Greater than 5% holders:
MMH(2)	1,244,460	88.9%
MMR(3)	155,540	11.1%
Named Executive Officers and Directors:
Michel B. Moreno	1,306,620	93.3%
Enrique “Rick” Fontova	—	*
Earl J. Blackwell	—	*
Charlie Kilgore	—	*
Mark Knight	—	*
All executive officers and directors as a group (6 persons)	1,306,620	93.3%

*	Indicates less than 1%.
(1)	Unless otherwise indicated, the business address of each of the holders is: c/o Green Field Energy Services, Inc., 4023 Ambassador Caffery Parkway, Suite 200, Lafayette, LA 70503.
(2)	Michel B. Moreno controls MMH through his 50% ownership of the limited company interest of MMH.
(3)	Michel B Moreno indirectly owns 40% of the limited company interest of MMR.

Certain Relationships and Related Person Transactions

Our parent companies

The list below shows our parent companies:

•	MMH controls Green Field Energy Services, Inc. through its 88.9% ownership of our common stock as of March 31, 2013; and

•	Michel B. Moreno controls MMH through his 50% ownership of the limited liability company interests of MMH.

Joint Venture

In September 2011 we formed TPT in conjunction with MTT. MTT is owned and controlled by Ted McIntyre, II, the developer of the turbine-powered technology underlying TFPs. Under the joint venture arrangements, Mr. McIntyre, MTT and its affiliates transferred all rights in the technology to TPT.

Under the operating agreement of TPT, we and MTT each have a 50% ownership interest in TPT. Mr. McIntyre is the Manager and Chief Executive Officer of TPT and has the right of management and control of TPT’s day to day affairs and business and of the maintenance of TPT’s property, subject to fiduciary duties and certain other limitations as provided in the operating agreement (which include, among other things, limitations on TPT’s management under Section 5.13.2 (“Limitations on Management”) of its operating agreement, to, without the consent of us and MTT, (a) sell, exchange, lease, mortgage, pledge or transfer all, substantially all, or any material portion of TPT’s assets; (b) undertake any other action, activity, obligation, or commitment by or on behalf of TPT that would require, involve, or result, either individually or annually in the aggregate: (i) in an expenditure or outlay of funds by TPT, or a commitment or obligation of TPT to pay, turnover, transfer, subject to any encumbrance, or otherwise dispose of, cash in excess of $1.0 million, or assets or other property with a value of more than $1.0 million; or (ii) in a commitment or obligation by TPT to otherwise become liable or obligated for any other obligations in excess of $1.0 million; or (iii) borrowing funds, executing promissory notes or loan agreements or incurring any indebtedness in excess of $250,000; (c) merge or consolidate TPT with or into any other entity; (d) change the character of TPT’s business; (e) allow TPT to act as endorser, guarantor, or surety for the debt or obligations of any other person; (f) initiate any bankruptcy proceedings by or on behalf of TPT; (g) dissolve TPT; (h) commission any act that would make it impossible for TPT to carry on its ordinary business; and (i) cause or allow TPT to guarantee payment of the promissory notes, mortgage notes, collateral mortgage notes, hand notes, or any other indebtedness or obligations of any person, firm, corporation, partnership or other entity to any bank, savings and loan association or any other creditor or other entity whatsoever). Mr. McIntyre can be removed only by a vote of the members holding 51% of the ownership interests. In addition, under the operating agreement if (i) 50% or more of our ownership interests becomes owned by a person or entity that is not an affiliate or (ii) there occurs any other change in our ownership that results in a change of control, we shall no longer have any voting rights in TPT and may have our ownership interests purchased at the option of the other members at such time; provided, that our ownership interests in TPT will not be subject to such change of control provision for so long as any Notes are outstanding. The operating agreement further provides that, for the avoidance of doubt, if a “Default” occurs under the terms of and as defined in the indenture governing the Notes, the collateral agent acting on behalf of the holders of the Notes (or any designees of such agent), will be admitted as and will become a member of TPT in place of the Company without any further vote or any other type of approval by the member or members at such time.

We will also have the exclusive right to purchase turbines and accessory equipment from TPT until October 2016. Our royalty-free perpetual license to use purchased equipment will survive the termination of the exclusivity period. Following the termination of the exclusivity period, we will also have a perpetual right of first offer on all TFPs sold by TPT.

In connection with the formation of TPT, TPT assumed the obligations under our equipment purchase agreement with Marine Turbine Technologies, L.L.C., an entity owned and controlled by Mr. McIntyre, which assembled and supplied our first TFP under license from Mr. McIntyre. Under the equipment purchase agreement, we have an irrevocable, perpetual license and right to purchase up to 200 turbines and accessory equipment from MTT for use in our hydraulic fracturing and well services business as well as the right to resell, lease, and rent the turbine engines for such purposes to third parties.

Along with the equipment purchase agreement, we have entered into installation and maintenance agreements with TPT. Under these agreements, TPT provides all labor and professional supervisory and managerial personnel as are required for installation of turbine engines on trailers or into skids and maintains and repairs all turbine-powered equipment, accessory equipment, and all gearboxes and accessory gearboxes that we purchase. Under such agreements, we pay costs plus agreed upon markups to TPT.

TPT has arrangements with a supplier of turbine engines to acquire 50 re-manufactured turbine engines for $19.2 million with an option to acquire an additional 100 turbine engines at fixed prices as provided in the arrangements. As a consequence of our obligation under the installation agreement and amended equipment purchase agreement with TPT, we have become obligated to fund the costs to acquire the initial 50 and any subsequent purchases of turbine engines pursuant to TPT’s exercise of such option under TPT’s arrangements with its supplier.

Redemption and Earnout

Pursuant to redemption agreements entered into in May 2011 among the Company and certain of its members, the Company agreed to redeem all of its outstanding membership interests, other than those held by MMH. The redemption agreement of MMR was subsequently rescinded. Following a cash payment to Egle in the amount of approximately $0.7 million by the Company and the assumption by MMH of the remainder of the Company’s obligation to Egle in the amount of $3.0 million, the Company satisfied its initial purchase obligation pursuant to the Egle redemption agreement. Please read the section titled “Business—Corporate Reorganization—Equity Redemptions and Repurchases.”

In addition to such upfront payments, the redemption agreements provide that the Company make earnout payments to the members based on a percentage of the Company’s gross revenues attributable to its hydraulic fracturing services, in an aggregate amount not to exceed 3.36% of such revenues. Such earnout payments are to be made to such members until an aggregate total of $35.7 million is paid. The earnout payments accrue from the date of the closing of each respective redemption agreement and are payable, in arrears, no later than the 15th of the month following each calendar quarter with respect to existing hydraulic fracturing spreads (commencing with the calendar quarter ended September 30, 2011). With respect to new hydraulic fracturing spreads, earnout payments will commence twelve months after such new hydraulic fracturing spreads are placed in service.

Dynamic Industries, Inc. Agreement

In April 2011, we entered into an agreement with Dynamic under which Dynamic promises to provide the material and labor for producing hydraulic fracturing units according to our specifications. Our Chairman and Chief Executive Officer, Michel B. Moreno, owns a non-controlling interest in Dynamic. Such agreement contains hourly labor rates and customary markups for materials and subcontracted services. The agreement can be terminated upon written notice by either party. During the year ended December 31, 2012 the Company made purchases under the agreement totaling $5.2 million. The total value of the completed work was approximately $43.7 million.

Aircraft Leases

In June 2011, we entered into three aircraft leases with entities controlled by our Chairman and Chief Executive Officer, Michel B. Moreno. Pursuant to these aircraft leases, the Company has access to two, non-commercial aircraft that we can utilize from time to time to transport our personnel on a rental basis for appropriate business only travel. The Company made payments to the lessors as follows:

	Year ended December 31,		Three Months Ended March 31, 2013
	2011	2012
Aerodynamic, LLC	788,943	660,000	165,000
Casafin II, LLC	696,488	1,626,833	566,896
Moreno Properties, LLC	424,554	752,369	137,432

Agreements with Entities Controlled by our Stockholders

In February 2012, we entered into an agreement to purchase chemicals from Chemrock Technologies, LLC, a chemical company, in which MMR, one of our stockholders, had a 50% ownership interest. The contract called for preferred pricing to the Company. Chemrock provided us with $0 and $29,987,749 in chemical products for the years ended December 31, 2011 and December 31, 2012, respectively. The agreement was cancelled in January, 2013. At December 31, 2012, we had no amount owed to Chemrock.

On February 28, 2013, we entered into a new agreement to purchase chemicals from Chemrock Technologies, LLC. The contract calls for market pricing and may result in payments that could exceed $40.0 million dollars over eighteen months. The agreement requires a prepayment of $3.9 million to Chemrock which will be applied against future purchases. As of March 31, 2013, $1.0 million of the required prepayment amount has been paid. We may also purchase chemicals from unrelated vendors.

We have also entered into an agreement with Alliance Consulting Group. Alliance will build and operate a wet and dry processing plant that will perform the mining, processing and transportation of raw fracturing sand from these mines to support a portion of our own fracturing sand needs as well as demand from other consumers of fracturing and other types of sand. Our Chairman and Chief Executive Officer, Michel B. Moreno, has a controlling interest in Elle Investments, LLC which is a 50% owner of Alliance. We will pay Alliance $29 a ton for these services, approximately $29.0 million a year, and as of December 31, 2012 had prepaid Alliance $4.6 million which will offset future costs.

In January 2013, the Company began procuring raw fracturing sand from SSS on an open account basis. SSS is controlled by the Company’s Chairman and Chief Executive Officer, Michel B. Moreno. As of March 31, 2013 the Company owed SSS $394,455. The Company’s agreement with Alliance Consulting Group, LLC is in the process of being assumed by SSS.

In March of 2013, the Company sold components for power generation equipment to Turbine Generation Services, LLC (“TGS”). TGS is owned by MOR DOH Holdings, LLC, an entity controlled by the Company’s Chairman and Chief Executive Officer, Michel B. Moreno. As of March 31, 2013 the Company had no amounts owed to it by TGS.

Please see the section titled “Summary—Organizational Structure.” We may in the future use services provided by or acquire other materials or equipment from companies owned or partially owned by our stockholders. Any such arrangements will be pursuant to written agreements negotiated on the basis of competitive market pricing and other market terms and conditions.

Moreno, Fontova and Blackwell Employment Agreements

We have entered into employment agreements with Enrique “Rick” Fontova, our President, Michel B. Moreno, our Chief Executive Officer, and Earl J. Blackwell, our Chief Financial Officer. Mr. Moreno has beneficial ownership of more than 5% of the equity of the Company. Item 11 “Executive Compensation—Employment Agreements” describes such agreements and such description is incorporated herein by reference.

Elle Investments, LLC

During the year ended December 31, 2011, we incurred $2.5 million of indebtedness from Elle Investments, LLC, an entity beneficially owned by Michel B. Moreno, our Chairman and Chief Executive Officer. These funds were utilized to procure equipment. We repaid this indebtedness in full prior to December 31, 2011.

Description of Other Indebtedness

Senior Credit Facility

In April 2012 we entered into an Amendment to the Shell agreement (the “Amendment”), to add a senior credit facility and amend the provisions of the security agreement contained in the Shell agreement.

The Amendment commited Shell to provide advances to the Company in four tranches. In October 2012, the Company entered into a Second Amendment to the Shell Agreement pursuant to which Shell agreed to provide up to an aggregate $95.0 million of senior secured term loans, which loans may not be reborrowed once repaid. As of March 31, 2012, we had approximately $84.0 million outstanding under the Shell Credit Facility. This credit facility is secured by a first priority lien on all of the Company’s motor vehicles and equipment. In connection with the Shell Credit Facility, Shell and the trustee under the indenture governing the Company’s Notes entered into an amended and restated intercreditor agreement setting forth the relative priority and interests with respect to the Company’s motor vehicles and equipment as between Shell and the trustee, on behalf of the Note holders. Repayment will be in 25 monthly installments and commenced November 15, 2012. Repayments are to be $2.0 million per month for the first twelve months, $4.0 million per month for the next six months, $7.5 million per month for the next six months and one payment of $1.0 million in the final month.

Security

To secure the Company’s obligations to repay amounts advanced under the senior credit facility, the Company has granted a security interest in certain of the Company’s assets and agreed that the collateral for the outstanding amount under the senior credit facility would be maintained at a value as near as possible to 1.5 to 1, collateral to outstanding amount.

Certain Covenants

The Amendment restricts the Company’s ability to sell, lend, rent, lease or otherwise dispose of the collateral or any interest therein except as otherwise authorized in the Shell agreement or in writing by Shell and the Company has agreed to keep the collateral and proceeds thereof free from unpaid charges, including taxes, and from liens, encumbrances and security interests other than Shell’s and those contained in the Company’s indenture.

Events of Default

The Amendment provides that each of the following is an event of default under the senior credit facility: (i) failure to pay any payment within 10 days after its due date; (ii) loss, theft, substantial damage, destruction, sale (unless authorized) or encumbrance to or of any material portion of the collateral, or the making of any levy seizure or attachment thereof or thereon, and failure to provide sufficient replacement collateral within 10 days after loss, theft, damage, destruction, sale or encumbrance; (iii) certain events of insolvency or bankruptcy as further described in the Amendment; (iv) use of advances for any purpose other than as authorized in the Shell agreement; (v) default on any credit, loan, prepayment or other financial obligation without providing notice to Shell within 24 hours of such default, or (vi) any statement of the financial condition of the Company or of any guarantor, surety or endorser of any liability of the Company provided to Shell by the Company or any guarantor, surety or endorser proves to be false in any material respect.

In the case of an event of default arising under the senior credit facility, all outstanding amounts due to Shell will become due and payable immediately. Upon the failure of the Company to repay such amounts, Shell may declare all obligations secured by the senior credit facility immediately due and payable and shall have the rights and remedies under the Texas Uniform Commercial Code. Also, upon exercise by Shell of its rights under the senior credit facility, the Company grants to Shell a perpetual, royalty free and exclusive license, easement, and right in any and all property, ownership, intellectual property and proprietary rights in the collateral.

Amended and Restated Shell Credit Facility and Consent Solicitation

The Company initiated a successful consent solicitation (the “Consent Solicitation”) offer to modify certain of the covenants contained in the indenture governing the Notes to effectuate the above and to provide us with additional operating and financial flexibility. Specifically, we obtained the required consents from the Note holders in order to, among other things:

•

permit the one-time incurrence of up to $95.0 million in senior term loans secured by a first priority security interest in all of the Company’s motor vehicles and equipment under a credit agreement with Shell, for the purpose of financing the purchase of additional motor vehicles and equipment;

•	permit the deferral until August 2013 of the Company’s semi-annual obligation to make an offer to repurchase Notes from the holders thereof; and

•	add an obligation we issue shares of preferred stock, or arrange for other capital contributions at certain times, yielding gross proceeds of up to $15.0 million in the aggregate.

In connection with the Consent Solicitation, the Company agreed to pay the Note holders a consent fee in the amount of 2.5% of the principal amount of any Notes with respect to which consents were validly delivered. This consent fee was payable in the form of new Notes issued under and governed by the terms and conditions of the Company’s indenture, as supplemented. Upon receipt and acceptance of consents for all the Notes then outstanding, the Company issued $5,948,000 in aggregate principal amount of new Original Notes for an aggregate outstanding principal amount of $255,948,000.

Upon the closing of this exchange offer we will have no indebtedness other than our senior credit facility and the Notes. We are permitted by the terms of the indenture governing the Notes to incur additional indebtedness, and such indebtedness could be effectively senior to the Notes. See “Risks Relating to the Notes—We may be able to incur substantially more debt. This could increase the risks associated with the Notes.”

THE EXCHANGE OFFER

Green Field Energy Services, Inc. hereby offer to exchange a like principal amount of Exchange Notes representing the same underlying indebtedness as the Original Notes for any or all Original Notes on the terms and subject to the conditions set forth in this prospectus and accompanying letter of transmittal. We refer to the offer as the “exchange offer.” You may tender some or all of your Original Notes pursuant to the exchange offer.

As of the date of this prospectus, $255.95 million aggregate principal amount of the Original Notes is outstanding (CUSIP Nos. 39304K AA4, U39065 AA2, 39304K AE6 and U39065 AC8).

This prospectus, together with the letter of transmittal, is first being sent to all holders of Original Notes known to us on or about                     , 2013. Our obligation to accept Original Notes for Exchange Notes pursuant to the exchange offer is subject to certain conditions set forth under “Conditions to the Exchange Offer” below. We currently expect that each of the conditions will be satisfied and that no waivers will be necessary.

Purpose and Effect of the Exchange Offer

In connection with the private placement of the Original Notes, we entered into a registration rights agreement with Jefferies & Company, Inc., as initial purchaser of the Original Notes, in which we and the guarantor agreed, among other things, to file a registration statement within 210 days of the issuance of the Original Notes, to use our commercially reasonable efforts to cause such registration statement to become effective within 300 days of the issuance of the Original Notes, and to use our commercially reasonable efforts to consummate the exchange offer within 30 business days from the date such registration statement becomes effective. The Exchange Notes will have terms substantially identical to the terms of the Original Notes and represent the same underlying indebtedness as the Original Notes, except that the Exchange Notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreements.

Under the circumstances set forth below, we will file and use our commercially reasonable efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the Original Notes within the time periods specified in the registration rights agreements and to keep the shelf registration statement effective for two years from the issuance of the Original Notes or such shorter period ending when all Original Notes covered by the registration statement have been sold in the manner set forth and as contemplated in the statement, a subsequent registration statement covering any unsold Original Notes has been filed and declared effective or there ceases to be any outstanding Original Notes. These circumstances include:

•	if we or the guarantors are not required to file a registration statement;

•	if applicable law or SEC policy does not permit us to effect the exchange offer; or

•

if any holder notifies us prior to the 20th business day following consummation of the exchange offer that (i) it is prohibited by law or SEC policy from participating in the exchange offer, (ii) it may not resell the Exchange Notes to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales, or (iii) it is a broker-dealer and owns Original Notes acquired from us or one of our affiliates.

If we fail to comply with certain obligations under the registration rights agreements, we will be required to pay additional interest to holders of the Original Notes required to be registered on a shelf registration statement. Please read the section “Exchange Offer; Registration Rights” for more details regarding the registration rights agreement.

Each holder of Original Notes that wishes to exchange their Original Notes for Exchange Notes representing the same underlying indebtedness in the exchange offer will be required to make the following written representations:

•	any Exchange Notes to be received by such holder will be acquired in the ordinary course of its business;

•

such holder has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act;

•

such holder is not an affiliate of us or any of the guarantors, as defined by Rule 405 of the Securities Act, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes; and

•

such holder has the full power and authority to transfer the Original Notes in exchange for the Exchange Notes and that the Company will acquire good and unencumbered title thereto free and clear of any liens, restrictions, charges or encumbrances and not subject to any adverse claims.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where the broker-dealer acquired the Original Notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. Please see “Plan of Distribution.”

Resale of Exchange Notes

Based on interpretations by the staff of the SEC as set forth in no-action letters issued to third parties referred to below, we believe that you may resell or otherwise transfer Exchange Notes issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act, if:

•	you are acquiring the Exchange Notes in your ordinary course of business;

•	you do not have an arrangement or understanding with any person to participate in a distribution of the Exchange Notes;

•	you are not an affiliate of the issuer or any of the guarantors, as defined by Rule 405 of the Securities Act; and

•	you are not engaged in, and do not intend to engage in, a distribution of the Exchange Notes.

If you are an affiliate of the issuer or any of the guarantors, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the Exchange Notes, or are not acquiring the Exchange Notes in the ordinary course of your business, then:

•

you cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co., Inc. (available June 5, 1991), Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, or similar no-action letters; and

•

in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes.

This prospectus may be used for an offer to resell, for the resale or for other retransfer of Exchange Notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the Original Notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. Please read “Plan of Distribution” for more details regarding the transfer of Exchange Notes.

Terms of the Exchange Offer

On the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange in the exchange offer Original Notes that are validly tendered and not validly withdrawn prior to the expiration date. We will issue Exchange Notes in exchange for a corresponding principal amount of Original Notes surrendered in the exchange offer. Original Notes tendered in the exchange offer must be in denominations of the principal amount of $12,000 and any integral multiple of $1,000 in excess thereof.

The form and terms of the Exchange Notes will be substantially identical to the form and terms of the Original Notes, except that the Exchange Notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreements. The Exchange Notes will evidence the same debt as the Original Notes. The Exchange Notes will be issued under and entitled to the benefits of the same indenture under which the Original Notes were issued, and the Exchange Notes and the Original Notes will constitute a single class and series of notes for all purposes under the indenture. For a description of the indenture, please see “Description of Notes.”

The exchange offer is not conditioned upon any minimum aggregate principal amount of Original Notes being tendered for exchange.

There will be no fixed record date for determining registered holders of Original Notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC. Original Notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits that such holders have under the indenture relating to the Original Notes, except for any rights under the registration rights agreement that by their terms terminate upon the consummation of the exchange offer.

We will be deemed to have accepted for exchange properly tendered Original Notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from us and delivering Exchange Notes to holders. Subject to the terms of the registration rights agreement, we expressly reserve the right to amend or terminate the exchange offer and to refuse to accept the occurrence of any of the conditions specified below under “Conditions to the Exchange Offer.”

Holders who tender Original Notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of Original Notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read “—Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date; Extensions, Amendments

As used in this prospectus, the term “expiration date” means 5:00 p.m., New York City time, on                    , 2013. However, if we, in our sole discretion, extend the period of time for which the exchange offer is open, the term “expiration date” will mean the latest time and date to which we shall have extended the expiration of the exchange offer.

To extend the period of time during which the exchange offer is open, we will notify the exchange agent of any extension by oral or written notice, followed by notification to the registered holders of the Original Notes no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion:

•	to delay accepting for exchange any Original Notes (only if we amend or extend the applicable exchange offer);

•

to extend the exchange offer or to terminate the exchange offer and to refuse to accept Original Notes not previously accepted if any of the conditions set forth below under “Conditions to the Exchange Offer” have not been satisfied, by giving oral or written notice of such delay, extension or termination to the exchange agent; and

•	subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner.

Any delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice to the registered holders of the Original Notes, and, to the extent the exchange offer is terminated, any Original Notes accepted will be promptly returned after the termination of the exchange offer. If we amend the exchange offer in a manner that we determine to constitute a material change, including the waiver of a material condition or if we terminate the offer, we will notify the exchange agent by oral or written notice, followed by notification to the registered holders of the Original Notes no later than 9:00 a.m., New York City time, on the business day after the amendment or termination has been determined and will extend the offer period if necessary so that at least five business days remain in the offer following notice of the material change.

Conditions to the Exchange Offer

Despite any other term of the exchange offer, we will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Original Notes, and we may terminate or amend the exchange offer as provided in this prospectus before accepting any Original Notes for exchange, if the exchange offer violates applicable law or any applicable interpretation of the staff of the SEC.

In addition, we will not be obligated to accept for exchange the Original Notes of any holder that has not made to us the representations described under “—Purpose and Effect of the Exchange Offer” and “—Procedures for Tendering Original Notes.”

If the exchange offer is terminated, Original Notes will be returned to their registered holders.

All conditions to the exchange offer must be satisfied or waived prior to the expiration of the exchange offer.

We expressly reserve the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any Original Notes due to our extension of the exchange offer by notice by press release or other public announcement as required by Rule 14e-1(d) of the Securities Act of such extension to their holders. During any such extensions, all Original Notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange. We will return any Original Notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer. We will issue Exchange Notes promptly after the expiration of the exchange offer.

We expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any Original Notes not previously accepted for exchange upon the occurrence of any of the conditions of the exchange offer specified above. We will give notice by press release or other public announcement of any extension, amendment, non-acceptance or termination to the holders of the Original Notes no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them so long as such circumstances do not arise due to our action or inaction or waive them in whole or in part at any or at various times in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

Procedures for Tendering Original Notes

Only a holder of Original Notes may tender their Original Notes in the exchange offer. To tender in the exchange offer, a holder must comply with either of the following:

•

complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal, have the signature on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

•	comply with DTC’s Automated Tender Offer Program procedures described below.

In addition, on or prior to the expiration date, either:

•	the exchange agent must receive Original Notes along with the letter of transmittal; or

•

prior to the expiration date, the exchange agent must receive a timely confirmation of book-entry transfer of Original Notes into the exchange agent’s account at DTC according to the procedure for book-entry transfer described below or a properly transmitted agent’s message; or

•	the holder must comply with the guaranteed delivery procedures described under “—Guaranteed Delivery Procedures”

To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under “—Exchange Agent” prior to the expiration date.

A tender to us that is not withdrawn prior to the expiration date constitutes an agreement between us and the tendering holder upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

The method of delivery of Original Notes, letter of transmittal and all other required documents to the exchange agent is at the holder’s election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. Holders should not send letters of transmittal or certificates representing Original Notes to us. Holders may request that their respective brokers, dealers, commercial banks, trust companies or other nominees effect the above transactions for them. Do not send letters of transmittal or Original Notes to the Company or any guarantor.

If you are a beneficial owner whose Original Notes are held in the name of a broker, dealer, commercial bank, trust company, or other nominee who wishes to participate in the exchange offer, you should promptly contact such party and instruct such person to tender Original Notes on your behalf.

You must make these arrangements or follow these procedures before completing and executing the letter of transmittal and delivering the Original Notes.

Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the U.S. or another “Eligible Guarantor Institution” within the meaning of Rule 17A(d) -15 under the Exchange Act unless the Original Notes surrendered for exchange are tendered:

•	by a registered holder of the Original Notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an Eligible Guarantor Institution.

If the letter of transmittal is signed by a person other than the registered holder of any Original Notes listed on the Original Notes, such Original Notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the Original Notes and an Eligible Guarantor Institution must guarantee the signature on the bond power.

If the letter of transmittal or any certificates representing Original Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange, electronically transmit their acceptance of the exchange by causing DTC to transfer the Original Notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, that states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering Original Notes that are the subject of the book-entry confirmation;

•

the participant has received and agrees to be bound by the terms of the letter of transmittal or, in the case of an agent’s message relating to guaranteed delivery, such participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

•	we may enforce that agreement against such participant.

Book-Entry Delivery Procedures

Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the Original Notes at DTC as the book-entry transfer facility, for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of the Original Notes by causing the book-entry transfer facility to transfer those Original Notes into the exchange agent’s account at the facility in accordance with the facility’s procedures for such transfer. To be timely, book-entry delivery of Original Notes requires receipt of a confirmation of a book-entry transfer, a “book-entry confirmation,” prior to the expiration date. In addition, although delivery of Original Notes may be effected through book-entry transfer into the exchange agent’s account at the applicable book-entry transfer facility, the applicable letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an “agent’s message,” as defined above, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the applicable letter of transmittal prior to the expiration date to receive Exchange Notes for tendered Original Notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the applicable book-entry transfer facility does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedures

If you wish to tender your Original Notes but your Original Notes are not immediately available or you cannot deliver your Original Notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC’s Automatic Tender Offer Program prior to the expiration date, you may still tender if:

•	the tender is made through an Eligible Guarantor Institution;

•

prior to the expiration date, the exchange agent receives from such Eligible Guarantor Institution either: (i) a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or (ii) a properly transmitted agent’s message and notice of guaranteed delivery, that (a) sets forth your name and address, the certificate number(s) of such Original Notes and the principal amount of Original Notes tendered; (b) states that the tender is being made by that notice of guaranteed delivery; and (c) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the Original Notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the Eligible Guarantor Institution with the exchange agent; and

•

the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered Original Notes in proper form for transfer or a book-entry confirmation of transfer of the Original Notes into the exchange agent’s account at DTC, and all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your Original Notes according to the guaranteed delivery procedures.

Determination of Validity

The issuer and the guarantors, in their sole discretion, will resolve all questions regarding the form of documents, validity, eligibility, including time of receipt, and acceptance for exchange of any tendered old notes. The determination of these questions by the issuer and the guarantors, as well as their interpretation of the terms and conditions of the exchange offer, including the letter of transmittal, will be final and binding on all parties. A tender of old notes is invalid until all defects and irregularities have been cured or waived. Holders must cure any defects and irregularities in connection with tenders of old notes for exchange within such reasonable period of time as the issuer and the guarantors will determine, unless they waive the defects or irregularities. None of the issuer and the guarantors, any of their respective affiliates or assigns, the exchange agent or any other person is under any obligation to give notice of any defects or irregularities in tenders, nor will any of them be liable for failing to give any such notice.

The issuer and the guarantors reserve the absolute right, in their sole and absolute discretion:

•	to reject any tenders determined to be in improper form or unlawful;

•	to waive any of the conditions of the exchange offer; and

•	to waive any condition or irregularity in the tender of old notes by any holder, whether or not we waive similar conditions or irregularities in the case of other holders.

If any letter of transmittal, certificate, endorsement, bond power, power of attorney, or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person must indicate such capacity when signing. In addition, unless waived by the issuer, the person must submit proper evidence satisfactory to the issuer, in its sole discretion, of the person’s authority to so act.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw your tender of Original Notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice, which may be by telegram, telex, facsimile or letter, of withdrawal at its address set forth below under “—Exchange Agent”; or

•	you must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

Any notice of withdrawal must:

•	specify the name of the person who tendered the Original Notes to be withdrawn;

•	identify the Original Notes to be withdrawn, including the certificate numbers and principal amount of the Original Notes; and

•	where certificates for Original Notes have been transmitted, specify the name in which such Original Notes were registered, if different from that of the withdrawing holder.

If certificates for Original Notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

•	the serial numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an eligible institution unless your are an Eligible Guarantor Institution.

If Original Notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Original Notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form, and eligibility, including time of receipt of notices of withdrawal and our determination will be final and binding on all parties. Any Original Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any Original Notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the Original Notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the applicable exchange offer. Properly withdrawn Original Notes may be retendered by following the procedures described under “—Procedures for Tendering Original Notes” above at any time on or prior to the expiration date.

Exchange Agent

Wilmington Trust, National Association has been appointed as the exchange agent for the exchange offer. Wilmington Trust, National Association also acts as trustee under the indenture governing the notes. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letters of transmittal, and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

By Mail, Hand or Overnight Delivery:

Wilmington Trust, National Association

c/o Wilmington Trust Company

Corporate Capital Markets

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890-1626

By Facsimile: (302) 636-4139 For Information or Confirmation by Telephone: Sam Hamed (302)636-6181

If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the Exchange Notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of Original Notes and for handling or tendering for such clients.

We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of Original Notes pursuant to the exchange offer.

Accounting Treatment

We will record the Exchange Notes in our accounting records at the same carrying value as the Original Notes. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will record the cost of the exchange offer as an expense when incurred.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchanges of Original Notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•

certificates representing Original Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of Original Notes tendered;

•	tendered Original Notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of Original Notes under the exchange offer.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Holders who tender their Original Notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register Exchange Notes in the name of, or request that Original Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

If you do not exchange your Original Notes for Exchange Notes under the exchange offer, your Original Notes will remain subject to the restrictions on transfer of such Original Notes as set forth in the legend printed on the Original Notes as a consequence of the issuance of the Original Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws.

In general, you may not offer or sell your Original Notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreements, we do not intend to register resales of the Original Notes under the Securities Act.

Other

Participating in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered Original Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any Original Notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered Original Notes.

Description of Notes

The Original Notes were, and the Exchange Notes will be, issued under an indenture dated as of November 15, 2011, among the Green Field Energy Services, Inc., the Guarantors and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”). The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act” or “TIA”). Any Original Notes, together with the Exchange Notes, that remain outstanding after completion of the exchange offer will be treated as a single class of securities under the Indenture, including, without limitation, for purposes of waivers, amendments, redemptions and offers to purchase. In this “Description of Notes,” any reference to “Notes” refers collectively to the Original Notes and the Exchange Notes, unless the context requires otherwise.

You can find the definitions of certain terms used in this description under the subheading “—Certain Definitions.” Defined terms used in this description but not defined under “—Certain Definitions” have the meanings assigned to them in the indenture. In this description, the “Company” refers only to Green Field Energy Services, Inc. and not to any of its subsidiaries.

The Collateral Documents referred to below under the caption “—Security” will define the terms of the agreements that will secure the Notes.

On October 24, 2012, the Company, Hub City Tools, Inc., an affiliate of Shell and Wilmington Trust, National Association entered into an amended and restated intercreditor agreement in connection with our senior credit facility. See “Description of Other Indebtedness.” References to an Intercreditor Agreement or to a Senior Credit Facility in this “Description of Notes” refer to such intercreditor agreement and such senior credit facility, respectively, as well as any future intercreditor agreement or senior credit facility. The consequences of the Intercreditor Agreement and Senior Credit Facility described in this “Description of Notes” should be read as presently existing, whether or not described as if such Intercreditor Agreement and such Senior Credit Facility were not yet existing.

The following description is a summary of the material provisions of the indenture and the Collateral Documents. It does not restate those agreements in their entirety. We urge you to read the indenture, the registration rights agreement and the Collateral Documents because they, and not this description, define your rights as holders of the Notes. Copies of the indenture, the registration rights agreement and the Collateral Documents are available as set forth below under “—Additional Information.”

The registered holder of a Note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

Brief Description of the Notes and the Note Guarantees

The Notes

The Notes:

•	will be general obligations of the Company;

•

will be secured by a first priority Lien, subject to Permitted Liens, on all of the Company’s existing and future property and assets (including all of the Capital Stock of TPT held by it), other than Excluded Assets; provided that, with respect to the Company’s current Senior Credit Facility and any future Senior Credit Facility, such Lien will be contractually subordinated to the Lien on such property and assets that secure such Senior Credit Facility;

•

will be pari passu in right of payment with all existing and future senior Indebtedness of the Company; provided that, with respect to the Company’s current Senior Credit Facility and any future Senior Credit Facility, the Notes will be effectively subordinated to its Obligations under such Senior Credit Facility to the extent of the value of the property and assets secured thereby;

•

will be effectively subordinated to any existing and future Indebtedness of the Company that is secured by Liens on property and assets that do not constitute Collateral, to the extent of the value of such property and assets;

•	will be senior in right of payment to any future subordinated Indebtedness of the Company; and

•	will be unconditionally guaranteed by the Guarantors.

As of the date of the indenture, all of our Subsidiaries were “Restricted Subsidiaries.” However, under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture and will not guarantee the Notes.

The Note Guarantees

The full and prompt payment of the Company’s payment obligations under the Notes will be jointly and severally guaranteed by each of the Company’s current and future Domestic Restricted Subsidiaries. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors—Risks Relating to the Notes—Federal and state statutes allow courts, under specific circumstances, to void the Notes and the guarantees and the security interests that secure the Notes and the guarantees and require noteholders to return payments received from us or the guarantors.”

Each Note Guarantee:

•	will be a general obligation of that Guarantor;

•

will be secured by a first priority Lien, subject to Permitted Liens, on all of that Guarantor’s existing and future property and assets, other than Excluded Assets; provided that, if that Guarantor is a borrower or a guarantor under a Senior Credit Facility, such Lien will be contractually subordinated to the Lien on such property and assets that secure such Senior Credit Facility;

•

will be pari passu in right of payment with all existing and future senior Indebtedness of that Guarantor; provided that, if the Guarantor is a borrower or a guarantor under a Senior Credit Facility, its Note Guarantee will be effectively subordinated to its Obligations under such Senior Credit Facility to the extent of the value of the property and assets secured thereby;

•

will be effectively subordinated to any existing and future Indebtedness of that Guarantor that is secured by Liens on assets that do not constitute Collateral, to the extent of the value of such property and assets; and

•	will be senior in right of payment to any future subordinated Indebtedness of that Guarantor.

The Note Guarantee of a Guarantor will be released:

(1)	in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger, consolidation or otherwise) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate the provisions set forth under the caption “—Repurchase at the Option of Holders—Asset Sales;”

(2)	in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate the provisions set forth under the caption “—Repurchase at the Option of Holders—Asset Sales;”

(3)	if the Company designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

(4)	upon the liquidation or dissolution of such Guarantor; provided that no Default or Event of Default shall occur as a result thereof or has occurred and is continuing; or

(5)	upon a covenant defeasance, legal defeasance or satisfaction and discharge of the indenture as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge.”

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

(1)	immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2)	either:

(a)	the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor under the indenture, its Note Guarantee, the registration rights agreement and appropriate Collateral Documents; or

(b)	the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.

Principal, Maturity and Interest

The Company has issued Notes in an aggregate principal amount of $255.95 million. In addition to the Exchange Notes, the Company may issue additional Notes under the indenture from time to time after this offering. Any issuance of additional Notes is subject to all of the covenants in the indenture, including the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” The Notes and any additional Notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. However, because any additional Notes may not be fungible with the Notes for federal income tax purposes, they may have a different CUSIP number or numbers and may be represented by a different global Note or Notes. Any additional Notes issued after this offering will be secured by the Collateral, equally and ratably, with the Notes. As a result, the issuance of additional Notes will have the effect of diluting the security interest of the Collateral for the then outstanding Notes. Unless the context otherwise requires, for all purposes of the indenture and this “Description of Notes,” references to “Notes” include any additional Notes actually issued.

The Company will issue Notes in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Notes will mature on November 15, 2016.

Interest on the Notes will accrue at the rate of 13% per annum and will be payable semi-annually in arrears on May 15 and November 15, commencing on May 15, 2012. Interest on overdue principal, interest, premium, if any, and Additional Interest, if any, will accrue at a rate that is 1% higher than the then applicable interest rate on the Notes. The Company will make each interest payment to the holders of record on the immediately preceding May 1 and November 1.

Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a holder of Notes has given wire transfer instructions to the Company or the paying agent, the Company through the paying agent will pay all principal, interest, premium, if any, and Additional Interest, if any, on that holder’s Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the paying agent and registrar unless the Company elects to make interest payments through the paying agent by check mailed to the holders of the Notes at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

The Trustee will initially act as paying agent and registrar. The Company may change the paying agent or registrar without prior notice to the holders of the Notes, and the Company or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange Notes in accordance with the provisions of the indenture. The registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Company will not be required to transfer or exchange any Note selected for redemption. Also, the Company will not be required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Security

General

Pursuant to one or more Collateral Documents to be made by the Company and the Guarantors in favor of the Collateral Agent for the benefit of the Notes Secured Parties (as defined below under “—Relative Priorities”), the Notes, the Note Guarantees and all other Obligations under the other Notes Documents will be secured by a Lien on substantially all of the assets of the Company and the Guarantors, including a pledge of the Capital Stock of each Subsidiary owned directly by the Company or a Guarantor and all of the Capital Stock of TPT held by the Company.

Notwithstanding the foregoing, the Collateral will not include (collectively, the “Excluded Assets”):

(1)	the Voting Stock of any direct Foreign Subsidiary of the Company or a Guarantor in excess of 65% of all of the outstanding Voting Stock of such Foreign Subsidiary and the Stock of any other Foreign Subsidiary;

(2)	any lease, license, contract, property right or agreement to which the Company or any Guarantor is a party or any of its rights or interests thereunder if and only for so long as the grant of a Lien under the Collateral Documents will constitute or result in a breach, termination or default under any such lease, license, contract, property right or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law or principles of equity); provided that such lease, license, contract, property right or agreement will be an Excluded Asset only to the extent and for so long as the consequences specified above will result and will cease to be an Excluded Asset and will become subject to the Lien granted under the Collateral Documents, immediately and automatically, at such time as such consequences will no longer result;

(3)	property and assets owned by the Company or any Guarantor that are the subject of Permitted Liens described in clause (7) of the definition thereof for so long as such Permitted Liens are in effect and the Indebtedness secured thereby constitutes Permitted Debt described in clause (4) of the definition thereof and the agreements or instruments evidencing or governing such Indebtedness otherwise prohibits any other Liens thereon, but only for so long as such prohibition exists and is effective and valid;

(4)	(i) deposit and securities accounts the balance of which consists exclusively of (a) withheld income taxes and federal, state or local employment taxes in such amounts as are required to be paid to the Internal Revenue Service or state or local government agencies within the following two months with respect to employees of the Company or any of the Guarantors, and (b) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of the Company or any Guarantor, (ii) all segregated deposit accounts constituting (and the balance of which consists solely of funds set aside in connection with) tax accounts and trust accounts and (iii) all deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments (provided that no such deposit account may be credited with any funds prior to the earlier of the fifth business day immediately preceding the date on which (x) such funds are to be applied to any of the foregoing and (y) a check is to be issued in an amount equal to such funds in payment of any of the foregoing);

(5)	all cars, trucks, trailers and other vehicles and items covered by certificates of title or ownership, in each case, with a Fair Market Value of less than $75,000 (it being understood and agreed that, for the avoidance of doubt, (a) in determining the Fair Market Value of any such car, truck, trailer or other vehicle or item, the Fair Market Value of any equipment (including one or more turbine frac pump units) installed thereon shall be included in any such determination and (b) any equipment stored on or in any such car, truck, trailer or other vehicle shall not constitute an Excluded Asset);

(6)	intent-to-use trademark or service mark applications prior to the filing of a “statement of use” with respect thereto, to the extent and for so long as creation by the Company or a Guarantor of a security interest therein would result in the abandonment, invalidation or unenforceability thereof;

(7)	real property acquired by the Company or any of the Guarantors after the Issue Date that has a Fair Market Value not exceeding $1.5 million either individually or in the aggregate and any real property leased by the Company or any Guarantor other than any Specified Leased Premises;

(8)	any Capital Stock of any Guarantor to the extent that the pledge of such Capital Stock results in the Company being required to file separate financial statements of such Guarantor with the SEC, but only to the extent necessary for the Company not to be subject to such requirement and only for so long as such requirement is in existence; provided that neither the Company nor any Guarantor shall take any action in the form of a reorganization, merger or other restructuring a principal purpose of which is to provide for the release of the Lien on any securities pursuant to this clause; and

(9)	proceeds and products from any and all of the foregoing excluded collateral described in clauses (1) through (8), unless such proceeds or products would otherwise constitute Collateral securing the Notes;

provided, that notwithstanding anything to the contrary, to the extent that the Company or a Guarantor grants a Lien on any asset or right described in clause (1) through (9) above (other than clause (8)) to secure Obligations under the Senior Credit Facility, such asset or right shall not constitute an “Excluded Asset.”

In addition, with respect to clause (8) above, in the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Guarantor due to the fact that such Guarantor’s Capital Stock secures the Notes, then the Capital Stock of such Guarantor will automatically be deemed not to be part of the Collateral securing the Notes, but only to the extent necessary not to be subject to such requirement and only for so long as required not to be subject to such requirement. In such event, the Collateral Documents may be amended or modified, without the consent of any holder of the Notes, to the extent necessary to release the security interests in favor of the Collateral Agent on the Capital Stock that are so deemed to no longer constitute part of the Collateral for the Notes. In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Guarantor’s Capital Stock to secure the

Notes in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Guarantor, then the Capital Stock of such Guarantor will automatically be deemed to be a part of the Collateral for the Notes.

So long as no Event of Default has occurred and is continuing, subject to certain terms and conditions, the Company and the Guarantors will be entitled to receive all cash dividends, interest and other payments made upon or with respect to the Collateral and to exercise any voting and other consensual rights pertaining to the Collateral.

Upon the occurrence and during the continuance of an Event of Default, subject to terms of the Intercreditor Agreement (as defined below):

(1)	all voting or other consensual rights pertaining to the Collateral will become vested solely in the Collateral Agent and the right of the Company and the Guarantors to exercise any such voting and consensual rights will cease; and

(2)	the Collateral Agent may, subject to the terms of the Intercreditor Agreement, take possession of and sell the Collateral or any part of the Collateral in accordance with the terms of the Collateral Documents.

Subject to terms of the Intercreditor Agreement, the Collateral Agent will determine the circumstances and manner in which the Collateral will be disposed of, including, but not limited to, the determination of whether to release all or any portion of the Collateral from the Liens created by the Collateral Documents and whether to foreclose on the Collateral following an Event of Default.

The Liens created by the indenture and the Collateral Documents to secure the Obligations of the Company and the Guarantors under the Notes and the Note Guarantees will be released upon:

(1)	the full and final payment and performance of the Obligations of the Company under the indenture, the Notes and the Note Guarantees;

(2)	legal or covenant defeasance pursuant to the provisions set forth under the caption “—Legal and Covenant Defeasance” or discharge of the indenture in accordance with the provisions set forth under the caption “—Satisfaction and Discharge;” or

(3)	the consent of holders of at least 80% in aggregate principal amount of the Notes then outstanding.

In addition, the Collateral Agent will release from the Lien created by the Collateral Documents:

(1)	Collateral that is sold, transferred, disbursed or otherwise disposed of to a Person other than the Company or a Guarantor to the extent such sale, transfer, disbursement or disposition is not prohibited by the provisions of the indenture; provided that any products or proceeds received by the Company or a Guarantor in respect of any such Collateral shall continue to constitute Collateral to the extent required by the indenture and the Collateral Documents;

(2)	the property and assets of a Guarantor upon the release of such Guarantor from its Note Guarantee in accordance with the terms of the indenture;

(3)	any property or asset of the Company or a Guarantor that is or becomes an Excluded Asset;

(4)	any Collateral upon consent of holders of a majority in aggregate principal amount of Notes outstanding; and

(5)	to the extent required by the Intercreditor Agreement;

provided that, notwithstanding any other provision of the indenture or the Collateral Documents, Liens securing all or substantially all of the Collateral may be released only pursuant to the terms of the previous paragraph.

The Collateral Agent’s ability to foreclose on the Collateral may be subject to lack of perfection, the consent of third parties, prior liens and practical problems associated with the realization of the Collateral Agent’s Lien on the Collateral.

Certain security interests in the Collateral may not be in place on the Issue Date or may not be perfected on the Issue Date. For example, some of the instruments and other documents, such as Mortgages and account control agreements, required to perfect a security interest may not be delivered and/or, if applicable, recorded on or prior to such date. To the extent any such security interest is not perfected by such date, the Company and the Guarantors will use their commercially reasonable efforts to perform all acts and things that may be required, including obtaining any required consents from third parties, to have all security interests in the Collateral duly created and enforceable and perfected, to the extent required by the Collateral Agreements, promptly following the Issue Date. See “Risk Factors—Risks Relating to the Securities—Rights of holders of Notes in the collateral may be adversely affected by the failure to perfect liens on the collateral or on collateral acquired in the future.” In addition, the Company and the Guarantors will not be required to cause the Collateral Agent to have “control” with respect to any deposit or securities account so long as the average five day closing balance for all such deposit and securities accounts (other than those constituting Excluded Assets) does not exceed $50,000 in the aggregate.

No appraisals of any Collateral have been prepared in connection with this offering of Notes. The value of the Collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the Collateral. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, no assurance can be given that the proceeds from any sale or liquidation of the Collateral will be sufficient to pay the Company’s Obligations under the Notes or any of the Guarantors’ Obligations under the Note Guarantees, in full or at all. See “Risk Factors—Risks Relating to the Securities—There may not be sufficient collateral to pay all or any portion of the Notes.”

In addition, because a portion of the Collateral may in the future consist of pledges of a portion of the Capital Stock of certain of our Foreign Subsidiaries, the validity of those pledges under applicable foreign law, and the ability of the holders of Notes to realize upon that Collateral under applicable foreign law, to the extent applicable, may be limited by such law, which limitations may or may not affect such Liens.

If the proceeds of any of the Collateral were not sufficient to repay all amounts due on the Notes, the holders of the Notes (to the extent not repaid from the proceeds of the sale of the Collateral) would have only an unsecured claim against the remaining assets of the Company and the Guarantors.

The Company will otherwise comply with the provisions of TIA §314.

To the extent applicable, the Company will cause TIA §313(b), relating to reports, and TIA §314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Lien of the Collateral Documents, to be complied with. Any certificate or opinion required by TIA §314(d) may be made by an authorized officer of the Company except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in this paragraph, the Company will not be required to comply with all or any portion of TIA §314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA §314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA §314(d) is inapplicable to the released Collateral.

Intercreditor Agreement

The Obligations under any Senior Credit Facility and certain other Indebtedness permitted under the indenture may be secured by a first priority Lien on the Collateral. By their acceptance of the Notes, Holders will be deemed to have authorized the Collateral Agent, on behalf of itself and the other Notes Secured Parties (as defined below), to enter into an intercreditor agreement (the “Intercreditor Agreement”) with the Senior Credit Facility Agent, on behalf of itself and the other holders of any Obligations under the Senior Credit Facility (such Obligations (other than Obligations consisting of principal in respect of Indebtedness incurred under the Senior Credit Facility that are not permitted to be incurred under clause (1) of the second paragraph under “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” and interest on such Indebtedness) are referred to herein as “Senior Credit Facility Claims”), which will, among other things, provide for the following:

Senior Credit Facility Claims; Notes Effectively Subordinated to Senior Credit Facility Claims. The Senior Credit Facility Claims will be secured by a Lien on all or a portion of the Collateral (such Collateral that also secures the Senior Credit Facility is referred to hereinafter as the “Shared Collateral”), which Lien will, pursuant to the Intercreditor Agreement be contractually senior to the Lien thereon that secures the Notes and the Note Guarantees. As a result, the Notes and the Note Guarantees will be effectively subordinated to the Senior Credit Facility Claims to the extent of the value of the Shared Collateral. The Notes, the Note Guarantees and all other Obligations under the Notes Documents are referred to in this discussion as the “Notes Claims.”

Relative Priorities. Notwithstanding the date, manner or order of grant, attachment or perfection of any Lien on the Shared Collateral securing the Notes, the Note Guarantees and the other Notes Documents (a “Second Priority Lien”) or any Lien on the Shared Collateral securing the Senior Credit Facility Claims (a “First Priority Lien”), and notwithstanding any provision of the Uniform Commercial Code of any applicable jurisdiction or any other applicable law or the provisions of any Notes Document or any agreement, instrument or other document evidencing or governing any Senior Credit Facility Claims (collectively, the “Senior Credit Facility Documents” and, together with the Notes Documents, the “Debt Documents”) or any other circumstance whatsoever, each Agent (i.e., the Senior Credit Facility Agent and the Collateral Agent, collectively, the “Agents”), for itself and on behalf of the Secured Parties (i.e., the holders of the Senior Credit Facility Claims and the Senior Credit Facility Agent (collectively, the “Senior Credit Facility Secured Parties”), and the holders, the Trustee and the Collateral Agent (collectively, the “Notes Secured Parties” and, together with the Senior Credit Facility Secured Parties, the “Secured Parties”)) on whose behalf it acts in such capacity therefor, will agree that, so long as the Senior Credit Facility Claims have not been paid in full in cash, (a) any First Priority Lien on the Shared Collateral then or thereafter held by or for the benefit of any Senior Credit Facility Secured Party will be senior in right, priority, operation, effect and all other respects to any and all Second Priority Liens on the Shared Collateral and (b) any Second Priority Lien on the Shared Collateral then or thereafter held by or for the benefit of any Notes Secured Party will be junior and subordinate in right, priority, operation, effect and all other respects to any and all First Priority Liens on the Shared Collateral, and the First Priority Liens on the Shared Collateral will be and remain senior in right, priority, operation, effect and all other respects to any Second Priority Liens on the Shared Collateral for all purposes, whether or not any First Priority Liens on the Shared Collateral are subordinated in any respect to any other Lien securing any other Obligation of the Company, any Guarantor or any other Person.

Prohibition on Contesting Liens; Additional Collateral. (a) Each Agent, for itself and on behalf of the other Secured Parties on whose behalf it acts in such capacity therefor, will agree that it will not, and will waive any right to, contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity or enforceability of any Second Priority Lien or any First Priority Lien, as the case may be, on the Shared Collateral and in the case of the Senior Credit Facility Agent, the Senior Credit Facility Agent, for itself and on behalf of the other Senior Credit Facility Secured Parties, will agree that it will not, and will waive any right to, contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity or enforceability of any Lien on the Collateral not constituting Shared Collateral securing the Notes Claims; provided that nothing in the Intercreditor Agreement will be construed to prevent or impair the rights of any Agent or any other Secured Party to enforce the Intercreditor Agreement to the extent provided thereby and (b) if the Company or any Guarantor creates any additional Liens upon any property to secure (i) any Senior Credit Facility Claims, it must concurrently grant a Lien upon such property as security for the Notes or the Note Guarantee of such Guarantor, as the case may be and (ii) the Notes or Note Guarantee of such Guarantor, it must, unless otherwise waived by the Senior Credit Facility Agent, concurrently grant a Lien upon such property as security for the Senior Credit Facility Claims.

Exercise of Rights and Remedies Relating to the Shared Collateral; Standstill. The Senior Credit Facility Agent and the other Senior Credit Facility Secured Parties will, at all times prior to the payment in full in cash of the Senior Credit Facility Claims, have the exclusive right to enforce rights and exercise remedies (including any right of setoff) with respect to the Shared Collateral (including making determinations regarding the release, disposition or restrictions with respect to the Shared Collateral), or to commence or seek to commence any action or proceeding with respect to such rights or remedies (including any foreclosure action or proceeding or any Insolvency or Liquidation Proceeding), in each case, without any consultation with or the consent of the Collateral Agent or any other Notes Secured Party and no Notes Secured Party will have any such right; provided that (i) the Notes Secured Parties will be entitled to take certain actions to preserve and protect their claims with respect to the Shared Collateral and actions to which unsecured creditors are entitled to take (which in any event cannot be in contravention to the limitations imposed on the Notes Secured Parties in the Intercreditor Agreement), in each case, to the extent set forth in the Intercreditor Agreement, and (ii) after a period of 180 days has elapsed since the date on which the Collateral Agent has delivered to the Senior Credit Facility Agent written notice of the occurrence of an Event of Default (the “Standstill Period”), the Notes Secured Parties may enforce or exercise any rights or remedies with respect to any Shared Collateral subject to the following proviso; provided further, however, that notwithstanding the expiration of the Standstill Period or anything in the Intercreditor Agreement to the contrary, in no event may the Collateral Agent or any other Notes Secured Party enforce or exercise any rights or remedies with respect to any Shared Collateral, or commence, join with any Person at any time in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, if the Senior Credit Facility Agent or any other Senior Credit Facility Secured Party shall have commenced, and shall be diligently pursuing (or shall have sought or requested relief from or modification of the automatic stay or any other stay in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof), the enforcement or exercise of any rights or remedies with respect to the Shared Collateral or any such action or proceeding (prompt written notice thereof to be given to the Collateral Agent by the Senior Credit Facility Agent).

Automatic Release of Second Priority Liens in Relation to Shared Collateral. If, in connection with (i) any disposition of any Shared Collateral permitted under the terms of the Senior Credit Facility Documents or (ii) the enforcement or exercise of any rights or remedies by any Senior Credit Facility Secured Party with respect to the Shared Collateral, including any disposition of Shared Collateral, the Senior Credit Facility Agent, for itself and on behalf of the other Senior Credit Facility Secured Parties, (x) releases any of the First Priority Liens, or (y) releases any Guarantor from its obligations under its guarantee of the Senior Credit Facility Claims (in each case, a “Release”), other than any such Release granted following the payment in full in cash of the Senior Credit Facility Claims, then the Second Priority Liens on such Shared Collateral, or the obligations of such Guarantor under its Note Guarantee, as applicable, will be automatically, unconditionally and simultaneously released, and the Collateral Agent will, for itself and on behalf of the other Notes Secured Parties, promptly execute and deliver to the Senior Credit Facility Agent, the Company or such Guarantor, such termination statements, releases and other documents as the Senior Credit Facility Agent, the Company or such Guarantor may reasonably request to effectively confirm such Release, in each case, at the sole cost and expense of the Company or the applicable Guarantor; provided that, in the case of a disposition of Shared Collateral (other than any such disposition in connection with the enforcement or exercise of any rights or remedies with respect to the Shared Collateral) or a Release of a Guarantor from its Note Guarantee (other than any such Release in connection with the enforcement or exercise of any rights or remedies with respect to all of the Capital Stock of such Guarantor or all or substantially all of its assets), the Second Priority Liens or such Note Guarantee may not be so released if such disposition or such Release of such Guarantor from its Note Guarantee is not permitted under the terms of the Notes Documents.

Waterfall . Any Shared Collateral or proceeds thereof received by any Secured Party in connection with any disposition of, or collection on, such Shared Collateral upon the enforcement or exercise of any right or remedy (including any right of setoff) will be applied as follows:

•	first, to the payment of costs and expenses of the applicable Secured Party in connection with such enforcement or exercise;

•	second, after all such costs and expenses have been paid in full in cash, to the payment of the Senior Credit Facility Claims; and

•	third, after all such costs and expenses and Senior Credit Facility Claims have been paid in full in cash, to the payment of the Notes Claims.

After all such costs and expenses, the Senior Credit Facility Claims and the Notes Claims have been paid in full in cash, any surplus Shared Collateral or proceeds will be first applied towards satisfaction of any other claim under the documents evidencing the Senior Credit Facility Claims and the Notes Claims and the funds then remaining will be returned to the Company, the applicable Guarantor or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Turnover. So long as the Senior Credit Facility Claims have not been paid in full in cash, any Shared Collateral or any proceeds thereof received by the Collateral Agent or any other Notes Secured Party in connection with any disposition of, or collection on, such Shared Collateral upon the enforcement or the exercise of any right or remedy (including any right of setoff) with respect to the Shared Collateral, or in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation), will be segregated and held in trust and forthwith transferred or paid over to the Senior Credit Facility Agent for the benefit of the Senior Credit Facility Secured Parties in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. If in any Insolvency or Liquidation Proceeding a determination is made that any Lien encumbering any Shared Collateral is not enforceable for any reason, then the Collateral Agent and the Notes Secured Parties agree that, any distribution or recovery they may receive with respect to, or allocable to, the value of the assets constituting Shared Collateral subject to an enforceable Lien in favor of the Notes Secured Parties or any proceeds thereof shall (for so long as all of the Senior Credit Facility Claims have not been paid in full and all commitments under the Senior Credit Facility have not been terminated) be segregated and held in trust and forthwith paid over to the Senior Credit Facility Agent for the benefit of the Senior Credit Facility Secured Parties in the same form as received.

Insolvency or Liquidation Proceedings. The Intercreditor Agreement will also provide that:

Finance and Sale Matters. (a) Until the Senior Credit Facility Claims have been paid in full, the Collateral Agent, for itself and on behalf of the other Notes Secured Parties, will agree that, in the event of any Insolvency or Liquidation Proceeding, the Notes Secured Parties:

(i)	will not oppose or object to the use of any Shared Collateral constituting cash collateral under Section 363 of the Bankruptcy Code, or any comparable provision of any other bankruptcy law, unless the Senior Credit Facility Secured Parties, or a representative authorized by the Senior Credit Facility Secured Parties, shall oppose or object to such use of cash collateral;

(ii)	will not oppose or object to any post-petition financing, whether provided by the Senior Credit Facility Secured Parties or any other Person, under Section 364 of the Bankruptcy Code, or any comparable provision of any other bankruptcy law (a “DIP Financing”), or the Liens on any Shared Collateral securing any DIP Financing (“DIP Financing Liens”), unless the Senior Credit Facility Secured Parties, or a representative authorized by the Senior Credit Facility Secured Parties, shall then oppose or object to such DIP Financing or such DIP Financing Liens, and, to the extent that such DIP Financing Liens on the Shared Collateral are senior to, or rank pari passu with, the First Priority Liens on the Shared Collateral, the Collateral Agent will, for itself and on behalf of the other Notes Secured Parties, subordinate the Second Priority Liens on the Shared Collateral to the First Priority Liens on the Shared Collateral and the DIP Financing Liens on the Shared Collateral under the terms of the Intercreditor Agreement;

(iii)	except to the extent permitted by paragraph (b) below, in connection with the use of cash collateral constituting Shared Collateral as described in clause (i) above or a DIP Financing, will not request adequate protection with respect to any Shared Collateral or any other relief in connection with such use of cash collateral, DIP Financing or DIP Financing Liens;

(iv)	will not oppose or object to any disposition of any Shared Collateral free and clear of the Second Priority Liens or other claims under Section 363 of the Bankruptcy Code, or any comparable provision of any other bankruptcy law, if the Senior Credit Facility Secured Parties, or a representative authorized by the Senior Credit Facility Secured Parties, shall consent to such disposition; and

(v)	if, in connection with any cash collateral use or DIP Financing, any Liens on the Shared Collateral held by Senior Credit Facility Secured Parties are subject to a surcharge or are subordinated to an administrative priority claim, a professional fee “carve out,” or fees owed to the United States Trustee, and so long as the amount of such surcharge, claim, carve out, or fees is reasonable under the circumstances, then the Liens on the Shared Collateral of Notes Secured Parties will also be subordinated to such interest or claim and will remain subordinated to the Liens on the Shared Collateral of Senior Credit Facility Secured Parties consistent with the Intercreditor Agreement.

(b)	The Collateral Agent, for itself and on behalf of the other Notes Secured Parties, will agree that no Notes Secured Party may contest, or support any other Person in contesting, (i) any request by the Senior Credit Facility Agent or any other Senior Credit Facility Secured Party for adequate protection with respect to the Shared Collateral in respect of any Senior Credit Facility Claims or (ii) any objection, based on a claim of a lack of adequate protection relating to any Shared Collateral in respect of any Senior Credit Facility Claims, by the Senior Credit Facility Agent or any other Senior Credit Facility Secured Party to any motion, relief, action or proceeding. Notwithstanding the immediately preceding sentence, if, in connection with any DIP Financing or use of cash collateral constituting Shared Collateral, (A) any Senior Credit Facility Secured Party is granted adequate protection with respect to the Shared Collateral or any other assets in the form of a Lien on additional collateral, the Collateral Agent may, for itself and on behalf of the other Notes Secured Parties, seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the First Priority Liens and DIP Financing Liens on the same basis as the Second Priority Liens are subordinated to the First Priority Liens under the Intercreditor Agreement and (B) any Notes Secured Party is granted adequate protection in the form of a Lien on additional collateral (other than additional collateral that of the type of assets that constitute Collateral not consisting of Shared Collateral), the Senior Credit Facility Agent will, for itself and on behalf of the other Senior Credit Facility Secured Parties, be granted adequate protection in the form of a Lien on such additional collateral that is senior to such Second Priority Lien as security for the Senior Credit Facility Claims.

(c)	Notwithstanding the foregoing, the applicable provisions of paragraphs (a) and (b) above will only be binding on the Notes Secured Parties with respect to any DIP Financing to the extent the principal amount of such DIP Financing, when taken together with the aggregate principal amount of the Senior Credit Facility Claims, does not exceed the sum of (x) the aggregate maximum principal amount of Indebtedness that may be incurred pursuant to clause (1) of the definition of Permitted Debt and (y) an amount equal to 10% of the amount determined under clause (x) above and the Notes Secured Parties shall not be prohibited from objecting to (1) any aspect of a DIP Financing relating to any provision or content of a plan of reorganization or any sub rosa plan or (2) any DIP Financing if the Notes Secured Parties do not receive replacement Liens on all post-petition assets of the Company or any Guarantor in which any of the Senior Credit Facility Secured Parties obtain a replacement Lien (to the extent that such assets constitute Shared Collateral), in each case with the same priority as existed prior to such Insolvency Proceeding.

(d)	Notwithstanding anything to the contrary in the Intercreditor Agreement, the Notes Secured Parties will retain their rights under the Bankruptcy Code to make post-petition financing proposals and such proposals shall not be deemed to be an objection to any other DIP Financing proposals and the First Priority Liens shall be subordinated to the Liens on the Shared Collateral of such post-petition financings (which for the avoidance of doubt shall not include the Second Priority Liens) on the same basis as the Second Priority Liens are subordinated to the First Priority Liens under the Intercreditor Agreement; provided that the Senior Credit Facility Secured Parties will reserve the right to oppose or object to such post-petition financing proposals.

Relief from the Automatic Stay. The Collateral Agent, for itself and on behalf of the other Notes Secured Parties, will agree that, so long as the Senior Credit Facility Claims have not been paid in full in cash, no Notes Secured Party may, without the prior written consent of the Senior Credit Facility Agent, seek or request relief from or modification of the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any part of the Shared Collateral, any proceeds thereof or any Second Priority Lien on the Shared Collateral.

Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor that previously constituted Shared Collateral are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of the Senior Credit Facility Claims, the Notes and the Note Guarantees, then, to the extent of the debt obligations distributed on account of the Senior Credit Facility Claims or on account of the Notes and Note Guarantees, the provisions of the Intercreditor Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations on such property.

Post-Petition Interest. The Collateral Agent, for itself and on behalf of the other Notes Secured Parties, will agree that no Notes Secured Party may oppose or seek to challenge any claim by the Senior Credit Facility Agent or any other Senior Credit Facility Secured Party for allowance in any Insolvency or Liquidation Proceeding of Senior Credit Facility Claims consisting of post-petition interest, fees or expenses to the extent of the value of the First Priority Liens on the Shared Collateral (it being understood and agreed that such value will be determined without regard to the existence of the Second Priority Liens on the Shared Collateral). The Senior Credit Facility Agent, for itself and on behalf of the other Senior Credit Facility Secured Parties, will agree that the Collateral Agent or any other Notes Secured Party may make a claim for allowance in any Insolvency or Liquidation Proceeding of Notes Claims consisting of post-petition interest, fees or expenses to the extent of the value of (x) the Second Priority Liens on the Shared Collateral (provided, however, that (i) if the Senior Credit Facility Secured Parties shall have made any such claim, such claim (A) shall have also have been approved prior to or (B) will be approved contemporaneous with the approval of any such claim by any Notes Secured Party and (ii) each Senior Credit Facility Secured Party may oppose or seek to challenge any such claim) and (y) other Liens on the Collateral not constituting Shared Collateral.

Certain Waivers by the Notes Secured Parties. The Collateral Agent, for itself and on behalf of the other Notes Secured Parties, will waive any claim any Notes Secured Party may have against any Senior Credit Facility Secured Party arising out of the election by any Senior Credit Facility Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code, or any comparable provision of any other bankruptcy law.

Certain Voting Matters. Each of the Senior Credit Facility Agent, on behalf of the Senior Credit Facility Secured Parties, and the Collateral Agent, on behalf of the Notes Secured Parties, will agree that the First Priority Liens and the Second Priority Liens on the Shared Collateral constitute two separate and distinct grants of Liens that must be separately classified in any plan of reorganization in any Insolvency or Liquidation Proceeding. Except as provided in this paragraph, nothing in the Intercreditor Agreement will be intended, or may be construed, to limit the ability of the Collateral Agent or the Notes Secured Parties to vote on any plan of reorganization that maintains the lien subordination provisions of the Intercreditor Agreement or the ability of the Senior Credit Facility Secured Parties or the Notes Secured Parties to contest any plan of reorganization that does not maintain the lien subordination provisions of the Intercreditor Agreement.

Postponement of Subrogation. The Collateral Agent will agree that no payment or distribution to any Senior Credit Facility Secured Party pursuant to the provisions of the Intercreditor Agreement will entitle any Notes Secured Party to exercise any rights of subrogation in respect thereof until the Senior Credit Facility Claims shall have been paid in full in cash.

Purchase Option. Notwithstanding anything in the Intercreditor Agreement to the contrary, following (i) the acceleration of all or any portion of the Indebtedness then outstanding under the Senior Credit Facility, (ii) the exercise of any remedy with respect to Liens on the Collateral by the Senior Credit Facility Agent, (iii) a payment default under any Debt Document which remains uncured or unwaived for a period of 30 days in the aggregate or (iv) the commencement of an Insolvency or Liquidation Proceeding, the Notes Secured Parties may, at their sole expense and effort, upon notice to the Company and the Senior Credit Facility Agent, require the Senior Credit Facility Secured Parties to transfer and assign to the Notes Secured Parties, without warranty or representation or recourse (other than any fees that become due as a result of the prepayment of the loans and other advances under, or early termination of, the Senior Credit Facility), all (but not less than all) of the Senior Credit Facility Claims; provided that (x) such assignment may not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, and (y) the Notes Secured Parties shall have paid to the Senior Credit Facility Agent, for the account of the Senior Credit Facility Secured Parties, in immediately available funds, an amount equal to 100% of the principal of such Indebtedness plus all accrued and unpaid interest thereon plus all accrued and unpaid fees (other than any fees that become due as a result of the prepayment of the loans and other advances under, or early termination of, the Senior Credit Facility Agreement (such fees, the “Termination Fees”)) plus all the other Senior Credit Facility Claims then outstanding (which will include, with respect to the aggregate face amount of the letters of credit outstanding under the Senior Credit Facility Agreement, an amount in cash as collateral equal to 105% thereof). In order to effectuate the foregoing, the Senior Credit Facility Agent will calculate, upon the written request of the Collateral Agent (acting at the direction of the Notes Secured Parties) from time to time, the amount in cash that would be necessary so to purchase the Senior Credit Facility Claims. If the right set forth in this paragraph is exercised, (1) the parties shall endeavor to close promptly thereafter but in any event within 10 business days of the request set forth in the first sentence of this paragraph, (2) such purchase of the Senior Credit Facility Claims shall be exercised pursuant to documentation mutually acceptable to each of the Senior Credit Facility Agent and the Collateral Agent (acting at the direction of the Notes Secured Parties) and (3) such Senior Credit Facility Claims shall be purchased on a pro rata basis among the Notes Secured Parties (other than the Trustee and Collateral Agent) giving notice to the Collateral Agent of their intent to exercise the purchase option hereunder according to such Notes Secured Parties’ portion of the Notes Claims outstanding on the date of purchase. If the Notes Secured Parties exercise the right set forth in this paragraph, it will be exercised pursuant to documentation mutually acceptable to each of the Senior Credit Facility Agent and the Collateral Agent (acting at the direction of the Notes Secured Parties). When all letters of credit outstanding under the Senior Credit Facility Agreement have been cancelled with the consent of the beneficiary thereof, expired or have been fully drawn, any remaining cash collateral will be returned to the Notes Secured Parties that exercised their option to purchase (pro rata according to the amount of such Senior Credit Facility Claims so purchased by such Notes Secured Parties). Notwithstanding anything to the contrary in the Intercreditor Agreement, if at any time following the consummation of such transfer and assignment, the Notes Secured Parties recover any Termination Fees prior to the first anniversary of the date that such transfer and assignment is consummated, they must pay such fees to Senior Credit Facility Secured Parties, but only after principal due in respect of the Notes, together with interest and fees due thereon and all Senior Credit Facility Claims have been paid in full and prior to the payment of any fees that become due as a result of the prepayment of the Notes.

Optional Redemption

At any time prior to November 15, 2014, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the indenture (calculated after giving effect to the issuance of any additional Notes) upon not less than 30 nor more than 60 days’ prior notice, at a redemption price of 113.000% of the principal amount of the Notes redeemed, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date (subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds of one or more bona fide public or private sales of common Equity Interests (other than Disqualified Stock) of the Company to one or more Persons who are not Affiliates, officers, directors or employees of the Company or any of its Subsidiaries; provided that:

(1)	at least 65% of the aggregate principal amount of Notes originally issued under the indenture (calculated after giving effect to the original issuance of any additional Notes) (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of each such redemption; and

(2)	the redemption occurs within 90 days of the date of the closing of such sale of Equity Interests.

At any time prior to November 15, 2014, the Company may also on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, the date of redemption, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

Except pursuant to the preceding two paragraphs, the Notes will not be redeemable at the Company’s option prior to November 15, 2014.

On or after November 15, 2014, the Company may redeem on any one or more occasions all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on November 15 of the years indicated below, subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

YEAR	PERCENTAGE
2014	109.750%
2015 and thereafter	100.000%

If an optional redemption date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name the Note is registered at the close of business on such record date.

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

Mandatory Redemption

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Company may be required to offer to purchase Notes as described under the captions “—Repurchase at the Option of Holders—Change of Control,” “—Repurchase at the Option of Holders—Asset Sales” and “—Repurchase at the Option of Holders—Semi-Annual Offer.” The Company and its Affiliates may at any time and from time to time purchase Notes in the open market, by tender offer, negotiated transactions or otherwise.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, unless the Company at such time has given notice of redemption with respect to all outstanding Notes as described under the caption “—Optional Redemption,” each holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that holder’s Notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the Company will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, unless the Company at such time has given notice of redemption with respect to all outstanding Notes as described under the caption “—Optional Redemption,” the Company will mail a notice to each holder with a copy to the Trustee describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)	accept for payment all Notes or portions of Notes properly tendered and not withdrawn pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered and not withdrawn; and

(3)	deliver or cause to be delivered to the Trustee the Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The paying agent will promptly deliver to each holder of Notes properly tendered and not withdrawn the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that any such new Notes will be in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (2) notice of redemption for all outstanding Notes has been given pursuant to the indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer, as provided above, if, in connection with or in contemplation of any Change of Control, it has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered in accordance with the terms of such Alternate Offer.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Company to repurchase its Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)	the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)	at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a)	any liabilities, as shown on the Company’s most recent consolidated balance sheet or in the notes thereto, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation or indemnity agreement that releases the Company or such Restricted Subsidiary from or indemnifies against further liability;

(b)	any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are within 120 days after such Asset Sale, subject to ordinary settlement periods, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and

(c)	any stock or assets of the kind referred to in clause (2) or (4) of the next paragraph of this covenant.

Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds at its option:

(1)	to repay Indebtedness and other Obligations under the Senior Credit Facility and to correspondingly permanently reduce commitments with respect thereto;

(2)	to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Company;

(3)	to make a capital expenditure; or

(4)	to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute “Excess Proceeds.” Within 10 business days after the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will make an Asset Sale Offer to all holders of Notes to purchase the maximum principal amount of Notes that may be purchased with the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date), and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes to be purchased on a pro rata basis (or, in the case of Notes issued in global form as discussed under “Book-Entry, Delivery and Form,” based on a method that most nearly approximates a pro rata selection as the Trustee deems fair and appropriate). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in Cash Equivalents.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such compliance.

The agreements governing the Company’s other Indebtedness contain, and future agreements, including any Senior Credit Facility, may contain, prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale and including repurchases of or other prepayments in respect of the Notes. The exercise by the holders of Notes of their right to require the Company to repurchase the Notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on the Company. In the event a Change of Control or Asset Sale occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its senior lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain a consent or repay those borrowings, the Company will remain prohibited from purchasing Notes. In that case, the Company’s failure to purchase tendered Notes would constitute an Event of Default under the indenture which could, in turn, constitute a default under the other indebtedness. Finally, the Company’s ability to pay cash to the holders of Notes upon a repurchase may be limited by the Company’s then existing financial resources. See “Risk Factors—Risks Relating to the Securities—If we experience a change of control, we may not be able to finance a change of control offer required by the indenture governing the Notes.”

Semi-Annual Offer

Within 60 days after each of June 30 and December 31 of each year (each, a “Specified Date”), commencing with June 30, 2013, the Company shall make an offer (a “Semi-Annual Offer”) to the Holders of the Notes to repurchase the maximum principal amount of Notes that may be repurchased with the Semi-Annual Offer Amount at the purchase price described below. The “Semi-Annual Offer Amount” shall mean, with respect to each Semi-Annual Offer, an amount equal to the excess of (A) $30.0 million over (B) the aggregate principal amount of Notes repurchased and cancelled or redeemed during the six-month period ending on the Specified Date with respect to which such Semi-Annual Offer is being made (other than any Notes repurchased in connection with a Semi-Annual Offer or Asset Sale Offer).

The Company will mail within 60 days of each relevant Specified Date an offer to each Holder of the Notes, with a copy to the Trustee, which offer shall govern the terms of the applicable Semi-Annual Offer. Such offer shall state, among other things, the repurchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Semi-Annual Offer Payment Date”).

Notes will be purchased in aggregate principal amounts equal to $1,000 or integral multiples of $1,000 in excess thereof. If only a portion of a Note is purchased pursuant to a Semi-Annual Offer, a new Note in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made). Notes (or portions thereof) purchased pursuant to a Semi-Annual Offer will be cancelled and cannot be reissued.

For each Semi-Annual Offer, the Company will be required to repurchase Notes validly tendered and not withdrawn at a purchase price in cash equal to (i) in the case of such offers occurring prior to the date on which the Company has made Semi-Annual Offers for an aggregate principal amount of Notes greater than or equal to (a) one plus the number of all previous Semi-Annual Offers multiplied by (b) $25.0 million (such date, the “Semi-Annual Offer Compliance Date”), 108% of the principal amount thereof and (ii) in the case of such offers occurring after the Semi-Annual Offer Compliance Date, 103% of the principal amount thereof, in each case, plus accrued and unpaid interest and Additional Interest, if any, to the Semi-Annual Offer Payment Date (and in each case, subject to pro-ration in the event of oversubscription and to the right of Holders on the relevant regular record date to receive interest due on an Interest Payment Date falling on or prior to the applicable date of repurchase).”

On the Semi-Annual Offer Payment Date, the Company will, to the extent lawful:

(1)	accept for payment all Notes or portions of Notes properly tendered and not withdrawn pursuant to the Semi-Annual Offer;

(2)	deposit with the paying agent an amount equal to the aggregate purchase price to be paid in such Semi-Annual Offer in respect of all Notes or portions of Notes properly tendered and not withdrawn; and

(3)	deliver or cause to be delivered to the Trustee the Notes or portions of Notes properly accepted for payment together with an officers’ certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The paying agent will promptly deliver to each Holder of Notes or portions of Notes properly tendered and not withdrawn the purchase price payable with respect to such Notes or portions of Notes (the date of each payment, a “Semi-Annual Payment Date”), and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that any such new Notes will be in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Company will publicly announce the results of any Semi-Annual Offer on or as soon as practicable after the Semi-Annual Offer Payment Date.

There can be no assurance that the Company will have available funds sufficient to make each Semi-Annual Offer and to pay the Semi-Annual Offer purchase price for all the Notes that might be delivered by Holders seeking to accept the Semi-Annual Offer on each Semi-Annual Payment Date.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Semi-Annual Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Semi-Annual Offer” provisions of the indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under the “Semi-Annual Offer” provisions of the indenture by virtue of such compliance.

Selection and Notice

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption on a pro rata basis (or, in the case of Notes issued in global form as discussed under “Book-Entry, Delivery and Form,” based on a method that most nearly approximates a pro rata selection as the Trustee deems fair and appropriate) unless otherwise required by law or applicable stock exchange or depositary requirements.

Notes may be redeemed in part in multiples of $1,000 and no Notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by electronic transmission (for Notes held in global form) or first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the indenture. Notices of redemption may, at the Company’s discretion, be conditioned upon the satisfaction of one or more conditions, including the consummation of an acquisition, financing transaction or equity offering.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the holder of Notes upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

Certain Covenants

Restricted Payments

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)	declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary of the Company);

(2)	purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

(3)	make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value (a) any Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof or (b) (i) that certain Act of Redemption of Membership Interest, dated as of May 14, 2011, between the Company and Moody Moreno & Rucks, L.L.C. or (ii) that certain Act of Redemption of Membership Interest, dated as of May 14, 2011, among, inter alios, the Company and Egle Ventures, L.L.C.; or

(4)	make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1)	no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2)	the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(3)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6) and (10) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a)	50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the indenture to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(b)

100% of the aggregate net cash proceeds and the Fair Market Value of property and marketable securities received by the Company since the date of the indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); plus

(c)	to the extent that any Restricted Investment that was made after the date of the indenture is (x) sold for cash or otherwise cancelled, liquidated or repaid for cash or (y) made in an entity that subsequently becomes a Restricted Subsidiary of the Company, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

(d)	to the extent that any Unrestricted Subsidiary of the Company designated as such after the date of the indenture is redesignated as a Restricted Subsidiary after the date of the indenture, the lesser of (i) the Fair Market Value of the Company’s Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of the indenture; plus

(e)	50% of any dividends received by the Company or a Restricted Subsidiary of the Company after the date of the indenture from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Company for such period.

The preceding provisions will not prohibit:

(1)	the payment of any dividend or other distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the indenture;

(2)	the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph and clause (5) below;

(3)	the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4)	the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(5)	the repurchase, redemption or other acquisition, cancellation or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any future, current or former officer, director, employee or consultant of the Company or any of its Restricted Subsidiaries (or their permitted transferees, assigns, estates or heirs) pursuant to any management equity plan, stock option plan, equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement or any other management or employee benefit plan, agreement or arrangement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $2.0 million in any twelve-month period; provided further that such amount in any twelve-month period may be increased by an amount not to exceed:

(a)	the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company to members of management, directors or consultants of the Company or any of its Subsidiaries that occurs after the date of the indenture to the extent that the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the making of Restricted Payments pursuant to clause (3) of the preceding paragraph or clause (2) of this paragraph; plus

(b)	the cash proceeds of “key-man” life insurance policies received by the Company or its Restricted Subsidiaries after the date of the indenture;

(6)	the repurchase of Equity Interests deemed to occur upon the exercise of stock options or warrants or similar stock-based instruments to the extent such Equity Interests represent a portion of the exercise price of those stock options or warrants or similar stock-based instruments or in connection with a gross-up or tax withholding related to such Equity Interests;

(7)	so long as no Default has occurred and is continuing or would be caused thereby, the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary of the Company issued on or after the date of the indenture in accordance with the Fixed Charge Coverage Ratio test described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;”

(8)	the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness or Disqualified Stock pursuant to provisions similar to, but, in any event, no more favorable to the holders of such Subordinated Indebtedness or Disqualified Stock than, those described under the captions “—Repurchase at the Option of Holders—Change of Control” and “—Repurchase at the Option of Holders—Asset Sales;” provided that any such repurchase, redemption, acquisition or retirement for value pursuant to a provision similar to (a) the provision described under the caption “—Repurchase at the Option of Holders—Change of Control” shall be at a purchase price not greater than 101% of the principal amount thereof and (b) the provision described under the caption “—Repurchase at the Option of Holders—Asset Sales” shall be at a purchase price not greater than 100% of the principal amount thereof; provided further that a Change of Control Offer or Asset Sale Offer, as applicable, has been made and all Notes tendered by holders of the Notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(9)	payments of cash, dividends or distributions, advances or other Restricted Payments by the Company or any of its Restricted Subsidiaries to allow the payment of cash in lieu of fractional shares; and

(10)	so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $2.0 million since the date of the indenture.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of the Company whose resolution with respect thereto will be delivered to the Trustee. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $10.0 million.

Incurrence of Indebtedness and Issuance of Preferred Stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness (including Acquired Debt), if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.50 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”) or, solely with respect to the Company, the issuance of any Disqualified Stock:

(1)	the incurrence by the Company or any Guarantor of Indebtedness and letters of credit and bankers’ acceptances under a Senior Credit Facility in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) not to exceed the greater of (x) $30.0 million and (y) following the first date on which the Company’s Pro Forma Consolidated Leverage Ratio is less than 3.00 to 1.00, 10% of Consolidated Tangible Assets of the Company as of the most recently ended fiscal quarter for which internal financial statements are available at the time of such incurrence;

(2)	the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness;

(3)	the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees to be issued on the date of the indenture and the exchange Notes and the related Note Guarantees to be issued pursuant to the registration rights agreement;

(4)	the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (including, without limitation, Capital Lease Obligations, mortgage financings or purchase money obligations) incurred for the purpose of financing all or any part of the purchase, lease or cost of design, construction, installation or improvement of property (real or personal), plant or equipment that is used or useful in a Permitted Business (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets), in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed $10.0 million at any time outstanding;

(5)	the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (5) and (14) of this paragraph;

(6)	the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(a)	if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and

(b)	(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company,

will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)	the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(a)	any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(b)	any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company,

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8)	the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business and not for speculative purposes;

(9)	the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(10)	the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, insurance premium finance agreements, statutory obligations, self-insurance obligations, bankers’ acceptances, performance and surety bonds in the ordinary course of business;

(11)	the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

(12)	the incurrence of Indebtedness consisting of indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or a Subsidiary in accordance with the terms of the indenture, other than Indebtedness or guarantees of Indebtedness incurred or assumed by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(13)	Indebtedness of the Company or any of its Restricted Subsidiaries to the extent the proceeds of such Indebtedness are deposited and used to defease all of the Notes as described under “—Legal Defeasance and Covenant Defeasance” or “—Satisfaction and Discharge;”

(14)	Indebtedness of a Restricted Subsidiary incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness incurred in contemplation of, or in connection with, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary of or was otherwise acquired by the Company); provided that after giving effect to such transaction, (a) the Company would have been able to incur $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant and (b) the aggregate principal amount of all Indebtedness incurred under this clause (14) shall not exceed $10.0 million at any time outstanding;

(15)	the incurrence of Indebtedness by any Foreign Restricted Subsidiary of the Company; provided that (a) after giving effect to such incurrence (and the application of the net proceeds therefrom) the aggregate principal amount of all Indebtedness incurred under this clause (15) shall not exceed $5.0 million at any time outstanding and (b) any Foreign Restricted Subsidiary of the Company may only incur Indebtedness under this clause (15) from and after any date on which the Company’s Pro Forma Consolidated Leverage Ratio is less than 3.00 to 1.00;

(16)	the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (16), not to exceed $10.0 million; provided that the Company or any of its Restricted Subsidiaries may only incur Indebtedness under this clause (16) from and after any date on which the Company’s Pro Forma Consolidated Leverage Ratio is less than 3.00 to 1.00; and

(17)	the incurrence by the Company of Indebtedness in the form of term loans bearing interest at 0% per annum (which, for the avoidance of doubt, may not be reborrowed once repaid) under the Shell Credit Agreement not to exceed $95.0 million in aggregate principal amount (and, for the avoidance of doubt, all Indebtedness incurred and outstanding on the effective date of the First Supplemental Indenture pursuant to clause (1) above shall be reclassified to be existing under this clause (17)).

The Company will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such

Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to divide or classify such item of Indebtedness on the date of its incurrence, or later redivide or reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Company as accrued. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)	the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)	in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)	the Fair Market Value of such assets at the date of determination; and

(b)	the amount of the Indebtedness of the other Person.

Liens

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

Dividend and Other Payment Restrictions Affecting Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries; provided that the priority of any preferred stock in receiving dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock;

(2)	make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3)	sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)

agreements governing Existing Indebtedness as in effect on the date of the indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

(2)	the Notes Documents;

(3)	agreements governing Indebtedness incurred in compliance with the covenant set forth under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the encumbrances or restrictions contained therein, taken as a whole, are not materially more restrictive than those contained in the Notes Documents, in each case, as then in effect;

(4)	the agreements governing the Senior Credit Facility and any Indebtedness evidencing Permitted Debt described in clause (15) thereof; provided that the encumbrances or restrictions contained therein, taken as a whole, are, in the good faith judgment of the Board of Directors of the Company, no more materially restrictive with respect to such encumbrances and restrictions than those customary in comparable financings (as determined by the Board of Directors of the Company);

(5)	applicable law, rule, regulation or order;

(6)	any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(7)	customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

(8)	purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

(9)	any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

(10)	Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced (as determined in good faith by the Board of Directors of the Company);

(11)	Liens permitted to be incurred under the provisions of the covenant described above under the caption “—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(12)	provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into (a) in the ordinary course of business or (b) with the approval of the Company’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements; and

(13)	restrictions on cash, Cash Equivalents or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Merger, Consolidation or Sale of Assets

The Company will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)	either:

(a)	the Company is the surviving corporation; or

(b)	the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)	the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, the indenture, the registration rights agreement and the Collateral Documents;

(3)	immediately after such transaction, no Default or Event of Default exists; and

(4)	the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock.”

In addition, the Company will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

Clauses (3) and (4) of the prior paragraph will not apply to:

(1)	a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction; or

(2)	any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and the Guarantors.

Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company involving aggregate payments or consideration in excess of $250,000 (each, an “Affiliate Transaction”), unless:

(1)	the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and, if in the good faith judgment of a majority of the disinterested members of the Board of Directors (whose determination shall be conclusive), no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Company or the relevant Restricted Subsidiary from a financial point of view; and

(2)	the Company delivers to the Trustee:

(a)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.5 million, a resolution of the Board of Directors of the Company set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

(b)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)	any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2)	transactions between or among the Company and/or its Restricted Subsidiaries;

(3)	transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)	payment of reasonable and customary compensation, fees and reimbursement of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries;

(5)	any issuance of Equity Interests (other than Disqualified Stock) of the Company to any director, officer, employee or consultant of the Company or any of its Restricted Subsidiaries or to any other Affiliates of the Company;

(6)	Restricted Payments that do not violate the provisions of the indenture described above under the caption “—Restricted Payments” and Permitted Investments described under clause (16) of the definition of the term “Permitted Investments;”

(7)	payments, advances or loans (or cancellation of loans) to employees or consultants of the Company or any of its Restricted Subsidiaries which are otherwise permitted under the Indenture;

(8)	payments made or performance under any agreement as in effect on the date of the indenture or described in the prospectus and any amendment, modification or replacement of such agreement (so long as such amendment, modification or replacement is not less favorable to the Company and its Restricted Subsidiaries, taken as a whole, than the original agreement as in effect on the date of the indenture as determined in good faith by a majority of the disinterested members of the Board of Directors of the Company); and

(9)	transactions pursuant to agreements entered into with any Person prior to the time such Person became an affiliate (and, in any event, not in contemplation of any transaction in connection with which such Person would become an affiliate) and any amendment, modification or replacement of such agreements (so long as such amendment, modification or replacement is not less favorable to the Company and its Restricted Subsidiaries, taken as a whole, then the original agreement as in effect on the date of the indenture as determined in good faith by a majority of the disinterested members of the Board of Directors of the Company).

Business Activities

The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Additional Note Guarantees

If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Restricted Subsidiary after the date of the indenture, then that newly acquired or created Domestic Restricted Subsidiary will within 10 business days of the date on which it was acquired or created (i) execute and deliver to the Trustee a supplemental indenture substantially in the form attached to the indenture pursuant to which such Domestic Restricted Subsidiary will Guarantee the Notes, (ii) execute and deliver to the Collateral Agent joinder agreements or other similar agreements with respect the applicable Collateral Documents and (iii) deliver to the Trustee an opinion of counsel that such supplemental indenture and other documents required to be delivered pursuant to clause (ii) above have been duly authorized, executed and delivered and constitute legally valid and binding and enforceable obligations (subject to customary qualifications and exceptions); provided that any Domestic Restricted Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it ceases to be an Immaterial Subsidiary.

Each Guarantee shall be automatically released as described under “—Brief Description of the Notes and the Note Guarantees—The Note Guarantees.”

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Real Estate Mortgages and Filings

With respect to any real property owned in fee simple by the Company or any Guarantor, where such owned real property is located in the United States and does not constitute an Excluded Asset described in clause (7) of the definition thereof (the “Owned Premises”), and any Specified Leased Premises (together with the Owned Premises, collectively, the “Premises”), the Company or such Guarantor shall use commercially reasonable efforts to, within 90 days of the later of (x) the Issue Date and (y) the acquisition thereof or the entry into a lease or sublease therefor, as applicable:

(1)	deliver to the Collateral Agent, as mortgagee, for the benefit of the holders of the Notes, fully executed counterparts of Mortgages, duly executed by the Company or the applicable Guarantor, as the case may be, and corresponding UCC fixture filings, together with evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgages and corresponding UCC fixture filings as may be necessary to create a valid, perfected Lien, subject to Permitted Liens, against the Premises purported to be covered thereby;

(2)	other than with respect to the Existing Specified Property, deliver to the Collateral Agent, (i) mortgagee’s title insurance policies (except with respect to the Company’s or any Guarantor’s ownership in and other rights to the sand and other mineral interests in or under the Specified Leased Premises) in favor of the Collateral Agent in an amount equal to 100% of the Fair Market Value of the Premises purported to be covered by the related Mortgages, insuring that title to such property is marketable and that the interests created by the Mortgage (except with respect to the Company’s or any Guarantor’s ownership in and other rights to the sand and other mineral interests in or under the Specified Leased Premises) constitute valid Liens thereon free and clear of all Liens, defects and encumbrances other than Permitted Liens, and such policies shall also include, to the extent available and issued at ordinary rates, customary endorsements and shall be accompanied by evidence of the payment in full (or satisfactory arrangements for the payment in full) of all premiums thereon and (ii) such affidavits, certificates, instruments of indemnification and other items (including a so-called “gap” indemnification) as shall be reasonably required to induce the title insurer to issue the title insurance policies and endorsements referenced herein with respect to each of the Premises;

(3)	other than with respect to any Premises owned or leased by the Company or a Guarantor on the Issue Date or a mineral lease, deliver to the Collateral Agent either (i) new ALTA surveys or (ii) the most recent existing surveys of such Premises, together with either (y) an updated survey certification in favor of the Collateral Agent from the applicable surveyor stating that, based on a visual inspection of the property and the knowledge of the surveyor, there has been no change in the facts depicted in the survey or (z) an affidavit and/or indemnity from the Company or the applicable Guarantor, as the case may be, stating that, to its knowledge, there has been no change in the facts depicted in the survey, other than, in each case, changes that do not materially adversely affect the use by the Company or such Guarantor, as applicable, of such Premises for the Company or such Guarantor’s business as so conducted, or intended to be conducted, at such Premises and in each case (i) and (ii), in form and substance sufficient for the title insurer issuing the title policies to remove the standard survey and survey-related exceptions from such policies and issue the survey, survey-related, and other endorsements required pursuant to clause (2) above to such policy;

(4)	deliver opinions of counsel to the Collateral Agent in the jurisdictions where such Premises are located and the jurisdiction of the Company or the applicable Guarantor, as the case may be, in each case, in form and substance customary in comparable financings, including, but not limited to, opinions stating that such Mortgage (i) has been duly authorized, executed and delivered by the Company or such Guarantor, (ii) constitutes a legal, valid, binding and enforceable obligation of the Company or such Guarantor and (iii) is in proper form for recording in order to create, when recorded in the appropriate recording office, a mortgage Lien on the property and a security interest in that part of the property constituting fixtures, and upon proper recording in the appropriate recording office, the Mortgage will make effective such Lien and security interest intended to be created thereby;

(5)	other than with respect to the Existing Specified Property, deliver to the Collateral Agent FEMA Standard Flood Hazard Determinations with respect to each of the Premises, notice about special flood hazard area status and flood disaster assistance, and, in the event any such Premises is located in a special flood hazard area, evidence of flood insurance;

(6)	deliver to the Collateral Agent copies of all leases and subleases in connection with each of the Specified Leased Premises;

(7)	to the extent applicable, deliver to the Collateral Agent in connection with each of the Specified Leased Premises fully executed, customary landlord lien waivers, collateral access agreements, assignments, subordination, non-disturbance and attornment agreements, consents and estoppels; and

(8)	such other information, documentation, and certifications as may be necessary in order to create valid, perfected and subsisting Liens against the Premises covered by the Mortgages.

Further Assurances

The Company will do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, as applicable, any and all such further acts, deeds, conveyances, security agreements, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as may be required from time to time in order to:

(1)	carry out the terms and provisions of the Collateral Documents;

(2)	subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests required to be encumbered thereby;

(3)	perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby; and

(4)	assure, convey, grant, assign, transfer, preserve, protect and confirm to the Collateral Agent any of the rights granted now or hereafter intended by the parties thereto to be granted to the Collateral Agent under the Collateral Documents or under any other instrument executed in connection herewith.

Upon the exercise by the Trustee or any Holder of any power, right, privilege or remedy under the indenture, the registration rights agreement, or any of the Collateral Documents which requires any consent, approval, recording, qualification or authorization of any governmental authority, the Company will execute and deliver all applications, certifications, instruments and other documents and papers that may be required from the Company for such governmental consent, approval, recording, qualification or authorization.

Equity Issuances

On the first Business Day following the date on which the Company is required to deliver any report to the holders of Notes and the Trustee (or file any such report with the SEC for public availability), if the Cash and, if applicable, cash equivalents (which, for the avoidance of doubt, shall not include any restricted cash) at the end of the period set forth on the consolidated balance sheet of the Company delivered or filed with any such report (the “Cash Balance”) is less than $10.0 million, the Company will sell shares of Preferred Stock or make arrangements for another form of capital contribution yielding gross proceeds to the Company equal to the amount by which $10.0 million exceeds the Cash Balance at the end of any such period; provided that the Company shall not be required to sell shares of Preferred Stock or make arrangements for another form of capital contribution yielding gross proceeds in excess of $15.0 million in the aggregate.

Actions with Respect to TPT

The Company will not (a) dispose of any its Capital Stock in TPT, (b) consent to the disposition by TPT of any of its assets or rights, in each case, if such disposition could reasonably be expected to materially impair the operation of the Company’s business or materially adversely affect the rights of the holders of the Notes or (c) consent to (i) the taking by TPT or its manager and chief executive officer of any action described under Section 5.13.2 (“Limitations on Management”) of TPT’s operating agreement or (ii) any amendment or other modification to such operating agreement, except to the extent that any such action, amendment or other modification would not reasonably be expected to (A) be materially adverse to the Company and its Restricted Subsidiaries or the holders of the Notes or (B) impair the ability of the Company to satisfy its material obligations in respect of the Notes or under the indenture.

Payments for Consent

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the Notes unless such consideration is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the holders of Notes and the Trustee (or file with the SEC for public availability), within the time periods specified in the SEC’s rules and regulations:

(1)	all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports;

provided that the quarterly report with respect to the Company’s fiscal quarter ended December 31, 2011, shall not be required to be furnished until December 15, 2011.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

The availability of the foregoing materials on the SEC’s EDGAR service (or any successor thereto) shall be deemed to satisfy the Company’s delivery obligation.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company’s consolidated financial statements by the Company’s certified independent accountants. In addition, following the consummation of the exchange offer contemplated by the registration rights agreement, the Company will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such filing).

If, at any time after consummation of the exchange offer contemplated by the registration rights agreement, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such filings. The Company will not take any action for the purpose of causing the SEC not to accept any such filings.

Notwithstanding anything to the contrary in the foregoing, if at any time any such reports are not filed by the Company, or are not accepted by the SEC for any reason, for inclusion on the SEC’s EDGAR service (or any successor thereto), the Company will post such reports on a website no later than the date the Company is required to provide those reports to the Trustee and the holders of the Notes and maintain such posting for so long as any Notes remain outstanding. Access to such reports on such website may be subject to a confidentiality acknowledgment; provided, that no other conditions, including password protection, may be imposed on access to such reports other than a representation by the Person accessing such reports that it is the Trustee, a holder of the Notes, a beneficial owner of the Notes, a bona fide prospective investor, a securities analyst or a market maker.

In addition, the Company will, for so long as any Notes remain outstanding, use its commercially reasonable efforts to hold and participate in quarterly conference calls with the holders of the Notes, beneficial owners of the Notes, bona fide prospective investors, securities analysts and market makers to discuss such financial information no later than ten business days after distribution of such financial information.

Furthermore, the Company agrees that, for so long as any Notes remain outstanding, it will furnish to the holders of Notes, beneficial owners of the Notes, bona fide prospective investors, securities analysts and market makers, upon their request, the reports described above and any other information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

Each of the following is an “Event of Default”:

(1)	default for 30 days in the payment when due of interest on, or Additional Interest, if any, with respect to, the Notes;

(2)	default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

(3)	failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under the captions “—Repurchase at the Option of Holders—Change of Control,” “—Repurchase at the Option of Holders—Asset Sales,” “—Repurchase at the Option of Holders—Semi-Annual Offer,” “—Certain Covenants—Restricted Payments,” “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” or “—Certain Covenants—Merger, Consolidation or Sale of Assets;”

(4)	failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in the indenture or any Collateral Document;

(5)	default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries other than Indebtedness owed to the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the indenture, if that default:

(a)	is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b)	results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

(6)	failure by the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(7)	except as permitted by the indenture and the Collateral Documents, with respect to any assets or property having a Fair Market Value in excess of $5.0 million, individually or in the aggregate, that constitutes, or under the Indenture or any Collateral Document is required to constitute, Collateral, (a) any of the Collateral Documents shall for any reason cease to be in full force and effect in all material respects, or the Company or a Guarantor shall so assert, or (b) any security interest created, or purported to be created, by any of the Collateral Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby, except in each case solely as a result of the Collateral Agent taking or refraining from taking any action in its sole control;

(8)	except as permitted by the indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary, or any Person acting on behalf of any such Guarantor or Guarantors, as the case may be, denies or disaffirms its or their obligations under its or their Note Guarantee(s), as applicable; and

(9)	certain events of bankruptcy or insolvency described in the indenture with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest, premium, if any, or Additional Interest, if any.

Subject to the provisions of the indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of Notes unless such holders have offered to the Trustee an indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, interest, premium, if any, or Additional Interest, if any, when due, no holder of a Note may pursue any remedy with respect to the indenture or the Notes unless:

(1)	such holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)	holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested in writing the Trustee to pursue the remedy;

(3)	such holders have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)	holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a written direction inconsistent with such request within such 60-day period.

The holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or premium or Additional Interest, if any, on, or the principal of, the Notes.

The Company is required to deliver to the Trustee annually a statement regarding compliance with the indenture and the Collateral Documents. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the indenture, the Note Guarantees, the registration rights agreement, the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an officers’ certificate, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1)	the rights of holders of outstanding Notes to receive payments in respect of the principal of, and interest, premium, if any, and Additional Interest, if any, on, such Notes when such payments are due from the trust referred to below;

(2)	the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s and the Guarantors’ obligations in connection therewith; and

(4)	the Legal Defeasance and Covenant Defeasance provisions of the indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers, Asset Sale Offers and Semi-Annual Offers) that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment on the Notes, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, and interest, premium, if any, and Additional Interest, if any, on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2)	in the case of Legal Defeasance, the Company must deliver to the Trustee an opinion of counsel confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, the Company must deliver to the Trustee an opinion of counsel confirming that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens to secure such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)	the Company must deliver to the Trustee an officers’ certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(7)	the Company must deliver to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

The Collateral will be released from the Lien securing the Notes as provided under “—Security” upon a Legal Defeasance or Covenant Defeasance in accordance with the provisions described above.

Amendment, Supplement and Waiver

Except as provided in the next three succeeding paragraphs, the Notes Documents may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or Event of Default or compliance with any provision of the Notes Documents may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

Without the consent of each holder of Notes affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting holder):

(1)	reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders”);

(3)	reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(4)	waive a Default or Event of Default in the payment of principal of, or interest, premium, if any, or Additional Interest, if any, on, the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5)	make any Note payable in money other than that stated in the Notes;

(6)	make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of, or interest, premium, if any, or Additional Interest, if any, on, the Notes;

(7)	waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”);

(8)	release any Guarantor from any of its obligations under its Note Guarantee, except as set forth under the caption “—The Note Guarantees”;

(9)	change the ranking of the Notes or the Note Guarantees in a manner that adversely affects the rights of the holders of the Notes; or

(10)	make any change in the amendment and waiver provisions.

In addition, any amendment to, or waiver of, the provisions of the indenture relating to the Collateral or the Collateral Documents that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes will require the consent of the holders of at least 80% in aggregate principal amount of the Notes then outstanding.

Notwithstanding the preceding, without the consent of any holder of Notes, the Company, the Guarantors and the Trustee may amend or supplement the Notes Documents:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)	to provide for the assumption of the Company’s or a Guarantor’s obligations to holders of Notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets, as applicable;

(4)	to make any change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under the indenture of any such holder;

(5)	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(6)	to conform the text of the indenture, the Note Guarantees, the Notes or the Collateral Documents to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a recitation of a provision thereof, as evidenced by an officers’ certificate;

(7)	to provide for the issuance of additional Notes in accordance with the limitations set forth in the indenture;

(8)	to evidence and provide for the acceptance and appointment of a successor trustee under the indenture pursuant to the requirements thereof;

(9)	to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes or to release a Guarantor from its Note Guarantee in accordance with the terms of the indenture; or

(10)	to make, complete or confirm any grant of Collateral permitted or required by the indenture or any of the Collateral Documents or any release of Collateral that becomes effective as set forth in the indenture or in the Collateral Documents.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

(1)	either:

(a)	all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(b)	all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

(2)

no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens to secure such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor, as the case may be, is a party or by which the Company or any Guarantor, as the case may be, is bound;

(3)	the Company or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

(4)	the Company has delivered irrevocable instructions to the Trustee under the indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an officers’ certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

The Collateral will be released from the Lien securing the Notes as provided under “—Security” upon a satisfaction and discharge in accordance with the provisions described above.

Concerning the Trustee

If the Trustee becomes a creditor of the Company or any Guarantor, the indenture limits the right of the Trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if the indenture has been qualified under the TIA) or resign.

The holders of a majority in aggregate principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person’s own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of Notes, unless such holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

Anyone who receives this prospectus may obtain a copy of the indenture, the registration rights agreement and the principal Collateral Documents without charge by writing to Green Field Energy Services, Inc., 4023 Ambassador Caffery Parkway, Suite #200, Lafayette, LA 70503, Attention: Chief Financial Officer.

Registration Rights; Additional Interest

We are making the exchange offer to satisfy your registration rights, as a holder of the Original Notes. The following description is a summary of the material provisions of the registration rights agreement. It does not restate that agreement in its entirety. We urge you to read the registration rights agreement, a copy of which is included as an exhibit to the registration statement of which this prospectus forms a part, in its entirety because it, and not this description, defines your registration rights as holders of the notes.

Pursuant to the registration rights agreement, we agreed, for the benefit of the holders of the Original Notes, at our cost, to file this registration statement with the SEC on or prior to 210 days after the issuance of the Original Notes and use our commercially reasonable efforts to have this registration statement declared effective by the SEC on or prior to 300 days after the issuance of the Original Notes.

If we are not required to file this registration statement or if we determine that the exchange offer is not permitted by applicable law or SEC policy, or if any holder of Notes notifies us prior to the 20th business day following consummation of this exchange offer that: (a) it is prohibited by law or SEC policy from participating in this exchange offer; (b) it may not resell the Exchange Notes acquired by it in this exchange offer to the public without delivering a prospectus and the prospectus contained in this registration statement is not appropriate or available for such resales; or (c) it is a broker-dealer and owns Notes acquired directly from us or an affiliate of ours, we will file with the SEC a shelf registration statement to cover resales of the Notes by the holders of the Notes who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement. If we are obligated to file the shelf registration statement, we will use all commercially reasonable efforts to file the shelf registration statement with the SEC on or prior to 60 days after such filing obligation arises and to cause the shelf registration statement to be declared effective by the SEC on or prior to 120 days after such obligation arises.

If: (a) we fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing; (b) any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness; (c) we fail to consummate this exchange offer within 30 Business Days of the date specified for effectiveness with respect to this registration statement; or (d) the shelf registration statement or this registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of notes during the periods specified in the registration rights agreement (each such event, a “Registration Default”), then we will pay Additional Interest to each holder of notes. With respect to the first 90-day period immediately following the occurrence of the first Registration Default, Additional Interest will be paid in an amount equal to 0.25% per annum of the principal amount of notes outstanding. The amount of the Additional Interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Additional Interest for all Registration Defaults of 1.0% per annum of the principal amount of notes outstanding, and will be the sole remedy for a Registration Default. All accrued Additional Interest will be paid by us on the next scheduled interest payment date to DTC or its nominee by wire transfer of immediately available funds or by federal funds check and to holders of certificated notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Additional Interest will cease.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” means all Additional Interest then owing pursuant to the registration rights agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1)	1.0% of the principal amount of the Note; or

(2)	the excess, if any, of:

(a)	the present value at such redemption date of (i) the redemption price of the Note at November 15, 2014 (such redemption price being set forth in the table appearing above under the caption “—Optional Redemption”) plus (ii) all required interest payments due on the Note through November 15, 2014 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)	the principal amount of the Note.

The Trustee shall have no duty to calculate or verify the calculation of the Applicable Premium.

“Asset Sale” means:

(1)	the sale, lease, conveyance or other disposition (each, a “disposition”) of any assets or rights by the Company or any of its Restricted Subsidiaries; provided that the disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2)	the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale by the Company or any of its Restricted Subsidiaries of Equity Interests in any of the Company’s Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)	any single transaction or series of related transactions that involves assets or the issuance or sale of Equity Interests of any of the Company’s Subsidiaries having a Fair Market Value of less than $1.0 million;

(2)	a disposition of property or assets between or among the Company and its Restricted Subsidiaries;

(3)	an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

(4)	any disposition of products, including without limitation, sales of turbine frac pump units, services or accounts receivable in the ordinary course of business;

(5)	any disposition of damaged, worn-out or obsolete assets in the ordinary course of business (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole);

(6)	the disposition of cash or Cash Equivalents;

(7)	any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(8)	the granting of Liens permitted by the covenant described above under the caption “—Certain Covenants—Liens;”

(9)	any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(10)	dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(11)	the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries; and

(12)	a Restricted Payment that does not violate the covenant described above under the caption “—Certain Covenants—Restricted Payments” or a Permitted Investment.

“Asset Sale Offer” has the meaning assigned to that term in the indenture governing the Notes.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)	with respect to a corporation, the Board of Directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)	with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)	with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)	United States dollars;

(2)	securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(3)	certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)	commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within six months after the date of acquisition; and

(6)	money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act) other than a Principal or a Related Party of a Principal;

(2)	the adoption of a plan relating to the liquidation or dissolution of the Company;

(3)	prior to the first public offering of common stock of the Company, the Principal and its Related Parties cease to be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company;

(4)	after the first public offering of common stock of the Company, any “person” (as that term is used in Section 13(d) of the Exchange Act), other than the Principal or its Related Parties, is or becomes the beneficial owner (as defined in clause (3) above, except that for purposes of this clause (4) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company; or

(5)	after the first public offering of common stock of the Company, the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

“Change of Control Offer” has the meaning assigned to that term in the indenture governing the Notes.

“Collateral” has the meaning assigned to it in the Collateral Documents.

“Collateral Documents” means the security agreements, pledge agreements, Mortgages, collateral assignments, control agreements and related agreements (including, without limitation, financing statements under the Uniform Commercial Code of the relevant states) and the Intercreditor Agreement, each as amended, supplemented, restated, renewed, replaced or otherwise modified from time to time, to secure any Obligations under the Notes Documents or under which rights or remedies with respect to any such Lien are governed.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period, adjusted as follows (without duplication):

(1)	plus an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income;

(2)	plus provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income;

(3)	plus the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income;

(4)	plus Transaction Costs for such period, to the extent that such Transaction Costs were deducted in computing such Consolidated Net Income;

(5)	plus depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income;

(6)	plus any fees, expenses or charges incurred during such period, or any amortization thereof for any such period, in connection with any acquisition, Investment, Asset Sale, disposition, incurrence or repayment of Indebtedness (including all fees, expenses and charges related to the offering of the Notes), issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument and including, in each case, any such transaction consummated prior to the original issue date of the Notes and any such transaction undertaken but not completed and any charges or costs incurred during such period as a result of any such transaction, in each case, whether or not successful;

(7)	minus non-cash items increasing such Consolidated Net Income for such period (excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges made in any prior period), other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)	the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2)	solely for purposes of determining the amount available for Restricted Payments under clause (c) of the first paragraph of “—Certain Covenants—Restricted Payments;” the Net Income for such period of any Restricted Subsidiary will be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or similar distributions that are actually paid in cash to such Person or a Restricted Subsidiary thereof;

(3)	the cumulative effect of a change in accounting principles shall be excluded;

(4)	non-cash gains and losses attributable to movement in the mark-to-market valuation of Hedging Obligations pursuant to Financial Accounting Standards Board No. 133 shall be excluded; and

(5)	any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards shall be excluded.

“Consolidated Tangible Assets” means the total assets, less goodwill and other intangibles shown on the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Debt” means, with respect to any Person, as of any date, the consolidated Indebtedness of such Person and its Restricted Subsidiaries.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1)	was a member of such Board of Directors on the date of the indenture; or

(2)	was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is one year after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Existing Indebtedness” means all Indebtedness of the Company and its Subsidiaries in existence on the date of the indenture, until such amounts are repaid.

“Existing Specified Property” means (i) the property located at 11441 State Highway 43 South, Marshall, TX 75670 and (ii) the property located at 501 Taylor Road, Mineral Wells, TX 76067.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company (unless otherwise provided in the indenture).

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period; provided however that the pro forma calculation shall not give effect to any Indebtedness incurred on the date of determination pursuant to the second paragraph of the covenant entitled “—Incurrence of Indebtedness and Issuance of Preferred Stock” (other than clause (14) thereof).

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)	acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect in accordance with Regulation S-X under the Securities Act and pro forma effect shall be given to all Pro Forma Cost Savings as if they had occurred on the first day of the four-quarter reference period; provided however that the pro forma calculation of Fixed Charges shall not give effect to any Indebtedness incurred on the date of determination pursuant to the second paragraph of the covenant entitled “—Incurrence of Indebtedness and Issuance of Preferred Stock” (other than clause (14) thereof);

(2)	the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)	the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)	any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5)	any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6)	if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)	the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates;

(2)	plus the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

(3)	plus any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon;

(4)

plus the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP. For the avoidance of doubt, dividends paid-in-kind on preferred stock of the Company (other than Disqualified Stock) shall not be included in computing Fixed Charges under this clause (4).

“Foreign Restricted Subsidiary” means a Restricted Subsidiary that is not a Domestic Restricted Subsidiary.

“Foreign Subsidiary” means a Subsidiary that is organized under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means each of:

(1)	Hub City Tools, Inc.; and

(2)	any other Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of the indenture,

and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)	interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)	other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)	other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary whose total assets, as of that date, are less than $100,000 and whose total revenues for the most recent 12-month period do not exceed $100,000; provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of the Company or any Guarantor.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)	in respect of borrowed money;

(2)	evidenced by bonds, notes, debentures or similar instruments;

(3)	all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, whether or not then due;

(4)	representing Capital Lease Obligations;

(5)	representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(7)	representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

“Insolvency or Liquidation Proceeding” means:

(1)	any case commenced by or against the Company or any Guarantor under the Bankruptcy Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any Guarantor, any receivership or assignment for the benefit of creditors relating to the Company or any Guarantor or any similar case or proceeding relative to the Company or any Guarantor or its creditors, as such, in each case whether or not voluntary;

(2)	any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)	any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any Guarantor are determined and any payment or distribution is or may be made on account of such claims.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgages” means a collective reference to each mortgage, deed of trust, deed to secure debt and any other document or instrument under which any Lien on the Premises or any other Collateral secured by and described in such mortgages, deeds of trust, deeds to secure debt or other documents or instruments is granted to secure any Obligations of the Company or a Guarantor under any of the Notes Documents or under which rights or remedies with respect to any such Liens are governed.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)	any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2)	any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under the Senior Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness:

(1)	as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise;

(2)	no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3)	as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

“Note Guarantee” means the Guarantee by each Guarantor of the Company’s obligations under the indenture and the Notes, executed pursuant to the provisions of the indenture.

“Notes Documents” means the indenture, the Notes, the Note Guarantees and the Collateral Documents.

“Obligations” means any principal, interest, Additional Interest (including in the case of Obligations in respect of the Notes all interest accrued on such interest and Additional Interest after the commencement of any bankruptcy, insolvency or liquidation proceeding at the rate, including any applicable post-default rate specified in the indenture or the Notes, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Permitted Business” means businesses which are the same, similar, ancillary or reasonably related to the businesses in which the Company and its Restricted Subsidiaries are engaged on the date of the indenture.

“Permitted Investments” means:

(1)	any Investment in the Company or in a Restricted Subsidiary of the Company that is a Guarantor;

(2)	any Investment in Cash Equivalents;

(3)	any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary of the Company and a Guarantor; or

(b)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is a Guarantor;

(4)	any Investment in securities or other assets, including earnouts, not constituting cash or Cash Equivalents and received in connection with an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales;”

(5)	any acquisition of assets or Capital Stock or Investments to the extent the payment therefor solely consists of Equity Interests (other than Disqualified Stock) of the Company;

(6)	any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes;

(7)	Investments represented by Hedging Obligations;

(8)	loans or advances to employees made in the ordinary course of business of the Company or any Restricted Subsidiary of the Company in an aggregate principal amount not to exceed $0.5 million at any one time outstanding;

(9)	repurchases of the Notes;

(10)	any guarantees of Indebtedness permitted to be incurred by the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;” provided that if such Indebtedness can only be incurred by the Company or a Guarantors, then such guarantees are permitted by this clause to the extent made by the Company or a Guarantor;

(11)	any Investment existing on, or made pursuant to binding commitments existing on, the date of the indenture and any replacement, refunding, refinancing, extension, modification or renewal thereof (so long as such replacement, refunding, refinancing, extension, modification or renewal is not less favorable to the Company and its Restricted Subsidiaries, taken as a whole, than the Investment existing on the date of the indenture as determined in good faith by a majority of the disinterested members of the Board of Directors of the Company); provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date of the indenture or (b) as otherwise permitted under the indenture;

(12)	Investments consisting of earnest money deposits required in connection with a purchase agreement or other acquisition;

(13)	Investments by the Company and its Restricted Subsidiaries consisting of deposits, prepayment and other credits to suppliers or lessors in the ordinary course of business;

(14)	advances, loans or extensions of trade credit in the ordinary course of business by the Company or any of its Restricted Subsidiaries;

(15)	Investments in any Foreign Restricted Subsidiary of the Company by (a) the Company or any Guarantor, which investment has an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (15)(a) that are at the time outstanding, not to exceed $5.0 million (provided that the Company or any Guarantor may only make Investments under this clause (15)(a) from and after any date on which the Company’s Pro Forma Consolidated Leverage Ratio is less than 3.00 to 1.00) and (b) any other Foreign Restricted Subsidiary of the Company; and

(16)	other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (16) that are at the time outstanding, not to exceed $5.0 million.

“Permitted Liens” means:

(1)	(a) Liens securing Permitted Debt described in clause (1) of the definition thereof and (b) Liens securing Permitted Debt described in clause (17) of the definition thereof, which Liens may be prior to the Liens securing the Notes pursuant to the terms of an Intercreditor Agreement; provided, that the Liens permitted under the foregoing clause (b) shall only be permitted on motor vehicles and equipment of the Company and its Restricted Subsidiaries;”

(2)	Liens in favor of the Collateral Agent created pursuant to the indenture and the Collateral Documents with respect to the Note and Note Guarantees and the exchange Notes and related Note Guarantees to be issued pursuant to the registration rights agreement;

(3)	Liens in favor of the Company or the Guarantors;

(4)	Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens are not created or incurred in connection with, or in contemplation of, or to provide all or any portion of the funds or credit support utilized in connection with, such Person becoming a Restricted Subsidiary or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary or is merged into or consolidated with the Company or such Restricted Subsidiary;

(5)	Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to, and not incurred in contemplation of, such acquisition;

(6)	Liens to secure the performance of statutory obligations, insurance, surety or appeal bonds, workers’ compensation obligations, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);

(7)	Liens to secure Permitted Debt (including without limitation Capital Lease Obligations) described in clause (4) of the definition thereof covering only the assets acquired with or financed by such Indebtedness;

(8)	Liens existing on the date of the indenture;

(9)	Liens for taxes, assessments or other governmental charges, claims or levies are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(10)	Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(11)

survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(12)	Liens created for the benefit of (or to secure) the Notes or the Note Guarantees; provided that the Company and the Guarantors may only incur Liens to secure Additional Notes and Note Guarantees related to such Additional Notes if the Company’s Pro Forma Consolidated Secured Leverage Ratio, after giving effect to the issuance of such Additional Notes and the application of the net proceeds therefrom, is less than 2.00:1.00;

(13)	Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:

(a)	the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b)	the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(14)	pledges, deposits or security under workman’s compensation, unemployment insurance and other social security laws or regulations, or deposits to secure the performance of tenders, contracts (other than for the payment of Indebtedness) or leases, or deposits to secure public or statutory obligations, or deposits as security for contested taxes or for the payment of rent, or deposits or other security securing liabilities to insurance carriers under insurance or self-insurance arrangements (including Liens on insurance policies and proceeds thereof or other deposits to secure insurance premium financings) or earnest money deposits required in connection with a purchase agreement or other acquisition;

(15)	Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases;

(16)	bankers’ Liens, rights of setoff, Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(17)	Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(18)	grants of software and other technology licenses in the ordinary course of business that do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(19)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(20)	deposits made in the ordinary course of business to secure liability to insurance carriers;

(21)	Liens solely on any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement not prohibited by the indenture;

(22)	Liens to secure Permitted Debt described in clauses (8) and (15) (provided that, any Lien securing Permitted Debt described in such clause (15) may only attach to, be granted in respect of, or exist on, assets of Foreign Restricted Subsidiaries) of the definition thereof; and

(23)

Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $3.0 million at any one time outstanding and that

(A) are not incurred in connection with the borrowing of money or the obtaining of advances or credit and (B) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)	the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2)	such Permitted Refinancing Indebtedness has a final maturity date that is the same as or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(3)	if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4)	such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Principal” means Michel B. Moreno. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made and consummated in accordance with the requirements of the indenture will thereafter, together with its Affiliates, constitute an additional Principal.

“Preferred Stock” means any class of preferred stock of the Company that by its terms (1) is entitled neither to receive dividends nor to vote on any matters presented to holders of common stock of the Company, (2) is not convertible or exchangeable into shares of common stock of the Company and (3) does not entitle the holder to participate in any distribution of the assets or earnings of the Company other than in connection with the liquidation, winding up and dissolution of the Company, provided that in the case of the liquidation, winding up and dissolution of the Company, Preferred Stock shall not be entitled to receive any distributions per share in excess of the price per share paid for such Preferred Stock upon its original issuance.

“Pro Forma Consolidated Leverage Ratio” means as of any date (the “Transaction Date”), the ratio of (x) Consolidated Total Debt of the Company as of the Transaction Date to (y) the Consolidated Cash Flow of the Company for the most recently ended four consecutive fiscal quarters for which internal financial statements are available. In addition, for purposes of calculating the Pro Forma Consolidated Leverage Ratio:

(1)

acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the most recently ended four consecutive fiscal quarters for which internal financial statements are available or subsequent to such four consecutive fiscal quarters and on or prior to the Transaction Date will be given pro forma effect in accordance with Regulation S-X under the Securities Act and pro forma effect shall be given to all Pro Forma Cost Savings as if they had occurred on the first day of such four consecutive fiscal quarters;

(2)	the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Transaction Date, will be excluded;

(3)	any Person that is a Restricted Subsidiary on the Transaction Date will be deemed to have been a Restricted Subsidiary at all times during such four consecutive fiscal quarters; and

(4)	any Person that is not a Restricted Subsidiary on the Transaction Date will be deemed not to have been a Restricted Subsidiary at any time during such four consecutive fiscal quarters.

“Pro Forma Consolidated Secured Leverage Ratio” means as of any date (the “Secured Leverage Ratio Transaction Date”), the ratio of (x) Consolidated Total Debt of the Company as of the Secured Leverage Ratio Transaction Date that is secured by a Lien on any asset of the Company or any of its Restricted Subsidiaries to (y) the Consolidated Cash Flow of the Company for the most recently ended four consecutive fiscal quarters for which internal financial statements are available. In addition, for purposes of calculating the Pro Forma Consolidated Secured Leverage Ratio:

(1)	acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the most recently ended four consecutive fiscal quarters for which internal financial statements are available or subsequent to such four consecutive fiscal quarters and on or prior to the Secured Leverage Ratio Transaction Date will be given pro forma effect in accordance with Regulation S-X under the Securities Act and pro forma effect shall be given to all Pro Forma Cost Savings as if they had occurred on the first day of such four consecutive fiscal quarters;

(2)	the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Secured Leverage Ratio Transaction Date, will be excluded;

(3)	any Person that is a Restricted Subsidiary on the Secured Leverage Ratio Transaction Date will be deemed to have been a Restricted Subsidiary at all times during such four consecutive fiscal quarters; and

(4)	any Person that is not a Restricted Subsidiary on the Secured Leverage Ratio Transaction Date will be deemed not to have been a Restricted Subsidiary at any time during such four consecutive fiscal quarters.

“Pro Forma Cost Savings” means, with respect to any four-quarter period, the reduction in net costs and expenses that:

(1)	were actually implemented prior to the Calculation Date in connection with or as a result of an acquisition, Investment, disposition, merger, consolidation or discontinued operation or other specified action and that are supportable and quantifiable by the underlying accounting records and certified as such by the chief financial officer of the Company in an officers’ certificate delivered to the Trustee; or

(2)	relate to an acquisition, Investment, disposition, merger, consolidation or discontinued operation or other specified action and that the chief financial officer of the Company reasonably determines in good faith will actually be realized within six months of the date of the closing of the acquisition, Investment, disposition, merger, consolidation or discontinued operation as evidenced in an officers’ certificate delivered to the Trustee that sets forth the specific steps to be taken within such period to accomplish such reduction in net costs and expenses.

“Related Party” means:

(1)	any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of the Principal; or

(2)	any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding an 80% or more controlling interest of which consist of the Principal and/or such other Persons referred to in the immediately preceding clause (1).

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Group.

“Senior Credit Facility” means (i) the Shell Credit Agreement and (ii) one or more revolving credit facilities, commercial paper facilities, term loan facilities, receivables financings and/or notes or bond financings, in the case of each of clause (i) or (ii), as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time that extend the maturity of, refinance, replace or otherwise restructure (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted to be incurred pursuant to clauses (1) or(17) of the definition of Permitted Debt) or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.”

“Senior Credit Facility Agent” means the agent of the lenders under the Senior Credit Facility or if there is only a single lender under the Senior Credit Facility, such lender.

“Shell Credit Agreement” means the Fourth Amendment to Contract For High Pressure Fracturing Services, to be dated the date of the Supplemental Indenture, between the Company and SWEPI, LP (d/b/a Shell Western E&P), as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

“Specified Leased Premises” means (i) all interests of the tenant and any of its successors and/or assigns under that certain Lease Agreement with Option Purchase entered into as of October 1, 2011 by and between Mass Prentiss Blackwell, Jr., as landlord, and Green Field Energy Services, L.L.C., as the tenant and (ii) any interests subject to any lease or sublease entered into by the Company or any Guarantor after the Issue Date in respect of sand or other mineral deposits.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)	any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)	any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

For the avoidance of doubt, as of the Issue Date, TPT will not be considered a “Subsidiary”.

“TPT” means Turbine Powered Technology, LLC, a Louisiana limited liability company.

“Transaction Costs” means fees and costs (including transaction fees, attorney’s fees and other professional costs) incurred in connection with the issuance of the Notes and any Senior Credit Facility permitted hereunder.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to November 15, 2014; provided, however, that if the period from the redemption date to November 15, 2014, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1)	has no Indebtedness other than Non-Recourse Debt;

(2)	except as permitted by the covenant described above under the caption “—Certain Covenants—Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3)	is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)	has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

Description of Warrants

You can find the definitions of certain terms used in this description under the subheading “—Certain Definitions” and, if not otherwise defined herein, in the “Description of Notes—Certain Definitions” section of this prospectus. In this description, the “Company” refers only to Green Field Energy Services, Inc. and not to any of its subsidiaries.

On November 15, 2011, we issued 250,000 warrants under a warrant agreement (the “Warrant Agreement”) between the Company and Wilmington Trust, National Association, as warrant agent (the “Warrant Agent”).

The following is a summary of the material provisions of the Warrant Agreement and is qualified in its entirety by reference to the Warrant Agreement including the form of Warrant. Because this is a summary, it may not contain all of the information that is important to you. You should read the Warrant Agreement, including the form of Warrant, in its entirety. Copies of the proposed form of Warrant Agreement are available as described under “Where You Can Find More Information.”

General

Each Warrant:

•

when exercised, will entitle the holder thereof to receive 0.988235 fully paid and non-assessable shares of Common Stock (the “Warrant Shares”), at an exercise price of $0.01 per share (the “Exercise Price”), subject to adjustment as described below; and

•	is exercisable at any time prior to 5:00 p.m. New York time on November 15, 2021 (“Expiration Date”).

Holders of the Warrants, in their capacity as holders, have:

•	no right to vote on matters submitted to the stockholders of the Company;

•	no right to receive dividends paid on capital stock of the Company;

•

no right to share in the assets of the Company in the event of its liquidation, dissolution or the winding up; in the event a bankruptcy or reorganization is commenced by or against the Company, a bankruptcy court may hold that unexercised Warrants are executory contracts which may be subject to rejection by the Company with approval of the bankruptcy court, and the holders of the Warrants may, even if sufficient funds are available, receive nothing or a lesser amount as a result of any such bankruptcy case than they would be entitled to if they had exercised their Warrants prior to the commencement of any such case; and

•	in the aggregate, the right to purchase shares of Common Stock representing approximately 15.0% of our outstanding Common Stock on a fully diluted basis (after giving effect to the Warrants).

Certificates for warrants will be issued in global form or, under certain circumstances, certificated form. No service charge will be made for registration of transfer or exchange upon surrender of any warrant certificate at the office of the Warrant Agent maintained for that purpose. We may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of warrant certificates.

Manner of Exercise

The Warrants may be exercised by surrendering to the Company the warrant certificate evidencing the Warrants to be exercised with the accompanying form of election to purchase properly completed and executed, together with payment of the Exercise Price. Payment of the Exercise Price may be made at the holder’s election:

•	in cash in United States dollars by wire transfer or by certified or official bank check to the order of the Company; or

•

through cashless exercise without a cash payment being required, for such number of Warrant Shares equal to the product of (A) the number of Warrant Shares for which such Warrant is exercisable as of the date of exercise (if the Exercise Price were being paid in cash) and (B) a fraction, the numerator of which is the Daily Price per share of Common Stock on the day immediately preceding the date of exercise minus the Exercise Price per share as of the date of exercise and the denominator of which is the Daily Price per share on the day immediately preceding the date of exercise.

Holders of Warrants will be able to exercise their Warrants only if the exercise of such Warrants is exempt from, or in compliance with, the registration requirements of the Securities Act, and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of Warrants or other persons to whom it is proposed that Warrant Shares be issued on exercise of the Warrants reside. Cashless exercise is generally exempt from the registration requirements of the Securities Act. No adjustments as to dividends will be made upon exercise of the Warrants. In addition, the exercise notice requires the holder of Warrants to affirm the representations and warranties contained in the Warrants, including the holder’s status as an institutional “accredited investor” (within the meaning of Rule 501 (a)(1), (2), (3) or (7) under the Securities Act), as a “qualified institutional buyer” as defined in Rule 144A of the Securities Act or as a non “U.S. Person” as defined in Regulation S under the Securities Act.

Upon surrender of the warrant certificate and payment of the Exercise Price, the Company will deliver or cause to be delivered, to or upon the written order of such holder, stock certificates representing the number of whole Warrant Shares to which the holder is entitled. If less than all of the Warrants evidenced by a warrant certificate are to be exercised, a new warrant certificate will be issued for the remaining number of Warrants. No fractional Warrant Shares will be issued upon exercise of the Warrants. The Company will pay to the holder of the Warrant at the time of exercise an amount in cash equal to the value of any such fractional Warrant Shares based on the Daily Price on the exercise date.

Adjustments

The number of Warrant Shares issued upon exercise of Warrants and the Exercise Price will be subject to adjustment, subject to certain exceptions, in the event of:

(1)	the payment by the Company of dividends and other distributions on its Common Stock in Common Stock;

(2)	subdivisions, combinations and reclassification of the Company’s Common Stock;

(3)	the distribution to all holders of the Company’s Common Stock of rights, options or warrants entitling them to subscribe for Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock at a price which is less than the Fair Market Value per share of the Company’s Common Stock;

(4)	certain distributions to all holders of the Company’s Common Stock of any of the Company’s assets, debt securities or preferred stock or any rights or warrants to purchase any such securities (excluding those rights and warrants referred to in clause (3) above and excluding cash dividends or other cash distributions from current or retained earnings);

(5)	the issuance of shares of the Company’s Common Stock for consideration per share less than the then Fair Market Value per share of the Company’s Common Stock, excluding:

•	securities issued in transactions referred to in clauses (1) through (4) above or clause (6) below or the issuance of shares upon exercise of the Warrants; and

•

securities issued upon the conversion or exchange of other securities or upon the exercise of options, warrants or similar rights if the conversion, exchange or Exercise Price was not less than the Fair Market Value per share of the Company’s Common Stock at the time the security or right so converted, exchanged or exercised was issued or granted; and

(6)	the issuance of securities convertible into or exchangeable for the Company’s Common Stock for a conversion or exchange price plus consideration received upon issuance that is less than the then Fair Market Value per share of the Company’s Common Stock, excluding:

•	securities issued in transactions referred to in clauses (3) and (4) above; and

•	the Warrants.

Adjustments to the Exercise Price per share will be calculated to the nearest cent. No adjustment need be made for any of the foregoing transactions if holders of Warrants are to participate in the transaction on a basis and with notice that the Company’s Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

No adjustment to the number of shares of Common Stock issuable upon exercise of the Warrants and the Exercise Price will be required in certain events, including:

•	the issuance of shares of the Company’s Common Stock in bona fide public offerings that are underwritten or in which a placement agent is retained by the Company;

•

the issuance of options or shares of the Company’s Common Stock, interests in the Company’s Common Stock and securities convertible into the Company’s Common Stock or whose value is derived or calculated with respect to the Company’s Common Stock to the Company’s officer, directors or employees; and

•	the issuance of shares of the Company’s Common Stock in connection with acquisitions of products and businesses other than to the Company’s Affiliates.

No adjustment in the Exercise Price will be required unless such adjustment would require an increase or decrease of at least 1.0% in the Exercise Price. However, any adjustment that is not made will be carried forward and taken into account in any subsequent adjustment.

No adjustment will be made to the Exercise Price if, as a result of such adjustment, the Exercise Price per warrant share would be less than the par value of the Company’s Common Stock; provided that, before taking any action which would but for the foregoing limitation in this sentence have caused an adjustment to reduce the Exercise Price below the then par value (if any) of its Common Stock, the Company will take any corporate action which would, in the opinion of its counsel, be necessary in order that the Company may validly issue Warrant Shares at the Exercise Price as so adjusted.

In the event of a taxable distribution to holders of Common Stock that results in an adjustment to the number of Warrant Shares or other consideration for which a Warrant may be exercised, the holders of the Warrants may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. In the case of a Non-U.S. Holder of Warrants, any constructive distribution that is treated as a dividend would be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable tax treaty. Because constructive distributions will not give rise to any cash from which any U.S. withholding tax can be satisfied, we (or our paying agent) may withhold any such tax from other cash payments and distributions deliverable to a Non-U.S. Holder.

Adjustment upon Consolidation, Merger or Sale of Assets

In the case of certain consolidations or mergers of the Company, or the sale of all or substantially all of the assets of the Company to another person,

•

each Warrant will thereafter be exercisable for the right to receive the kind and amount of shares of stock or other securities or property to which the holder of the Warrant would have been entitled as a result of such consolidation, merger or sale had the Warrants been exercised immediately prior thereto; and

•

the Person formed by or surviving any such consolidation or merger, if other than the Company, or to which such sale shall have been made will assume the obligations of the Company under the Warrant Agreement.

Reservation of Shares

The Company will at all times reserve and keep available such number of shares of its Common Stock as will be issuable upon the exercise of all outstanding Warrants. Such shares of Common Stock, when paid for and issued, will be duly and validly issued, fully paid and non-assessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof.

Amendment

Except as specified in the following two paragraphs, any amendment or supplement to the Warrant Agreement will require the written consent of the holders of a majority of the then outstanding Warrants (excluding Warrants held by the Company or any of its Affiliates).

Notwithstanding the above, the Company and the Warrant Agent may, without the consent of the holders of the Warrants, amend or supplement the Warrant Agreement for certain purposes, including curing defects or inconsistencies or making any change that does not materially adversely affect the legal rights of any holder of Warrants. In addition, any term of a specific Warrant may be amended or waived with the written consent of the Company and the holder of such Warrant.

The consent of each holder of the Warrants affected will be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased. No consent will be required for any change to the Exercise Price of number of Warrant shares purchasable made pursuant to the adjustments provided in the Warrant Agreement.

Concerning the Warrant Agent

Wilmington Trust, National Association is the Warrant Agent under the Warrant Agreement. The Warrant Agreement provides that the Warrant Agent will act solely as agent of the Company and in a ministerial capacity and shall not be liable for anything which it may do or refrain from doing in connection with executing its duties as Warrant Agent, except for its own gross negligence, willful misconduct or bad faith, including, the actions by the transfer agent in connection with the Warrants and the issuance of shares of Common Stock by the transfer agent following exercise of the Warrants. The Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to or otherwise act as fully and freely as though it were not Warrant Agent under the Warrant Agreement. In addition, nothing in the Warrant Agreement precludes the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

Registration Rights

The Company and the initial purchaser have entered into an equity registration rights agreement (the “Equity Registration Rights Agreement”), which provides that the holders of Registrable Securities have registration rights with respect to the Registrable Securities. The following description is a summary of the material provisions of the Equity Registration Rights Agreement. It does not restate that agreement in its entirety. We urge you to read the Equity Registration Rights Agreement because it, and not this description, defines your rights as a holder of Warrants. A copy of the Equity Registration Rights Agreement is available as set forth under “Where You Can Find More Information.”

Pursuant to the Equity Registration Rights Agreement, the Company agreed to, as promptly as practicable, file a shelf registration statement covering the resale of the Warrant Shares no later than 210 days after the closing of this offering and to use its commercially reasonable efforts to cause any such registration statement to be declared effective no later than 300 days after the closing of this offering. Additionally, except under certain circumstances, including the registration of shares to be offered pursuant to an employee benefit plan, an exchange offer or certain merger transactions, whenever we propose to register any shares of our Common Stock under the Securities Act, we will notify each Holder of the Registrable Securities of the proposed filing and if so requested by such holders, subject to the prior registration rights of certain holders of our Common Stock or securities convertible, exchangeable or exercisable for our Common Stock, we will use our commercially reasonable efforts to register the Registrable Securities under the Securities Act in connection with such proposed registration.

We will keep each such registration statement effective, subject to certain exceptions, until the earlier of the second anniversary of the effective date or such time as all Registration Securities have been sold pursuant to such registration statement (the “Effectiveness Period”). There can be no assurance that we will be able to file, cause to be declared effective or keep a registration statement continuously effective for the required period.

Notwithstanding the foregoing, the Company may postpone the filing of, or suspend the effectiveness of, any registration statement or amendment thereto, or suspend the use of any prospectus and shall not be required to amend or supplement the registration statement, any related prospectus or any document incorporated therein by reference (other than an effective registration statement being used for an underwritten offering) in the event that, and for a period (a “Suspension Period”) not to exceed an aggregate of 90 days in any 12 month period, if (1) an event or circumstance occurs and is continuing as a result of which the registration statement, any related prospectus or any document incorporated therein by reference as then amended or supplemented or proposed to be filed would, in the Company’s good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (2)(a) the Company determines in its good faith judgment that the disclosure of the event or circumstance at that time would have a material adverse effect on the business, operations or prospects of the Company or (b) the disclosure otherwise relates to a material business transaction or development that has not yet been publicly disclosed and the Company’s Board of Directors also determines in good faith that any disclosure thereof would jeopardize the success of the transaction or that disclosure of the transaction is prohibited pursuant to the terms thereof. Notwithstanding the foregoing, prior to the time that we become eligible to file a registration statement on Form S-3, we may also suspend the effectiveness of any registration statement or amendment thereto for a period not to exceed 30 days in any 90 day period in order to permit us to file post-effective amendments to any such registration statement to, among other things, update the financial information contained therein and disclose other material developments in accordance with the rules and regulations promulgated by the SEC.

If we have complied with all of our obligations under the Equity Registration Rights Agreement, each holder of Warrants and Registrable Securities, upon request of the managing underwriter with respect to an underwritten public offering, will be required to not sell or otherwise dispose of any Registrable Security owned by it for a period not to exceed 90 days from the consummation of the underwritten public offering, or 180 days in the case of our initial public offering, in each case subject to customary extensions.

Holders of Registrable Securities will be required to provide within 30 days certain information as a condition to including their Registrable Securities in any registration statement. The Equity Registration Rights Agreement will include customary covenants on the part of us and will provide that we will indemnify the holders of Registrable Securities included in any registration statement and any underwriter with respect thereto against certain liabilities, including liabilities under the Securities Act.

Certain Definitions

“Common Stock” means shares now or hereafter authorized of any class of Common Stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

“Daily Price” means, for any determination date, the closing price on such day as reported by the principal national securities exchange on which the shares are listed and traded. If on any determination date the shares of such class of Common Stock are not quoted by any such organization, the Daily Price per share of Common Stock shall be the Fair Market Value of such share on such determination date.

“Disinterested Director” means, in connection with any issuance of securities that gives rise to a determination of the Fair Market Value thereof, each member of the Board of Directors of the Company who is not an officer, employee, director or other Affiliate of the party to whom the Company is proposing to issue the securities giving rise to such determination.

“Fair Market Value” per security at any date of determination shall be (x) in connection with a sale to a party that is not an Affiliate of the Company in an arm’s-length transaction (a “Non-Affiliate Sale”), the price per security at which such security is sold, and (y) in connection with any sale to an Affiliate of the Company, (1) if shares of the applicable class of Common Stock are then quoted by any national securities exchange, the average (weighted by daily trading volume) of the Daily Prices per share of the applicable class of Common Stock for the 20 consecutive trading days immediately prior to such date, or (2) if shares of the applicable class of Common Stock are not then quoted by any national securities exchange:

(a)	the last price per security at which such security was sold in a Non-Affiliate Sale within the three-month period ending on such date of determination, or

(b)	if clause (a) is not applicable, the fair market value of such security determined in good faith by:

(i)	a majority of the Board of Directors of the Company, including a majority of the Disinterested Directors, and approved in a board resolution delivered to the Warrant Agent; or

(ii)	a nationally recognized investment banking, appraisal or valuation firm,

in each case, taking into account, among all other factors deemed relevant by the Board of Directors of the Company or the investment banking, appraisal or valuation firm, the trading price and volume of such security on any national securities exchange or automated quotation system on which such security is traded.

“Registrable Securities” means any of (i) the Warrant Shares (whether or not the related Warrants have been exercised) and (ii) any other securities issued or issuable with respect to the Warrants or Warrant Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise; provided that such securities shall cease to be Registrable Securities upon the earliest to occur of the following (a) a registration statement with respect to the offering of such securities by the holder thereof shall have been declared effective under the Securities Act and such securities shall have been disposed of by such holder pursuant to such registration statement, (b) such securities have been sold to the public pursuant to Rule 144 promulgated under the Securities Act, (c) such securities shall have been otherwise transferred by the holder thereof and new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company or its transfer agent and subsequent disposition of such securities shall not require registration or qualification under the Securities Act or any similar state law then in force or (d) such securities shall have ceased to be outstanding.

Description of Common Stock

Our authorized capital stock consists of 2.0 million shares of common stock, $0.01 par value per share. There are currently 1,524,446 million shares of common stock outstanding, held of record by three stockholders.

The following description summarizes some of the terms of our common stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description you should refer to our certificate of incorporation, as amended, and bylaws.

Voting, Dividend and Other Rights

Each share of common stock entitles the holder to one vote with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote. Our common stock votes as a single class on all matters, including all matters relating to the election and removal of directors on our Board of Directors. Holders of our common stock will not have cumulative voting rights. Except in respect of matters relating to the election and removal of directors on our Board of Directors and as otherwise provided in our certificate of incorporation, as amended, our bylaws, the rules and regulations of any stock exchange applicable to us, or any law or regulation applicable to us or our securities, all matters to be voted on by our stockholders must be approved by a majority in voting power of the shares present in person or by proxy at the meeting and entitled to vote on the matter. In the case of the election of directors at a meeting at which there is a quorum, directors will be elected by a plurality of the votes cast at such meeting.

The holders of our common stock are entitled to receive, from funds legally available for the payment thereof, dividends, if any, when and if declared by resolution of the Board of Directors, subject to certain restrictions in the indenture governing our Notes on the payment of dividends on our common stock. See the section titled “Description of Notes—Certain Covenants—Restricted Payments.” We have never declared or paid any cash dividends on our common stock. We do not intend to pay any cash dividends on our common stock for the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our Board of Directors and will depend upon results of operations, capital requirements, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our Board of Directors deems relevant.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of our debts and other liabilities.

The holders of our common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock.

Delaware Law and Certain Certificate of Incorporation and Bylaw Provisions

Number of Directors; Vacancies

Our bylaws provide that our Board of Directors must consist of one or more members. The Board of Directors, or its remaining members, even though less than a quorum, is empowered to fill vacancies on the Board of Directors occurring for any reason. A description of the composition of our Board of Directors is described in “Management.”

Actions Taken by the Board

In order for our Board of Directors to approve an action at a board meeting, the presence of directors entitled to cast a majority of the votes of the whole Board of Directors shall constitute a quorum. Except as otherwise provided by our certificate of incorporation, bylaws or applicable law, a majority of the votes entitled to be cast by directors present at the meeting at which there is a quorum shall be the act of the Board of Directors. Our Board of Directors can take an action without holding a meeting if it does so by unanimous written consent.

Amendments to the Certificate of Incorporation

The Delaware General Corporation Law allows us to amend our certificate of incorporation at any time to add or change a provision that is required or permitted to be included in the certificate of incorporation or to delete a provision that is not required to be included in the certificate of incorporation. The Board of Directors may amend our certificate of incorporation only with the approval of a majority in voting power of our stockholders.

Action by Written Consent of Stockholders

The Delaware General Corporation Law and our bylaws provide that any action required or permitted to be taken at a meeting of stockholders can be taken by written consent signed by the holders of our common stock holding equal to or greater than the number of shares of common stock that would have been required to approve such action at a meeting of stockholders at which all shares entitled vote on such action were present and voted.

Amendments to the Bylaws

Our bylaws and certificate of incorporation provide that our Board of Directors has the power to alter, amend or repeal the bylaws. Our stockholders also have the power to alter, amend or repeal any bylaws whether adopted by them or otherwise.

Delaware Business Combination Provisions

By a provision in our certificate of incorporation, we have opted not to be governed by the provisions of Section 203 of the General Corporation Law of Delaware, which regulates certain corporate takeovers.

Book-Entry, Delivery and Form

The Global Notes

The Exchange Notes will be issued in the form of one or more registered notes in global form, without interest coupons (the “global notes”).

Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•

upon deposit of each global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the initial purchasers; and

•

ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for the Global Notes

All interests in the global notes will be subject to the operations and procedures of DTC, Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, Société Anonyme (“Clearstream”). We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. We are not responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•

will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a noteholder under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium (if any) and interest with respect to the notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a global note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a global note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a global note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated Notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•

DTC notifies us at any time that it is unwilling, unable or ineligible to continue as depositary for the global notes or ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of the date we are so informed in writing or become aware of same;

•	we, at our option and subject to DTC’s procedures, notify the trustee that we elect to cause the issuance of certificated notes; or

•	certain other events provided in the indenture should occur.

Material U.S. Federal Income Tax Considerations

The following discussion is a summary of the material U.S. federal income tax consequences relevant to the exchange of Original Notes for Exchange Notes pursuant to the exchange offer and the ownership and disposition of the Exchange Notes but does not purport to be a complete analysis of all potential tax effects. As used in this “Material U.S. Federal Income Tax Considerations,” the term “Notes” means the Original Notes and the Exchange Notes. The discussion is based upon the Internal Revenue Code, as amended (the “Code”), current, temporary and proposed U.S. Treasury Regulations issued thereunder (the “Treasury Regulations”), the legislative history of the Code, Internal Revenue Service (“IRS”) rulings, pronouncements, interpretations and practices, and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the Notes. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances. For example, except to the extent discussed under the headings “—Non-U.S. Holders,” special rules not discussed here may apply to holders who are:

•	a broker-dealer or a dealer in securities or currencies;

•	an S corporation;

•	a bank, thrift or other financial institution;

•	a regulated investment company or a REIT;

•	an insurance company;

•	a tax-exempt organization;

•	subject to the alternative minimum tax provisions of the Code;

•	holding the Notes as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;

•	holding the Notes through a partnership or other pass-through entity;

•	non-U.S. corporations or partnerships, and persons who are not residents or citizens of the United States;

•	a U.S. person whose “functional currency” is not the U.S. dollar; or

•	a U.S. expatriate or former long-term resident.

In addition, this discussion is limited to persons that hold the Notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). Moreover, this discussion does not address the Medicare tax on net investment income or the effect of any applicable state, local, non-U.S. or other tax laws, including gift and estate tax laws.

As used herein, “U.S. Holder” means a beneficial owner of the Notes that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (1) whose administration is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons that have the authority to control all substantial decisions of the trust, or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If any entity treated as a partnership for U.S. federal income tax purposes holds Notes, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If a prospective investor is a partner of a partnership holding the Notes, it should consult its tax advisor regarding the tax consequences of the exchange of Original Notes for Exchange Notes pursuant to the exchange offer and the ownership and disposition of the Notes.

We have not sought and will not seek any rulings from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the exchange of Original Notes for Exchange Notes or of the ownership or disposition of the Notes or that any such position would not be sustained.

THIS SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE TAX CONSEQUENCES DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS, POTENTIAL CHANGES IN APPLICABLE TAX LAWS AND THE APPLICATION OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS, AND ANY TAX TREATIES.

Exchange Pursuant to the Exchange Offer

The exchange of the Original Notes for the Exchange Notes in the exchange offer will not be treated as an “exchange” for U.S. federal income tax purposes, because the Exchange Notes will not be considered to differ materially in kind or extent from the Original Notes. Accordingly, the exchange of Original Notes for Exchange Notes will not be a taxable event to holders for U.S. federal income tax purposes. Moreover, the Exchange Notes will have the same tax attributes as the Original Notes exchanged therefor and the same tax consequences to holders as the Original Notes have to holders, including without limitation, the same issue price, adjusted issue price, adjusted tax basis and holding period.

U.S. Holders

Taxation of Notes

Interest. Payments of stated interest on a Note will generally be taxable to a U.S. Holder as ordinary income at the time it is paid or accrued in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Original Issue Discount. The Notes were issued with original issue discount (“OID”) for U.S. federal income tax purposes. Accordingly, U.S. Holders of Notes are subject to special rules relating to the accrual of income for tax purposes, as described below. Subject to the rules described below under “Premium and Acquisition Premium,” U.S. Holders of Notes generally must include OID in gross income for U.S. federal income tax purposes on an annual basis under a constant yield accrual method regardless of their regular method of tax accounting. As a result, U.S. Holders may be required to include OID in income in advance of the receipt of cash attributable to such income.

The Notes were issued with OID equal to the excess of the Notes’ “stated redemption price at maturity” over the “issue price” of the Notes. The stated redemption price at maturity of the Notes includes all payments on the Notes other than payments of “qualified stated interest.” Stated interest on the Notes will be treated as qualified stated interest. The Notes were originally issued as part of a unit consisting of a Note and a Warrant. The Company took the position that each unit should constitute an “investment unit” under U.S. federal income tax law, consisting of a Note and a Warrant. The issue price of a unit was the first price at which a substantial amount of the units was sold for cash, excluding sales to bond houses, brokers or similar persons acting as underwriters, placement agents or wholesalers. In connection with the offering of the units, in accordance with applicable Treasury Regulations, we allocated the “issue price” of each unit between the Note and Warrant based on their relative fair market values on the issue date. Among other things, this allocation established the issue price of the Notes for U.S. federal income tax purposes. Our allocation is generally binding holders of Notes but is not binding on the IRS. If our allocation were successfully challenged by the IRS, the issue price of a Note, OID accrual on a Note and gain or loss on the sale or disposition of a Note would be different from that resulting under the allocation we determined. The remainder of this discussion assumes that the characterization of the units as an investment unit and our allocation of the issue price will be respected for U.S. federal income tax purposes.

The amount of OID includible in income by a U.S. Holder of Notes is the sum of the “daily portions” of OID with respect to the Notes for each day during the taxable year or portion thereof in which such U.S. Holder holds such Notes (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for a Note may be of any length and may vary in length over the term of the Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period.

The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to (i) the product of the Note’s “adjusted issue price” at the beginning of such accrual period and its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of such period, over (ii) the amount of stated interest allocable to such accrual period. OID allocable to a final accrual period is the difference between the amount payable at maturity and the adjusted issue price at the beginning of the final accrual period. The “yield to maturity” of a Note is the discount rate that causes the present value of all payments scheduled to be made on the Note as of its original issue date to equal the issue price of such Note. The “adjusted issue price” of a Note at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period and reduced by the amount of any payments on the Notes (other than payments of stated interest).

In addition, in determining whether to take into account a payment that is payable at a holder’s election, the applicable Treasury Regulations require us and each U.S. Holder to assume that a U.S. holder will make such election only if such action increases the yield of the Notes. On the other hand, in determining whether to take into account a payment that is payable at our election, the applicable Treasury Regulations require us and each U.S. Holder to assume that we will make such election only if such action decreases the yield of the Notes. Thus, for purposes of determining the OID required to be included in income by a U.S. Holder for U.S. federal income tax purposes, we and such U.S. Holder will be required to assume that we will exercise our options in a manner that decreases the yield on the Notes, and that each U.S. Holder will exercise its options in a manner that increases the yield on the Notes. These assumptions are made solely for such U.S. federal income tax purposes, and are not a representation regarding how payments will be made with respect to the Notes. If these assumptions are contrary to actual circumstances (i.e., we or a U.S. Holder do not exercise an option in the manner described above, a “change in circumstances”), then solely for the purposes of determining the amount of OID on the Notes, the Notes will be treated as retired and reissued on the date of the change in circumstances for an amount equal to their adjusted issue price and the yield to maturity on the Notes will be redetermined taking into account such change in circumstances. U.S. Holders should consult their tax advisors regarding the application of these rules to the Notes.

Market Discount. If a U.S. Holder acquires a Note at a cost that is less than its revised issue price, the amount of such difference is treated as “market discount” for U.S. federal income tax purposes, unless such difference is less than .0025 multiplied by the stated redemption price at maturity multiplied by the number of complete years to maturity (from the date of acquisition). In general, the “revised issue price” of a note will be such note’s adjusted issue price, as defined above under “—Original Issue Discount.”

Under the market discount rules of the Code, a U.S. Holder is required to treat any partial payment of principal on a note, and any gain on the sale, exchange, retirement or other disposition of a Note, as ordinary income to the extent of the accrued market discount that has not previously been included in income. If such Note is disposed of by the U.S. Holder in certain otherwise nontaxable transactions, accrued market discount must be included as ordinary income by the U.S. Holder as if the holder had sold the Note at its then fair market value. In general, the amount of market discount that has accrued is determined on a ratable basis. A U.S. Holder may, however, elect to determine the amount of accrued market discount on a constant yield to maturity basis. This election is made on a note-by-note basis and is irrevocable. With respect to Notes with market discount, a U.S. Holder may not be allowed to deduct immediately a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry the Notes. A U.S. Holder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule set forth in the preceding sentence will not apply. This election will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies and is irrevocable without the consent of the IRS. A U.S. Holder’s tax basis in a Note will be increased by the amount of market discount included in the holder’s income under the election.

Premium and Acquisition Premium. If a U.S. Holder purchases a Note for an amount in excess of the sum of all amounts payable on the note after the date of acquisition (other than payments of qualified stated interest), the holder will be considered to have purchased the Note with “amortizable bond premium” equal in amount to the excess, and generally will not be required to include any OID in income. Generally, a U.S. Holder may elect to amortize the premium as an offset to qualified stated interest income, using a constant yield method similar to that described above, over the remaining term of the Note. The notes are subject to call provisions at our option at various times, as described under “Description of Notes—Optional Redemption.” A U.S. Holder will calculate the amount of amortizable bond premium based on the amount payable at the applicable call date, but only if use of the call date (in lieu of the stated maturity date) results in a smaller amortizable bond premium for the period ending on the call date. A U.S. Holder who elects to amortize bond premium must reduce the holder’s tax basis in the Note by the amount of the premium used to offset qualified stated interest income as set forth above. An election to amortize bond premium applies to all taxable debt obligations held or subsequently acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies and may be revoked only with the consent of the IRS.

If a U.S. Holder purchases a Note issued with OID at an “acquisition premium,” the amount of OID that the U.S. Holder includes in gross income is reduced to reflect the acquisition premium. A Note is purchased at an acquisition premium if its adjusted basis, immediately after its purchase, is (1) less than or equal to the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest and (2) greater than the Note’s adjusted issue price. If a Note is purchased at an acquisition premium, the U.S. Holder reduces the amount of OID that otherwise would be included in income during an accrual period by an amount equal to (1) the amount of OID otherwise includible in income multiplied by (2) a fraction, the numerator of which is the excess of the adjusted basis of the Note immediately after its acquisition by the U.S. Holder over the adjusted issue price of the Note and the denominator of which is the excess of the sum of all amounts payable on the Note after the purchase date, other than payments of qualified stated interest, over the Note’s adjusted issue price. As an alternative to reducing the amount of OID that otherwise would be included in income by this fraction, the U.S. Holder may elect to compute OID accruals by treating the purchase as a purchase at original issuance and applying the constant yield method described above.

Election to Treat All Interest as OID. U.S. Holders may elect to include in gross income all interest that accrues on a Note, including any stated interest, OID, market discount, de minimis market discount and unstated interest, as adjusted by amortizable bond premium and acquisition premium, by using the constant yield method described above under the heading “—Original Issue Discount.” This election for a Note with amortizable bond premium will result in a deemed election to amortize bond premium for all taxable debt obligations held or subsequently acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies and may be revoked only with the consent of the IRS. Similarly, this election for a Note with market discount will result in a deemed election to accrue market discount in income currently for the Note and for all other debt instruments acquired by the U.S. Holder with market discount on or after the first day of the taxable year to which the election first applies, and may be revoked only with the consent of the IRS. A U.S. Holder’s tax basis in a Note will be increased by each accrual of the amounts treated as OID under the constant yield election described in this paragraph.

Additional Amounts. As described under “Description of Notes—Optional Redemption” and “—Repurchase at the Option of Holders,” upon the occurrence of certain events, we may be required to make certain payments in excess of stated interest and the adjusted issue price of the Notes. These contingencies may implicate the provisions of Treasury Regulations relating to “contingent payment debt instruments.” Although not entirely clear, we intend to take the position that the Notes should not be treated as contingent payment debt instruments because of these additional payments. This position is based in part on assumptions regarding the likelihood, as of the date of issuance of the Notes, that such additional amounts will have to be paid. Assuming such position is respected, such additional amounts should be taxable as additional income when received or accrued, in accordance with such holder’s method of accounting for U.S. federal income tax purposes. Our position is binding on a holder unless such holder discloses its contrary position in the manner required by applicable Treasury Regulations. The IRS, however, may take a position contrary to our position, which could affect the timing and character of a holder’s income and the timing of our deductions with respect to the Notes. Holders are urged to consult their tax advisors regarding the potential application to the Notes of the contingent payment debt instrument rules and the consequences thereof. The remainder of this discussion assumes that the Notes are not treated as contingent payment debt instruments.

Sale or Other Taxable Disposition of the Notes. Upon the sale, exchange (other than pursuant to the tax-free transaction), redemption (including a partial redemption), retirement, or other taxable disposition of a Note, a U.S. Holder generally will recognize gain or loss equal to the difference between the sum of the cash and the fair market value of any property received in exchange therefor (other than an amount attributable to any accrued but unpaid stated interest, which will be taxable as such to the extent not previously included in income) and the holder’s adjusted tax basis in the Note. A U.S. Holder’s adjusted tax basis in a Note generally will be the U.S. Holder’s cost therefor increased by any accrued OID or market discount previously included in income with respect to the Note and decreased by the amount of any amortizable bond premium previously taken into account with respect to the Note and any payments on the Note (other than payments of stated interest). Other than as described above under “U.S. Holder—Market Discount,” any such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, retirement or other disposition, the Note has been held for more than one year. Long-term capital gains of non-corporate U.S. Holders (including individuals) are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

A Non-U.S. Holder is a beneficial owner of the Notes who is not a “U.S. Holder” or a partnership or other entity treated as a partnership for U.S. federal income tax purposes.

Payments of Interest on the Notes. Payments of interest (including OID) on the Notes to a Non-U.S. Holder will not be subject to the 30% U.S. federal withholding tax provided that such interest is not effectively connected with such holder’s conduct of a U.S. trade or business and:

•

the Non-U.S. Holder does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable Treasury Regulations;

•	the Non-U.S. Holder is not a controlled foreign corporation that is related to us actually or constructively through stock ownership;

•	the Non-U.S. Holder is not a bank whose receipt of interest on the Notes is described in Section 881(c)(3)(A) of the Code; and

•

either (a) the Non-U.S. Holder provides their name and address on an IRS Form W-8BEN (or other applicable form), and certifies, under penalties of perjury, that they are not a U.S. person as defined under the Code or (b) the Non-U.S. Holder holds the Notes through certain foreign intermediaries and satisfies the certification requirements of applicable Treasury Regulations. Special certification rules apply to Non-U.S. Holders that are pass-through entities rather than corporations or individuals.

If a Non-U.S. Holder does not satisfy the requirements above, interest (including any OID) paid to such Non-U.S. Holder generally will be subject to a 30% U.S. federal withholding tax. However, in this case, a Non-U.S. Holder generally will be entitled to a reduction in or an exemption from withholding on interest if the Non-U.S. Holder provides a properly executed IRS Form W-8BEN claiming an exemption from or reduction of the withholding tax under the benefit of a tax treaty between the United States and the Non-U.S. Holder’s country of residence.

If interest paid to a Non-U.S. Holder is effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such interest is attributable), then, although exempt from U.S. federal tax withholding (provided the Non-U.S. Holder provides appropriate certification), the Non-U.S. Holder generally will be subject to U.S. federal income tax on such interest in the same manner as if such Non-U.S. Holder were a U.S. Holder. In addition, if the Non-U.S. Holder is a non-U.S. corporation, such interest may be subject to a branch profits tax at a rate of 30% or lower applicable treaty rate.

Additional Amounts with respect to the Notes. In certain circumstances we may be required to pay additional amounts with respect to the Notes. See “—U.S. Holders—Taxation of Notes—Additional Amounts.” Such payments may be treated as interest, subject to the rules described under “—Non-U.S. Holders—Taxation of Notes—Payments of Interest on the Notes” and “—U.S. Trade or Business,” or additional consideration paid for the Notes, subject to the rules described under “—Non-U.S. Holders—Taxation of Notes—Sale, Exchange, Redemption or Other Disposition of Notes” or “—U.S. Trade or Business,” as applicable, or as other income subject to U.S. federal withholding tax. A Non-U.S. Holder that is subject to U.S. federal withholding tax should consult its tax advisors as to whether it can obtain a refund for all or a portion of any amounts withheld.

Sale, Exchange, Redemption or Other Disposition of Notes. A Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other disposition of any Notes unless:

•

such gain is effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, under certain tax treaties, is attributable to a U.S. permanent establishment maintained by such Non-U.S. Holder); or

•	such Non-U.S. Holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and meets certain other conditions.

A Non-U.S. Holder who is an individual and does not meet this exemption should consult his or her tax advisor regarding the potential liability for U.S. federal income tax on such holder’s gain realized on a Note.

U.S. Trade or Business. If interest (including any OID) paid on a Note or gain from a disposition of a Note is effectively connected with a Non-U.S. Holder’s conduct of a U.S. trade or business, or if an income tax treaty applies and the Non-U.S. Holder maintains a U.S. “permanent establishment” to which such amounts are generally attributable, the Non-U.S. Holder may be subject to U.S. federal income tax on the interest (including any OID) or gain on a net basis generally in the same manner as if it were a U.S. Holder. If interest income (including any OID) received with respect to the Notes is taxable on a net basis, the 30% withholding tax described above will not apply (assuming an appropriate certification is provided, generally on IRS Form W-8ECI). A Non-U.S. Holder that is a foreign corporation may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty.

Information Reporting and Backup Withholding

U.S. Holders. In general, information reporting requirements will apply to certain payments of principal and interest (including OID) on the Notes and to the payment of proceeds of the sale or other disposition of Notes to a U.S. Holder (unless the U.S. Holder is an exempt recipient). Backup withholding may apply to such payments if a U.S. Holder fails to provide a taxpayer identification number or a certification that such U.S. Holder is not subject to backup withholding. A U.S. Holder should consult its tax advisor regarding its qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders. Generally, we must report to the IRS and to a Non-U.S. Holder the amount of payments of interest (including OID) on the Notes paid to such Non-U.S. Holder and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable tax treaty.

In general, a Non-U.S. Holder will not be subject to backup withholding with respect to payments of interest on the Notes that we make to the Non-U.S. Holder provided that we do not have actual knowledge or reason to know such holder is a United States person as defined under the Code, and we have received from the Non-U.S. Holder the required certification.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition (including a redemption) of Notes within the United States or conducted through certain U.S.-related financial intermediaries, unless a Non-U.S. Holder certifies to the payor under penalties of perjury that such holder is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that they are a United States person as defined under the Code), or the Non-U.S. Holder otherwise establishes an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Certain ERISA Considerations

The following is a summary of certain considerations associated with the purchase and holding of the Securities by (i) employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws, rules or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include “plan assets” (within the meaning of ERISA and any Similar Laws) of any such plan, account or arrangement by reason of a plan’s investment in such entities (each of (i), (ii) and (iii), a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan (within the meaning of Section 3(21) of ERISA).

In considering an investment in the Securities with any portion of the assets of a Plan, a fiduciary of an ERISA Plan should consider, among other matters, whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any applicable Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Considerations

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving “plan assets” with persons or entities who are “parties in interest,” within the meaning of Section 406 of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless a statutory or administrative exemption is available. A party in interest or disqualified person, including a fiduciary of an ERISA Plan, who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. Plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA or Section 4975(g)(3) of the Code) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar prohibitions under other applicable Similar Laws. The occurrence of a prohibited transaction could also cause an individual account to lose its tax-exempt status.

The acquisition and/or holding of the Securities by an ERISA Plan, with respect to which the Company, a guarantor or the Initial Purchaser are considered a “party in interest” or a “disqualified person,” may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”), that may apply to provide exemptive relief for direct or indirect prohibited transactions arising in connection with the acquisition and/or holding of the Securities. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting transactions involving insurance company pooled separate accounts, PTCE 91-38 respecting transactions involving bank collective investment funds, PTCE 95-60 respecting transactions involving life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide limited exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code for certain purchases and sales of securities, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction, and provided further that the ERISA Plan receives no less, and pays no more, than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the Securities should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code and will not constitute a similar violation of any applicable Similar Laws.

Plan Asset Considerations

ERISA provides that the assets of any entity shall not be treated as plan assets if, immediately after the most recent acquisition of any “equity interest” in the entity, less than 25 percent of the total value of each class of equity interest in the entity is held by “benefit plan investors” (as defined in ERISA 3(42)). In addition, regulations (the “Plan Asset Regulations”) promulgated under ERISA by the DOL generally provide that when an ERISA Plan acquires an equity interest in an entity that is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act, the ERISA Plan’s assets are deemed to include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established either that equity participation in the entity by “benefit plan investors” is not “significant” or that the entity is an “operating company” (as defined in the Plan Asset Regulations). Under the Plan Asset Regulations, equity participation in an entity by “benefit plan investors” is “significant” on any date if, immediately after the most recent acquisition of any “equity interest” in the entity, 25% or more of the value of any class of equity interest in the entity is held by “benefit plan investors.” The Plan Asset Regulations define an “equity interest” as any interest in an entity, other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. There can be no assurances that the Securities would be characterized as debt rather than equity by the Department of Labor, the IRS or any other relevant authority, or under applicable local law. If our assets were deemed to be plan assets under ERISA, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by us, and (ii) the possibility that certain transactions in which we might seek to engage could constitute “prohibited transactions” under ERISA and the Code. It is not anticipated that (i) the Securities will constitute “publicly offered securities” for purposes of the Plan Asset Regulations, (ii) we will be an investment company registered under the Investment Company Act, or (iii) we will be in a position to monitor whether investment in the Securities by benefit plan investors will be significant for purposes of the Plan Asset Regulations.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions or breaches of fiduciary obligations, it is particularly important that fiduciaries, or other persons considering whether to purchase the Securities (or hold or dispose of the Securities) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such transaction and whether an exemption would be applicable to such transaction. Investors in the Securities have exclusive responsibility for ensuring that their purchase of the Securities does not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any of the Securities by or to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such Plans generally or with respect to any particular Plan, or that such an investment is appropriate for such Plans generally or for any particular Plan.

Accordingly, by purchasing and holding the Securities, each purchaser and transferee of the Securities will be deemed to have represented and agreed as follows: (i) it is not a Plan, and no portion of the assets used by such purchaser or transferee to acquire and hold the Securities constitutes assets of any Plan, or (ii) neither the purchase nor the holding of the Securities by such purchaser or transferee, will constitute a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or a similar violation under any applicable Similar Laws.

Plan of Distribution

If you wish to exchange your Original Notes for Exchange Notes in the exchange offer, you will be required to make representations to us as described in “The Exchange Offer—Resale of Exchange Notes” and in the letter of transmittal. In addition, each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes if the Original Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of at least 90 days after the expiration of the exchange offer, subject to certain “black-out” periods, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until 90 days after the date of this prospectus, all broker-dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices, or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of not less than 90 days after the expiration of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the Original Notes) other than commissions or concessions of any brokers or dealers, until 90 days after the date of this prospectus, and will indemnify the holders of the Original Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

Based on existing interpretations of the Securities Act by the Staff as set forth in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the Exchange Notes issued pursuant to this exchange offer may be offered for resale, resold and transferred by the holders thereof without further compliance with the registration and prospectus delivery requirements of the Securities Act. However, any holder of Original Notes who is an “affiliate” of ours (within the meaning of Rule 405 under the Securities Act or who intends to participate in this exchange offer for the purpose of distributing the Exchange Notes, or any participating broker-dealer who purchased Original Notes from us or one of our affiliates to resell pursuant to Rule 144A or any other available exemption under the Securities Act:

•	will not be able to rely on the interpretations of the Staff set forth in the above-mentioned no-action letters;

•	will not be able to tender its Original Notes in this exchange offer; and

•

must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Exchange Notes, unless such sale or transfer is made pursuant to an exemption from such requirements.

We do not intend to seek our own no-action letter and there is no assurance that the Staff would make a similar determination with respect to the Exchange Notes as it has in such no-action letters to third parties. The information described above concerning interpretations of and positions taken by the Staff is not intended to constitute legal advice, and holders should consult their own legal advisors with respect to these matters.

Legal Matters

Certain legal matters in connection with the Exchange Notes will be passed upon for us by Latham & Watkins LLP, Houston, Texas. Due authorization of the guarantee of the Exchange Notes by the guarantor is being passed upon for us by Babineaux, Poché, Anthony & Slavich L.L.C., Lafayette, Louisiana.

Experts

The consolidated balance sheets of Green Field Energy Services, Inc. (the Company or Successor), formerly Green Field Energy Services, LLC, as of December 31, 2012 and 2011, and the related consolidated statements of operations, equity, and cash flows for year ended December 31, 2012 and the period from May 1, 2011 to December 31, 2011, and the related consolidated statements of operations, equity and cash flows for the period from January 1, 2011 to April 30, 2011 of Hub City Industries, LLC (Predecessor), appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Information included in this prospectus regarding our estimated quantities of sand reserves was obtained from a report prepared by Westward Environmental, Inc., independent geophysical engineers with respect to Green Field Energy Services, Inc.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-4 with respect to the Exchange Notes being offered by this prospectus. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and the Exchange Notes offered by this prospectus, please review the full registration statement, including its exhibits. The registration statement, including the exhibits, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington D.C. 20549. Copies of this material can also be obtained from the public reference section of the SEC at prescribed rates, or accessed at the SEC’s website at www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on its public reference room.

The SEC’s proxy rules and regulations do not, nor do the rules of any stock exchange, require us to send an annual report to security holders. Upon the effectiveness of this registration statement, we will become subject to the Exchange Act’s periodic reporting requirements, including the requirement to file current, annual and quarterly reports with the SEC. The annual reports we file will contain financial information that has been audited and reported on, with an opinion by an independent certified public accounting firm.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Green Field Energy Services, Inc.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
Consolidated Balance Sheets as of December 31, 2012 and March 31, 2013 (Unaudited)	F-2
Unaudited Consolidated Statements of Operations for the Three Months Ended March 31, 2012 and 2013	F-3
Unaudited Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2012 and 2013	F-4
Notes to Unaudited Consolidated Financial Statements	F-5
Report of Independent Registered Public Accounting Firm	F-17
Consolidated Balance Sheets as of December 31, 2012 and 2011	F-18
Consolidated Statements of Operations for the periods January 1, 2011 to April 30, 2011 and May 1, 2011 to December 31, 2011 and for the year ended December 31, 2012	F-19
Consolidated Statements of Equity for the periods January 1, 2011 to April 30, 2011 and May 1, 2011 to December 31, 2011 and for the year ended December 31, 2012	F-20
Consolidated Statements of Cash Flows for the periods January 1, 2011 to April 30, 2011 and May 1, 2011 to December 31, 2011 and for the year ended December 31, 2012	F-21
Notes to Consolidated Financial Statements	F-22

GREEN FIELD ENERGY SERVICES, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

	DECEMBER 31, 2012	MARCH 31, 2013
Assets
Current assets:
Cash	$8,433,539	$5,535,374
Accounts receivable—net of allowance	27,595,658	33,879,645
Other receivables	287,146	264,205
Note receivable	282,000	—
Due from related parties	—	48,219
Inventory	19,644,715	18,346,756
Prepaid expenses and other current assets	10,350,644	9,710,257

Total current assets	66,593,702	67,784,456
Property, plant and equipment:
Property and equipment	222,943,295	257,680,965
Construction in progress	44,222,576	13,075,376

Total property, plant and equipment	267,165,871	270,756,341
Less accumulated depreciation	(25,434,890)	(34,896,993)

Net property, plant and equipment	241,730,981	235,859,348

Other assets:
Deposits	26,372,479	30,549,078
Loan costs—net of accumulated amortization	8,177,422	7,714,639
Intangible assets—net of accumulated amortization	10,396,416	10,159,145
Goodwill	5,647,335	5,647,335

Total other assets	50,593,652	54,070,197

Total assets	$358,918,335	$357,714,001

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$30,408,847	$50,153,441
Accrued liabilities	22,458,837	29,035,543
Notes payable	1,230,179	557,964
Current portion of long-term debt	52,229,548	58,540,904
Current portion of capital lease obligation	1,118,108	1,154,647
Current earn-out payable	1,078,204	1,396,935
Deferred income	2,916,282	2,350,796

Total current liabilities	111,440,005	143,190,230
Long-term liabilities:
Long-term debt, net of current portion	236,681,828	227,209,869
Capital lease obligation, net of current portion	5,052,797	4,750,066
Earn-out payable, net of current portion	12,923,959	13,353,746

Total long-term liabilities	254,658,584	245,313,681

Stockholders’ equity (deficit):
Common stock—$.01 par value, authorized 2,000,000 shares, issued and outstanding, 1,400,000 shares	14,000	14,000
Preferred stock—$.01 par value, authorized 150,000 shares, issued and outstanding, 0 and 115,664 shares, respectively	1,000	1,157
Additional paid in capital	93,954,335	95,520,639
Accumulated deficit	(101,149,589)	(126,325,706)

Total stockholders’ equity (deficit)	(7,180,254)	(30,789,910)

Total liabilities and stockholders’ equity (deficit)	$358,918,335	$357,714,001

The accompanying notes are an integral part of these consolidated financial statements.

GREEN FIELD ENERGY SERVICES, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	THREE MONTHS ENDED MARCH 31, 2012	THREE MONTHS ENDED MARCH 31, 2013
Revenue	$6,277,462	$68,375,103

Operating costs:
Costs of revenue	11,211,801	64,873,244
Selling and administrative expenses	5,514,800	6,501,489
Depreciation and amortization	3,084,943	9,849,169

Total operating costs	19,811,544	81,223,902

Income (loss) from operations	(13,534,082)	(12,848,799)

Other income (expense):
Interest expense	(5,517,435)	(12,975,431)
Other income (expense)	(5,798)	(111,068)

Net other expense	(5,523,233)	(13,086,499)

Income (loss) before provision for income tax	(19,057,315)	(25,935,298)
Income tax expense (benefit)	(2,475,835)	(759,181)

Net income (loss)	$(16,581,480)	$(25,176,117)

Basic and diluted net loss per share of common stock:
Net loss per share of common stock	$(11.84)	$(17.98)

Basic and diluted average common shares outstanding:
Basic and diluted	1,400,000	1,400,000

The accompanying notes are an integral part of these consolidated financial statements.

GREEN FIELD ENERGY SERVICES, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	THREE MONTHS ENDED MARCH 31, 2012	THREE MONTHS ENDED MARCH 31, 2013
Cash flows from operating activities:
Net income (loss)	$(16,581,480)	$(25,176,117)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Depreciation and amortization	3,084,943	9,849,169
Change in fair value of earn-out payable	(83,999)	748,518
(Gain) Loss on sale of assets	(30,494)	125,009
Deferred income taxes	(2,478,000)	—
Loan cost amortization	184,977	262,783
Discount accretion	2,534,809	2,395,948
(Increase) decrease in:
Accounts receivable	(1,958,042)	(6,283,988)
Other receivables	(328,861)	22,941
Inventory	(19,733,229)	1,297,959
Prepaid expenses	(4,167,554)	840,387
Other assets	(3,496,522)	(3,857,553)
Increase (decrease) in:
Accounts payable	7,968,601	19,744,594
Accrued expenses	7,194,659	9,944,393
Deferred income	—	18,160

Total adjustments	(11,308,712)	35,108,320

Net cash provided (used) by operating activities	(27,890,192)	9,932,203

Cash flows from investing activities:
Cash payments for the purchase of property, plant and equipment	(44,269,345)	(9,960,452)
Proceeds from the sale of property	190,325	2,690,446

Net cash used by investing activities	(44,079,020)	(7,270,006)

Cash flows from financing activities:
Due to/from owners and affiliates	(229,671)	(48,219)
Proceeds from issuance of debt	3,000,467	59,200
Proceeds from sale of preferred stock	—	1,566,461
Principal payments on long-term debt	(77,237)	(7,137,804)

Net cash (used) provided by financing activities	2,693,559	(5,560,362)

Net decrease in cash	(69,275,653)	(2,898,165)
CASH AND CASH EQUIVALENTS, beginning of year	87,118,385	8,433,539

CASH AND CASH EQUIVALENTS, end of year	$17,842,732	$5,535,374

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid, net of capitalized interest	$16,596	$268,617

Income taxes paid	$2,165	$15,462

The accompanying notes are an integral part of these consolidated financial statements.

Green Field Energy Services, Inc.

Notes to Unaudited Consolidated Financial Statements

NOTE 1    DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Formed in 1969, the Company, as defined below is an independent oilfield services company that provides a wide range of pressure pumping related services to oil and natural gas drilling and production companies in Louisiana and Texas to help develop and enhance the production of hydrocarbons. The Company also manufactures equipment for use in the power generation industry.

The Company’s traditional oilfield pumping services included cementing, coiled tubing, pressure pumping, acidizing, and other pumping services. In December 2010, the Company began providing hydraulic fracturing pumping services as a part of its portfolio of services provided to its existing well pressure pumping customers using its own internally produced turbine-powered hydraulic fracturing units. To support its hydraulic fracturing operations, it has also entered into two long-term leases during 2011 for sand mines in Louisiana and Mississippi. These mines are expected to supply a portion of its fracturing sand needs and provide the Company the opportunity to sell fracturing sand to third parties.

In March 2013, the Company began manufacturing power generation equipment for sale to Turbine Generation Services, LLC (TGS), a related party—see Note 4.

The Company currently provides services to a diverse group of major and large independent oil and natural gas companies.

Basis of Presentation

These unaudited consolidated interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three-month period ended March 31, 2013 are not necessarily indicative of the results that may be expected for the year ended December 31, 2013.

For further information, refer to the consolidated financial statements and footnotes thereto included in the Company’s Annual Report for the year ended December 31, 2012.

Principles of Consolidation

The accompanying financial statements include the consolidated accounts of Green Field Energy Services, Inc., a Delaware corporation (formerly Hub City Industries, LLC, Green Field Energy Services, LLC, and Green Field Energy Services, Inc., a Louisiana corporation), Hub City Tools, Inc., and Proppant One, Inc. These companies are collectively hereafter referred to as the Company. The Company consolidates majority owned subsidiaries and any variable interest entities (VIEs) of which it is the primary beneficiary. When it does not have a controlling interest in an entity, but exerts a significant influence over the entity, it applies the equity method of accounting. The cost method is used when it does not have the ability to exert significant influence. All significant inter-company balances and transactions have been eliminated in the consolidated statements.

The Company’s investment in its joint venture was $1,231,380 as of December 31, 2012 and March 31, 2013. Due to the level of financial involvement of the Company, TPT meets the definition of a variable interest entity and the Company is the primary beneficiary of the venture. Accordingly, the Company consolidates this interest with its investment classified as property, plant and equipment on the balance sheet since these contributions were used by the venture to purchase equipment.

NOTE 2    GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred recurring losses from operations, including a loss of approximately $25.2 million for the three months ended March 31, 2013, and has a net working capital deficiency of approximately $75.4 million as of March 31, 2013, that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management’s plans with regards to the uncertainty include obtaining a short term debt facility; raising additional capital; improving operating margins through cost reduction initiatives, revenue enhancements and new product offerings; and pursuing further revisions to its senior notes payable under its primary debt facility as were obtained in 2012.

During the latter half of 2012 and through May 2013, management has been pursuing a $30.0 million short term debt facility as well negotiating with several outside parties to raise capital for the Company. Management believes the $30.0 million debt facility together with the additional capital would be sufficient for the Company to meet its net working capital deficit and provide sufficient funds to allow the Company to meet its existing obligations and commitments and also allow the Company to continue with the expansion of its frac spread units currently in process of assembly. There can be no assurances that either a short term debt facility or additional capital from outside investors will successfully be obtained on terms that management feels is appropriate.

In addition, management has evaluated its operational structure and its existing contractual arrangements. It has implemented certain cost reduction and revenue improvement initiatives that management believes will allow for an improvement in its margins being generated from operations. The Company successfully implemented revisions to a large service contract that allows for an increase in pricing, which became effective March 9, 2013, that management believes will be sufficient to provide positive operating margins to the Company under the terms of this contract. During the three months ended March 31, 2012 and the three months ended March 31, 2013, the Company earned revenues of approximately $1.7 million and $60.2 million, respectively, from this customer. In 2012, the Company was adversely impacted by the sudden and severe increase in the price of guar. Guar is one of the primary components that is used to complete the fracing of an oil and gas field. As part of a separate contract amendment with the same customer, effective October 2012, the Company was able to obtain price adjustments which management believes will allow it to effectively pass the price of this commodity through to the underlying customer. In addition, the Company made a decision in December 2012, to close its Weatherford, Texas location and consolidate these operations at its Pleasanton, Texas location. The Company is also expanding its product offerings to include selective sale of turbine-powered equipment to third parties.

During 2012, the Company successfully obtained several amendments to its senior notes payable. Management is evaluating the possibility of obtaining other amendments with the objective of reducing its annual cash requirements under the indenture. There can be no assurances that any additional amendments will be obtained that would enable the Company to reduce its annual cash requirements under the indenture.

NOTE 3    INCOME TAXES

The Company typically provides for income taxes at a statutory rate of 35% adjusted for permanent differences expected to be realized. As a result of prior period losses the Company has determined it is not more likely than not that its net deferred to asset is recoverable. Accordingly, the Company established a full valuation allowance for its net deferred tax asset.

NOTE 4    RELATED PARTY TRANSACTIONS

Related parties of the Company include the following entities: MMR, LLC (MMR), MOR MGH, LLC (MOR), Elle Investments, LLC, Marine Turbine Technology, L.L.C. (MTT), Alliance Consulting Group, LLC, Aerodynamic, LLC, Casafin II, LLC, Chemrock Technology, L.L.C., Moreno Properties, LLC, Dynamic Industries, Shale Support Services, LLC (SSS) and Turbine Generation Services, LLC (TGS).

Related party transactions included the following for the three month period ended March 31, 2013:

Reimbursements
M. Moreno	$64,647

Assembly charges
Turbine Powered Technology, LLC	$857,261

Inventory purchases
Shale Support Services, LLC	$2,003,866
ChemRock Technology, L.L.C	7,533,934
Turbine Powered Technology, LLC	161,963

$9,699,763

Aircraft lease payments
Aerodynamic, LLC	$165,000

Flight charges
Moreno Properties, LLC	$137,432
Casafin II, LLC	566,896

$704,328

Services purchased
Turbine Powered Technology, LLC	$2,122,785

Inventory Sales
Turbine Generation Services, LLC	$2,298,000

Shale Support Services, LLC

In January 2013, the Company began procuring raw frac sand from Shale Support Services, LLC (SSS) on an open account basis. SSS is controlled by the Company’s Chairman and Chief Executive Officer, Michel B. Moreno. As of March 31, 2013 the Company owed SSS $394,455. The Company’s agreement with Alliance Consulting Group, LLC is in the process of being assumed by SSS.

Turbine Generation Services, LLC

In March of 2013, the Company sold components for power generation equipment to Turbine Generation Services, LLC (TGS). TGS is owned by MOR DOH Holdings, LLC, an entity controlled by the Company’s Chairman and Chief Executive Officer, Michel B. Moreno. As of March 31, 2013 the Company had no amounts owed to it by TGS.

NOTE 5    COMMITMENTS AND CONTINGENCIES

Sand Purchase Agreement

During 2011, the Company made arrangements to acquire 300,000 tons of northern white sand per year for four years from Great Northern Sand, LLC (GNS), with monthly deliveries expected to begin in September 2012 and to continue through June 2016. The Company has made aggregate advance payemnts of $15 million towards the purchase price of the sand which are included within deposits until sand is accepted under the agreement. No additional advances are required under this agreement. The Company began taking delivery of sand in November 2012 and has commitments to take delivery of 300,000 tons per year through June 2016. If the Company does not take delivery of 300,000 tons per year, it is required to pay the counterparty for any shortfall in deliveries at the normal contractual rate. The Company is allowed to recoup this amount in the following year by taking delivery of the corresponding tonnage of sand. The Company will pay GNS a monthly fee per ton of sand delivered. The payment of the per ton fees will be offset by a certain amount per ton until such time that the $15 million of advance payments have been fully amortized. The amount of these advance payments expected to be realized within twelve months of the balance sheet date, approximately $3.6 million, is classified within other current assets at March 31, 2013. The remaining balance of $11.3 million is classified within deposits as a component of long-term assets at March 31, 2013.

NOTE 6    FAIR VALUE MEASUREMENTS

Fair Value Measurements

ASC 820, Fair Value Measurements and Disclosures (ASC 820), establishes a hierarchy that prioritizes inputs to valuation techniques used to measure fair value and requires companies to disclose the fair value of their financial instruments according to a fair value hierarchy (i.e., Level 1, 2, and 3 inputs, as defined). The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. Additionally, companies are required to provide enhanced disclosure regarding instruments in the Level 3 category (which use inputs to the valuation techniques that are unobservable and require significant management judgment), including a reconciliation of the beginning and ending balances separately for each major category of assets and liabilities.

Financial instruments measured and reported at fair value are classified and disclosed in one of the following categories:

Level 1 Inputs—Quoted prices (unadjusted) in active markets for identical assets or liabilities at the reporting date.

Level 2 Inputs—Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities that are not active; and inputs other than quoted market prices that are observable, such as models or other valuation methodologies.

Level 3 Inputs—Unobservable inputs for the valuation of the asset or liability. Level 3 include assets or liabilities for which there is little, if any, market activity. These inputs require significant management judgment or estimation.

Assets and liabilities measured at fair value on a recurring basis at March 31, 2013 were as follows:

	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total March 31, 2013
Assets	$—	$—	$—	$—

Liabilities
Earn-out payable	$—	$—	$14,750,681	$14,750,681

The fair value of the earn-out payable is determined using the estimated cash flows related to the Company’s revenue that is projected to be earned from the Company’s TDE (Turbine Driven Equipment). These cash flows are discounted using a discount rate that reflects the nature of the investment and the risk of the cash flows associated with the instrument adjusted at each reporting period. The Company used a discount rate of 14.2% and 13.6% for the fair value calculation as of December 31, 2012 and March 31, 2013, respectively. The Company’s calculation as of March 31, 2013 incorporated three months of accretion from the calculation as of December 31, 2012. The change in discount rate and accretion resulted in a net increase to the fair value of the contingent consideration as of March 31, 2013.

There were no other significant changes to inputs used in the calculation as of March 31, 2013. The earn-out payable is classified as Level 3 within the fair value hierarchy.

The changes in Level 3 fair value measurements that are measured at fair value on a recurring basis were as follows:

Earn-out payable
Earn-out payable, December 31, 2012	$14,002,163
Net change in fair value recognized as interest expense	748,518
Payments	—

Earn-out payable, March 31, 2013	$14,750,681

The fair value of cash and cash equivalents and our variable rate debt approximated book value at December 31, 2012 and March 31, 2013. The fair value of our senior notes due 2016 approximated $247.1 million at December 31, 2012 and $251.9 million at March 31, 2013. We used Level 3 inputs consistent with those used in our fair value measurement of the earn-out payable discussed above.

NOTE 7    EARNINGS PER SHARE

The Company had a net loss from operations for the three months ended March 31, 2013 and for the three months ended March 31, 2012. Accordingly, the Company’s diluted per share calculation for these periods was equivalent to its basic net loss per share calculation because it excluded the assumed exercise of the warrants. These instruments were excluded for these periods because they were considered to be anti-dilutive, meaning their inclusion would have reduced the reported net loss per share for these periods. The excluded warrants totaled 250,000 and would convert into 247,059 shares of common stock, if exercised. The Company’s outstanding preferred stock is not entitled to any dividends.

NOTE 8    SUBSEQUENT EVENTS

Management has evaluated subsequent events through May 20, 2013.

In April 2013, in connection with the Company’s management incentive plan, the Board of Directors authorized the issuance of 124,446 shares of common stock of the Company to the Company’s President, Enrique “Rick” Fontova, effective April 2013. The Board of Directors also authorized the Company to reimburse Mr. Fontova for the tax liability he experiences as a result of the issuance of the 124,446 shares of common stock as the Company intends such issuance to be income tax neutral to Mr. Fontova. The Company has not yet completed its analysis with regards to the valuation of the shares issued or the resulting income tax liability. The Company will recognize compensation expense related to the shares issued as well as an increase to stockholder’s equity during the second quarter. The Company will also accrue during the second quarter a liability associated with the estimated tax liability, which will also result in an increase to compensation expense.

NOTE 9    GUARANTOR FINANCIAL STATEMENTS

The following condensed consolidating financial information includes information regarding Green Field Energy Services, Inc. (GFES), as parent, and Hub City Tools, Inc. (HCT), as guarantor. Included are the condensed consolidating balance sheets at December 31, 2012 and March 31, 2013 and the related condensed consolidated statements of operations and cash flow for the three months years ended at March 31, 2012 and March 31, 2013, which should be read in conjunction with the notes included herein and the notes to the audited consolidated financial statements included in the Company’s Annual Report for the year ended December 31, 2012.

GREEN FIELD ENERGY SERVICES, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	GFES	HCT	Eliminating	Consolidated GFES
	MARCH 31, 2013	MARCH 31, 2013		MARCH 31, 2013
Assets
Current assets:
Cash	$5,529,312	$6,062		$5,535,374
Accounts receivable—net of allowance	33,879,645	—		33,879,645
Other receivables	261,411	2,794		264,205
Due from related parties	344,421	—	(296,202)	48,219
Inventory	18,346,756	—		18,346,756
Prepaid expenses	9,709,210	1,047		9,710,257

Total current assets	68,070,755	9,903	(296,202)	67,784,456
Property, plant and equipment:
Property and equipment	257,060,693	620,272		257,680,965
Construction in progress	13,075,376	—		13,075,376

Total property, plant and equipment	270,136,069	620,272	—	270,756,341
Less accumulated depreciation	(34,718,049)	(178,944)		(34,896,993)

Net property, plant and equipment	235,418,020	441,328	—	235,859,348

Other assets:
Deposits	30,545,878	3,200		30,549,078
Loan costs—net of accumulated amortization	7,714,639	—		7,714,639
Intangible assets	10,159,145	—		10,159,145
Goodwill	5,647,335	—		5,647,335

Total other assets	54,066,997	3,200	—	54,070,197

Total assets	$357,555,772	$454,431	$(296,202)	$357,714,001

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$50,153,441	$—		$50,153,441
Accrued liabilities	29,035,543	—		29,035,543
Notes payable	557,964	—		557,964
Current portion of long-term debt	58,540,904	—		58,540,904
Current portion of capital lease obligation	1,154,647	—		1,154,647
Current earn-out payable	1,396,935	—		1,396,935
Due to related parties	—	296,202	(296,202)	—
Deferred income	2,350,796	—		2,350,796

Total current liabilities	143,190,230	296,202	(296,202)	143,190,230
Long-term liabilities:
Long-term debt, net of current portion	227,209,869	—		227,209,869
Capital lease obligation, net of current portion	4,750,066	—		4,750,066
Earn-out payable, net of current portion	13,353,746	—		13,353,746

Total long-term liabilities	245,313,681	—	—	245,313,681
Stockholders’ equity:
Common stock—$.01 par value, authorized 2,000,000 shares, issued and outstanding, 1,400,000 shares	14,000	—		14,000
Preferred stock—$.01 par value, authorized 150,000 shares, issued and outstanding, 0 and 100,000 shares, respectively	1,157	—		1,157
Additional paid in capital	95,520,639	—		95,520,639
Accumulated deficit	(126,483,935)	158,229		(126,325,706)

Total stockholders’ equity	(30,948,139)	158,229	—	(30,789,910)

Total liabilities and stockholders’ equity	$357,555,772	$454,431	$(296,202)	$357,714,001

The accompanying notes are an integral part of these unaudited consolidated financial statements

GREEN FIELD ENERGY SERVICES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	GFES	HCT	Consolidated GFES
	THREE MONTHS ENDED MARCH 31, 2013	THREE MONTHS ENDED MARCH 31, 2013	THREE MONTHS ENDED MARCH 31, 2013
Revenue	$68,375,103	$—	$68,375,103

Operating costs:
Costs of revenue	64,873,244	—	64,873,244
Selling and administrative expenses	6,501,489	—	6,501,489
Depreciation and amortization	9,849,169	—	9,849,169

Total operating costs	81,223,902	—	81,223,902

Loss from operations	(12,848,799)	—	(12,848,799)

Other expense:
Interest expense	(12,975,431)	—	(12,975,431)
Other expense	(111,068)	—	(111,068)

Net other expense	(13,086,499)	—	(13,086,499)

Loss before provision for income tax	(25,935,298)	—	(25,935,298)

Income tax expense (benefit)	(758,344)	(837)	(759,181)

Net (loss) income	$(25,176,954)	$837	$(25,176,117)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

GREEN FIELD ENERGY SERVICES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	GFES	HCT	Consolidated GFES
	THREE MONTHS ENDED MARCH 31, 2013	THREE MONTHS ENDED MARCH 31, 2013	THREE MONTHS ENDED MARCH 31, 2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net cash provided by operating activities	$9,931,416	$787	$9,932,203

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used by investing activities	(7,270,006)	—	(7,270,006)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used by financing activities	(5,560,362)	—	(5,560,362)

Net (decrease) increase in cash	(2,898,952)	787	(2,898,165)
CASH AND CASH EQUIVALENTS, beginning of year	8,428,264	5,275	8,433,539

CASH AND CASH EQUIVALENTS, end of year	$5,529,312	$6,062	$5,535,374

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$268,617	$—	$268,617

Income taxes paid	$—	$—	$15,462

The accompanying notes are an integral part of these unaudited consolidated financial statements.

GREEN FIELD ENERGY SERVICES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	GFES	HCT		Consolidated GFES
	DECEMBER 31, 2012	DECEMBER 31, 2012	Eliminating	DECEMBER 31, 2012
Assets
Current assets:
Cash	$8,428,264	$5,275		$8,433,539
Accounts receivable—net of allowance	27,595,658	—		27,595,658
Other receivables	284,352	2,794		287,146
Note receivable	282,000	—		282,000
Due from related parties	296,202	—	(296,202)	—
Inventory	19,644,715	—		19,644,715
Prepaid expenses	10,349,597	1,047		10,350,644

Total current assets	66,880,788	9,116	(296,202)	66,593,702
Property, plant and equipment:
Property and equipment	222,323,023	620,272		222,943,295
Construction in progress	44,222,576	—		44,222,576

Total property, plant and equipment	266,545,599	620,272	—	267,165,871
Less accumulated depreciation	(25,255,946)	(178,944)		(25,434,890)

Net property, plant and equipment	241,289,653	441,328	—	241,730,981

Other assets:
Deposits	26,369,279	3,200		26,372,479
Loan costs—net of accumulated amortization	8,177,422	—		8,177,422
Intangible assets	10,396,416	—		10,396,416
Goodwill	5,647,335	—		5,647,335
Other	—	—		—

Total other assets	50,590,452	3,200	—	50,593,652

Total assets	$358,760,893	$453,644	$(296,202)	$358,918,335

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$30,408,847	$—		$30,408,847
Accrued liabilities	22,458,837	—		22,458,837
Notes payable	1,230,179	—		1,230,179
Current portion of long-term debt	52,229,548	—		52,229,548
Current portion of capital lease obligation	1,118,108	—		1,118,108
Current earn-out payable	1,078,204	—		1,078,204
Due to related parties	—	296,202	(296,202)	—
Deferred income	2,916,282	—		2,916,282

Total current liabilities	111,440,005	296,202	(296,202)	111,440,005
Long-term liabilities:
Long-term debt, net of current portion	236,681,828	—		236,681,828
Capital lease obligation, net of current portion	5,052,797	—		5,052,797
Earn-out payable, net of current portion	12,923,959	—		12,923,959

Total long-term liabilities	254,658,584	—	—	254,658,584
Stockholders’ equity:
Common stock—$.01 par value, authorized 2,000,000 shares, issued and outstanding, 1,400,000 shares	14,000	—		14,000
Preferred stock—$.01 par value, authorized 150,000 shares, issued and outstanding, 0 and 100,000 shares, respectively	1,000	—		1,000
Additional paid in capital	93,954,335	—		93,954,335
Accumulated deficit	(101,307,031)	157,442		(101,149,589)

Total stockholders’ equity	(7,337,696)	157,442	—	(7,180,254)

Total liabilities and stockholders’ equity	$358,760,893	$453,644	$(296,202)	$358,918,335

The accompanying notes are an integral part of these consolidated financial statements

GREEN FIELD ENERGY SERVICES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	GFES	HCT	Consolidated GFES
	THREE MONTHS ENDED MARCH 31, 2012	THREE MONTHS ENDED MARCH 31, 2012	THREE MONTHS ENDED MARCH 31, 2012
Revenue	$6,277,462	$—	$6,277,462

Operating costs:
Costs of revenue	11,211,801	—	11,211,801
Selling and administrative expenses	5,514,800	—	5,514,800
Depreciation and amortization	3,058,102	26,841	3,084,943

Total operating costs	19,784,703	26,841	19,811,544

Loss from operations	(13,507,241)	(26,841)	(13,534,082)

Other expense:
Interest expense	(5,517,435)	—	(5,517,435)
Other expense	(5,798)	—	(5,798)

Net other expense	(5,523,233)	—	(5,523,233)

Loss before provision for income tax	(19,030,474)	(26,841)	(19,057,315)
Income tax benefit	(2,475,835)	—	(2,475,835)

Net loss	$(16,554,639)	$(26,841)	$(16,581,480)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

GREEN FIELD ENERGY SERVICES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	GFES	HCT	Consolidated GFES
	THREE MONTHS ENDED MARCH 31, 2012	THREE MONTHS ENDED MARCH 31, 2012	THREE MONTHS ENDED MARCH 31, 2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net cash used by operating activities	$(27,890,192)	$—	$(27,890,192)

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used by investing activities	(44,079,020)	—	(44,079,020)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by financing activities	2,693,559	—	2,693,559

Net decrease in cash	(69,275,653)	—	(69,275,653)
CASH AND CASH EQUIVALENTS, beginning of year	87,113,110	5,275	87,118,385

CASH AND CASH EQUIVALENTS, end of year	$17,837,457	$5,275	$17,842,732

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$16,596	$—	$16,596

Income taxes paid	$—	$—	$2,165

The accompanying notes are an integral part of these unaudited consolidated financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of

Green Field Energy Services, Inc.

We have audited the accompanying consolidated balance sheets of Green Field Energy Services, Inc. (the Company or Successor), formerly Green Field Energy Services, LLC, as of December 31, 2012 and 2011, and the related consolidated statements of operations, equity, and cash flows for the year ended December 31, 2012 and the period from May 1, 2011 to December 31, 2011, and the related consolidated statements of operations, equity, and cash flows for the period from January 1, 2011 to April 30, 2011 of Hub City Industries, LLC (Predecessor). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s or the Predecessor’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s or the Predecessor’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Green Field Energy Services, Inc. at December 31, 2012 and 2011, and the consolidated results of its operations and its cash flows for the year ended December 31, 2012, the period from May 1, 2011 to December 31, 2011, and the consolidated results of Hub City Industries, LLC’s operations and cash flows for the period from January 1, 2011 to April 30, 2011 in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has recurring operating losses and has a net working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters also are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

New Orleans, Louisiana

April 15, 2013

GREEN FIELD ENERGY SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

	DECEMBER 31, 2011	DECEMBER 31, 2012
Assets
Current assets:
Cash	$87,118,385	$8,433,539
Accounts receivable—net of allowance	3,965,654	27,595,658
Other receivables	18,483	287,146
Note receivable	—	282,000
Due from related parties	20,329	—
Inventory	347,489	19,644,715
Prepaid expenses and other current assets	1,769,133	10,350,644

Total current assets	93,239,473	66,593,702
Property, plant and equipment:
Property and equipment	55,400,686	222,943,295
Construction in progress	115,415,402	44,222,576

Total property, plant and equipment	170,816,088	267,165,871
Less accumulated depreciation	(5,208,019)	(25,434,890)

Net property, plant and equipment	165,608,069	241,730,981

Other assets:
Deposits	4,910,546	26,372,479
Loan costs—net of accumulated amortization	8,136,473	8,177,422
Intangible assets	11,246,728	10,396,416
Goodwill	5,647,335	5,647,335
Other	10,589	—

Total other assets	29,951,671	50,593,652

Total assets	$288,799,213	$358,918,335

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,026,819	$30,408,847
Accrued liabilities	18,884,139	22,458,837
Notes payable	429,604	1,230,179
Current portion of long-term debt	156,969	52,229,548
Current portion of capital lease obligation	—	1,118,108
Current earn-out payable	2,520,000	1,078,204
Deferred income tax	2,478,000	—
Deferred income	—	2,916,282

Total current liabilities	25,495,531	111,440,005
Long-term liabilities:
Long-term debt, net of current portion	192,294,261	236,681,828
Capital lease obligation, net of current portion	—	5,052,797
Earn-out payable, net of current portion	13,029,637	12,923,959

Total long-term liabilities	205,323,898	254,658,584

Stockholders’ equity (deficit):
Common stock—$.01 par value, authorized 2,000,000 shares, issued and outstanding, 1,400,000 shares	14,000	14,000
Preferred stock—$.01 par value, authorized 150,000 shares, issued and outstanding, 0 and 100,000 shares, respectively	—	1,000
Additional paid in capital	84,519,335	93,954,335
Accumulated deficit	(26,553,551)	(101,149,589)

Total stockholders’ equity (deficit)	57,979,784	(7,180,254)

Total liabilities and stockholders’ equity (deficit)	$288,799,213	$358,918,335

The accompanying notes are an integral part of these consolidated financial statements.

GREEN FIELD ENERGY SERVICES, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

	PREDECESSOR	SUCCESSOR	SUCCESSOR
	FOUR MONTHS ENDED APRIL 30, 2011	EIGHT MONTHS ENDED DECEMBER 31, 2011	YEAR ENDED DECEMBER 31, 2012
Revenue	$14,445,519	$18,625,394	$144,782,856
Operating costs:
Costs of revenue	9,814,813	15,601,359	147,112,827
Provision for doubtful accounts	—	108,722	6,303,916
Selling and administrative expenses	2,001,562	11,545,418	22,286,480
Depreciation and amortization	1,723,932	9,395,607	21,170,029

Total operating costs	13,540,307	36,651,106	196,873,252

Income (loss) from operations	905,212	(18,025,712)	(52,090,396)
Other income (expense):
Interest expense	(364,126)	(4,521,809)	(23,864,482)
Other income (expense)	44,181	(1,476,503)	(277,831)

Net other expense	(319,945)	(5,998,312)	(24,142,313)

Income (loss) before provision for income tax	585,267	(24,024,024)	(76,232,709)
Income tax expense (benefit)	63,231	2,529,527	(1,636,671)

Net income (loss)	$522,036	$(26,553,551)	$(74,596,038)

Basic and diluted net loss per share of common stock:
Net loss per share of common stock	N/A	$(20.38)	$(53.28)
Basic and diluted average common shares outstanding:
Basic and diluted	N/A	1,302,788	1,400,000

The accompanying notes are an integral part of these consolidated financial statements.

GREEN FIELD ENERGY SERVICES, INC.

CONSOLIDATED STATEMENTS OF EQUITY

For the period from January 1, 2011 to April 30, 2011

	CLASS A & B	CLASS C	TOTAL
PREDECESSOR
Balance, December 31, 2010	$16,270,431	$(187,508)	$16,082,923

Net income	522,036	—	522,036
Contributions	—	—	—
Distributions	—	—	—

Balance, April 30, 2011	$16,792,467	$(187,508)	$16,604,959

GREEN FIELD ENERGY SERVICES, INC.

CONSOLIDATED STATEMENTS OF EQUITY

For the period from May 1, 2011 to December 31, 2011 and the year ended December 31, 2012

	MEMBERS’ EQUITY	COMMON STOCK	PREFERRED STOCK	ADDITIONAL PAID-IN CAPITAL	ACCUMULATED DEFICIT	TOTAL
SUCCESSOR
Initial contribution	$686,750	$—	$—	$—	$—	$686,750
Contributions	1,150,000	—	—	—	—	1,150,000
Conversion from LLC to Corporation	(1,836,750)	12,460	—	1,824,290	—	—
Net loss	—	—	—	—	(26,553,551)	(26,553,551)
Contributions	—	—	—	3,000,000	—	3,000,000
Warrant issuance	—	—	—	53,873,064	—	53,873,064
Share issuance	—	1,540	—	25,821,981	—	25,823,521

Balance, December 31, 2011	$—	$14,000		$84,519,335	$(26,553,551)	$57,979,784

Net loss	$—	$—	$—	$—	$(74,596,038)	$(74,596,038)
Share issuance	—	—	1,000	9,435,000	—	9,436,000

Balance, December 31, 2012	$—	$14,000	$1,000	$93,954,335	$(101,149,589)	$(7,180,254)

The accompanying notes are an integral part of these consolidated financial statements.

GREEN FIELD ENERGY SERVICES, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

	PREDECESSOR	SUCCESSOR	SUCCESSOR
	FOUR MONTHS ENDED APRIL 30, 2011	EIGHT MONTHS ENDED DECEMBER 31, 2011	YEAR ENDED DECEMBER 31, 2012
Cash flows from operating activities:
Net income (loss)	$522,036	$(26,553,551)	$(74,596,038)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Depreciation and amortization	1,723,932	9,395,607	21,170,029
Change in fair value of earn-out payable	—	637,999	(2,104,200)
Bad debt expense	—	108,722	6,303,916
(Gain) Loss on sale of assets	(40,179)	603	207,822
Deferred income taxes	—	2,451,968	(2,478,000)
Loan cost amortization	—	4,208,737	667,332
Discount accretion	—	—	7,948,783
(Increase) decrease in:
Accounts receivable	(148,526)	1,942,098	(29,933,920)
Other receivables	(472,230)	1,690,410	(268,663)
Inventory	237,118	(205,822)	(11,571,979)
Prepaid expenses	703,514	(1,317,871)	(8,581,511)
Other assets	(133,964)	(8,626,461)	(12,133,999)
Increase (decrease) in:
Accounts payable	(898,530)	(526,908)	29,382,027
Accrued expenses	560,780	16,754,920	(5,538,249)

Total adjustments	1,531,915	26,514,002	(6,930,612)

Net cash provided (used) by operating activities	2,053,951	(39,549)	(81,526,650)

Cash flows from investing activities:
Cash payments for the purchase of property, plant and equipment	(338,716)	(119,647,129)	(98,548,344)
Proceeds from the sale of property	83,118	1,314	447,825
Acquisition of Green Field	—	(686,750)	—

Net cash used by investing activities	(255,598)	(120,332,565)	(98,100,519)

Cash flows from financing activities:
Due to/from owners and affiliates	113,411	(314,101)	20,329
Proceeds from issuance of debt	—	305,247,628	104,500,031
Debt issuance costs	—	(14,012,797)	(708,280)
Proceeds from sale of preferred stock	—	—	10,000,000
Principal payments on long-term debt	(1,119,803)	(86,210,905)	(12,869,757)
Capital contributions	—	1,150,000	—

Net cash (used) provided by financing activities	(1,006,392)	205,859,825	100,942,323

Net increase (decrease) in cash	791,961	85,487,711	(78,684,846)
CASH AND CASH EQUIVALENTS, beginning of year	838,713	1,630,674	87,118,385

CASH AND CASH EQUIVALENTS, end of year	$1,630,674	$87,118,385	$8,433,539

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
INFORMATION:
Interest paid, net of capitalized interest	$284,568	$3,575,451	$16,406,572

Income taxes paid	$—	$—	$201,850

NON-CASH TRANSACTIONS:
Capital leases	$—	$—	$6,761,577

The accompanying notes are an integral part of these consolidated financial statements.

Green Field Energy Services, Inc.

Notes to Consolidated Financial Statements

NOTE 1    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Formed in 1969, the Company is an independent oilfield services company that provides a wide range of pressure pumping related services to oil and natural gas drilling and production companies in Louisiana and Texas to help develop and enhance the production of hydrocarbons.

The Company’s traditional oilfield pumping services included cementing, coiled tubing, pressure pumping, acidizing, and other pumping services. In December 2010, the Company began providing hydraulic fracturing pumping services as a part of its portfolio of services provided to its existing well pressure pumping customers using its own internally produced turbine-powered hydraulic fracturing units. To support its hydraulic fracturing operations, it has also entered into two long-term leases during 2011 for sand mines in Louisiana and Mississippi. These mines are expected to supply a portion of its fracturing sand needs and provide the Company the opportunity to sell fracturing sand to third parties.

The Company currently provides services to a diverse group of major and large independent oil and natural gas companies.

Basis of Presentation

During May 2011, through a series of transactions, the Company redeemed all of the existing members’ ownership interests for cash payments of $2.2 million, an obligation to pay $30.7 million and contingent consideration of up to $30.0 million, subsequently amended to $35.7 million, based on revenues that are earned from the Company’s frac turbine units. A new member was admitted for a cash contribution of $0.7 million. This series of transactions resulted in a change of control of the Company which required a new basis of accounting be established as of the date of the change in control. As a result, all assets and liabilities of the Company were required to be recognized at their fair value. See Note 13 for more information. Due to these transactions, the consolidated financial statements are presented in distinct periods to indicate the application of the two bases of accounting. The term “Predecessor” refers to the Company prior to the change in control and the term “Successor” refers to the Company following the change in control. Even though the Company’s operations did not significantly change as a result of the change in control, during the Successor period, the Company’s operations were impacted by the significant growth in its hydraulic fracturing services. Therefore, comparisons of the results of operations to those of the Predecessor may not be meaningful. For comparative purposes, we have combined in certain footnote disclosures the Predecessor and Successor periods. As a result, the combined results may not agree with the amounts presented in our financial statements due to the basis of presentation.

Principles of Consolidation

The accompanying financial statements include the consolidated accounts of Green Field Energy Services, Inc., a Delaware corporation (formerly Hub City Industries, LLC, Green Field Energy Services, LLC, and Green Field Energy Services, Inc., a Louisiana corporation), Hub City Tools, Inc., and Proppant One, Inc.. During 2011, the Company formed Proppant One, a wholly owned subsidiary, to market the Company’s sand operations. These companies are collectively hereafter referred to as the Company. The Company consolidates majority owned subsidiaries and any variable interest entities (VIEs) of which it is the primary beneficiary. When it does not have a controlling interest in an entity, but exerts a significant influence over the entity, it applies the equity method of accounting. The cost method is used when it does not have the ability to exert significant influence. All significant inter-company balances and transactions have been eliminated in the consolidated statements.

Revenue Recognition

Revenues are generally recognized in the Company’s well and hydraulic fracturing services operations as services are rendered. Revenues recognized typically include an equipment and personnel charge determined by applying a base rate for the amount of time the equipment is in operation, product charges for sand, chemicals and other products actually consumed during the course of providing its services. A mobilization charge is based on the distance equipment and products are transported to the jobs site. Mobilization charges relate to transportation and setup charges and are recognized as revenue when equipment has arrived on site and is prepared for use to perform services for the customer. Taxes collected from customers which are then remitted to governmental authorities are presented on a net basis.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at the historical carrying value amount, net of write-offs and an allowance for doubtful accounts. The Company provides services to a diversified group of customers in the petroleum industry, including major oil companies, located in the United States. Credit is extended based on an evaluation of each customer’s financial condition. Credit losses and uncollectible amounts due to disputed charges with a customer are provided when the Company has determined the balance is probable of not being collected.

Change of Legal Organization

On September 1, 2011, the Company changed its name from Hub City Industries, LLC to Green Field Energy Services, LLC. In October 2011, Green Field Energy Services, LLC became a “C” Corporation of Louisiana, then pursuant to its senior notes offering, the Company converted to a Delaware Corporation whereby all shares of stock issued and outstanding prior to the Delaware conversion became 1,000 shares of issued and outstanding shares of common stock for the newly converted Delaware Corporation. In November 2011, in an amendment to the Certificate of Incorporation, the Company authorized a 1,400 share to 1 stock split for each share of common stock outstanding.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

Inventory

Inventory, consisting of various chemicals, parts and equipment, is valued at the lower of cost or market value determined on the first in first out method. Included in inventory at December 31, 2012 is $9.2 million of equipment that was reclassified from construction in progress during 2012, which is available for use in the Company’s fleet of frac spread units. The remaining inventory amount of $10.4 million is made up of various chemicals and parts for use in the Company’s operations.

Loan Costs

Loan costs are carried on the books net of accumulated amortization. Amortization is calculated on an effective interest basis over the expected life of the loan or notes. Amortization expense was $4,208,737 and $667,332 for the years ended December 31, 2011 and 2012, respectively.

Income taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Income tax expense is based on income reported in the accompanying consolidated statements of operations adjusted for differences that will never enter into the computation of taxes payable under applicable tax laws. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statements and income tax purposes. Prior to its conversion to a C Corporation effective October 1, 2011, the income of Hub City Industries, LLC and Green Field Energy Services, LLC, which were treated as a partnership for federal income tax purposes, was passed through to its members and accordingly no federal and, where applicable, state taxes were paid by this entity. Consequently, no provision for income taxes was recorded for this entity in the accompanying financial statements prior to October 1, 2011. On October 1, 2011, in connection with its conversion to a C Corporation, the Company recorded approximately $3.4 million in net deferred tax asset related to existing cumulative temporary differences as of that date.

Deferred tax assets and liabilities are identified separately as current or noncurrent based on the classification of the related asset or liability. A deferred tax asset or liability not associated with an asset or liability for financial reporting purposes is classified as current or noncurrent according to the expected reversal date of the temporary difference.

Goodwill

Goodwill represents the excess of the consideration paid over the fair value of the net assets acquired as a result of the change in control that occurred in May 2011. See Note 13. Goodwill is evaluated for impairment at least annually in accordance with the provisions of ASC 350, Intangibles—Goodwill and Other. Based on the Company’s latest impairment analysis, no impairment of goodwill was noted.

Intangible assets

The Company amortizes intangible assets with finite lives on a straight-line basis over their estimated useful lives. Customer lists are amortized over fifteen years. Covenants not to compete are amortized over five years. Intangible assets are reviewed annually for impairment or when events or circumstances indicate their carrying amounts may not be recoverable. No impairments were recorded for the year ended December 31, 2012.

Depreciation

Fixed assets were adjusted to fair value as of May 2011 as discussed in Note 13, which established a new cost basis for fixed assets as of that date. Depreciation of these fixed assets, including assets recorded under capital leases, for financial statement purposes, is provided by the straight-line method over the estimated useful lives of the assets as follows:

Leasehold improvements	7-39
Vehicles	3-7
Furniture	5-7
Equipment	3-10

Gains or losses on sales of these assets are credited or charged to other income or other deductions. When events or changes in circumstances indicate that assets may be impaired, an evaluation is performed by comparing the undiscounted cash flows to be generated by the assets to its carrying value. The impairment loss is measured by the estimated fair value of the asset compared to the asset’s carrying amount with the difference recorded as impairment.

Advertising Costs

Advertising costs are expensed as incurred.

Fair Value Measurements

ASC 820, Fair Value Measurements and Disclosures (ASC 820), establishes a hierarchy that prioritizes inputs to valuation techniques used to measure fair value and requires companies to disclose the fair value of their financial instruments according to a fair value hierarchy (i.e., Level 1, 2, and 3 inputs, as defined). The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. Additionally, companies are required to provide enhanced disclosure regarding instruments in the Level 3 category (which use inputs to the valuation techniques that are unobservable and require significant management judgment), including a reconciliation of the beginning and ending balances separately for each major category of assets and liabilities. See Note 14.

Uses of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassification Adjustments

Certain amounts in the consolidated statement of cash flows for the year ended December 31, 2011 have been reclassified to conform with the 2012 financial statements. Bad debt expense of $0.1 million and amortization expense of $4.2 million have been reclassified from the changes to accounts receivable and other assets, respectively. Additionally, $0.1 million of bad debt expense was reclassified from selling and administrative expenses in the consolidated statement of operations for the year ended December 31, 2011.

Subsequent Events

Management has evaluated subsequent events through April 15, 2013, the date the financial statements were available to be issued.

On February 28, 2013, the Company entered into an agreement to purchase chemicals from Chemrock Technologies, LLC, a chemical company. The contract calls for market pricing and may result in payments that could exceed $40.0 million dollars over eighteen months. The agreement requires a prepayment of $3.9 million to Chemrock which will be applied against future purchases. Of the required prepayment amount, $1.0 million has been paid. The Company may also purchase chemicals from unrelated vendors.

NOTE 2    GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred recurring losses from operations, including a loss of approximately $74.6 million for the year ended December 31, 2012, and has a net working capital deficiency of approximately $40.9 million as of December 31, 2012, that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management’s plans with regards to the uncertainty include obtaining a short term debt facility; raising additional capital; improving operating margins through cost reduction initiatives, revenue enhancements and new product offerings; and pursuing further revisions to its senior notes payable under its primary debt facility as were obtained in 2012 (see Note 7).

During the latter half of 2012 and through April 2013, management has been pursuing a $30.0 million short term debt facility as well negotiating with several outside parties to raise capital for the Company. Management believes the $30.0 million debt facility together with the additional capital would be sufficient for the Company to meet its net working capital deficit and provide sufficient funds to allow the Company to meet its existing obligations and commitments and also allow the Company to continue with the expansion of its frac spread units currently in process of assembly (see Notes 4 and 12 for further discussion of construction in progress and related commitments). There can be no assurances that either a short term debt facility or additional capital from outside investors will successfully be obtained on terms that management feels is appropriate.

In addition, management has evaluated its operational structure and its existing contractual arrangements. It has implemented certain cost reduction and revenue improvement initiatives that management believes will allow for an improvement in its margins being generated from operations. The Company successfully implemented revisions to a large service contract that allows for an increase in pricing, which became effective March 9, 2013, that management believes will be sufficient to provide positive operating margins to the Company under the terms of this contract. During 2012, the Company earned revenues of approximately $114 million from this customer. In 2012, the Company was adversely impacted by the sudden and severe increase in the price of guar. Guar is one of the primary components that is used to complete the fracing of an oil and gas field. As part of a separate contract amendment with the same customer, effective October 2012, the Company was able to obtain price adjustments which management believes will allow it to effectively pass the price of this commodity through to the underlying customer. In addition, the Company made a decision in December 2012, to close its Weatherford, Texas location and consolidate these operations at its Pleasanton, Texas location. The Company is also exploring expanding its product offerings to include selective lease, sale or assembly of turbine fracturing equipment to other third parties.

During 2012, the Company successfully obtained several amendments to its senior notes payable (see Note 7). Management is evaluating the possibility of obtaining other amendments with the objective of reducing its annual cash requirements under the indenture. There can be no assurances that any additional amendments will be obtained that would enable the Company to reduce its annual cash requirements under the indenture.

NOTE 3    ACCOUNTS RECEIVABLE AND REVENUE CONCENTRATIONS

For the year ended December 31, 2011 three customers accounted for 17%, 12% and 11% of revenues. At December 31, 2011, trade receivables from these three customers were approximately $0.1 million, $0.0 and $0.5 million, respectively.

For the year ended December 31, 2012 one customer accounted for 79% of revenues. At December 31, 2012, trade receivables from this customer were approximately $22.3 million.

Below is a schedule of accounts receivable as of December 31, 2011 and 2012:

	2011	2012
Accounts receivable	$4,002,926	$28,521,400
Allowance for doubtful accounts	(37,272)	(925,742)

Accounts receivable—net of allowance	$3,965,654	$27,595,658

Below is a schedule of allowance for doubtful accounts for the years ended December 31, 2011 and 2012:

	2011	2012
Balance, beginning of year	$197,333	$37,272
Provision for doubtful accounts	108,722	6,303,916
Write-off of receivables	(268,783)	(5,415,446)

Balance, end of year	$37,272	$925,742

NOTE 4    PROPERTY, PLANT AND EQUIPMENT

Below is a schedule of property, plant and equipment as of December 31, 2011 and 2012:

	2011	2012
Equipment	$42,391,220	$182,905,016
Furniture and fixtures	230,140	688,505
Leasehold improvements	453,296	2,557,406
Building	1,505,219	4,629,816
Rental equipment	68,220	68,220
Land	1,078,400	1,911,865
Computer equipment	349,960	2,244,624
Vehicles	9,324,231	27,937,843
Construction in progress—equipment	115,415,402	44,222,576

	170,816,088	267,165,871
Less: Accumulated depreciation and amortization	(5,208,019)	(25,434,890)

Net Property, Plant and Equipment	$165,608,069	$241,730,981

In connection with the change in control described in Note 13, the Company recognized its property, plant and equipment at fair value as of May 2011.

The Company had $115,415,402 and $44,222,576 in construction in progress at December 31, 2011 and 2012, respectively, which includes self-constructed equipment to be used for future operations.

Construction in progress generally includes assembly and component costs for self-constructed operating equipment, costs of procured equipment in the process of being up-fitted or being upgraded to be placed into service, unallocated capitalized interest, and costs related to operating facilities under construction. Timing as to completion of in process equipment and in service dates will be determined by the Company’s management. Construction in progress at December 31, 2012 represents $25,145,167 of assembly and component costs for a hydraulic fracturing spread expected to be placed into service during the first half of 2013. The remaining balance of construction in progress at December 31, 2012 of $19,077,409 is intended to be used for the construction of two additional hydraulic fracturing spreads, five coil tubing units, and four cementing units. Included in our inventory at December 31, 2012 is approximately $9,232,110 of equipment intended for use in the construction of these assets. The Company has approximately $25,884,122 of commitments for additional equipment expenditures expected to be incurred in 2013 for construction of these assets, and included in deposits at December 31, 2012 is $8,328,008 of deposits intended for use in the construction of these assets. Additionally, the Company expects to incur an additional $38,077,037 in 2013 for product and labor charges in order to complete the construction of our construction in progress.

In addition, the Company has approximately $24,239,900 of commitments for additional equipment expenditures which may be deferred beyond 2013. These purchase commitments relate to equipment which is expected to be used in our operations but which may also be used in our construction activities as necessary.

During December 2012, upon completing its plan to suspend the assembly of further frac spread units, the Company reclassified $7,853,854 and $9,327,934 of costs from construction in progress to inventory and deposits, respectively, on the balance sheet at December 31, 2012. These reclassifications are reflected as non-cash changes in the respective accounts on the statement of cash flows for the year ended December 31, 2012

Depreciation expense charged to operations was $6,910,802 and $20,370,687 for the years ended December 31, 2011 and 2012, respectively. For the years ended December 31, 2011 and 2012, the Company capitalized interest totaling $4,596,941 and $17,336,077, respectively.

NOTE 5    INTANGIBLE ASSETS

Intangible assets consist of the following as of December 31, 2011 and 2012:

	2011	2012
Customer lists	$10,859,000	$10,859,000
Covenants not to compete	1,106,000	1,106,000

	11,965,000	11,965,000
Less: Accumulated amortization	(718,272)	(1,568,584)

Net	$11,246,728	$10,396,416

Amortization expense related to intangible assets for the years ended December 31, 2011 and 2012 was $718,272 and $850,312, respectively. Annual future aggregate estimated amortization expense of intangible assets for the next 5 years is as follows:

December 31, 2012
2013	$945,133
2014	945,133
2015	945,133
2016	797,667
2017	723,933
Thereafter	6,039,417

$10,396,416

NOTE 6    NOTES PAYABLE

	December 31, 2011	December 31, 2012
Note payable to TMC/Midsouth Bank, NA, dated September 28, 2011, original amount of $177,319 bearing interest at 4.262% per annum, paid June 2012	$124,778	$—
Note payable to TMC/Midsouth Bank, NA, dated July 15, 2011, original amount $663,569 bearing interest at 4.25% per annum, paid May 2012	304,826	—

Note payable to Bank Direct Capital Finance, dated July 20, 2012, original amount of $2,069,037 bearing interest at 3.95% per annum, payable in 11 monthly of $191,829, collateralized by insurance policies	—	949,465

Note payable to Bank Direct Capital Finance, dated September 27, 2012, original amount of $384,094 bearing interest at 3.95% per annum, payable in 11 monthly of $35,611, collateralized by insurance policies	—	280,714

Total notes payable	$429,604	$1,230,179

NOTE 7    LONG-TERM DEBT

	December 31, 2011	December 31, 2012
Senior notes payable in the face amount of $250,000,000 and $255,948,000, respectively, consisting of 250,000 units of $1,000 principal amounts of 13% senior secured notes and $5,948,000 of principal amounts of 13% senior secured notes due 2016	$191,958,214	$199,906,997

Term notes payable to Ford Motor Credit, various dates, payable in 36 monthly installments of $563 to $2,920, bearing interest at 4.24% to 6.54% per annum, secured by vehicles	493,016	1,920,661

Senior Credit Revolver payable to Shell, dated October 22, 2012, due in twenty-five monthly installments	—	87,083,718

Total	$192,451,230	$288,911,376
Less: current maturities of long-term debt and bond payable	(156,969)	(52,229,548)

Net long-term debt and bond payable	$192,294,261	$236,681,828

Future debt maturities are as follows:

2013	$52,229,548
2014	106,770,331
2015	47,150,440
2016	82,756,506
2017 and thereafter	4,549

$288,911,376

Overview

On November 15, 2011, the Company issued 250,000 units, each consisting of $1,000 principal amount of 13% senior secured notes due 2016 (the Notes) and one warrant to purchase .988235 shares of the Company’s common stock (the Warrants). The units were issued at a price of $990 per unit and resulted in net proceeds of $241.6 million after deducting fees and expenses related to the offering.

The units were issued to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The Company also entered into a registration rights agreement with respect to the Notes whereby the Company has agreed to make an offer to exchange the Notes for registered, publicly tradable securities that have substantially identical terms as the Notes. The exchange offer would be completed through the filing of a registration statement with the Securities and Exchange Commission (SEC) no later than 210 days after the offering with such registration statement being declared effective on or prior to 300 days after the offering and the exchange offer consummated within 30 business days after such registration statement is declared effective. Additionally, the Company entered into a registration rights agreement with respect to the warrant shares whereby the Company has filed a shelf registration statement with the SEC covering the registration of the warrant shares and agreed to use commercially reasonable efforts to cause such registration statement to be declared effective no later than 300 days after the offering. The registration statements with respect to the Notes and the warrant shares are still pending SEC review, and the Company will incur additional interest expense until such registration statements are declared effective. With respect to the first 90-day period immediately following the date upon which we were required to be declared effective, we incurred additional interest expense of 0.25% per annum of the principal amount of the Notes and will incur an additional 0.25% per annum of interest expense, up to a maximum amount of 1.00% per annum, with respect to each subsequent 90-day period until such registration statement is declared effective.

On October 23, 2012, we initiated a successful consent solicitation (the “Consent Solicitation”) offer to modify certain of the covenants contained in the indenture governing the Notes to provide us with additional operating and financial flexibility. In connection with the Consent Solicitation, we agreed to pay our Note holders a consent fee in the amount of 2.5% of the principal amount of any Notes with respect to which consents were validly delivered. This consent fee was payable in the form of new Notes issued under and governed by the terms and conditions of our indenture, as supplemented. Upon receipt and acceptance of consents for all the Notes then outstanding, we issued $5,948,000 in aggregate principal amount of new Notes to finance the fee necessary to complete the transaction. The new Notes were issued under and are governed by the terms and conditions of the indenture, as amended, and will be entitled to the benefits of the registration rights agreement, as amended. The new Notes will form part of the same series of notes as the Notes with identical scheduled payments of interest and principal.

As agreed to under the Consent Solicitation, in October 2012, we issued non-voting, non-convertible preferred stock that is not entitled to dividends to our existing shareholders in exchange for $10.0 million in gross proceeds and secured a commitment to purchase from time to time additional shares of preferred stock at a price per share equal to the fair market value of such shares yielding gross proceeds to us equal to the amount by which $10.0 million exceeds the aggregate cash on hand for us and our consolidated subsidiaries as of the last business day of any fiscal quarter; provided that in no event will such shareholders be required to purchase more than $15.0 million in additional shares in the aggregate. The total gross proceeds from such purchases of preferred stock shall not exceed $25.0 million in the aggregate.

Further, also in connection with the Consent Solicitation, we amended our warrant agreement in order to grant our warrant holders tag-along rights with respect to certain sales of the our common stock. We also amended our registration rights agreement in order to provide that the new Notes issued as the consent fee for our consent offer benefit from the registration rights applicable to the existing Notes.

The Notes

The following discussion of the Notes relates to the terms and covenants pertaining thereto as of December 31, 2012, which include certain amendments which were made to the terms of the Notes on October 23, 2012.

The Notes mature on November 15, 2016 and bear interest at a fixed annual rate of 13%, to be payable semi-annually on May 15 and November 15 of each year. The Notes are fully and unconditionally and irrevocably guaranteed, jointly and severally, on a senior secured basis by each of the Company’s existing and future domestic restricted subsidiaries.

The Notes are secured by a security interest on substantially all of the Company’s tangible and intangible assets subject to certain exceptions. The covenants under the Company’s indenture relating to the Notes allow the Company to enter into a senior credit facility in an aggregate principal amount not exceeding the greater of $30.0 million and a specified percentage of the Company’s tangible assets, such security interest and pledge will be contractually subordinated to the liens thereon that secure such senior credit facility, pursuant to an intercreditor agreement. The Notes rank senior in right of payment to all of the Company’s existing and future subordinated indebtedness but are effectively subordinated to any senior credit facility entered into in accordance with such indenture, to the extent of the value of the collateral secured thereby.

As amended in October 2012, the Notes permit the one-time incurrence of up to $95.0 million in senior term loans secured by a first priority security interest in motor vehicles and equipment under a credit agreement with Shell, for the purpose of financing the purchase of additional motor vehicles and equipment.

The Company may redeem the Notes in whole or in part on or after November 15, 2014 at a redemption price of 109.75% of principal amount in 2014 and 100% of principal amount in 2015 and thereafter. Prior to November 15, 2014, the Company may, at its option, redeem up to 35% of the aggregate principal amount of the

Notes at a redemption price of 113% of principal amount with the proceeds of certain equity offerings. Additionally, the Company may, at its option, redeem the Notes at any time prior to November 15, 2014 at a price equal to 100% of the principal amount of the Notes redeemed by paying a make whole premium.

If the Company experiences certain kinds of changes in control, the Company must offer to repurchase the Notes at a price equal to 101% of the principal amount. Upon the sale of certain assets, the Company may be required to offer to use the net proceeds of the sale to repurchase some of the Notes at 100% of the principal amount. Additionally, the Company must offer to repurchase some of the Notes at 108% of the principal amount with the Semi-Annual Offer Amount, as defined in the offering memorandum, as amended, after each of June 30 and December 31 of each year, commencing with June 30, 2013. Upon such time as certain conditions are met, the repurchase price of the Notes in connection with the semi-annual repurchase will decrease to 103%. The portion of the carrying value related to the June 30, 2013 offer, net of discount, is classified as current. The Semi-Annual Offer Amount is equal to the excess of $30 million over the aggregate principal amount of Notes repurchased and cancelled or redeemed during the six-month period ending on June 30 or December 31 with respect to which the Semi-Annual Offer is being made.

The Notes include certain covenants that, among other things, limit the Company’s ability to incur additional debt, pay dividends and make other restricted payments, redeem or repurchase capital stock or subordinated debt, transfer or sell assets, make investments, maintain minimum cash balances, enter into transactions with affiliates, create or incur liens and merge or consolidate with any other person.

The Company accounted for the amendment to its Senior Notes indenture as a debt modification resulting in an increase to our effective interest rate from 21.9% under the original Notes indenture to 22.8% under the amended Notes indenture.

The Warrants

The Warrants entitle the holder, subject to certain conditions, to purchase .988235 warrant shares at an exercise price of $0.01 per share, subject to adjustment. The Warrants are exercisable any time and expire on November 15, 2021. The Warrants do not entitle the holder to receive any dividends paid on shares of common stock or to any other rights of the holders of the Company’s common stock.

The estimated fair value of the Warrants of approximately $56.2 million was recorded as a discount to the Notes and an increase to additional paid in capital in stockholders’ equity, net of issuance costs, resulting in an aggregate discount to the Notes of approximately $64.7 million including the initial purchaser’s discount and additional discount recorded as a result of the amendment in October 2012. The resulting effective yield on the Notes is 22.8%, and the discount is being amortized over the term of the Notes using the effective interest method.

Amended and Restated Shell Credit Facility

In October 2012, the Company entered into an amended and restated credit facility (the “Shell Credit Facility”) with Shell pursuant to which Shell agreed to provide up to an aggregate $100.0 million of senior secured term loans, which loans may not be reborrowed once repaid. As of September 30, 2012, the Company had borrowed $30.0 million and there was approximately $24.0 million outstanding under the then-existing credit facility with Shell. Upon closing of the Shell Credit Facility the Company borrowed an additional $70.0 million and there was approximately $94.0 million outstanding thereunder. As of December 31, 2012, there was approximately $90.0 million outstanding under the Shell Credit Facility. The Shell Credit Facility is secured by a first priority lien on all of the Company’s motor vehicles and equipment except for the vehicles securing the Ford Motor Credit loans and the Nations Equipment Finance capital leases. In connection with the Shell Credit Facility, Shell and the trustee under the indenture governing the senior notes due 2016 (the “Notes”) entered into an amended and restated intercreditor agreement setting forth the relative priority and interests with respect to the Company’s motor vehicles and equipment as between Shell and the trustee, on behalf of the Company’s Note holders.

Repayment will be in 25 monthly installments which commenced November 15, 2012.Repayments are to be $2.0 million per month for the first twelve months, $4.0 million per month for the next six months, $7.5 million per month for the next six months and one payment of $1.0 million in the final month. The Company recorded a discount of $3.4 million upon execution of the agreement related to imputed interest. The Company also recorded deferred revenue of $3.4 million related to pricing discounts received by Shell. The Company will amortize these amounts over the life of the facility through interest expense and revenue, respectively. The company amortized $0.5 million of each balance during 2012.

NOTE 8    LEASES

Operating

The Company leases office space under various non-cancelable operating leases. The leases expire between January 2013 and December 2017. For the years ended December 31, 2011 and 2012, the Company incurred rental expense of $409,716 and $1,032,065, respectively.

The total future minimum rental commitment at December 31, 2012 under the leases, are as follows:

2013	$5,953,509
2014	5,859,813
2015	3,519,269
2016	232,863
2017	48,000

Total minimum lease payments	$15,613,454

Capital

The Company leases vehicles under various non-cancellable capital leases that were entered into in 2012. The leases expire October 2017. For the years ended December 31, 2011 and 2012, the Company made lease payments of $0 and $1,954,466, respectively. The Company classified $6,761,577 relating to these capital leases within property and equipment on the balance sheet at December 31, 2012. Accumulated amortization of $590,672 was recorded relating to these assets at December 31, 2012.

The total future minimum rental commitment at December 31, 2012 under the leases, are as follows:

2013	$1,851,646
2014	1,851,646
2015	1,851,646
2016	1,851,646
2017	702,215

Less: Interest	(1,937,894)

Total minimum lease payments	$6,170,905

NOTE 9    INCOME TAXES

The Company typically provides for income taxes at a statutory rate of 35% adjusted for permanent differences expected to be realized. As a result of prior period losses the Company has determined it is more likely than not that its net deferred tax asset is not recoverable. Accordingly, the Company established a full valuation allowance for its net deferred tax asset.

The provision for income tax expense is comprised of the following:

	2011	2012
Current
Federal	$—	$—
State	114,758	841,329

	114,758	841,329

Deferred
Federal	2,344,000	(26,682,000)
State	134,000	(1,524,000)

	2,478,000	(28,206,000)

Valuation Allowance	—	25,728,000

Total	$2,592,758	$(1,636,671)

The deferred tax assets and liabilities consist of the following:

	2011	2012
Deferred Tax Assets
Allowance for doubtful accounts	$14,000	$343,000
Contingent consideration	768,000	689,000
Net operating loss	6,152,000	59,236,000

Deferred tax asset before valuation allowance	$6,934,000	$60,268,000

Valuation allowance	—	(25,728,000)

Total deferred tax asset	$6,934,000	$34,540,000

Deferred Tax Liabilities
Intangibles	(4,911,000)	(3,847,000)
Depreciation	$(4,501,000)	$(30,693,000)

Total deferred tax liability	$(9,412,000)	$(34,540,000)

Net Deferred Taxes	$(2,478,000)	$—

The Company has net operating losses of approximately $160,097,011 which, if unused, will expire in 2031.

A reconciliation of income tax expense at the statutory rate to income tax expense at the Company’s effective rate is as follows:

	2011	2012
Computed at the expected statutory rate	(35.0)%	(35.0)%
State income tax	(2.0)	(0.8)
L.L.C. net earnings	16.0	—
Conversion to C corporation	(14.4)	—
Rescission of redemption agreement(1)	48.8	—
Valuation allowance	—	33.7
Other	(2.3)	—

Effective income tax rate	11.1%	(2.1)%

(1)	Relates to the write-off of deferred tax assets associated with payables that were extinguished in the rescission of the redemption agreement and will no longer be recognized for tax purposes.

NOTE 10    RELATED PARTY TRANSACTIONS

Related parties of the Company include the following entities: MMR, LLC (MMR), MOR MGH, LLC (MOR), Elle Investments, LLC, Marine Turbine Technology, L.L.C. (MTT), Alliance Consulting Group, LLC, Aerodynamic, LLC, Casafin II, LLC, Chemrock Technology, L.L.C., Moreno Properties, LLC and Dynamic Industries.

Related party transactions for the years ended December 31, 2011 and 2012 are as follows:

	2011	2012
Due (to) from related parties
M. Moreno	$20,329	$—

Reimbursements
Elle Investments, LLC	$2,591,644	$—
M. Moreno		75,572

	$2,591,644	$75,572

Assembly charges
Turbine Powered Technology, LLC	$1,502,219	$11,568,228

Inventory
ChemRock Technology, L.L.C.	$—	$29,987,749
Turbine Powered Technology, LLC		177,411

	$—	$30,165,160

Aircraft lease
Aerodynamic, LLC	$385,000	$660,000

Flight charges
Moreno Properties	$424,554	$752,369
Aerodynamic, LLC	403,943	—
Casafin II, LLC	696,488	1,626,833

	$1,524,985	$2,379,202

	2011	2012
Improvements
Alliance Consulting Group, LLC	$398,250	$232,250

Prepayments
Alliance Consulting Group, LLC	$—	$4,600,000

Capital contributions
Turbine Powered Technology, LLC	$370,810	$860,570

Fixed Asset Purchases
MTT	$18,566,855	$—
Dynamic Industries	38,357,547	5,239,702

	$56,924,402	$5,239,702

Services
Alliance Consulting Group, LLC	$—	$163,738
Turbine Powered Technology, LLC	—	4,479,545
Dynamic Industries		2,807

	$—	$4,646,090

Administrative fees
MMR	$288,910	$—

Elle Investments, L.L.C. Loan

During the year ended December 31, 2011, the Company borrowed $2.5 million from Elle Investments to procure equipment. This amount was repaid prior to December 31, 2011.

Creation of Turbine Powered Technology, LLC.

On September 22, 2011, the Company and MTT formed Turbine Powered Technology, LLC (TPT), for the purpose of holding certain intellectual property and other rights associated with turbine-powered hydraulic fracturing pumps, to assemble turbine-powered hydraulic fracturing pumps to be used by the Company and to provide maintenance of turbine powered equipment being used by or sold by the Company. The Company owns 50% of TPT. The Company’s initial contribution to the joint venture was $250,000 and the Company has committed to pay an assembly fee to the joint venture which will approximate the joint venture overhead cost. The Company’s investment in the joint venture was $370,810 as of December 31, 2011 and $1,231,380 as of December 31, 2012. Due to the level of financial involvement of the Company, TPT meets the definition of a variable interest entity and the Company is the primary beneficiary of the venture. Accordingly, the Company consolidates this interest with its investment classified as property, plant and equipment on the balance sheet since these contributions were used by the venture to purchase equipment.

In connection with the formation of TPT, TPT assumed the obligations of MTT under the Company’s equipment purchase agreement with MTT. Under the equipment purchase agreement, the Company has an irrevocable, perpetual license to use and the right to purchase up to 200 turbines and accessory equipment from TPT for use in its hydraulic fracturing and well services business, as well as, the right to resell, lease, and rent the turbine engines for such purposes to third parties. As of December 31, 2012 the Company had exercised its right for the purchase of 75 turbine engines and had access to an additional 125 turbine engines. Along with the equipment purchase agreement, the Company has entered into installation and maintenance agreements with TPT. Under these agreements, TPT provides all labor and professional supervisory and managerial personnel as are required for installation of turbine engines on trailers or into skids and maintains and repairs all turbine-powered equipment, accessory equipment, and all gearboxes and accessory gearboxes that the Company purchases. Under such agreements the Company pays cost plus agreed upon markups to TPT. At December 31, 2012 the Company owed TPT $3,257,492.

Dynamic Industries, Inc. Agreement

In April 2011, the Company entered into an agreement with Dynamic Industries, Inc. (Dynamic) under which Dynamic promises to provide the material and labor for producing hydraulic fracturing units according to the Company’s specifications. The Company’s Chairman and Chief Executive Officer owns and was in control of Dynamic at that time. Such agreement contains hourly labor rates and customary markups for materials and subcontracted services. The agreement can be terminated upon written notice by either party. Dynamic provided the Company $38,357,083 and $5,239,702 in fixed asset purchases for the years ended December 31, 2011 and December 31, 2012, respectively. At December 31, 2012 the Company had no amount owed to Dynamic.

Aircraft Leases

In June 2011, the Company entered into two aircraft leases with entities controlled by the Company’s Chairman and Chief Executive Officer (CEO). Pursuant to these aircraft leases, the Company has access to two, non-commercial aircraft that it can utilize from time to time to transport its personnel on a rental basis for appropriate business-only travel. In addition, the Company’s CEO and one other officer may also use the aircraft for personal travel. For the years ended December 31, 2011 and December 31, 2012, the Company made payments to the lessors as follows:

	2011	2012
Aerodynamic, LLC	$403,943	$605,000
Casafin II, LLC	616,838	1,383,892

	$1,020,781	$1,988,892

At December 31, 2012 the Company owed the lessors a combined total of $297,942.

Alliance Consulting Group Agreement

In January 2012, the Company entered into an agreement with Alliance Consulting Group. Alliance will build and operate a Wet and Dry processing plant that will perform the mining, processing and transportation of raw fracturing sand from these mines to support a portion of the Company’s fracturing sand needs as well as demand from other consumers of fracturing and other types of sand. The Company’s Chairman and Chief Executive Officer, Michel B. Moreno, has a controlling interest in Elle Investments, LLC which is a 50% owner of Alliance. The Company will pay Alliance $29 a ton for these services, approximately $29.0 million a year, and as of December 31, 2012 had prepaid Alliance $4.6 million which will offset future costs; which is classified with deposits, as a component of long-term assets, at December 31, 2012. The agreement between the Company and Alliance Consulting Group is in the process of being assumed, with the same terms, by a separate affiliate controlled by the Company’s CEO.

Chemrock Technologies, LLC Agreement

In February 2012, the Company entered into an agreement to purchase chemicals from Chemrock Technologies, LLC, a chemical company, in which MMR, one of the Company’s stockholders, had a 50% ownership interest. The contract called for preferred pricing to the Company. Chemrock provided the Company $0 and $29,987,749 in chemical products for the years ended December 31, 2011 and December 31, 2012, respectively. The agreement was cancelled in January, 2013. At December 31, 2012, the Company had no amount owed to Chemrock.

On February 28, 2013, the Company entered into an agreement to purchase chemicals from Chemrock Technologies, LLC. The contract calls for market pricing and may result in payments that could exceed $40.0 million dollars over eighteen months. The agreement requires a prepayment of $3.9 million to Chemrock which will be applied against future purchases. Of the required prepayment amount, $1.0 million has been paid. The Company may also purchase chemicals from unrelated vendors.

NOTE 11    RETIREMENT PLAN

The employees of the Company are allowed to participate in the Profit Sharing 401 (k) Plan. The Plan covers all full-time employees of the Company who have one year of service and are age eighteen or older. They are subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). Each year (at the option of management) the Company may make profit sharing contributions. Participants may contribute up to 15 percent of their annual wages before bonuses and overtime. Employer contributions to the plan were $0 and $1,036,880 for the years ended December 31, 2011 and 2012, respectively.

NOTE 12    COMMITMENTS AND CONTINGENCIES

Commitment to Purchase Equipment

The Company has approximately $50,124,022 of outstanding commitments for the purchase of additional equipment at December 31, 2012, of which approximately $25,884,122 of expenditures are expected to be incurred in 2013 in order to complete the construction of equipment of which $44,222,576 was reported as construction in progress at December 31, 2012. The remaining $24,239,900 of commitments are for additional equipment expenditures which may be deferred beyond 2013 and which are expected be used in our operations but which may also be used in our equipment construction activities as necessary. The outstanding commitments amount of $50,124,022 excludes deposits totaling $8,328,008 which are reflected as deposits in the Company’s balance sheet as of December 31, 2012.

Multiple Year Lease of Two Sand Minds

Effective October 1, 2011, the Company entered into an agreement to lease two sand mines located in Louisiana and Mississippi. The lease is for 30 years and has a purchase option. A $2,000,000 payment was made at closing which included $1,137,500 for equipment, which is included in property, plant and equipment, and an upfront lease payment in the amount of $862,500 included with prepayments. In addition, the Company will pay royalties ranging from $1.50 to $2.50 per ton of sand sold. As of December 31, 2012, no amounts have been purchased under this lease agreement.

Sand Purchase Agreement

Effective October 28, 2011, the Company made arrangements to acquire 300,000 tons of northern white sand per year for four years from Great Northern Sand LLC (GNS), with monthly deliveries expected to begin in September 2012 and to continue through June 2016. The Company agreed to make an aggregate of $15 million of advance payments towards the purchase price of the sand through four equal payments of $3.75 million, scheduled for November 2011, February 2012, April 2012 and thereafter upon certain conditions being satisfied and will be included with deposits until sand is accepted under the agreement. The Company began taking delivery of sand in November 2012 and has commitments to take delivery of 300,000 tons per year through June 2016. If the Company does not take delivery of 300,000 tons per year, it is required to pay the counterparty for any shortfall in deliveries at the normal contractual rate. The Company is allowed to recoup this amount in the following year by taking delivery of the corresponding tonnage of sand. The Company will pay GNS a monthly fee per ton of sand delivered. The payment of the per ton fees will be offset by a certain amount per ton until such time that the $15 million of advance payments have been fully amortized. The amount of these advance payments expected to be realized within twelve months of the balance sheet date, approximately $3.6 million, is classified within other current assets at December 31, 2012. The remaining balance of $11.3 million is classified within deposits as a component of long-term assets at December 31, 2012.

Litigation

The Company is a defendant in litigation arising from the normal course of business. The opinion of management is that the various lawsuits are without merit and the Company intends to vigorously defend itself against the claims. Defense of these suits are in the preliminary stages and while no probable outcome can be determined at this time, management believes the Company will be successful in defending these claims. Accordingly, no estimated loss provision has been made in the accompanying financial statements.

NOTE 13    CHANGE IN CONTROL

During May 2011, the Company, through a series of transactions had a change of control of the Company which required all assets and liabilities to be recognized at their fair value as of the date of the change of control. During the second quarter of 2012, the Company finalized its fair value assessment related to its transactions. The Company had preliminarily estimated the portion of revenue attributable to the turbine driven equipment. The Company updated that estimate based on actual jobs performed during 2012, which reduced the portion of the revenue attributable to the use of turbine driven equipment. That change decreased the fair value of contingent consideration by approximately $5.8 million. In addition, the Company completed the final amounts assigned to its intangible assets acquired, which reduced the fair value of intangible by $2.0 million. The offset to the Company’s adjustments reduced goodwill by $3.8 million.

	Preliminary Allocation	Final Adjustments	Final Allocation
Cash and cash equivalents	$1,630,668	$—	$1,630,668
Accounts receivable	7,725,368	—	7,725,368
Inventories	211,079	—	211,079
Prepaids	451,263	—	451,263
Fixed Assets	49,426,322	—	49,426,322
Intangibles	13,993,000	(2,028,000)	11,965,000
Goodwill	9,422,335	(3,775,000)	5,647,335
Other assets	550,433	—	550,433

Total assets	$83,410,468	$(5,803,000)	$77,607,468

Accounts payable	$1,553,729	$—	$1,553,729
Accrued liabilities and other	2,640,306	—	2,640,306
Debt	59,863,683	—	59,863,683
Contingent consideration	18,666,000	(5,803,000)	12,863,000

Total liabilities	$82,723,718	$(5,803,000)	$76,920,718

On October 13, 2011, the Company and a former equity holder of the Company agreed to rescind its redemption agreement whereby the former equity holder received a 11.1% ownership interest in the Company in exchange for the payment of their $27.7 million receivable due from the Company. In connection therewith, the Company also entered into an agreement to amend the contingent consideration payable to the former equity owner by increasing the fair value of the potential payment by approximately $5 million. The Company’s CEO and existing shareholder has a one-third interest in this former equity holder. The rescission of the redemption agreement with the former equity holder was accounted for as an extinguishment of the obligation with the carrying value of the obligation, net of the change to the earn-out (see Note 14) recorded as an adjustment to the capital of the Company. In addition, the Company’s CEO and another former equity holder entered into an agreement whereby the Company’s CEO assumed the obligation to pay approximately $3 million to the former equity holder. This transaction is accounted for as a non cash capital contribution from the CEO.

NOTE 14    FAIR VALUE DISCLOSURE

Fair Value Measurements

ASC 820, Fair Value Measurements and Disclosures (ASC 820), establishes a hierarchy that prioritizes inputs to valuation techniques used to measure fair value and requires companies to disclose the fair value of their financial instruments according to a fair value hierarchy (i.e., Level 1, 2, and 3 inputs, as defined). The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. Additionally, companies are required to provide enhanced disclosure regarding instruments in the Level 3 category (which use inputs to the valuation techniques that are unobservable and require significant management judgment), including a reconciliation of the beginning and ending balances separately for each major category of assets and liabilities.

Financial instruments measured and reported at fair value are classified and disclosed in one of the following categories:

Level 1 Inputs—Quoted prices (unadjusted) in active markets for identical assets or liabilities at the reporting date.

Level 2 Inputs—Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities that are not active; and inputs other than quoted market prices that are observable, such as models or other valuation methodologies.

Level 3 Inputs—Unobservable inputs for the valuation of the asset or liability. Level 3 include assets or liabilities for which there is little, if any, market activity. These inputs require significant management judgment or estimation.

Assets and liabilities measured at fair value on a recurring basis at December 31, 2012 were as follows:

	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total December 31, 2012
Assets	$—	$—	$—	$—

Liabilities
Earnout Payable	$—	$—	$14,002,163	$14,002,163

Assets and liabilities measured at fair value on a recurring basis at December 31, 2011 were as follows:

	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total December 31, 2011
Assets	$—	$—	$—	$—

Liabilities
Earnout Payable	$—	$—	$15,549,637	$15,549,637

The fair value of the earn-out payable is determined using the estimated cash flows related to the Company’s revenue that is projected to be earned from the Company’s TDE (Turbine Driven Equipment). These cash flows are discounted using a discount rate that reflects the nature of the investment and the risk of the cash flows associated with the instrument adjusted at each reporting period. The Company used a discount rate of 15.5% and 14.2% for the fair value calculation as of December 31, 2011 and December 31, 2012, respectively. The

Company’s calculation as of December 31, 2012 incorporated twelve months of accretion from the calculation as of December 31, 2011. The December 31, 2012 calculation also included a change in the projected revenue stream whereby a longer payment period was assumed based on the Company’s assessment of current market conditions. These changes resulted in a net decrease to the fair value of the contingent consideration as of December 31, 2012. There were no other significant changes to inputs used in the calculation as of December 31, 2012. The earn-out payable is classified as Level 3 within the fair value hierarchy.

The changes in Level 3 fair value measurements that are measured at fair value on a recurring basis at December 31, 2011 and 2012 were as follows:

Earn-out payable
Initial recognition, May 1, 2011	$12,863,000
Net change in fair value recognized as interest expense	637,999
Change in fair value resulting from October 2011 rescission, recorded as an adjustment to paid-in capital	2,085,000
Payments	(36,362)

Balance, December 31, 2011	$15,549,637
Change in fair value recognized as an increase to additional paid in captial	564,000
Net change in fair value recognized as interest expense	(2,104,200)
Payments	(7,274)

Balance, December 31, 2012	$14,002,163

During 2012, the Company concluded it had made a computational error in 2011 related to an input used in the determination of the fair value of the contingent consideration. This amount was determined to be immaterial to the 2011 financial statements and accordingly the Company recorded the impact of the adjustment in 2012 as a reduction of paid-in capital and an increase to the contingent consideration of $564,000. The fair value of cash and cash equivalents and our variable rate debt approximated book value at December 31, 2011 and December 31, 2012. The fair value of our senior notes due 2016 approximated $247.1 million at December 31, 2012 and approximated book value at December 31, 2011. We used Level 3 inputs consistent with those used in our fair value measurement of the earn-out payable discussed above.

The Company applied fair value concepts in the recording of the assets and liabilities resulting from the change of control of the Company which required all assets and liabilities to be recognized at their fair value as of the date of the change of control (see Note 13—Change in Control). The fair value of all assets and liabilities was estimated using various methods, including for short-term assets and liabilities comparison to the historical amount adjusted for any credit risk, if any; for property, plant and equipment to historical appraisal values adjusted for economic depreciation and other factors; for intangible assets the income approach adjusted for various economic cost factors and the discounted net future cash benefit; and for contingent consideration the future estimated revenue stream discounted using a discount that reflects the nature of the investment and related risks. Significant inputs were historical financial data, current period cost information and various market interest rates. These inputs were considered Level 3 inputs.

NOTE 15    EARNINGS PER SHARE

The Company had a net loss from operations for the year ended December 31, 2012 and for the eight month successor period ended December 31, 2011. Accordingly, the Company’s diluted per share calculation for these periods was equivalent to its basic net loss per share calculation because it excluded the assumed exercise of the warrants. Those instruments were excluded for these periods because they were considered to be anti-dilutive, meaning their inclusion would have reduced the reported net loss per share for these periods. The excluded warrants totaled 250,000 and would convert into 247,059 shares of common stock, if exercised.

NOTE 16    GUARANTOR FINANCIAL STATEMENTS

The following condensed consolidating financial information includes information regarding Green Field Energy Services, Inc. (GFES), as parent, and Hub City Tools, Inc. (HCT), as guarantor. Included are the condensed consolidating balance sheets at December 31, 2012 and December 31, 2011 and the related condensed consolidated statements of operations and cash flow for the years ended at December 31, 2012 and December 31, 2011, which should be read in conjunction with the notes to these consolidated financial statements.

GREEN FIELD ENERGY SERVICES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	GFES	HCT	Eliminating	Consolidated GFES
	DECEMBER 31, 2012	DECEMBER 31, 2012		DECEMBER 31, 2012
Assets

Current assets:
Cash	$8,428,264	$5,275		$8,433,539
Accounts receivable—net of allowance	27,595,658	—		27,595,658
Other receivables	284,352	2,794		287,146
Note receivable	282,000	—		282,000
Due from related parties	296,202	—	(296,202)	—
Inventory	19,644,715	—		19,644,715
Prepaid expenses	10,349,597	1,047		10,350,644

Total current assets	66,880,788	9,116	(296,202)	66,593,702

Property, plant and equipment:
Property and equipment	222,323,023	620,272		222,943,295
Construction in progress	44,222,576	—		44,222,576

Total property, plant and equipment	266,545,599	620,272	—	267,165,871
Less accumulated depreciation	(25,255,946)	(178,944)		(25,434,890)

Net property, plant and equipment	241,289,653	441,328	—	241,730,981

Other assets:
Deposits	26,369,279	3,200		26,372,479
Loan costs—net of accumulated amortization	8,177,422	—		8,177,422
Intangible assets	10,396,416	—		10,396,416
Goodwill	5,647,335	—		5,647,335
Other	—	—		—

Total other assets	50,590,452	3,200	—	50,593,652

Total assets	$358,760,893	$453,644	$(296,202)	$358,918,335

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$30,408,847	$—		$30,408,847
Accrued liabilities	22,458,837	—		22,458,837
Notes payable	1,230,179	—		1,230,179
Current portion of long-term debt	52,229,548	—		52,229,548
Current portion of capital lease obligation	1,118,108	—		1,118,108
Current earn-out payable	1,078,204	—		1,078,204
Due to related parties	—	296,202	(296,202)	—
Deferred income tax	—	—		—
Deferred income	2,916,282	—		2,916,282

Total current liabilities	111,440,005	296,202	(296,202)	111,440,005

Long-term liabilities:
Long-term debt, net of current portion	236,681,828	—		236,681,828
Capital lease obligation, net of current portion	5,052,797	—		5,052,797
Earn-out payable, net of current portion	12,923,959	—		12,923,959

Total long-term liabilities	254,658,584	—	—	254,658,584

Stockholders’ equity:
Common stock—$.01 par value, authorized 2,000,000 shares, issued and outstanding, 1,400,000 shares	14,000	—		14,000
Preferred stock—$.01 par value, authorized 150,000 shares, issued and outstanding, 0 and 100,000 shares, respectively	1,000	—		1,000
Additional paid in capital	93,954,335	—		93,954,335
Accumulated deficit	(101,307,031)	157,442		(101,149,589)

Total stockholders’ equity	(7,337,696)	157,442	—	(7,180,254)

Total liabilities and stockholders’ equity	$358,760,893	$453,644	$(296,202)	$358,918,335

The accompanying notes are an integral part of these consolidated financial statements

GREEN FIELD ENERGY SERVICES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	GFES	HCT	Eliminating	Consolidated GFES
	DECEMBER 31, 2011	DECEMBER 31, 2011		DECEMBER 31, 2011
Assets
Current assets:
Cash	$87,113,110	$5,275		$87,118,385
Accounts receivable—net of allowance	3,965,654	—		3,965,654
Other receivables	15,689	2,794		18,483
Note receivable	—	—		—
Due from related parties	316,731	—	(296,402)	20,329
Inventory	347,489	—		347,489
Prepaid expenses	1,768,086	1,047		1,769,133

Total current assets	93,526,759	9,116	(296,402)	93,239,473

Property, plant and equipment:
Property and equipment	54,780,414	620,272		55,400,686
Construction in progress	115,415,402	—		115,415,402

Total property, plant and equipment	170,195,816	620,272	—	170,816,088
Less accumulated depreciation	(5,136,453)	(71,566)		(5,208,019)

Net property, plant and equipment	165,059,363	548,706	—	165,608,069

Other assets:
Deposits	4,907,146	3,400		4,910,546
Loan costs—net of accumulated amortization	8,136,473	—		8,136,473
Intangible assets	11,246,728	—		11,246,728
Goodwill	5,647,335	—		5,647,335
Other	10,589	—		10,589

Total other assets	29,948,271	3,400	—	29,951,671

Total assets	$288,534,393	$561,222	$(296,402)	$288,799,213

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,026,819	$—		$1,026,819
Accrued liabilities	18,884,139	—		18,884,139
Notes payable	429,604	—		429,604
Current portion of long-term debt	156,969	—		156,969
Current portion of capital lease obligation	—	—		—
Current earn-out payable	2,520,000	—		2,520,000
Due to related parties	—	296,402	(296,402)	—
Deferred income tax	2,478,000	—		2,478,000
Deferred income	—	—		—

Total current liabilities	25,495,531	296,402	(296,402)	25,495,531

Long-term liabilities:
Long-term debt, net of current portion	192,294,261	—		192,294,261
Capital lease obligation, net of current portion	—	—		—
Earn-out payable, net of current portion	13,029,637	—		13,029,637

Total long-term liabilities	205,323,898	—	—	205,323,898

Stockholders’ equity:
Common stock—$.01 par value, authorized 2,000,000 shares, issued and outstanding, 1,400,000 shares	14,000	—		14,000
Preferred stock—$.01 par value, authorized 150,000 shares, issued and outstanding, 0 and 100,000 shares, respectively	—	—		—
Additional paid in capital	84,519,335	—		84,519,335
Accumulated deficit	(26,818,371)	264,820		(26,553,551)

Total stockholders’ equity	57,714,964	264,820	—	57,979,784

Total liabilities and stockholders’ equity	$288,534,393	$561,222	$(296,402)	$288,799,213

The accompanying notes are an integral part of these consolidated financial statements

GREEN FIELD ENERGY SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	GFES	HCT	Consolidated GFES
	YEAR ENDED DECEMBER 31, 2012	YEAR ENDED DECEMBER 31, 2012	YEAR ENDED DECEMBER 31, 2012
Revenue	$144,782,856	$—	$144,782,856

Operating costs:
Costs of revenue	147,112,827	—	147,112,827
Provision for doubtful accounts	6,303,916	—	6,303,916
Selling and administrative expenses	22,286,430	50	22,286,480
Depreciation and amortization	21,062,651	107,378	21,170,029

Total operating costs	196,765,824	107,428	196,873,252

Loss from operations	(51,982,968)	(107,428)	(52,090,396)

Other income (expense):
Interest expense	(23,864,482)	—	(23,864,482)
Other expense	(277,831)	—	(277,831)

Net other expense	(24,142,313)	—	(24,142,313)

Loss before provision for income tax	(76,125,281)	(107,428)	(76,232,709)

Income tax expense (benefit)	(1,636,671)	—	(1,636,671)

Net loss	$(74,488,610)	$(107,428)	$(74,596,038)

The accompanying notes are an integral part of these consolidated financial statements.

GREEN FIELD ENERGY SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	GFES	HCT	Consolidated GFES
	YEAR ENDED DECEMBER 31, 2011	YEAR ENDED DECEMBER 31, 2011	YEAR ENDED DECEMBER 31, 2011
Revenue	$33,070,913	$—	$33,070,913
Operating costs:
Costs of revenue	25,416,172	—	25,416,172
Provision for doubtful accounts	108,722	—	108,722
Selling and administrative expenses	13,543,853	3,127	13,546,980
Depreciation and amortization	11,011,679	107,860	11,119,539

Total operating costs	50,080,426	110,987	50,191,413

Loss from operations	(17,009,513)	(110,987)	(17,120,500)

Other income (expense):
Interest expense	(4,885,935)	—	(4,885,935)
Other income (expense)	(1,433,514)	1,192	(1,432,322)

Net other expense	(6,319,449)	1,192	(6,318,257)

Loss before provision for income tax	(23,328,962)	(109,795)	(23,438,757)

Income tax expense (benefit)	2,618,790	(26,032)	2,592,758

Net loss	$(25,947,752)	$(83,763)	$(26,031,515)

The accompanying notes are an integral part of these consolidated financial statements.

GREEN FIELD ENERGY SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	GFES	HCT	Consolidated GFES
	YEAR ENDED DECEMBER 31, 2012	YEAR ENDED DECEMBER 31, 2012	YEAR ENDED DECEMBER 31, 2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net cash used by operating activities	$(81,526,650)	$—	$(81,526,650)

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used by investing activities	(98,100,519)	—	(98,100,519)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by financing activities	100,942,323	—	100,942,323

Net decrease in cash	(78,684,846)	—	(78,684,846)
CASH AND CASH EQUIVALENTS, beginning of year	87,113,110	5,275	87,118,385

CASH AND CASH EQUIVALENTS, end of year	$8,428,264	$5,275	$8,433,539

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$16,406,572	$—	$16,406,572

Income taxes paid	$—	$—	$201,850

NON-CASH TRANSACTIONS:
Capital leases	$6,761,577	$—	$6,761,577

The accompanying notes are an integral part of these consolidated financial statements.

GREEN FIELD ENERGY SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	GFES	HCT	Consolidated GFES
	YEAR ENDED DECEMBER 31, 2011	YEAR ENDED DECEMBER 31, 2011	YEAR ENDED DECEMBER 31, 2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net cash used by operating activities	$2,015,177	$(775)	$2,014,402

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used by investing activities	(120,588,163)	—	(120,588,163)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by financing activities	204,853,433	—	204,853,433

Net decrease in cash	86,280,447	(775)	86,279,672
CASH AND CASH EQUIVALENTS, beginning of year	831,773	6,940	838,713

CASH AND CASH EQUIVALENTS, end of year	$87,112,220	$6,165	$87,118,385

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$3,860,019	$—	$3,860,019

Income taxes paid	$—	$—	$—

NON-CASH TRANSACTIONS:
Capital leases	$—	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

$255,948,000

Offer to Exchange

up to

$255,948,000 13% Senior Secured Notes due 2016

that have been registered under the Securities Act of 1933

for

$255,948,000 13% Senior Secured Notes due 2016

that have not been registered under the Securities Act of 1933

Prospectus

                    , 2013

Until                     , 2013, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Green Field Energy Services, Inc.

Green Field Energy Services, Inc. is incorporated under the laws of the State of Delaware. The Eighth article of our certificate of incorporation states that a director shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware (“DGCL”).

Our bylaws provide that, to the fullest extent permitted by the DGCL, we will indemnify our directors and officers, who was or is a party to any action, suit or proceeding by reason of the fact that the person is or was a director or officer of us or, while a director or officer of us, is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by the person.

Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Hub City Tools, Inc.

Hub City Tools, Inc. (“HCI”), the subsidiary guarantor of the Notes, is incorporated under the laws of the State of Louisiana.

Article XVIII of HCI’s Articles of Incorporation and Article 10 of its Bylaws states that each director and officer shall not be liable to the corporation or its stockholders for his acts or omissions as director or officer (other than willful negligence or willful misconduct) and that HCI will indemnify directors and officers for claims and liabilities to which he may be or become subject.

Section 83 of the Louisiana Business Corporation Law provides in part that HCI may indemnify its directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding to which he is or was a party or is threatened to be made a party (including any action by HCI or in its right) if such action arises out of his acts on HCI’s behalf and he acted in good faith not opposed to HCI’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Under Section 83, HCI may also advance expenses to the indemnified party provided that he or she agrees to repay those amounts if it is later determined that he or she is not entitled to indemnification. HCI has the power to obtain and maintain insurance, or to create a form of self-insurance, on behalf of any person who is or was acting for us, regardless of whether HCI has the legal authority to indemnify the insured person against such liability.

The foregoing is only a general summary of certain aspects of Louisiana law and HCI’s charter and bylaws dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to (i) the relevant provisions of the Louisiana Business Corporation Law and (ii) HCI’s charter and bylaws, each of which is on file with the SEC.

Insurance

Each of the registrants currently maintains an insurance policy which, within the limits and subject to the terms and conditions thereof, covers certain expenses and liabilities that may be incurred by directors and officers in connection with proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of such registrant.

Item 21.	Financial Statements and Schedules

(1)	Exhibits:

Reference is made to the Index to Exhibits following the signature pages hereto, which Index to Exhibits is hereby incorporated into this item.

(2)	Financial Statement Schedules:

None.

Item 22.	Undertakings

Each undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of any registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Each undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

Each undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, Louisiana, on June 14, 2013.

GREEN FIELD ENERGY SERVICES, INC. HUB CITY TOOLS, INC.

Date: June 14, 2013	By:	/s/ Michel B. Moreno
Michel B. Moreno
Chief Executive Officer and Director

Date: June 14, 2013	By:	/s/ Earl J. Blackwell
Earl J. Blackwell
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

GREEN FIELD ENERGY SERVICES, INC.

Date: June 14, 2013	By:	/s/ Michel B. Moreno
Michel B. Moreno
Chief Executive Officer and Director (Principal Executive Officer)

Date: June 14, 2013	By:	*
Enrique Fontova
President and Director

Date: June 14, 2013	By:	*
Earl J. Blackwell
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Date: June 14, 2013	By:	*
Charlie Kilgore
Director

Date: June 14, 2013	By:	*
Mark Knight
Director

HUB CITY TOOLS, INC.

Date: June 14, 2013	By:	*
Michel B. Moreno
Chief Executive Officer and Director

*By:	/s/ Earl J. Blackwell
Earl J. Blackwell
Attorney - in - Fact

Signature page to Registration Statement on Form S-4

Index to Exhibits

Exhibit	Title

3.1	Certificate of Incorporation, as amended, of Green Field Energy Services, Inc.

3.2	Bylaws of Green Field Energy Services, Inc.

3.3*	Amendment No. 2 to the Certificate of Incorporation of Green Field Energy Services, Inc.

4.1	Indenture dated November 15, 2011 by and among Green Field Energy Services, Inc., Hub City Tools, Inc., as guarantor, and Wilmington Trust, National Association, as Trustee

4.2	Form of 13% Senior Secured Note due 2016 (included in Exhibit 4.1)

4.3	Debt Registration Rights Agreement dated November 15, 2011 by and among Green Field Energy Services, Inc., Hub City Tools, Inc., as guarantor, and Jefferies & Company, Inc.

4.4	Form of Exchange Note

4.5	Warrant Agreement dated November 15, 2011 by and between Green Field Energy Services, Inc. and Wilmington Trust, National Association, as Warrant Agent

4.6	Form of Warrant (included in Exhibit 4.5)

4.7	Equity Registration Rights Agreement dated November 15, 2011 by and among Green Field Energy Services, Inc. and Jefferies & Company, Inc.

4.8*	Supplemental Indenture, dated October 23, 2012 by and among Green Field Energy Services, Inc., Hub City Tools, Inc., as guarantor, and Wilmington Trust National Association, as trustee and Collateral Agent

4.9*	Share Purchase Agreement, dated as of October 24, 2012 by and among Green Field Energy Services, Inc., MOR MGH Holdings, L.L.C., and Moreno & Rucks, L.L.C.

4.10*	Amendment No. 1 to Warrant Agreement dated October 24, 2012 by and between Green Field Energy Services, Inc. and Wilmington Trust, National Association, as Warrant Agent, MOR MGH Holdings, L.L.C., and Moody Moreno & Rucks, L.L.C. as Shareholders.

4.11*	Amendment No. 1 to Debt Registration Rights Agreement dated October 24, 2012 by and between Green Field Energy Services, Inc., Hub City Tools, Inc. and Jefferies & Company, Inc.

5.1	Opinion of Latham & Watkins LLP

5.2	Opinion of Babineaux, Poché, Anthony & Slavich L.L.C.

10.1	Employment Agreement, dated October 24, 2011, by and between Green Field Energy Services, Inc. and Michel B. Moreno

10.2	Amendment to Employment Agreement, dated April 13, 2012, by and between Green Field Energy Services, Inc. and Michel B. Moreno

10.3	Employment Agreement, effective as of October 6, 2011, by and between Green Field Energy Services, Inc. and Enrique Fontova

10.4	Employment Agreement, effective as of May 1, 2011, by and between Green Field Energy Services, Inc. and Earl J. Blackwell

10.5	Second Amended and Restated Employment, Non-Disclosure and Non-Compete Agreement, effective as of May 1, 2011, by and between Green Field Energy Services, Inc. (f/k/a Hub City Industries, L.L.C.) and John M. Egle

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10.6*†	Contract for High Pressure Fracturing Services dated effective as of September 2, 2011 between Green Field Energy Services, Inc. (f/k/a Hub City Industries, L.L.C.) and SWEP I LP (d/b/a Shell Western E&P)

10.7*	Amendment to Contract for High Pressure Fracturing Services between Green Field Energy Services, Inc. (f/k/a Hub City Industries, L.L.C.) and SWEP I LP (d/b/a Shell Western E&P)

10.8*	Second Amendment to Contract for High Pressure Fracturing Services, dated November 9, 2011 between Green Field Energy Services, Inc. (f/k/a Hub City Industries, L.L.C.) and SWEP I LP (d/b/a Shell Western E&P)

10.9*†	Third Amendment to Contract for High Pressure Fracturing Services, dated April 26, 2012 between Green Field Energy Services, Inc. (f/k/a Hub City Industries, L.L.C.) and SWEP I LP (d/b/a Shell Western E&P)

10.10	Intercreditor Agreement dated as of May 2, 2012 among Green Field Energy Services, Inc., Hub City Tools, Inc., SWEP I, LP, and Wilmington Trust, National Association

10.11†	Security Agreement dated as of November 15, 2011 among Green Field Energy Services, Inc. and certain of its subsidiaries, and Wilmington Trust, National Association, as collateral agent

10.12*†	Lease Agreement with Option to Purchase dated as of October 1, 2011 by and between Green Field Energy Services, Inc. (f/k/a Green Field Energy Services, L.L.C.) and Mass Prentiss Blackwell, Jr.

10.13*†	Sand Mining and Refining Agreement dated effective January 23, 2012 by and between Green Field Energy Services, Inc. and Alliance Consulting Group, L.L.C.

10.14*†	Master Purchase Order Agreement dated effective as of February 28, 2013 by and between Green Field Energy Services, Inc. and ChemRock Technologies, L.L.C.

10.15*†	Plant Construction Reimbursement and Sales Agreement dated as of October 28, 2011 by and between Green Field Energy Services, Inc. (f/k/a Green Field Energy Services, L.L.C.) and Great Northern Sand LLC

10.16*†	Amendment to Plant Construction Reimbursement and Sales Agreement dated as of October 28, 2011 by and between Green Field Energy Services, Inc. (f/k/a Green Field Energy Services, L.L.C.) and Great Northern Sand LLC

10.17	Operating Agreement of Turbine Powered Technology, LLC. dated effective as of September 22, 2011 by and between Green Field Energy Services, Inc. (f/k/a Green Field Energy Services, LLC) and MTT Properties, LLC

10.18	First Amendment to Operating Agreement of Turbine Powered Technology, LLC. dated as of October 28, 2011 by and between Green Field Energy Services, Inc. (f/k/a Green Field Energy Services, LLC) and MTT Properties, LLC

10.19	Second Amendment to Operating Agreement of Turbine Powered Technology, LLC dated as of November 9, 2011 by and between Green Field Energy Services, Inc. (f/k/a Green Field Energy Services, LLC) and MTT Properties, LLC

10.20†	Equipment Purchase Agreement dated effective as of July 8, 2011 by and between Green Field Energy Services, Inc. (f/k/a Hub City Industries, L.L.C.) and Marine Turbine Technologies, L.L.C.

10.21	Amendment to Equipment Purchase Agreement dated effective as of September 22, 2011 by and between Green Field Energy Services, Inc. (f/k/a Hub City Industries, L.L.C.) and Marine Turbine Technologies, L.L.C.

10.22†	Turbine Driven Equipment Maintenance Agreement dated effective as of September 22, 2011 by and between Green Field Energy Services, Inc. and Turbine Powered Technology, LLC

2

10.23†	Turbine Driven Equipment Installation Agreement dated effective as of September 22, 2011 by and between Green Field Energy Services, Inc. and Turbine Powered Technology, LLC

10.24	Turbine Driven Equipment License Agreement dated effective as of September 22, 2011 by and between Green Field Energy Services, Inc. and Turbine Powered Technology, LLC

10.25†	Agreement dated effective as of April 21, 2011 by and between Green Field Energy Services, Inc. (f/k/a Hub City Industries, L.L.C.) and Dynamic Industries, Inc.

10.26*	Fourth Amendment to Contract for High Pressure Fracturing Services, dated October 22, 2012, between Green Field Energy Services, Inc. (f/k/a Hub City Industries, L.L.C) and SWEPI LP (d/b/a Shell Western E&P).

10.27*	First Amendment to Master Purchase Agreement dated effective as of February 28, 2013 by and between Green Field Energy Services, Inc. and Chemrock Technologies, LLC.

21.1	List of Subsidiaries

23.1*	Consent of Ernst & Young LLP

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.3	Consent of Babineaux, Poché, Anthony & Slavich L.L.C. (included in Exhibit 5.2)

23.4*	Consent of Westward Environmental, Inc.

24.1	Powers of Attorney (included on signature page to registration statement)

25.1	Statement of Eligibility of Trustee on Form T-1

99.2	Form of Letter of Transmittal

99.3	Form of Notice of Guaranteed Delivery

99.4	Form of Letter to DTC Participants

99.5	Form of Letter to Beneficial Holders

*	Filed herewith.
†	This Exhibit has been filed separately with the Secretary of the Securities and Exchange Commission without the redaction pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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